Exhibit 10.1

EXECUTION VERSION

This AMENDMENT NO. 4 DATED JULY 1, 2020 (“AMENDMENT NO. 4”), by and among BLUCORA, INC., a Delaware corporation (the “Borrower”), each of the Subsidiary Guarantors party hereto (the “Subsidiary Guarantors” and, together with the Borrower, the “Loan Parties”), JPMORGAN CHASE BANK, N.A., as administrative agent (in such capacity, the “Administrative Agent”) and as collateral agent (in such capacity, the “Collateral Agent”) and each of Lenders party hereto. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Credit Agreement (as defined below).

WHEREAS, the Borrower, the Subsidiary Guarantors, the Administrative Agent, the Collateral Agent and each Lender from time to time party thereto, have entered into that certain Credit Agreement, dated as of May 22, 2017 (as amended by the First Amendment dated November 28, 2017, as further amended by the Second Amendment dated May 6, 2019, as further amended by the Third Amendment dated May 1, 2020 and as further amended or supplemented prior to the date hereof, the “Credit Agreement”).

WHEREAS, the Borrower intends to acquire (the “Acquisition”), directly or indirectly through one or more of its wholly-owned subsidiaries, Honkamp Krueger Financial Services, Inc., an Iowa corporation, Spirit Acquisitions, LLC, a Delaware limited liability company, HKFS Aviation, LLC, a Wisconsin limited liability company and HK Alliance, LLC, an Iowa limited liability company (collectively, the “Target”), from the equity holders thereof (collectively, the “Sellers”) pursuant to the Stock Purchase Agreement, dated as of January 6, 2020, as amended on April 7, 2020 (together with all exhibits, schedules and other disclosure letters thereto, collectively, as amended, the “Acquisition Agreement”), by and among the Borrower, the Sellers, the Target, and JRD Seller Representative, LLC, an Iowa limited liability company, as the representative of the Sellers, pursuant to which (i) Borrower will purchase all of the capital stock of the Target and (ii) the Sellers will receive cash in exchange for all of the issued and outstanding equity interests in the Target (the “Acquisition Consideration”) and the Target will, after giving effect to the Acquisition and the Amendment No. 4 Transactions (as defined below), become a wholly-owned direct or indirect subsidiary of the Borrower;

WHEREAS, subject to the terms and conditions of the Credit Agreement, the Borrower has requested that certain provisions of the Credit Agreement be amended as set forth herein;

WHEREAS, Section 10.01 of the Credit Agreement permits the amendments to the Credit Agreement pursuant to this Amendment No. 4 with the consent of the parties hereto;

WHEREAS, additional Initial Term Loans in the aggregate principal amount of $175,000,000 (the “Amendment No. 4 Additional Initial Term Loans”) will be provided to Borrower on the Amendment No. 4 Effective Date by the Amendment No. 4 Additional Lenders party hereto (the “Amendment No. 4 Additional Lenders”), which upon funding shall be in the form of a fungible increase to the Initial Term Loans outstanding under the Credit Agreement immediately prior to the funding of the Amendment No. 4 Additional Initial Term Loans (such existing Initial Term Loans, the “Existing Initial Term Loans) and shall have the same terms as the Existing Initial Term Loans (except to the extent expressly set forth in this Amendment No. 4);

WHEREAS, the Amendment No. 4 Additional Lenders are willing to make the Amendment No. 4 Additional Initial Term Loan on the terms and conditions set forth below and in accordance with the applicable provisions of the Amended Credit Agreement;

WHEREAS, each of JPMorgan Chase Bank, N.A., Credit Suisse Loan Funding LLC, KeyBank National Association and SunTrust Robinson Humphrey, Inc. will act as joint lead arrangers and joint bookrunners in connection with this Amendment No. 4 (in such capacities, the “Amendment No. 4 Arrangers”);

WHEREAS, the proceeds of Amendment No. 4 Additional Initial Term Loan and other funds available to the Borrower will be applied by the Borrower on the Amendment No. 4 Effective Date to pay the Acquisition Consideration and related fees and expenses (such uses, together with the effectiveness of Amendment No. 4 and the funding of the Amendment No. 4 Additional Initial Term Loans, collectively, the “Amendment No. 4 Transactions”) and for general corporate purposes;

NOW, THEREFORE, in consideration of the promises and mutual agreements herein contained, the parties hereto hereby agree as follows:

SECTION 1. Defined Terms. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Amended Credit Agreement (as defined below), except that the defined terms “Lender” and “Required Lenders” shall have the meaning given such terms by the Credit Agreement. Each reference to “hereof”, “hereunder”, “herein” and “hereby” and each other similar reference and each reference to “this Agreement” and each other similar reference contained in the Credit Agreement shall, after this Amendment No. 4 becomes effective, refer to the Credit Agreement, as amended hereby. This Amendment No. 4 is a “Loan Document” as defined under the Credit Agreement.

SECTION 2. Amendment of the Credit Agreement. Effective as of the Amendment No. 4 Effective Date (as defined below),

(a) the Credit Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the pages of the Credit Agreement attached as Exhibit A hereto (the “Amended Credit Agreement”); and

(b) Schedule 1.01 to the Credit Agreement is hereby replaced in its entirety with the Schedule 1.01 attached as Exhibit B hereto.

SECTION 3. Representations and Warranties. To induce the other parties hereto to enter into this Amendment No. 4, the Borrower hereby represents and warrants to the Administrative Agent and each Lender that, as of the Amendment No. 4 Effective Date:

(a) each Loan Party has the requisite organizational power and authority to execute, deliver and perform its obligations under this Amendment No. 4, the Amended Credit Agreement and each of the Loan Documents to which it is a party;

(b) each Loan Party has taken all necessary organizational action to authorize the execution, delivery and performance of this Amendment No. 4;

(c) this Amendment No. 4 has been duly executed and delivered on behalf of each Loan Party and constitutes the legal, valid and binding obligation of each Loan Party, enforceable against such Loan Party in accordance with its terms, except as enforceability may be limited by (i) Debtor Relief Laws and by general principles of equity, (ii) the need for filings and registrations necessary to create or perfect the Liens on the Collateral granted by the Loan Parties in favor of the Secured Parties and (iii) the effect of foreign Laws, rules and regulations as they relate to pledges of Equity Interests in or Indebtedness owed by Foreign Subsidiaries;

(d) the execution, delivery and performance by each Loan Party of this Amendment No. 4 and the other documents executed in connection herewith do not (i) contravene the terms of any of such Person’s Organization Documents, (ii) conflict with or result in any breach or contravention of, or the creation of any Lien under (other than as permitted by Section 7.01 of the Credit Agreement), or require any payment to be made under (x) any Contractual Obligation to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries or (y) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (iii) violate any Law; except with respect to any conflict, breach or contravention or payment (but not creation of Liens) referred to in clauses (ii) and (iii), to the extent that such violation, conflict, breach, contravention or payment would not reasonably be expected to have a Material Adverse Effect;

(e) no Default or Event of Default exists on the Amendment No. 4 Effective Date or would result from the Amendment No. 4 Additional Initial Term Loans or the application of the proceeds from the Amendment No. 4 Additional Initial Term Loans; and

(f) the representations and warranties of each Loan Party set forth in Section 5.01(a), 5.01(b)(ii), 5.02, 5.04, 5.12, 5.16, 5.17 and 5.18 of the Amended Credit Agreement are true and correct in all material respects on and as of the Amendment No. 4 Effective Date with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date; provided that any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct in all respects on the Amendment No. 4 Effective Date or on such earlier date, as the case may be.

SECTION 4. Effectiveness. This Amendment No. 4 shall become effective on the first date on which the following conditions precedent are satisfied or waived (the “Amendment No. 4 Effective Date”):

(a) Consents. The Administrative Agent (or its counsel) shall have received counterparts of this Amendment No. 4 that, when taken together, bear the signatures of (i) each Loan Party, (ii) the Administrative Agent and the Collateral Agent, (iii) Lenders constituting the Required Lenders and the Required Revolving Lenders and (iv) each Amendment No. 4 Additional Lender listed on Exhibit B hereto.

(b) Fees and Expenses. The Borrower shall have paid (i) to the Administrative Agent for distribution to the applicable Lenders, all accrued and unpaid interest on the Initial Term Loans on the Amendment No. 4 Effective Date, (ii) to the Administrative Agent and the Amendment No. 4 Arrangers in immediately available funds, all fees and expenses owing to the Administrative Agent and the Amendment No. 4 Arrangers and due and payable on the Amendment No. 4 Effective Date as separately agreed by such parties and (iii) to the Amendment No. 4 Additional Lenders, an upfront fee in respect of its Amendment No. 4 Additional Initial Term Loan in the amount separately agreed with the Amendment No. 4 Arrangers (it being understood that such upfront fee may be netted against the proceeds of the Amendment No. 4 Additional Initial Term Loans).

(c) Officer’s Certificate. The Administrative Agent shall have received a duly executed officer’s certificate of the Borrower confirming satisfaction of the conditions set forth in clauses (h) and (i) of this Section 4.

(d) Good Standing Certificates and Secretary’s Certificate. The Administrative Agent shall have received the following:

(i) a copy of a short form certificate of the Secretary of State or other applicable Governmental Authority of the jurisdiction in which each Loan Party is organized, dated reasonably near the Amendment No. 4 Effective Date, certifying that such Loan Party is duly organized and in good standing or in full force and effect under the laws of such jurisdiction; and

(ii) a certificate of the Secretary, Assistant Secretary or other appropriate Responsible Officer of each Loan Party, dated as of the Amendment No. 4 Effective Date and certifying (1) that attached thereto is a true and complete copy of the certificate/articles of incorporation, certificate/articles of formation or certificate/articles of organization, as applicable, of each Loan Party as in effect on the Amendment No. 4 Effective Date (including any amendments thereto), certified (as of a date reasonably near to the Amendment No. 4 Effective Date), (2) that attached thereto is a true and complete copy of the by-laws or operating agreement of such Loan Party as in effect on the Amendment No. 4 Effective Date and at all times since a date prior to the date of the resolutions described in clause (3) below, (3) that attached thereto is a true and complete copy of resolutions duly adopted by the board of directors, board of managers, members or other governing body, as applicable, of such Loan Party authorizing the execution, delivery and performance of this Amendment No. 4 and the borrowings hereunder, in the case of the Borrower, and any Loan Documents to which each such Loan Party is a party, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, and (4) as to the incumbency and specimen signature of each officer executing this Amendment No. 4 or any other Loan Document or any other document delivered in connection herewith on behalf of such Loan Party.

(e) Solvency Certificate. The Administrative Agent shall have received a solvency certificate, in form reasonably satisfactory to the Administrative Agent executed by the chief financial officer of the Borrower with respect to the solvency of the Borrower and its Subsidiaries, on a consolidated basis, after giving effect to this Amendment No. 4 and the Amendment No. 4 Transactions.

(f) Legal Opinions. The Administrative Agent shall have received, on behalf of itself and the Lenders (including the Amendment No. 4 Additional Lenders), an opinion of (i) Haynes Boone LLP, as counsel to the Loan Parties, (ii) Shuttleworth & Ingersoll, P.L.C. as special Iowa counsel to TaxACT, Inc., (iii) Locke Lord LLP, as Massachusetts counsel to the Loan Parties and (iv) Karell Dyre Haney PLLP, as special Montana counsel to H.D. Vest Insurance Agency, Limited Liability Company, a Montana limited liability company, dated as of the Amendment No. 4 Effective Date and addressed to the Administrative Agent and such Lenders and in form and substance reasonably satisfactory to the Administrative Agent.

(g) Committed Loan Notice. The Administrative Agent shall have received a Committed Loan Notice with respect to the Amendment No. 4 Additional Initial Term Loans, executed by a Responsible Officer of the Borrower pursuant to Section 2.02 of the Credit Agreement.

(h) Acquisition. The Acquisition shall have been consummated or shall be consummated not later than substantially concurrently with the Amendment No. 4 Effective Date in all material respects in accordance with the terms of the Acquisition Agreement, but without giving effect to any amendment, modification or waiver of any term of the Acquisition Agreement or any condition to the Borrower’s obligation to consummate the Acquisition thereunder (other than any such amendment, modification or waiver that is not materially adverse to any interest of the Lenders) except with the prior written consent of the Amendment No. 4 Arrangers.

(i) No Default. No Default or Event of Default under Section 8.01(a) or (f) of the Credit Agreement shall exist on the Amendment No. 4 Effective Date and immediately after giving effect to this Amendment No. 4 or would result from the Amendment No. 4 Additional Initial Term Loans or the application of the proceeds from the Amendment No. 4 Additional Initial Term Loans.

(j) Patriot Act; Beneficial Ownership. The Administrative Agent shall have received, at least three (3) Business Days prior to the Amendment No. 4 Effective Date, all documentation and other information about the Borrower and the Guarantors as required under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the Patriot Act and the requirements of 31 C.F.R. § 1010.230, to the extent requested by any Lender to the Administrative Agent in writing at least ten (10) Business Days prior to the Amendment No. 4 Effective Date.

Without limiting the generality of the provisions of Section 9.04 of the Credit Agreement, for purposes of determining compliance with the conditions specified in this Section 5, each Lender that has signed this Amendment No. 4 shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Amendment No. 4 Effective Date specifying its objection thereto.

SECTION 5. Effect of this Amendment No. 4. This Amendment No. 4 shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of the Lenders or the Agents under, the Credit Agreement or any other Loan Document, and shall not, except as expressly set forth herein, alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle any Loan Party to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document in similar or different circumstances. Nothing herein can or may be construed as a novation of the Credit Agreement or any other Loan Document. This Amendment No. 4 shall apply and be effective only with respect to the provisions of the Credit Agreement specifically referred to herein. After the Amendment No. 4 Effective Date, the term “this Agreement” in the Credit Agreement or any reference to the Credit Agreement shall mean the Amended Credit Agreement.

SECTION 6. Reaffirmation. Each of the Borrower and each Guarantor identified on the signature pages hereto (collectively, the Borrower and such Guarantors, the “Reaffirming Loan Parties”) hereby acknowledges that it expects to receive substantial direct and indirect benefits as a result of this Amendment No. 4 and the transactions contemplated hereby. Each Reaffirming Loan Party hereby consents to this Amendment No. 4 and the transactions contemplated hereby, and hereby confirms its respective guarantees (including in respect of the

Amendment No. 4 Additional Initial Term Loan), prior pledges and prior grants of security interests, as applicable, under each of the Loan Documents to which it is party, and agrees that, after giving effect to this Amendment No. 4 and the transactions contemplated hereby, such guarantees, pledges and grants of security interests and all Liens in the Collateral granted under the Loan Documents shall continue to be in full force and effect and shall accrue to the benefit of the Collateral Agent for the benefit of the Secured Parties (including any holder of the Amendment No. 4 Additional Initial Term Loan). Each of the Reaffirming Loan Parties hereby reaffirms its obligations under each provision of each Loan Document to which it is party.

SECTION 7. Liens Unimpaired. After giving effect to this Amendment No. 4, neither the modification of the Credit Agreement effected pursuant to this Amendment No. 4 nor the execution, delivery, performance or effectiveness of this Amendment No. 4 impairs the validity, effectiveness or priority of the Liens granted pursuant to any Loan Document, and such Liens continue unimpaired with the same priority to secure repayment of all Obligations, whether heretofore or hereafter incurred.

SECTION 8. Counterparts; Amendments. This Amendment No. 4 may neither be amended, nor may any provision hereof be waived, except pursuant to a writing signed by each of the parties hereto. This Amendment No. 4 may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery by telecopier (or other electronic transmission) of an executed counterpart of a signature page to this Amendment No. 4 shall be effective as delivery of an original executed counterpart of this Amendment No. 4. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in this Amendment No. 4 shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that nothing herein shall require the Administrative Agent to accept electronic signatures in any form or format without its prior written consent. Without limiting the generality of the foregoing, the Borrower hereby (i) agrees that, for all purposes, including without limitation, in connection with any workout, restructuring, enforcement of remedies, bankruptcy proceedings or litigation among the Administrative Agent, the Lenders and the Loan Parties, electronic images of this Amendment No. 4 (including with respect to any signature pages thereto) shall have the same legal effect, validity and enforceability as any paper original, and (ii) waives any argument, defense or right to contest the validity or enforceability of Amendment No. 4 based solely on the lack of paper original copies of Amendment No. 4, including with respect to any signature pages hereto.

SECTION 9. Headings. Section headings used herein are for convenience of reference only, are not part of this Amendment No. 4 and are not to affect the construction of, or to be taken into consideration in interpreting, this Amendment No. 4.

SECTION 10. Governing Law; Jurisdiction, etc. This Amendment No. 4 shall be construed in accordance with and governed by the laws of the State of New York. The provisions of Sections 10.15 and 10.16 of the Credit Agreement shall apply to this Amendment No. 4, mutatis mutandis.

SECTION 11. Notices. All notices, requests and other communications provided for herein and under the Collateral Documents (including, without limitation, any modifications of, or waivers, requests or consents under this Amendment No. 4) shall be given or made in writing (including, without limitation, by telecopy) delivered to the intended recipient in accordance with Section 10.02 of the Amended Credit Agreement.

SECTION 12. Tax Matters. The parties shall treat all of the Amendment No. 4 Additional Initial Term Loans and the Initial Term Loans as one fungible tranche for U.S. federal income tax purposes.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 4 to be duly executed by their respective authorized officers as of the day and year first written above.

BLUCORA, INC., as Borrower

By:	/s/ Ann Bruder
	Name:	Ann J. Bruder
	Title:	Chief Legal Officer and Secretary

GUARANTORS

AVANTAX HOLDINGS, INC.

By:	/s/ Ann Bruder
	Name:	Ann J. Bruder
	Title:	Secretary

TAXACT, INC.

By:	/s/ Ann Bruder
	Name:	Ann J. Bruder
	Title:	Secretary

PROJECT BASEBALL SUB, INC.

By:	/s/ Ann Bruder
	Name:	Ann J. Bruder
	Title:	Secretary

AVANTAX WM HOLDINGS, INC.

By:	/s/ Ann Bruder
	Name:	Ann J. Bruder
	Title:	Secretary

[Blucora – Signature Page to Amendment No. 4]

AVANTAX WEALTH MANAGEMENT, INC.

By:	/s/ Wendy Walton
	Name:	Wendy Walton
	Title:	Assistant Secretary

AVANTAX ADVISORY SERVICES, INC.

By:	/s/ Wendy Walton
	Name:	Wendy Walton
	Title:	Assistant Secretary

AVANTAX INSURANCE AGENCY, L.L.C.

By:	/s/ Christopher Rod
	Name:	Christopher Rod
	Title:	Treasurer

AVANTAX INSURANCE AGENCY, LIMITED LIABILITY COMPANY

By:	/s/ Christopher Rod
	Name:	Christopher Rod
	Title:	Treasurer

AVANTAX INSURANCE AGENCY, LLC

By:	/s/ Christopher Rod
	Name:	Christopher Rod
	Title:	Treasurer

[Blucora – Signature Page to Amendment No. 4]

JPMORGAN CHASE BANK, N.A., as Administrative Agent and Collateral Agent

By:	/s/ Christine Lathrop
	Name:	Christine Lathrop
	Title:	Executive Director

[Blucora – Signature Page to Amendment No. 4]

JPMORGAN CHASE BANK, N.A., as a Lender and the Amendment No. 4 Additional Lender

By:	/s/ Christine Lathrop
	Name:	Christine Lathrop
	Title:	Executive Director

[Blucora – Signature Page to Amendment No. 4]

Exhibit A

Amended Credit Agreement

[Attached]

~~CONFORMED COPYIncorporating~~Exhibit A to Amendment No. ~~3 to the Credit Agreement~~4

$425,000,000

CREDIT AGREEMENT

Dated as of May 22, 2017

as amended by the First Amendment dated November 29, 2017,

as further amended by Amendment No. 2 dated May 6, ~~2019~~2019,

~~and~~

as further amended by Amendment No. 3 dated May 1, 2020

and

as further amended by Amendment No. 4 dated July 1, 2020

among

BLUCORA, INC.,

as the Borrower,

THE OTHER GUARANTORS PARTY HERETO FROM TIME TO TIME,

JPMORGAN CHASE BANK, N.A.,

as Administrative Agent and Collateral Agent

and

THE LENDERS PARTY HERETO FROM TIME TO TIME

CREDIT SUISSE SECURITIES (USA) LLC, KEYBANK NATIONAL ASSOCIATION

and

SUNTRUST ROBINSON HUMPHREY, INC.,

as Joint Lead Arrangers and Joint Bookrunners

JPMORGAN CHASE BANK, N.A.,

CREDIT SUISSE LOAN FUNDING LLC,

KEYBANK NATIONAL ASSOCIATION

and

SUNTRUST ROBINSON HUMPHREY, INC.,

as Amendment No. ~~2~~4 Arrangers

TABLE OF CONTENTS

Page

ARTICLE I

DEFINITIONS AND ACCOUNTING TERMS		1

Section 1.01.	Defined Terms	1
Section 1.02.	Other Interpretive Provisions	~~46~~47
Section 1.03.	Accounting Terms	~~47~~48
Section 1.04.	Rounding	~~47~~49
Section 1.05.	References to Agreements, Laws, Etc	~~47~~49
Section 1.06.	Times of Day	~~47~~49
Section 1.07.	Timing of Payment or Performance	~~47~~49
Section 1.08.	Limited Condition Transactions	~~47~~49
Section 1.09.	Pro Forma Calculations	~~48~~50
Section 1.10.	Letters of Credit	~~49~~51
Section 1.11.	Certifications	~~49~~51
Section 1.12.	Interest Rates; LIBOR Notification	~~49~~51

ARTICLE II

THE COMMITMENTS AND CREDIT EXTENSIONS		~~49~~51

Section 2.01.	The Loans.	~~49~~51
Section 2.02.	Borrowings, Conversions and Continuations of Loans	~~50~~52
Section 2.03.	Letters of Credit	~~52~~54
Section 2.04.	[Reserved]	~~59~~61
Section 2.05.	Prepayments.	~~59~~61
Section 2.06.	Termination or Reduction of Commitments	~~62~~64
Section 2.07.	Repayment of Loans	~~62~~64
Section 2.08.	Interest.	~~63~~65
Section 2.09.	Fees	~~63~~65
Section 2.10.	Computation of Interest and Fees	~~63~~65
Section 2.11.	Evidence of Indebtedness.	~~64~~66
Section 2.12.	Payments Generally.	~~64~~66
Section 2.13.	Sharing of Payments	~~66~~68
Section 2.14.	Incremental Credit Extensions	~~67~~69
Section 2.15.	Refinancing Amendments	~~70~~73
Section 2.16.	Extension of Term Loans; Extension of Revolving Credit Loans	~~71~~74
Section 2.17.	Defaulting Lenders	~~74~~76

ARTICLE III

TAXES, INCREASED COSTS PROTECTION AND ILLEGALITY		~~75~~78

Section 3.01.	Taxes.	~~75~~78
Section 3.02.	Illegality	~~78~~81
Section 3.03.	Inability to Determine Rates	~~79~~81
Section 3.04.	Increased Cost and Reduced Return; Capital Adequacy; Eurodollar Rate Loan Reserves	~~79~~81
Section 3.05.	Funding Losses	~~80~~82
Section 3.06.	Matters Applicable to All Requests for Compensation	~~80~~83
Section 3.07.	Replacement of Lenders under Certain Circumstances	~~81~~84
Section 3.08.	Survival	~~82~~85

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Page

ARTICLE IV

CONDITIONS PRECEDENT TO CREDIT EXTENSIONS		~~82~~85

Section 4.01.	Conditions to Initial Credit Extension	~~82~~85
Section 4.02.	Conditions to All Credit Extensions after the Closing Date	~~84~~87

ARTICLE V

REPRESENTATIONS AND WARRANTIES		~~85~~87

Section 5.01.	Existence, Qualification and Power; Compliance with Laws	~~85~~87
Section 5.02.	Authorization; No Contravention	~~85~~88
Section 5.03.	Governmental Authorization	~~85~~88
Section 5.04.	Binding Effect	~~86~~88
Section 5.05.	Financial Statements; No Material Adverse Effect; No Default	~~86~~88
Section 5.06.	Litigation	~~86~~89
Section 5.07.	Ownership of Property; Liens	~~86~~89
Section 5.08.	Environmental Matters	~~87~~89
Section 5.09.	Taxes	~~87~~90
Section 5.10.	ERISA Compliance	~~87~~90
Section 5.11.	Use of Proceeds	~~88~~91
Section 5.12.	Margin Regulations; Investment Company Act.	~~89~~91
Section 5.13.	Disclosure	~~89~~92
Section 5.14.	Labor Matters	~~89~~92
Section 5.15.	Intellectual Property; Licenses, Etc	~~89~~92
Section 5.16.	Solvency	~~90~~92
Section 5.17.	USA Patriot Act; OFAC; FCPA.	~~90~~92
Section 5.18.	Security Documents	~~90~~93
Section 5.19.	Senior Indebtedness	~~91~~93
Section 5.20.	Regulated Entities	~~91~~93
Section 5.21.	Subsidiaries; Equity Interests	~~91~~94

ARTICLE VI

AFFIRMATIVE COVENANTS		~~91~~94

Section 6.01.	Financial Statements.	~~91~~94
Section 6.02.	Certificates; Other Information	~~93~~95
Section 6.03.	Notices	~~94~~96
Section 6.04.	Payment of Taxes	~~94~~97
Section 6.05.	Preservation of Existence, Etc.	~~94~~97
Section 6.06.	Maintenance of Properties; Intellectual Property	~~95~~97
Section 6.07.	Maintenance of Insurance	~~95~~97
Section 6.08.	Compliance with Laws	~~95~~98
Section 6.09.	Books and Records	~~95~~98
Section 6.10.	Inspection Rights	~~95~~98
Section 6.11.	Additional Collateral; Additional Guarantors	~~96~~98
Section 6.12.	Compliance with Environmental Laws	~~97~~100
Section 6.13.	Further Assurances; Post-Closing Obligations	~~97~~100
Section 6.14.	Designation of Subsidiaries	~~98~~100
Section 6.15.	Maintenance of Ratings	~~98~~101
Section 6.16.	Use of Proceeds	~~98~~101
Section 6.17.	Lender Calls	~~99~~102
Section 6.18.	Employee Benefits	~~99~~102

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Page

ARTICLE VII

NEGATIVE COVENANTS		~~99~~102

Section 7.01.	Liens	~~99~~102
Section 7.02.	Investments	~~102~~105
Section 7.03.	Indebtedness	~~105~~107
Section 7.04.	Fundamental Changes	~~108~~110
Section 7.05.	Dispositions	~~109~~111
Section 7.06.	Restricted Payments	~~110~~113
Section 7.07.	Change in Nature of Business	~~111~~114
Section 7.08.	Transactions with Affiliates	~~111~~114
Section 7.09.	Burdensome Agreements	~~111~~114
Section 7.10.	[Reserved].	~~113~~115
Section 7.11.	Consolidated Total Net Leverage Ratio	~~113~~115
Section 7.12.	Fiscal Year	~~113~~116
Section 7.13.	Prepayments, Etc. of Subordinated Indebtedness.	~~113~~116

ARTICLE VIII

EVENTS OF DEFAULT AND REMEDIES		~~114~~117

Section 8.01.	Events of Default	~~114~~117
Section 8.02.	Remedies Upon Event of Default	~~116~~119
Section 8.03.	Application of Funds	~~116~~119
Section 8.04.	Borrower’s Right to Cure	~~117~~120

ARTICLE IX

ADMINISTRATIVE AGENT AND OTHER AGENTS		~~118~~121

Section 9.01.	Appointment and Authority.	~~118~~121
Section 9.02.	Rights as a Lender	~~119~~122
Section 9.03.	Exculpatory Provisions	~~119~~122
Section 9.04.	Reliance by Administrative Agent	~~120~~123
Section 9.05.	Delegation of Duties	~~120~~123
Section 9.06.	Resignation of Administrative Agent	~~120~~123
Section 9.07.	Non-Reliance on Administrative Agent and Other Lenders	~~121~~123
Section 9.08.	No Other Duties, Etc	~~121~~124
Section 9.09.	Administrative Agent May File Proofs of Claim	~~121~~124
Section 9.10.	Collateral and Guaranty Matters	~~122~~124
Section 9.11.	Secured Treasury Services Agreements and Secured Hedge Agreements	~~123~~125
Section 9.12.	Certain ERISA Matters	~~123~~126
.		~~123~~126

ARTICLE X

MISCELLANEOUS		~~124~~127

Section 10.01.	Amendments, Etc	~~124~~127
Section 10.02.	Notices and Other Communications.	~~127~~130
Section 10.03.	No Waiver; Cumulative Remedies	~~129~~132
Section 10.04.	Attorney Costs and Expenses	~~129~~132
Section 10.05.	Indemnification by the Borrower	~~130~~133
Section 10.06.	Payments Set Aside	~~131~~134

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Page
Section 10.07.	Successors and Assigns	~~131~~134
Section 10.08.	Confidentiality	~~135~~138
Section 10.09.	Setoff	~~136~~139
Section 10.10.	Interest Rate Limitation	~~137~~139
Section 10.11.	Counterparts	~~137~~140
Section 10.12.	Integration	~~137~~141
Section 10.13.	Survival of Representations and Warranties	~~137~~141
Section 10.14.	Severability	~~137~~141
Section 10.15.	GOVERNING LAW.	~~138~~141
Section 10.16.	WAIVER OF RIGHT TO TRIAL BY JURY	~~138~~142
Section 10.17.	Binding Effect	~~138~~142
Section 10.18.	USA Patriot Act	~~138~~142
Section 10.19.	No Advisory or Fiduciary Responsibility	~~139~~142
Section 10.20.	Intercreditor Agreements	~~139~~143
Section 10.21.	Acknowledgement and Consent to Bail-In of ~~EEA~~Affected Financial Institutions	~~139~~143
Section 10.22.	Acknowledgement Regarding Any Supported QFCs	143

ARTICLE XI

GUARANTEE		~~140~~144

Section 11.01.	The Guarantee	~~140~~144
Section 11.02.	Obligations Unconditional	~~140~~144
Section 11.03.	Reinstatement	~~141~~144
Section 11.04.	Subrogation; Subordination	~~141~~145
Section 11.05.	Remedies	~~141~~145
Section 11.06.	[Reserved].	~~141~~145
Section 11.07.	Continuing Guarantee	~~141~~145
Section 11.08.	General Limitation on Guarantee Obligations	~~141~~145
Section 11.09.	Release of Guarantors and Collateral	~~142~~146
Section 11.10.	Right of Contribution	~~142~~146
Section 11.11.	Keepwell	~~142~~146

SCHEDULES1

I	Guarantors
1.01	Commitments
4.01(a)	Closing Date Documents
5.06	Litigation
5.07	Real Property
5.10	Plans
5.21	Subsidiaries; Equity Interests
6.13(b)	Post-Closing Matters
7.01(b)	Existing Liens
7.02(f)	Existing Investments
7.03(b)	Existing Indebtedness
7.08	Affiliate Transactions
7.09	Burdensome Agreements
10.02	Administrative Agent’s Office, Certain Addresses for Notices

[1]	Schedules (other than Schedule 1.01 and 10.02) and Exhibits are not being amended, other than as shown above and below.

-iv-

EXHIBITS

Form of

A	Committed Loan Notice
B	Compliance Certificate
C-1	Term Note
C-2	Revolving Credit Note
D	Solvency Certificate
E	Security Agreement
F	Intercompany Note
G-1 to G-4	Tax Certificates
H	Assignment and Assumption
I	Perfection Certificate

-v-

CREDIT AGREEMENT

This CREDIT AGREEMENT is entered into as of May 22, 2017, as amended by the First Amendment dated November 28, 2017 and as further amended by Amendment No. 2, dated May 6, 2019, among BLUCORA, INC., a Delaware corporation (the “Borrower”), the other Guarantors party hereto from time to time, JPMORGAN CHASE BANK, N.A., as Administrative Agent and Collateral Agent, and each lender from time to time party hereto (collectively, the “Lenders” and, individually, a “Lender”).

PRELIMINARY STATEMENTS

The Borrower has requested that the Lenders extend certain credit facilities in an aggregate principal amount not to exceed $425,000,000, consisting of (i) Term Loans to be made available to the Borrower on the Closing Date in an aggregate principal amount of $375,000,000 and (ii) Revolving Credit Commitments (which Revolving Credit Commitments shall include a sub-facility as set forth herein with respect to Letters of Credit) to be made available to the Borrower in an aggregate principal amount of $50,000,000.

The Lenders have indicated their willingness to lend and each L/C Issuer (as defined below) has indicated its willingness to issue Letters of Credit, in each case, on the terms and subject to the conditions set forth herein.

In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

ARTICLE I

DEFINITIONS AND ACCOUNTING TERMS

Section 1.01. Defined Terms. As used in this Agreement (including in the preamble and preliminary statements hereto), the following terms shall have the meanings set forth below:

“2019 Notes” means the Borrower’s 4.25% Convertible Senior Notes due 2019, issued by the Borrower on March 15, 2013.

“ABR” means the highest of (a) the rate of interest determined by the Agent as its prime rate in effect at its principal office in New York City (the “Prime Rate”) and notified to the Borrower, (b) the Federal Funds Effective Rate from time to time plus 0.50% per annum and (c) the 1-month Eurodollar Rate (as defined below, and taking into account the floor) plus 1.00% per annum~~.~~; provided that, notwithstanding the foregoing, in no event shall the ABR at any time be less than 2.00% per annum.

“ABR Loan” means a Loan that bears interest based on the ABR.

“Additional Lender” has the meaning set forth in Section 2.14(c).

“Additional Refinancing Lender” means, at any time, any Person that is not (w) a Disqualified Lender, (x) a Defaulting Lender, (y) a natural Person or (z) the Borrower or any of its Subsidiaries, in each case, that agrees to provide any portion of Credit Agreement Refinancing Indebtedness pursuant to a Refinancing Amendment in accordance with Section 2.15; provided that each Additional Refinancing Lender shall be subject to the approval of (i) the Administrative Agent, such approval not to be unreasonably withheld, conditioned or delayed, to the extent that each such Additional Refinancing Lender is not an Affiliate of a then-existing Lender or an Approved Fund, (ii) the Borrower and (iii) in the case of a Refinancing Amendment in respect of the Revolving Credit Loans, each L/C Issuer.

“Administrative Agent” means (i) if the context requires or otherwise suggests a reference to a Person acting as Administrative Agent prior to the Amendment No. 2 Effective Date, Credit Suisse AG, Cayman Islands Branch, in its capacity as administrative agent under any of the Loan Documents (the “Former Administrative Agent”) and (ii) if otherwise, on and after the Amendment No. 2 Effective Date, JPMorgan Chase Bank, N.A., in its capacity as administrative agent under any of the Loan Documents (as successor to the Former Administrative Agent), or any successor administrative agent. Unless the context otherwise requires, the term “Administrative Agent” as used herein and in the other Loan Documents shall include the Collateral Agent.

“Administrative Agent Fee Letters” means the Original Administrative Agent Fee Letter and the Amendment No. 2 Administrative Agent Fee Letter.

“Administrative Agent’s Office” means the Administrative Agent’s address and account as set forth on Exhibit C to Amendment No. 2, or such other address or account as the Administrative Agent may from time to time notify the Borrower and the Lenders.

“Administrative Questionnaire” means an administrative questionnaire in a form supplied by the Administrative Agent with respect to any Lender.

“Advisory Contract” shall mean any existing investment advisory, sub-advisory, investment management, trust or similar agreement between HDV Holdings or any of its Subsidiaries and any Person where HDV Holdings or such Subsidiary acts as investment adviser, manager, sub-advisor, sub-manager, or in another similar capacity to such Person.

“Advisory Services Subsidiary” means H.D. Vest Advisory Services, Inc.

“Affected Class” has the meaning set forth in Section 3.07(a).

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“ Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified. “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto. For the avoidance of doubt none of the Arrangers, the Agents or their respective lending Affiliates shall be deemed to be an Affiliate of the Borrower or any of its Subsidiaries.

“Agency Transfer Agreement” means the Successor Agent Agreement, dated as of the Amendment No. 2 Effective Date, by and among JPMorgan Chase Bank, N.A., in its capacity as successor administrative agent and successor collateral agent, Credit Suisse AG, Cayman Islands Branch, in its capacity as the former administrative agent and former collateral agent, and the Loan Parties party thereto.

“Agent-Related Persons” means the Agents and their respective Affiliates and the respective officers, directors, employees, partners, trustees, agents, advisors, attorneys-in-fact and other representatives of each of the foregoing.

“Agents” means, collectively, any Administrative Agent, any Collateral Agent and the Arrangers.

“Aggregate Commitments” means the Commitments of all the Lenders.

“Agreement” means this Credit Agreement, as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time.

“All-In Yield” means, as to any Indebtedness, the yield thereof, whether in the form of interest rate margins, OID, upfront fees, an ABR floor greater than 2.00% or a Eurodollar Rate floor greater than 1.00% (with such increased amount being equated to interest margins for purposes of determining any increase to the Applicable Margin) or otherwise, in each case incurred or payable by the Borrower generally to the Lenders; provided that (i) OID and upfront fees shall be equated to an interest rate assuming a four-year life to maturity (or, if less, the stated life to maturity at the time of its incurrence of the applicable Indebtedness), (ii) “All-In Yield” shall not include arrangement fees, structuring fees, commitment fees and underwriting fees or other similar fees not paid generally to all Lenders of such Indebtedness, (iii) if and to the extent such Indebtedness was originally issued with OID or upfront fees and was subsequently repriced through an amendment in connection with which no additional OID or upfront fees were incurred, the OID or upfront fees with respect to the original issuance of such Indebtedness will be taken into account and (iv) if any such Indebtedness constitutes fixed-rate Indebtedness, the fixed rate coupon of such Indebtedness shall be swapped to a floating rate on a customary matched-maturity basis, and the All-In Yield of such fixed-rate Indebtedness on a floating rate basis shall be reasonably determined in a customary manner by the Administrative Agent based on customary financial methodology in consultation with the Borrower (or, if the Administrative Agent declines (or is unable) to determine such All-In Yield or the appropriate floating rate swap on a matched-maturity basis, as reasonably determined in a customary manner based on customary financial methodology by a financial institution reasonably acceptable to the Administrative Agent and the Borrower. Notwithstanding the foregoing, the All-In-Yield for the Initial Term Loans shall be deemed to be equal to the All-In-Yield for the Amendment No. 4 Additional Initial Term Loans.

“Amendment No. 2” means Amendment No. 2 to this Agreement, dated as of the Amendment No. 2 Effective Date, by and among the Loan Parties, the L/C Issuers, the Former Administrative Agent, the Former Collateral Agent, the New Administrative Agent, the New Collateral Agent, the Amendment No. 2 Additional Lender and the other Lenders party thereto.

“Amendment No. 2 Additional Initial Term Commitment” means the commitment of the Amendment No. 2 Additional Lender to fund the Amendment No. 2 Additional Initial Term Loan on the Amendment No. 2 Effective Date. The aggregate amount of Amendment No. 2 Additional Initial Term Commitments on the Amendment No. 2 Effective Date is $125,000,000.

“Amendment No. 2 Additional Initial Term Loans” has the meaning assigned to such term in Amendment No. 2.

“Amendment No. 2 Additional Lender” has the meaning assigned to such term in Amendment No. 2.

“Amendment No. 2 Additional Revolving Credit Commitment” means the Revolving Credit Commitment provided by the Amendment No. 2 Lender on the Amendment No. 2 Effective Date pursuant to Amendment No. 2 in the principal amount of $15,000,000.

“Amendment No. 2 Administrative Agency Fee Letter” means the Administrative Agency Fee Letter, dated March 21, 2019 (as amended, restated, modified or otherwise supplemented form time to time), by and among the Borrower and JPMorgan Chase Bank, N.A.

“Amendment No. 2 Arrangers” means JPMorgan Chase Bank, N.A., Credit Suisse Loan Funding LLC, KeyBank National Association and SunTrust Robinson Humphrey, Inc., in their capacity as joint lead arrangers and joint bookrunners for Amendment No. 2.

“Amendment No. 2 Effective Date” has the meaning assigned to such term in Amendment No. 2.

“Amendment No. 2 Transactions” has the meaning assigned to such term in Amendment No. 2

“Amendment No. 3” means Amendment No. 3 to this Agreement, dated as of May 1, by and among the Loan Parties, the Administrative Agent, and the Revolving Credit Lenders party thereto

“Amendment No. 3 Effective Date” has the meaning assigned to such term in Amendment No. 3

“Amendment No. 3 Relief Period” means the period commencing on the Amendment No. 3 Effective Date and ending on December 31, 2020.

“Amendment No. 4” means Amendment No. 4 to this Agreement, dated as of the Amendment No. 4 Effective Date, by and among the Loan Parties, the Administrative Agent, and the Lenders party thereto.

“Amendment No. 4 Additional Initial Term Commitment” means the commitment of each Amendment No. 4 Additional Lender to fund an Amendment No. 4 Additional Initial Term Loan on the Amendment No. 4 Effective Date in the amount set forth opposite such Amendment No. 4 Additional Lender’s name on Exhibit B to Amendment No. 4 under the caption “Amendment No. 4 Additional Initial Term Commitment.” The aggregate amount of Amendment No. 4 Additional Initial Term Commitments on the Amendment No. 4 Effective Date is $175,000,000.

“Amendment No. 4 Additional Initial Term Loans” has the meaning assigned to such term in Amendment No. 4.

“Amendment No. 4 Additional Lender” means each party listed on Exhibit B to Amendment No. 4 as having an Amendment No. 4 Additional Initial Term Commitment.

“Amendment No. 4 Arrangers” means JPMorgan Chase Bank, N.A., Credit Suisse Loan Funding LLC, KeyBank National Association and SunTrust Robinson Humphrey, Inc., in their capacity as joint lead arrangers and joint bookrunners for Amendment No. 4.

“Amendment No. 4 Effective Date” has the meaning assigned to such term in Amendment No. 4.

“Amendment No. 4 Transactions” has the meaning assigned to such term in Amendment No. 4.

“Annual Financial Statements” means the audited consolidated balance sheets and related statements of income and cash flows of the Borrower for the fiscal years ended December 31, 2014, December 31, 2015, and December 31, 2016.

“Anti-Corruption Laws” means the United States Foreign Corrupt Practices Act of 1977 (Pub. L. No. 95 213, §§ 101-104), as amended, the UK Bribery Act of 2010 and any similar laws, rules or regulations issued, administered or enforced by any Governmental Authority having jurisdiction over the Borrower or any Consolidated Party.

“Anti-Money Laundering Laws” means all applicable financial recordkeeping and reporting requirements and the money laundering statutes and the rules and regulations thereunder and any related or similar rules, regulations or guidelines, which in each case are issued, administered or enforced by any Governmental Authority having jurisdiction over the Borrower or any Consolidated Party, or to which the Borrower or any Consolidated Party is subject.

“Applicable ECF Percentage” means, for any fiscal year, commencing with the fiscal year ending December 31, 2018, (a) 50%, if the Consolidated First Lien Net Leverage Ratio (determined on a Pro Forma Basis in accordance with Section 1.09) as of the last day of such fiscal year is greater than 3.00 to 1.00, (b) 25%, if the Consolidated First Lien Net Leverage Ratio (determined on a Pro Forma Basis in accordance with Section 1.09) as of the last day of such fiscal year is less than or equal to 3.00 to 1.00 and greater than 2.50 to 1.00 and (c) 0%, if the Consolidated First Lien Net Leverage Ratio (determined on a Pro Forma Basis in accordance with Section 1.09) as of the last day of such fiscal year is less than or equal to 2.50 to 1.00.

“Applicable Margin” means a percentage per annum equal to:

(a) with respect to Initial Term Loans, (i) for Eurodollar Rate Loans, ~~3.00~~4.00% and (B) for ABR Loans, ~~2.00~~3.00 % and

(b) with respect to Revolving Credit Loans, unused Revolving Credit Commitments and Letter of Credit fees, (i) until delivery of financial statements for the first full fiscal quarter ending after the Closing Date pursuant to Section 6.01, (A) for Eurodollar Rate Loans and Letter of Credit fees, 3.25%, (B) for ABR Loans, 2.25%, and (C) in the case of the undrawn commitment fees for the Revolving Credit Commitments, 0.50%, and (ii) thereafter, the following percentages per annum, based upon the Consolidated First Lien Net Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.02(a):

Applicable Margin

Pricing Level	Consolidated First Lien Net Leverage Ratio	Eurodollar Rate Loans and Letter of Credit Fees	ABR Loans
1	> 3.00:1.00	3.25%	2.25%
2	< 3.00:1:00 and > 2.25:1.00	3.00%	2.00%
3	< 2.25:1.00	2.75%	1.75%

Applicable Margin

Pricing Level	Consolidated First Lien Net Leverage Ratio	Commitment Fee
1	> 2.25:1.00	0.50%
2	< 2.25:1.00	0.375%

Any increase or decrease in the Applicable Margin resulting from a change in the Consolidated First Lien Net Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 6.02(a); provided that, at the option of the Administrative Agent (at the direction of the Required Lenders) or the Required Lenders (following written notice to the Borrower), the highest pricing level shall apply (x) as of the first Business Day after the date on which a Compliance Certificate was required to have been delivered but was not delivered, and shall continue to so apply to and including the date on which such Compliance Certificate is so delivered (and thereafter the pricing level otherwise determined in accordance with this definition shall apply) and (y) as of the first Business Day after an Event of Default under Section 8.01(a) or 8.01(f) shall have occurred and be continuing, and shall continue to so apply to but excluding the date on which such Event of Default is cured or waived (and thereafter the pricing level otherwise determined in accordance with this definition shall apply).

Notwithstanding the foregoing, (v) the Applicable Margin in respect of any Class of Extended Revolving Credit Commitments or any Extended Term Loans or Revolving Credit Loans made pursuant to any Extended Revolving Credit Commitments shall be the applicable percentages per annum set forth in the relevant Extension Amendment, (w) the Applicable Margin in respect of any Revolving Commitment Increase, any Class of Incremental Term Loans or any Class of Incremental Revolving Loans shall be the applicable percentages per annum set forth in the relevant Incremental Amendment, (x) the Applicable Margin in respect of any Class of Replacement Term Loans shall be the applicable percentages per annum set forth in the relevant agreement, (y) the Applicable Margin in respect of any Class of Refinancing Revolving Credit Commitments, any Class of Refinancing Revolving Credit Loans or any Class of Refinancing Term Loans shall be the applicable percentages per annum set forth in the applicable Refinancing Amendment and (z) in the case of the Initial Term Loans, the Applicable Margin shall be increased as, and to the extent, necessary to comply with the provisions of Section 2.14, Section 7.03(g) or Section 7.03(r)(i).

In the event that any financial statement or certificate delivered pursuant to Section 6.01 or 6.02(a) is shown to be inaccurate (at a time when this Agreement is in effect and unpaid Obligations under this Agreement are outstanding (other than contingent obligations in respect of which no assertion of liability (whether oral or written) and no claim or demand for payment (whether oral or written) has been made (and, in the case of Obligations for indemnification, no notice for indemnification has been issued by the indemnitee) at such time), and such inaccuracy, if corrected, would have led to the application of a higher Applicable Margin for any period (an “Applicable Period”) than the Applicable Margin applied for such Applicable Period, then (x) the Borrower shall immediately deliver to the Administrative Agent a correct Compliance Certificate required by Section 6.02(a) for such Applicable Period and (y) the Borrower shall immediately pay to the Administrative Agent the accrued additional interest owing as a result of such increased Applicable Margin for such Applicable Period. Nothing in this paragraph shall limit the rights of the Administrative Agent or any Lender under Section 2.08(b) or Article VIII.

“Applicable Requirements” shall mean, in respect of any Indebtedness, that such Indebtedness satisfies the following requirements:

(a) (i) if such Indebtedness is secured on a pari passu basis by the Collateral, such Indebtedness shall not mature earlier than the Latest Maturity Date of the Term Loans outstanding at the time of incurrence of such Indebtedness, and (ii) in the case of any other Indebtedness, such Indebtedness shall not mature earlier than the date that is 91 days after the Latest Maturity Date of the Term Loans outstanding at the time of incurrence of such Indebtedness;

(b) (i) in respect of any Indebtedness that is not revolving in nature, such Indebtedness does not have greater amortization or mandatory prepayments than the Initial Term Loans and (ii) in respect of any Indebtedness that is revolving in nature, such Indebtedness shall not mature earlier than the Maturity Date of the Revolving Credit Facility or have amortization or scheduled mandatory commitment reductions (other than at maturity);

(c) such Indebtedness shall have a Weighted Average Life to Maturity not shorter than the remaining Weighted Average Life to Maturity of the Term Loans outstanding at the time of incurrence of such Indebtedness;

(d) if such Indebtedness is secured by the Collateral, a Senior Representative acting on behalf of the holders of such Indebtedness has become party to a Customary Intercreditor Agreement (or any Customary Intercreditor Agreement has been amended or replaced in a manner reasonably acceptable to the Borrower and the Administrative Agent, which results in such Senior Representative having rights to share in the Collateral on a pari passu basis or a junior lien basis, as applicable);

(e) if such Indebtedness is subordinated in right of payment to the Obligations, then such Indebtedness shall be subordinated on terms reasonably satisfactory to the Administrative Agent;

(f) if such Indebtedness is secured on a pari passu basis by the Collateral, if the All-In Yield in respect of such Indebtedness exceeds the All-In Yield in respect of any then-existing Initial Term Loans by more than 0.50%, the Applicable Margin of such then existing Initial Term Loans shall be adjusted such that the All-In Yield of such then existing Initial Term Loans equals the All-In Yield of such Indebtedness minus 0.50%; provided that if such Indebtedness includes a Eurodollar Rate floor greater than 1.00% per annum or an ABR floor greater than 2.00% per annum, such differential between the Eurodollar Rate floor or the ABR floor, as the case may be, shall be equated to the All-In Yield for purposes of determining whether an increase to the interest rate margin under the Initial Term Loans shall be required, but only to the extent an increase in the Eurodollar Rate floor or ABR floor in the Initial Term Loans, as the case may be, would cause an increase in the interest rate then in effect thereunder, and in such case, the Eurodollar Rate floor or ABR floor (but not the interest rate margin), applicable to the Initial Term Loans shall be increased to the extent of such differential between the Eurodollar Rate floors or ABR floors, as the case may be;

(g) to the extent such Indebtedness is secured, it is not secured by any property or assets of any Consolidated Party other than the Collateral (it being agreed that such Indebtedness shall not be required to be secured by all of the Collateral); provided that Indebtedness that may be incurred by Restricted Subsidiaries that are not Guarantors pursuant to Section 7.03(r) may be secured by assets of such Restricted Subsidiaries;

(h) such Indebtedness shall not be guaranteed by any Person other than any Loan Party and shall not have any obligors other than any Loan Party, other than to the extent such Indebtedness may be incurred by a Person other than a Loan Party pursuant to Section 7.03(r);

(i) the other terms and conditions of such Indebtedness (excluding pricing, fees, rate floors, premiums, optional prepayment or optional redemption provisions) are (i) not materially less favorable (when taken as a whole) to the Consolidated Parties than those set forth in the Loan Documents (when taken as a whole) or (ii) on customary terms for “high yield” notes of the type being incurred at the time of incurrence (it being agreed that such Indebtedness may be in the form of notes or a credit agreement), except in each case for covenants or other provisions contained in such Indebtedness that are applicable only after the then Latest Maturity Date; and

(j) the holders of such Indebtedness may participate on a pro rata basis or less than pro rata basis (but not on a greater than pro rata basis) in any mandatory prepayments of Term Loans then outstanding;

provided that a certificate of a Responsible Officer of the Borrower delivered to the Administrative Agent at least ~~five~~three Business Days prior to the incurrence of such Indebtedness, together with a reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of the documentation relating thereto, stating that the Borrower has determined in good faith that such terms and conditions satisfy the requirements of this definition, shall be conclusive evidence that such terms and conditions satisfy the requirements of this definition unless the Administrative Agent notifies the Borrower within such ~~five~~three Business Day period that it disagrees with such determination (including a reasonable description of the basis upon which it disagrees).

“Appropriate Lender” means, at any time, (a) with respect to Loans of any Class, the Lenders of such Class and (b) with respect to Letters of Credit, (i) the relevant L/C Issuers and (ii) the Revolving Credit Lenders.

“Approved Bank” has the meaning set forth in clause (c) of the definition of “Cash Equivalents.”

“Approved Fund” means, with respect to any Lender, any Fund that is administered, advised or managed by (a) such Lender, (b) an Affiliate of such Lender or (c) an entity or an Affiliate of an entity that administers, advises or manages such Lender.

“Arrangers” means Credit Suisse Securities (USA) LLC, KeyBank National Association and SunTrust Robinson Humphrey, Inc. ~~and~~, the Amendment No. 2 Arrangers and the Amendment No. 4 Arrangers, in their capacity as joint lead arrangers and joint bookrunners under this Agreement.

“Assignee” has the meaning set forth in Section 10.07(b).

“Assignment and Assumption” means an Assignment and Assumption substantially in the form of Exhibit H hereto or any other form (including electronic records generated by the use of an electronic platform) approved by the Administrative Agent.

“Attorney Costs” means and includes all reasonable and documented fees, expenses and disbursements of any law firm or other external legal counsel.

“Attributable Indebtedness” means, on any date, in respect of any Capitalized Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP.

“AUM” shall mean assets of any Person (whether held on the BD Subsidiary’s brokerage platform or held by a mutual fund, insurance company or other Person or otherwise under management pursuant to an Advisory Contract) for which HDV Holdings or one of its Subsidiaries is the investment adviser, broker-dealer or agent of record.

“Auto-Extension Letter of Credit” has the meaning set forth in Section 2.03(b)(iii).

“Available Amount” means, at any date, an amount, not less than zero in the aggregate, determined on a cumulative basis equal to, without duplication:

(a) 100% of the aggregate cumulative amount, not less than zero, of Retained Excess Cash Flow for all Excess Cash Flow Periods completed after the Closing Date and prior to the date of determination, plus

(b) 100% of the aggregate amount of contributions to the common capital of the Borrower (other than from any of its Restricted Subsidiaries) or the net proceeds of the issuance of Qualified Equity Interests of the Borrower (other than to any of its Restricted Subsidiaries), in each case received in cash and Cash Equivalents after the Closing Date (other than, in each case, any amount designated as a Cure Amount), minus

(c) any amount of the Available Amount used to make Investments pursuant to Section 7.02(t) after the Closing Date and prior to such time, minus

(d) any amount of dividends, distributions or other Restricted Payments pursuant to Section 7.06(g) after the Closing Date and prior to such time, minus

(e) any amount of the Available Amount used to make payments or distributions in respect of Junior Financings pursuant to Section 7.13(a) after the Closing Date and prior to such time.

“Availability Period” means, with respect to the Revolving Credit Commitments, the period from and including the Closing Date to the earliest of (a) the Maturity Date of the Revolving Credit Facility, (b) the date of termination of the aggregate Revolving Credit Commitments pursuant to Section 2.06, and (c) the date of termination of the commitment of each Lender to make Loans and of the obligation of the L/C Issuers to make L/C Credit Extensions pursuant to Section 8.02.

“Bail-in Action” means the ~~application of any write-down or conversion powers by an EEA~~exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an ~~EEA~~Affected Financial Institution.

“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bank” means any Person that is a Lender, Agent or an Arranger, or an Affiliate of any of the foregoing, at the time it enters into a Secured Hedge Agreement or a Treasury Services Agreement (notwithstanding that such Bank may cease to be a Lender, an Agent, an Arranger or an Affiliate of any of the foregoing after entering into a Secured Hedge Agreement or a Treasury Services Agreement), as applicable, in its capacity as a party thereto and that (other than in the case of an Agent, Arranger or Affiliate of the foregoing) has been specifically designated a “Bank” with respect to such Secured Hedge Agreement or Treasury Services Agreement, as applicable, in a writing from the Borrower to the Administrative Agent, and (other than a Person already party hereto as a Lender, Agent or Arranger) that delivers to the Administrative Agent a letter agreement reasonably satisfactory to it (i) appointing the Administrative Agent as its agent under the applicable Loan Documents and (ii) agreeing to be bound by Sections 10.05, 10.15, 10.16 and 10.20 and Article IX as if it were a Lender.

“BD Subsidiary” shall mean H.D. Vest Investment Securities, Inc.

“Benefit Plan”means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“Borrower” has the meaning set forth in the introductory paragraph to this Agreement.

“Borrower Materials” has the meaning set forth in Section 6.01.

“Borrowing” means a Revolving Credit Borrowing or a Term Borrowing, as the context may require.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the State of New York, and, if such day relates to any Eurodollar Rate Loan, means any such day that is also a London Banking Day.

“Capital Expenditures” means, for any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities and including in all events all amounts expended or capitalized under Capitalized Leases) by the Borrower and its Restricted Subsidiaries during such period that, in conformity with GAAP, are or are required to be included as capital expenditures on the consolidated statement of cash flows of the Borrower and its Restricted Subsidiaries.

“Capitalized Leases” means all leases that have been or are required to be, in accordance with GAAP, recorded as capitalized leases; provided that for all purposes hereunder the amount of obligations under any Capitalized Lease shall be the amount thereof accounted for as a liability in accordance with GAAP.

“Cash Collateral” has the meaning set forth in Section 2.03(g).

“Cash Collateral Account” means a blocked account at a commercial bank selected by the Administrative Agent, in the name of the Administrative Agent and under the sole dominion and “control” (within the meaning of the UCC) of the Administrative Agent, and otherwise established in a manner reasonably satisfactory to the Administrative Agent.

“Cash Collateralize” has the meaning set forth in Section 2.03(g).

“Cash Equivalents” means any of the following types of Investments, to the extent owned by any Consolidated Party:

(a) Dollars;

(b) readily marketable obligations issued or directly and fully guaranteed or insured by the government or any agency or instrumentality of the United States having average maturities of not more than 12 months from the date of acquisition thereof; provided that the full faith and credit of the United States is pledged in support thereof;

(c) time deposits or eurodollar time deposits with, insured certificates of deposit, bankers’ acceptances or overnight bank deposits of, or letters of credit issued by, any commercial bank that (i) is a Lender or (ii)(A) is organized under the Laws of the United States, any state thereof, the District of Columbia or any member nation of the Organization for Economic Cooperation and Development or is the principal banking Subsidiary of a bank holding company organized under the Laws of the United States, any state thereof, the District of Columbia or any member nation of the Organization for Economic Cooperation and Development and is a member of the Federal Reserve System, and (B) has combined capital and surplus of at least $500,000,000 or $250,000,000 in the case of any non-U.S. bank (any such bank in the foregoing clause (i) or (ii) being an “Approved Bank”), in each case with maturities not exceeding 12 months from the date of acquisition thereof;

(d) commercial paper and variable or fixed rate notes issued by an Approved Bank (or by the parent company thereof) or any variable or fixed rate note issued by, or guaranteed by, a corporation (other than structured investment vehicles and other than corporations used in structured financing transactions) and rated A-1 (or the equivalent thereof) or better by S&P or Prime-1 (or the equivalent thereof) or better by Moody’s, in each case with maturities of not more than 12 months from the date of acquisition thereof;

(e) marketable short-term money market and similar funds having a rating of at least P-2 or A-2 from either Moody’s or S&P, respectively (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another nationally recognized statistical rating agency selected by the Borrower) and, in each case, maturing within 12 months after the date of creation or acquisition thereof;

(f) repurchase obligations for underlying securities of the types described in clause (b), (c) or (e) above entered into with any Approved Bank;

(g) readily marketable direct obligations with average maturities of 12 months or less from the date of acquisition issued by any state, commonwealth or territory of the United States, or any political subdivision or taxing authority thereof, in each case having an investment grade rating from either S&P or Moody’s (or the equivalent thereof);

(h) Investments (other than in structured investment vehicles and structured financing transactions) with average maturities of 12 months or less from the date of acquisition in money market funds rated AAA- (or the equivalent thereof) or better by S&P or Aaa3 (or the equivalent thereof) or better by Moody’s;

(i) securities with maturities of 12 months or less from the date of acquisition backed by standby letters of credit issued by any Approved Bank;

(j) in the case of any Foreign Subsidiary, such local currencies in those countries in which such Foreign Subsidiary transacts business from time to time in the ordinary course of business;

(k) Investments, classified in accordance with GAAP as Current Assets of any Consolidated Party, in money market investment programs which are registered under the Investment Company Act of 1940 or which are administered by financial institutions having capital of at least $500,000,000, and, in either case, the portfolios of which are limited such that substantially all of such Investments are of the character, quality and maturity described in clauses (a) through (i) above; and

(l) investment funds investing at least 95% of their assets in securities of the types described in clauses (a) through (k) above.

“Cash Management Obligations” means obligations owed by any Consolidated Party to any Bank in respect of any overdraft and related liabilities arising from treasury, depository, credit card, debit card and cash management services or any automated clearing house transfers of funds, in each case, pursuant to a Treasury Services Agreement, in each case, to the extent designated by the Borrower and such Bank as “Cash Management Obligations” in writing to the Administrative Agent. The designation of any Cash Management Obligations shall not create in favor of such Bank any rights in connection with the management or release of any Collateral or of the obligations of any Guarantor under the Loan Documents.

“Casualty Event” means any event that gives rise to the receipt by any Consolidated Party of any insurance proceeds or condemnation awards in respect of any equipment, fixed assets or real property (including any improvements thereon) to replace or repair such equipment, fixed assets or real property.

“CFC” means a controlled foreign corporation within the meaning of Section 957 of the Code.

“Change of Control” shall be deemed to occur if:

(a) any “person” or “group” (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act as in effect on the Closing Date, but excluding any employee benefit plan of such person and its Subsidiaries and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) shall have, directly or indirectly, acquired beneficial ownership of Equity Interests representing 35% or more of the aggregate voting power represented by the issued and outstanding Equity Interests of the Borrower;

(b) a majority of the Board of Directors of the Borrower is replaced over a two-year period from the directors who constituted such Board of Directors at the beginning of such period, and such replacement shall not have been approved by a vote of at least a majority of the Board of Directors of the Borrower then still in office who either were members of such Board of Directors at the beginning of such period or whose election as a member of such Board of Directors was previously so approved; or

(c) a “change of control” (or similar event) shall occur in any document pertaining to any Indebtedness of any Consolidated Party with an aggregate outstanding principal amount in excess of the Threshold Amount.

“Class,” (a) when used with respect to any Lender, refers to whether such Lender has a Loan or Commitment with respect to a particular Class of Loans or Commitments, (b) when used with respect to Commitments, refers to whether such Commitments are Revolving Credit Commitments, Extended Revolving Credit Commitments of a given Extension Series, Refinancing Revolving Credit Commitments of a given Refinancing Series, Initial Term Commitments, Incremental Term Commitments, Refinancing Term Commitments of a given Refinancing Series or Commitments in respect of Replacement Term Loans and (c) when used with respect to Loans or a Borrowing, refers to whether such Loans, or the Loans comprising such Borrowing, are Revolving Credit Loans, Revolving Credit Loans under Extended Revolving Credit Commitments of a given Extension Series, Incremental Revolving Loans, Revolving Credit Loans under Refinancing Revolving Credit Commitments of a given Refinancing Series, Initial Term Loans (including Amendment No. 2 Additional Initial Term Loans and Amendment No. 4 Additional Initial Term Loans), Extended Term Loans of a given Extension Series, Incremental Term Loans, Refinancing Term Loans of a given Refinancing Series or Replacement Term Loans. Commitments (and in each case, the Loans made pursuant to such Commitments) that have different terms and conditions shall be construed to be in different Classes. Commitments (and, in each case, the Loans made pursuant to such Commitments) that have the same terms and conditions shall be construed to be in the same Class.

“Closing Date” means May 22, 2017.

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Collateral” means the “Collateral” as defined in the Security Agreement and all the “Collateral” or “Pledged Assets” as defined in any other Collateral Document and any other assets pledged pursuant to any Collateral Document (but in any event excluding the Excluded Assets).

“Collateral Agent” means (i) if the context requires or otherwise suggests a reference to a Person acting as Collateral Agent prior to the Amendment No. 2 Effective Date, Credit Suisse AG, Cayman Islands Branch, in its capacity as collateral agent under any of the Collateral Documents (the “Former Collateral Agent”) and (ii) if otherwise, on and after the Amendment No. 2 Effective Date, JPMorgan Chase Bank, N.A., in its capacity as collateral agent under any of the Collateral Documents (as successor to the Former Collateral Agent), or any successor collateral agent.

“Collateral and Guarantee Requirement” means, at any time, the requirement that:

(a) the Administrative Agent shall have received each Collateral Document required to be delivered (i) on the Closing Date, pursuant to Section 4.01(a)(iv), and (ii) at such time as may be designated therein, pursuant to the Collateral Documents or Section 6.11 or 6.13, subject, in each case, to the limitations and exceptions set forth in this Agreement, duly executed by each Loan Party thereto;

(b) all Obligations shall have been unconditionally guaranteed by the Borrower and (i) each domestic Restricted Subsidiary of the Borrower existing on the Closing Date, except the BD Subsidiary, including those that are listed on Schedule I hereto, and (ii) each subsequently acquired (including, without limitation, as a result of a Division) or organized Restricted Subsidiary of the Borrower that is a direct or indirect Material Domestic Subsidiary (other than any Excluded Subsidiary) (each, a “Required Guarantor”).

(c) the Secured Obligations shall have been secured by a first-priority security interest (subject to Liens permitted by Section 7.01) in (i) all of the Equity Interests owned by the Borrower or any Subsidiary Guarantor of each Restricted Subsidiary that is a Material Domestic Subsidiary, and (ii) 65% of the voting stock and 100% of the non-voting stock of each first-tier CFC or CFC Holding Company (other than, in each case of foregoing clauses (i) and (ii), to the extent constituting an Excluded Asset);

(d) except to the extent otherwise provided hereunder and subject to Liens permitted by Section 7.01, the Secured Obligations shall have been secured by a perfected first-priority security interest (to the extent such security interest may be perfected by delivering certificated securities, filing financing statements under the Uniform Commercial Code or making any necessary filings with the United States Patent and Trademark Office or United States Copyright Office or to the extent required in the Security Agreement) in the Collateral of the Borrower and each Subsidiary Guarantor (including accounts, inventory, equipment, investment property, contract rights, applications and registrations of intellectual property filed in the United States, other general intangibles, Material Real Property, intercompany notes, cash, deposit accounts, securities accounts and proceeds of the foregoing), in each case, (i) with the priority required by the Collateral Documents and (ii) subject to exceptions and limitations otherwise set forth in this Agreement (for the avoidance of doubt, including the limitations and exceptions set forth in Section 4.01) and the Collateral Documents; and

(e) the Administrative Agent shall have received (i) counterparts of a Mortgage with respect to each Material Real Property (other than Excluded Assets) owned by the Borrower or a Subsidiary Guarantor and required to be delivered pursuant to Sections 6.11 and 6.13 (the “Mortgaged Properties”) duly executed and delivered by the applicable Loan Party, (ii) a title insurance policy for such property available in each applicable jurisdiction (the “Mortgage Policies”) insuring the Lien of each such Mortgage as a valid first-priority Lien on the property described therein, free of any other Liens except as permitted by Section 7.01, together with such endorsements, coinsurance and reinsurance and in such amounts as the Administrative Agent may reasonably request, (iii) a completed Life-of-Loan Federal Emergency Management Agency Standard Flood Hazard Determination with respect to each Mortgaged Property (together with a notice about special flood hazard area status and flood disaster assistance duly executed by the Borrower and each other Loan Party relating thereto) and, if any improvements on any Mortgaged Property are located within an area designated a “flood hazard area,” evidence of such flood insurance as may be required under Section 6.07, (iv) ALTA surveys in form and substance reasonably acceptable to the Administrative Agent or such existing surveys together with no-change affidavits sufficient for the title company to remove all standard survey exceptions from the Mortgage Policies and issue the endorsements required in clause (ii) above and (v) such legal opinions and other documents as the Administrative Agent may reasonably request with respect to any such Mortgaged Property;

provided, however, that (i) the foregoing definition shall not require, and the Loan Documents shall not contain any requirements as to, (A) the creation or perfection of pledges of, security interests in, Mortgages on, or the obtaining of title insurance, surveys, abstracts or appraisals or taking other actions with respect to any Excluded Assets, (B) the perfection of pledges of or security interests in motor vehicles and other assets subject to certificates of title to the extent a Lien thereon cannot be perfected by the filing of a Uniform Commercial Code financing statement (or the equivalent) or (C) the obtaining of any landlord waivers, estoppels or collateral access letters, and (ii) the Liens required to be granted from time to time pursuant to the Collateral and Guarantee Requirement shall be subject to exceptions and limitations set forth in this Agreement and the Collateral Documents.

The Administrative Agent may grant extensions of time for the perfection of security interests in, or the delivery of the Mortgages and the obtaining of title insurance and surveys with respect to, particular assets and the delivery of assets (including extensions beyond the Closing Date for the perfection of security interests in the assets of the Loan Parties on such date) or any other compliance with the requirements of this definition where it reasonably determines, in consultation with the Borrower, that perfection or compliance cannot be accomplished without undue effort or expense by the time or times at which it would otherwise be required by this Agreement, the Collateral Documents or any other Loan Documents.

No actions in any non-U.S. jurisdiction or required by the Laws of any non-U.S. jurisdiction shall be required in order to create any security interests in assets located or titled outside of the U.S. or to perfect such security interests (it being understood that there shall be no security agreements or pledge agreements governed under the Laws of any non-U.S. jurisdiction).

“Collateral Documents” means, collectively, the Security Agreement, each Customary Intercreditor Agreement, the Intellectual Property Security Agreements, the Mortgages, collateral assignments, Security Agreement Supplements, the Control Agreements, security agreements, pledge agreements or other similar agreements delivered to the Administrative Agent pursuant to Section 4.01(a)(iv), 6.11 or 6.13 and each of the other agreements, instruments or documents that creates or purports to create a Lien or Guarantee in favor of the Administrative Agent or the Collateral Agent for the benefit of the Secured Parties.

“Committed Loan Notice” means a written notice of (a) a Borrowing, (b) a conversion of Loans from one Type to the other or (c) a continuation of Eurodollar Rate Loans pursuant to Section 2.02(a), which shall be substantially in the form of Exhibit A hereto.

“Commitment” means a Revolving Credit Commitment, Extended Revolving Credit Commitment of a given Extension Series, Revolving Commitment Increase (including the Amendment No. 2 Additional Revolving Credit Commitment), Refinancing Revolving Credit Commitment of a given Refinancing Series, Initial Term Commitment, Amendment No. 2 Additional Initial Term Loan Commitment, Amendment No. 4 Additional Initial Term Loan Commitment, Incremental Term Commitment, Refinancing Term Commitment of a given Refinancing Series or a Commitment in respect of Replacement Term Loans, as the context may require.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Compensation Period” has the meaning set forth in Section 2.12(c)(ii).

“Compliance Certificate” means a certificate substantially in the form of Exhibit B hereto.

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consolidated EBITDA” means, for any period, the Consolidated Net Income for such period, plus:

(a) without duplication and, to the extent deducted (and not added back or excluded) in arriving at such Consolidated Net Income, the sum of the following amounts for such period with respect to the Consolidated Parties:

(i) Consolidated Interest Expense for such period;

(ii) without duplication, income and franchise Tax expense during such period;

(iii) amortization (including, without limitation, amortization of OID (for avoidance of doubt, including any Transaction Expenses attributable to OID)), depreciation and other non-cash charges for such period (except to the extent that such non-cash charges represent an accrual or reserve for potential cash charges to be taken in the future);

(iv) (A) extraordinary charges, expenses or losses (including legal expenses in connection therewith) and (B) unusual or non-recurring charges, expenses or losses (including legal expenses in connection therewith) in an aggregate amount for all cash items added pursuant to this subclause (B) and clause (vi) not to exceed (1) ~~10.0~~15.0% of Consolidated EBITDA for such Test Period and (2) when aggregated with the aggregate amount for all cash items added pursuant to any pro forma adjustments during such period pursuant to Section 1.09 and clauses (a)(vi), (a)(vii) and (a)(ix) of this definition of “Consolidated EBITDA,”~~15.0~~25.0 % of Consolidated EBITDA for such Test Period (giving pro forma effect to the relevant Specified Transaction (but not to any cost savings or synergies));

(v) non-cash charges, expenses or losses (except to the extent that such non-cash charges represent an accrual or reserve for potential cash charges to be taken in the future);

(vi) integration costs, transition costs, consolidation and restructuring costs, costs incurred during such period in connection with any non-recurring strategic initiatives, acquisitions and non-recurring intellectual property development after the Closing Date, other non-recurring business optimization expenses or consulting programs (including non-recurring costs and expenses relating to business optimization programs, new systems design, technology upgrades and implementation costs), and other restructuring charges, accruals or reserves (including restructuring costs related to acquisitions after the Closing Date and “growth projects”), in each case determined on a consolidated basis in accordance with GAAP and to the extent deducted in computing Consolidated Net Income for such period, in an aggregate amount for all cash items added pursuant to this clause (vi) and subclause (B) of clause (iv) not to exceed (1) ~~10.0~~15.0% of Consolidated EBITDA for such Test Period and (2) when aggregated with the aggregate amount for all cash items added pursuant to any pro forma adjustments during such period pursuant to Section 1.09 and clauses (a)(iv)(B), (a)(vii) and (a)(ix) of this definition of “Consolidated EBITDA,”~~15.0~~25.0 % of Consolidated EBITDA for such Test Period (giving pro forma effect to the relevant Specified Transaction (but not to any cost savings or synergies));

(vii) other customary transaction costs, fees and expenses, or any amortization thereof, related to the Transactions (including Transaction Expenses) and, to the extent permitted under the Loan Documents, any Permitted Acquisitions, Investments pursuant to Section 7.02(o), Section 7.02(s) or Section 7.02(t), Dispositions, issuances of Equity Interests and issuances, amendments, modifications, refinancings or repayments of Indebtedness (in each case, including any such transaction consummated on the Closing Date and any such transaction undertaken but not completed), in each case to the extent deducted in computing Consolidated Net Income for such period and when aggregated with the aggregate amount for all cash items added pursuant to any pro forma adjustments during such period pursuant to Section 1.09 and clauses (a)(iv)(B), (a)(vi) and (a)(ix) of this definition of “Consolidated EBITDA,” not to exceed ~~15.0~~25.0% of Consolidated EBITDA for such Test Period (giving pro forma effect to the relevant Specified Transaction (but not to any cost savings or synergies));

(viii) the amount of any minority interest expense consisting of Subsidiary income attributable to minority equity interests of third parties in Project Baseball Sub, Inc. (not in excess of 5.0% of the issued and outstanding Equity Interests thereof) deducted in calculating Consolidated Net Income (and not added back in such period to Consolidated Net Income); and

(ix) legal expenses and fines related to regulatory proceedings related to the business of the BD Subsidiary and the Advisory Services Subsidiary in a cumulative aggregate amount not to exceed $10,000,000, and when aggregated with the aggregate amount for all cash items added pursuant to any pro forma adjustments during such period pursuant to Section 1.09 and clauses (a)(iv)(B), (a)(vi) and (a)(vii) of the definition of “Consolidated EBITDA,” not to exceed ~~15~~25% of Consolidated EBITDA for such Test Period (giving pro forma effect to the relevant Specified Transaction (but not to any cost savings or synergies)); minus

(b) without duplication and to the extent included in arriving at such Consolidated Net Income, (i) non-cash gains (excluding any non-cash gain to the extent it represents the reversal of an accrual or reserve for a potential cash item that reduced Consolidated EBITDA in any prior period) including non-cash gains as a result of last-in first-out and/or first-in first-out methods of accounting, (ii) any net gain from disposed, abandoned or discontinued operations or product lines, (iii) any extraordinary, unusual or non-recurring net gains and (iv) the amount of any minority interest income attributable to minority interests or non-controlling interests of third parties in any non-wholly-owned Restricted Subsidiary.

For the avoidance of doubt, Consolidated EBITDA shall be calculated, including pro forma adjustments, in accordance with Section 1.09.

“Consolidated First Lien Net Debt” means, as of any date of determination, (a) the aggregate principal amount of any Indebtedness described in clause (a) of the definition of “Consolidated Total Net Debt” outstanding on such date that is secured by a Lien, on a first lien or pari passu basis with the Facilities (including Indebtedness incurred pursuant to Section 7.03(e)), on any asset or property of any Consolidated Party minus (b) Unrestricted cash and Cash Equivalents (x) that are or should, in accordance with GAAP, be included on the consolidated balance sheet of the Borrower with respect to the Consolidated Parties as of such date, and (y) in an aggregate amount not to exceed $~~75,000,000~~100,000,000 ; provided that Consolidated First Lien Net Debt shall not include Indebtedness in respect of letters of credit, except to the extent of unreimbursed amounts thereunder. For the avoidance of doubt, it is understood that obligations (i) under Swap Contracts and Treasury Services Agreements or (ii) owed by Unrestricted Subsidiaries do not constitute Consolidated First Lien Net Debt.

“Consolidated First Lien Net Leverage Ratio” means, with respect to any Test Period, the ratio of (a) Consolidated First Lien Net Debt as of the last day of such Test Period to (b) Consolidated EBITDA for such Test Period.

“Consolidated Interest Expense” means, for any period, interest expense (including, without limitation, interest expense attributable to Capital Leases and all net payment obligations pursuant to Hedge Agreements), determined on a consolidated basis, without duplication, for the Consolidated Parties in accordance with GAAP for such period.

“Consolidated Net Income” means, for any period, the net income (or loss) of the Consolidated Parties for such period, determined on a consolidated basis, without duplication, in accordance with GAAP; provided that in calculating Consolidated Net Income of the Consolidated Parties for any period, there shall be excluded the net income (or loss) of any Person (other than a Subsidiary), in which any Consolidated Party has a joint interest with a third party, except to the extent such net income is actually paid in cash to any Consolidated Party by dividend or other distribution during such period.

For the avoidance of doubt (other than for purposes of calculating Excess Cash Flow), Consolidated Net Income shall be calculated, including pro forma adjustments, in accordance with Section 1.09.

“Consolidated Parties” means the Borrower and its Restricted Subsidiaries.

“Consolidated Secured Net Debt” means, as of any date of determination, (a) the aggregate principal amount of any Indebtedness described in clause (a) of the definition of “Consolidated Total Net Debt” outstanding on such date that is secured by a Lien on any asset or property of any Consolidated Party minus (b) Unrestricted cash and Cash Equivalents (x) that are or should, in accordance with GAAP, be included on the consolidated balance sheet of the Borrower with respect to the Consolidated Parties as of such date and (y) in an aggregate amount not to exceed $~~75,000,000~~100,000,000 ; provided that Consolidated Secured Net Debt shall not include Indebtedness in respect of letters of credit, except to the extent of unreimbursed amounts thereunder. For the avoidance of doubt, it is understood that obligations (i) under Swap Contracts and Treasury Services Agreements or (ii) owed by Unrestricted Subsidiaries, do not constitute Consolidated Secured Net Debt.

“Consolidated Secured Net Leverage Ratio” means, with respect to any Test Period, the ratio of (a) Consolidated Secured Net Debt as of the last day of such Test Period to (b) Consolidated EBITDA for such Test Period.

“Consolidated Total Net Debt” means, as of any date of determination, (a) the aggregate principal amount of Indebtedness of the Consolidated Parties outstanding on such date, in an amount that would be reflected on the consolidated balance sheet of the Borrower with respect to the Consolidated Parties as of such date in accordance with GAAP (but excluding the effects of any discounting of Indebtedness under GAAP) consisting of Indebtedness for borrowed money and all obligations of the Consolidated Parties evidenced by bonds, debentures, notes, loan agreements or other similar instruments and Attributable Indebtedness; provided that Consolidated Total Net Debt shall not include Indebtedness in respect of letters of credit, except to the extent of unreimbursed amounts thereunder, minus (b) Unrestricted cash and Cash Equivalents (x) that are or should, in accordance with GAAP, be included on the consolidated balance sheet of the Borrower with respect to the Consolidated Parties as of such date and (y) in an aggregate amount not to exceed $~~75,000,000,~~100,000,000, plus, until the Redemption, the Redemption Proceeds. For the avoidance of doubt, it is understood that obligations (i) under Swap Contracts and Treasury Services Agreements or (ii) owed by Unrestricted Subsidiaries, do not constitute Consolidated Total Net Debt.

“Consolidated Total Net Leverage Ratio” means, with respect to any Test Period, the ratio of (a) Consolidated Total Net Debt as of the last day of such Test Period to (b) Consolidated EBITDA for such Test Period.

“Consolidated Working Capital” means, with respect to the Consolidated Parties on a consolidated basis at any date of determination, Current Assets at such date of determination minus Current Liabilities at such date of determination; provided that increases or decreases in Consolidated Working Capital shall be calculated without regard to any changes in Current Assets or Current Liabilities as a result of (a) any reclassification in accordance with GAAP of assets or liabilities, as applicable, between current and noncurrent or (b) the effects of purchase accounting.

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Control” has the meaning set forth in the definition of “Affiliate.”

“Control Agreement” means a control agreement, in form and substance reasonably satisfactory to the Collateral Agent, executed and delivered by a Consolidated Party, the Collateral Agent and the applicable securities intermediary (with respect to a securities account) or bank (with respect to a deposit account).

“Credit Agreement Refinancing Indebtedness” means any (a) Permitted Equal Priority Refinancing Debt, (b) Permitted Junior Priority Refinancing Debt, (c) Permitted Unsecured Refinancing Debt or (d) other Indebtedness incurred pursuant to a Refinancing Amendment, in each case, issued, incurred or otherwise obtained (including by means of the extension or renewal of existing Indebtedness) in exchange for, or to extend, renew, replace, repurchase, retire or refinance, in whole or part, existing Loans (or, if applicable, unused Revolving Credit Commitments), or any then-existing Credit Agreement Refinancing Indebtedness (the “Refinanced Debt”); provided that (i) such Credit Agreement Refinancing Indebtedness shall have a maturity date that is no earlier than the Latest Maturity Date (or (A) in the case of Permitted Junior Priority Refinancing Debt or Permitted Unsecured Refinancing Debt, the date that is 91 days after the Latest Maturity Date and (B) in the case of any Revolving Credit Facility, the latest maturity date of any then-existing Revolving Credit Facility) at the time of incurrence and, in the case of Credit Agreement Refinancing Indebtedness consisting of loans that are not revolving Indebtedness, a Weighted Average Life to Maturity equal to or greater than that of the Refinanced Debt (after giving effect to any amortization thereof, but not any prepayments thereof, prior to the time of such Refinancing) as of the date of determination, (ii) the covenants, events of default and guarantees of any such Indebtedness (excluding, for the avoidance of doubt, interest rates (including through fixed interest rates), interest margins, rate floors, fees, funding discounts, original issue discount and optional prepayment or redemption premiums and terms) shall be identical to, or less favorable to the lenders thereunder than, those applicable to the Refinanced Debt (other than covenants or other provisions applicable only to periods after the Latest Maturity Date (or, in the case of Permitted Junior Priority Refinancing Debt or Permitted Unsecured Refinancing Debt, the date that is 91 days after the Latest Maturity Date) at the time of incurrence), (iii) such Indebtedness shall not have a greater principal amount than the principal amount of the Refinanced Debt plus accrued interest, fees and premiums (including any tender premium and prepayment premiums) and penalties (if any) thereon and fees, expenses, original issue discount and upfront fees incurred in connection with such Refinancing, (iv) such Refinanced Debt shall be repaid, defeased or satisfied and discharged, and all accrued interest, fees and premiums (if any) in connection therewith shall be paid, substantially concurrently with the date such Credit Agreement Refinancing Indebtedness is issued, incurred or obtained with the Net Cash Proceeds received from the incurrence or issuance of such Indebtedness and any corresponding commitments shall immediately terminate, (v) such Credit Agreement Refinancing Indebtedness shall not require any mandatory repayment, redemption, repurchase or defeasance (other than (x) in the case of notes or debentures, customary change of control, asset sale event or casualty or condemnation event offers and customary acceleration any time after an event of default and (y) in the case of any Permitted Equal Priority Refinancing Debt, mandatory prepayments (including redemptions or repurchases or offers to prepay, redeem or repurchase based on excess cash flow) that are on terms not more favorable to the lenders or holders providing such Indebtedness than those applicable to the Refinanced Debt and that share such payments ratably (but not greater than ratably) in any equivalent mandatory prepayments of the Term Facility unless the Borrower and the lenders or investors in respect of such Permitted Equal Priority Refinancing Debt elect lesser payments) prior to the Latest Maturity Date (or, in the case of Permitted Junior Priority Refinancing Debt or Permitted Unsecured Refinancing Debt, the date that is 91 days after the Latest Maturity Date) at the time of such incurrence, (vi) if the Refinanced Debt is subordinated in right of payment to, or to the Liens securing, the Obligations, then any Credit Agreement Refinancing Indebtedness shall be subordinated in right of payment to, or to the Liens securing, the Obligations, as applicable, pursuant to a Customary Intercreditor Agreement and, if subordinated in right of payment, on terms reasonably satisfactory to the Administrative Agent, and (vii) with respect to Credit Agreement Refinancing Indebtedness consisting of a revolving facility, (A) such Credit Agreement Refinancing Indebtedness shall have no mandatory scheduled commitment reductions prior to the maturity date of any existing Revolving Credit Facility (or, if at such time no Revolving Credit Facility exists, the Latest Maturity Date at the time of incurrence), (B) any borrowings, repayments, prepayments and commitment reductions thereunder shall be ratable among such facility, any Revolving Credit Facility and any other such revolving facility and (C) there shall not be more than two revolving credit facilities among the revolving facilities constituting Credit Agreement Refinancing Indebtedness and any Revolving Credit Facility.

“Credit Extension” means each of the following: (a) a Borrowing and (b) an L/C Credit Extension.

“Cure Amount” has the meaning set forth in Section 8.04(a).

“Cure Expiration Date” has the meaning set forth in Section 8.04(a).

“Current Assets” means, with respect to the Consolidated Parties on a consolidated basis at any date of determination, all assets (other than cash and Cash Equivalents) that would, in accordance with GAAP, be classified on a consolidated balance sheet of the Consolidated Parties as current assets at such date of determination, other than amounts related to current or deferred Taxes based on income or profits (but excluding assets held for sale, loans (permitted) to third parties, pension assets, deferred bank fees and derivative financial instruments).

“Current Liabilities” means, with respect to the Consolidated Parties on a consolidated basis at any date of determination, all liabilities that would, in accordance with GAAP, be classified on a consolidated balance sheet of the Consolidated Parties as current liabilities at such date of determination, other than (a) the current portion of any Indebtedness, (b) accruals for Capital Expenditures, (c) accruals for current or deferred Taxes based on income or profits, (d) accruals of any costs or expenses related to restructuring reserves, (e) any Revolving Credit Exposure or Revolving Credit Loans and (g) the current portion of pension liabilities.

“Customary Intercreditor Agreement” means (a) to the extent executed in connection with the incurrence of Indebtedness secured by Liens on the Collateral intended to rank equal in priority with the Liens on the Collateral securing the Obligations, a customary intercreditor agreement in form and substance reasonably acceptable to the Administrative Agent and the Borrower, which agreement shall provide that the Liens on the Collateral securing such Indebtedness shall rank equal in priority with the Liens on the Collateral securing the Obligations and (b) to the extent executed in connection with the incurrence of Indebtedness secured by Liens on the Collateral intended to rank junior to the Liens on the Collateral securing the Obligations, a customary intercreditor agreement in form and substance reasonably acceptable to the Administrative Agent and the Borrower, which agreement shall provide that the Liens on the Collateral securing such Indebtedness shall rank junior to the Lien on the Collateral securing the Obligations.

“Debtor Relief Laws” means the U.S. Bankruptcy Code and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Declined Proceeds” has the meaning set forth in Section 2.05(b)(vi).

“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, without cure or waiver hereunder, would be an Event of Default.

“Default Rate” means an interest rate equal to (a) the ABR plus (b) the Applicable Margin, if any, applicable to Term Loans that are ABR Loans plus (c) 2.00% per annum; provided that with respect to a Eurodollar Rate Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Margin) otherwise applicable to such Loan plus 2.00% per annum, in each case, to the fullest extent permitted by applicable Laws.

“Defaulting Lender” means, subject to Section 2.17(b), any Lender that (a) has failed to perform any of its funding obligations hereunder, including in respect of its Loans or participations in respect of L/C Obligations, within one Business Day of the date required to be funded by it hereunder, unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable Default, shall be specifically identified in such writing) has not been satisfied, (b) has notified the Administrative Agent that it does not intend to comply with its funding obligations or has made a public statement to that effect with respect to its funding obligations hereunder or under other agreements in which it commits to extend credit (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable Default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three Business Days after request by the Administrative Agent, to confirm in a manner satisfactory to the Administrative Agent that it will comply with its funding obligations, (d) has failed, within two Business Days after request by the Administrative Agent, to pay any amounts owing to the Administrative Agent or the other Lenders, or (e) has, or has a direct or indirect parent company that has, after the Closing Date, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or a custodian appointed for it, (iii) become the subject of a Bail-in Action or (iv) taken any action in furtherance of, or indicated its consent to, approval of or acquiescence in any such proceeding or appointment; provided that a Lender shall not be a Defaulting Lender solely by virtue of (x) the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority or (y) in the case of a solvent Person, the precautionary appointment of an administrator, guardian, custodian or other similar official by a Governmental Authority under or based on the Law of the country where such Person is subject to home jurisdiction supervision if any applicable Law requires that such appointment not be publicly disclosed, in any such case, where such action does not result in or provide such Person with immunity from the jurisdiction of courts within the United States of America or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under clauses (a) through (e) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.17(b)) upon delivery of written notice of such determination to the Borrower, each L/C Issuer and each Lender.

“Designated Person” means a person or entity:

(a) listed in the annex to, or otherwise subject to the provisions of, the Executive Order;

(b) named as a “Specially Designated National and Blocked Person” (“SDN”) on the most current list published by OFAC at its official website or any replacement website or other replacement official publication of such list (the “SDN List”);

(c) in which an entity on the SDN List has 50% or greater ownership interest or that is otherwise controlled by an SDN; or

(d) located, organized or resident in a country, territory or region that is, or whose government is, the subject of comprehensive Sanctions Laws and Regulations.

“Disposition” or “Dispose” means the sale, transfer, license tantamount to a sale, lease or other disposition (including any sale-leaseback transaction, any disposition effected pursuant to a Division or otherwise and any sale or issuance of Equity Interests (other than directors’ qualifying shares or other shares required by applicable Law) in a Restricted Subsidiary) of any property by any Person, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.

“Disqualified Equity Interest” means any Equity Interest that, by its terms (or by the terms of any security or other Equity Interests into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition (a) matures or is mandatorily redeemable (other than solely for Qualified Equity Interests and cash in lieu of fractional shares), pursuant to a sinking fund obligation or otherwise (except as a result of a change of control, asset sale or similar event so long as any rights of the holders thereof upon the occurrence of a change of control, asset sale or similar event shall be subject to the prior repayment in full of the Loans and all other Obligations that are accrued and payable and the termination of the Commitments and the termination of all outstanding Letters of Credit (unless the Outstanding Amount of the L/C Obligations related thereto has been Cash Collateralized, back-stopped by a letter of credit reasonably satisfactory to the applicable L/C Issuer or deemed reissued under another agreement reasonably acceptable to the applicable L/C Issuer)), (b) is redeemable at the option of the holder thereof (other than (i) solely for Qualified Equity Interests and cash in lieu of fractional shares or (ii) as a result of a change of control, asset sale or similar event so long as any rights of the holders thereof upon the occurrence of a change of control, asset sale or similar event shall be subject to the prior repayment in full of the Loans and all other Obligations that are accrued and payable and the termination of the Commitments and the termination of all outstanding Letters of Credit (unless the Outstanding Amount of the L/C Obligations related thereto has been Cash Collateralized, backstopped by a letter of credit reasonably satisfactory to the applicable L/C Issuer or deemed reissued under another agreement reasonably acceptable to the applicable L/C Issuer)), in whole or in part, (c) provides for the scheduled payments of dividends in cash or (d) is or becomes convertible into or exchangeable for Indebtedness or any other Equity Interests that would constitute Disqualified Equity Interests, in each case, prior to the date that is 91 days after the Latest Maturity Date at the time of issuance of such Equity Interests; provided that if such Equity Interests are issued pursuant to a plan for the benefit of employees of any Consolidated Party, such Equity Interests shall not constitute Disqualified Equity Interests solely because they may be required to be repurchased by the Borrower or any of its Restricted Subsidiaries in order to satisfy applicable statutory or regulatory obligations.

“Disqualified Lenders” shall mean the Persons identified in writing to the Administrative Agent prior to the Closing Date. A list of the Disqualified Lenders will be posted by the Administrative Agent on the Platform and available for inspection by all Lenders. It is understood and agreed that there are no Disqualified Lenders as of the Amendment No. 4 Effective Date.

“Dividing Person”has the meaning assigned to it in the definition of “Division”.

“Division” means the division of the assets, liabilities and/or obligations of a Person (the “Dividing Person”) among two or more Persons (whether pursuant to a “plan of division” or similar arrangement), which may or may not include the Dividing Person and pursuant to which the Dividing Person may or may not survive.

“Division Successor”means any Person that, upon the consummation of a Division of a Dividing Person, holds all or any portion of the assets, liabilities and/or obligations previously held by such Dividing Person immediately prior to the consummation of such Division. A Dividing Person which retains any of its assets, liabilities and/or obligations after a Division shall be deemed a Division Successor upon the occurrence of such Division.

“Dollar” and “$” mean lawful money of the United States.

“Domestic Subsidiary” means any Subsidiary that is organized under the Laws of the United States, any State thereof or the District of Columbia.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in ~~clause~~clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any ~~person~~Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution

“Electronic Signature” means an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record.

“Eligible Assignee” has the meaning set forth in Section 10.07(a)(i).

“Enforcement Qualifications” has the meaning set forth in Section 5.04.

“Engagement Letter” means the Engagement Letter, dated April 3, 2017, among the Borrower and the Arrangers.

“Environment” means the indoor and outdoor environment, including indoor air, ambient air, surface water, groundwater, land surface, subsurface strata or sediment, and natural resources, such as wetlands, flora and fauna, and any other environmental media.

“Environmental Laws” means any applicable Law relating to the prevention of pollution or the protection of the Environment and natural resources, and the protection of health and safety as it relates to exposure to Hazardous Materials, including any applicable provisions of the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. § 9601 et seq., the Hazardous Materials Transportation Act, 49 U.S.C. § 5101 et seq., the Resource Conservation and Recovery Act, 42 U.S.C. § 6901 et seq., the Clean Water Act, 33 U.S.C. § 1251 et seq., the Clean Air Act, 42 U.S.C. § 7401 et seq., the Toxic Substances Control Act, 15 U.S.C. § 2601 et seq., the Occupational Safety and Health Act, 29 U.S.C. § 651 et seq., and the Oil Pollution Act of 1990, 33 U.S.C. § 2701 et seq., and all analogous state or local statutes, and the regulations promulgated pursuant thereto.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of investigation and remediation, fines, penalties or indemnities), directly or indirectly resulting from or based upon (a) noncompliance with any Environmental Law including any failure to obtain, maintain or comply with any Environmental Permit, (b) the generation, use, handling, transportation, storage or treatment of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the Release or threatened Release of any Hazardous Materials or (e) any contract or agreement to the extent pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Environmental Permit” means any permit, approval, identification number, license or other authorization required under any Environmental Law.

“Equity Interests” means, with respect to any Person, all of the shares, interests, rights, participations or other equivalents (however designated) of capital stock of (or other ownership or profit interests or units in) such Person and all of the warrants, options or other rights for the purchase, acquisition or exchange from such Person of any of the foregoing (including through convertible securities); provided, that any instrument evidencing Indebtedness convertible or exchangeable for Equity Interests shall not be deemed to be Equity Interests unless and until such instrument is so converted or exchanged.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that is under common control with a Loan Party or any Restricted Subsidiary within the meaning of Section 414(b) or (c) of the Code or Section 4001 of ERISA (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by a Loan Party, any Restricted Subsidiary or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a “substantial employer” (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by a Loan Party, any Restricted Subsidiary or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is insolvent (within the meaning of Section 4245 of ERISA) or in “endangered” or “critical” status (within the meaning of Section 432 of the Code or Section 305 of ERISA); (d) a determination that any Pension Plan is in “at risk” status (within the meaning of Section 430 of the Code or Section 303 of ERISA); (e) the filing of a notice of intent to terminate, the treatment of a Pension Plan or Multiemployer Plan amendment as a termination under Sections 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (f) an event or condition which constitutes grounds under Section 4042 of ERISA for, and that would reasonably be expected to result in, the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; (g) with respect to a Pension Plan, the failure to satisfy the minimum funding standard of Sections 412 or 430 of the Code or Sections 302 or 303 of ERISA, whether or not waived, or the filing, pursuant to Section 412(c) of the Code or Section 302(c) of ERISA, of an application for the waiver of the minimum funding standard with respect to any Pension Plan; (h) a failure by a Loan Party, any Restricted Subsidiary or any ERISA Affiliate to make a required contribution to a Multiemployer Plan; (i) the occurrence of a nonexempt prohibited transaction (within the meaning of Section 4975 of the Code or Section 406 of ERISA) which would result in liability to a Loan Party or any Restricted Subsidiary; (j) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due under Section 4007 of ERISA, upon a Loan Party, any Restricted Subsidiary or any ERISA Affiliate; (k) the imposition of a Lien pursuant to Section 430(k) of the Code or pursuant to ERISA with respect to any Pension Plan; or (l) any condition that constitutes grounds for the revocation by the IRS of the qualified or Tax-exempt status of any Plan or any trust thereunder that is intended to qualify for Tax-exempt status under Section 401 or 501 of the Code.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.

“Eurodollar Rate” means:

(a) for any Interest Period with respect to a Eurodollar Rate Loan, the rate per annum determined by the Administrative Agent at approximately 11:00 a.m. (London time) on the date that is two Business Days prior to the commencement of such Interest Period by reference to the interest settlement rates for deposits in Dollars appearing on Reuters Screen LIBOR01 Page (or otherwise on the Reuters screen) (the “Published LIBOR Rate”) for a period equal to such Interest Period; provided that, to the extent that an interest rate is not ascertainable pursuant to the foregoing provisions of this definition, the “Eurodollar Rate” shall be the Interpolated Rate;

(b) for any interest calculation with respect to an ABR Loan on any date, the rate per annum determined by the Administrative Agent at approximately 11:00 a.m. (London time) on such date by reference to the Published LIBOR Rate for deposits in Dollars with a term of one month; provided that, to the extent that an interest rate is not ascertainable pursuant to the foregoing provisions of this definition, the “Eurodollar Rate” shall be the Interpolated Rate;

in the case of each of clause (a) and (b) above, multiplied by Statutory Reserves; provided that, if the Eurodollar Rate shall be less than 0%, such rate shall be deemed to be 0% for purposes of this Agreement; provided, further, that notwithstanding the foregoing, the Eurodollar Rate (before giving effect to any adjustment for Statutory Reserves) shall, in respect of Initial Term Loans only, be deemed not to be less than 1.00% per annum at any time.

“Eurodollar Rate Loan” means a Loan that bears interest at a rate based on clause (a) of the definition of “Eurodollar Rate.” Eurodollar Rate Loans shall be denominated in Dollars.

“Event of Default” has the meaning set forth in Section 8.01.

“Excess Cash Flow” means, for any period, an amount equal to:

(a) the sum, without duplication, of:

(i) Consolidated Net Income for such period,

(ii) an amount equal to the amount of all non-cash charges (including depreciation and amortization) to the extent deducted in arriving at such Consolidated Net Income (except to the extent that such non-cash charges represent an accrual or reserve for potential cash charges to be taken in any future period and not included in Consolidated Working Capital),

(iii) decreases in Consolidated Working Capital for such period,

(iv) an amount equal to the aggregate net non-cash loss on Dispositions by the Consolidated Parties during such period (other than sales in the ordinary course of business) to the extent deducted in arriving at such Consolidated Net Income,

(v) expenses deducted from Consolidated Net Income during such period in respect of expenditures made during any prior period for which a deduction from Excess Cash Flow was made in such period pursuant to clause (b)(xi) below,

(vi) cash income or gain (actually received in cash) excluded from the calculation of Consolidated Net Income for such period pursuant to the definition thereof, and

(vii) the amount of Tax expense deducted from Consolidated Net Income in such period (including penalties and interest or Tax reserves) paid for such period, minus

(b) the sum (in each case, to the extent not deducted in calculating Consolidated Net Income), without duplication, of:

(i) an amount equal to the amount of all non-cash credits included in arriving at such Consolidated Net Income,

(ii) the amount of Capital Expenditures or acquisitions of intellectual property permitted hereunder to the extent (A) not expensed or accrued during such period and (B) such Capital Expenditures or acquisitions were financed with Internally Generated Cash,

(iii) to the extent financed with Internally Generated Cash, the aggregate amount of all principal payments of Indebtedness of the Consolidated Parties (including (A) the principal component of payments in respect of Capitalized Leases and (B) the amount of any scheduled repayment of Initial Term Loans pursuant to Section 2.07, Extended Term Loans, Refinancing Term Loans, Incremental Term Loans or Replacement Term Loans and any mandatory prepayment of Term Loans pursuant to Section 2.05(b)(ii) to the extent required due to a Disposition that resulted in an increase to Consolidated Net Income and not in excess of the lesser of (1) the amount of such increase and (2) the Net Proceeds of such Disposition, but in each case excluding (X) all other voluntary prepayments of Term Loans and (Y) all prepayments or repayments in respect of any revolving credit facility, unless accompanied by a permanent reduction of the related commitments),

(iv) an amount equal to the aggregate net non-cash gain on Dispositions by the Consolidated Parties during such period (other than Dispositions in the ordinary course of business) to the extent included in arriving at such Consolidated Net Income,

(v) increases in Consolidated Working Capital for such period,

(vi) the amount of Permitted Acquisitions made during such period pursuant to Section 7.02(i) and other Investments made during such period pursuant to Section 7.02(s) or Section 7.02(t), in each case to the extent financed with Internally Generated Cash,

(vii) the amount of Restricted Payments paid during such period pursuant to Section 7.06(f), Section 7.06(g) or Section 7.06(h), in each case to the extent financed with Internally Generated Cash,

(viii) the aggregate amount of any premium, make-whole or penalty payments actually paid in cash by the Consolidated Parties during such period that are required to be made in connection with any prepayment of Indebtedness to the extent that such payments are not expensed during such period or any previous period, in each case to the extent financed with Internally Generated Cash,

(ix) the amount of cash Taxes (including penalties and interest or Tax reserves) actually paid or currently payable by the Borrower with respect to such period and attributable to the Consolidated Net Income of the Consolidated Parties,

(x) cash expenditures in respect of Swap Contracts during such period to the extent not deducted in arriving at such Consolidated Net Income,

(xi) reimbursable or insured expenses incurred during such fiscal year to the extent that such reimbursement has not yet been received and to the extent not deducted in arriving at such Consolidated Net Income (in which case the respective reimbursement shall increase Excess Cash Flow in the period in which it is received), and

(xii) the aggregate consideration to be paid, during the 12-month period immediately succeeding such period, by the Borrower or any of its Restricted Subsidiaries pursuant to binding contractual commitments, letters of intent or purchase orders (“Contract Consideration”), in each case, entered into during such period, relating to Permitted Acquisitions, other Investments (other than investments in Cash Equivalents) or Capital Expenditures; provided that, to the extent the aggregate amount of Internally Generated Cash actually utilized to finance such Permitted Acquisitions, Investments or Capital Expenditures during such succeeding 12-month period is less than the Contract Consideration deducted pursuant to this clause (xii), the amount of such shortfall shall be added to the calculation of Excess Cash Flow with respect to such 12-month period.

Notwithstanding anything in the definition of any term used in the definition of “Excess Cash Flow” to the contrary, all components of Excess Cash Flow shall be computed for the Consolidated Parties on a consolidated basis.

“Excess Cash Flow Period” means each fiscal year of the Borrower commencing with and including the fiscal year ending December 31, 2018.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Excluded Assets” means (i) any fee owned real property (other than Material Real Properties) and any leasehold rights and interests in real property (including landlord waivers, estoppels and collateral access letters), (ii) motor vehicles, airplanes and other assets subject to certificates of title to the extent perfection of the security interest in such assets cannot be accomplished by the filing of a UCC financing statement (or equivalent), (iii) any lease, license or other agreement or any property subject to a purchase money security interest, capital lease obligation or similar arrangement, in each case to the extent permitted under the Loan Documents, to the extent that a grant of a security interest therein would violate or invalidate such lease, license or agreement, purchase money, capital lease or a similar arrangement or create a right of termination in favor of any other party thereto (other than the Borrower or any of its Affiliates), in each case, after giving effect to the applicable anti-assignment provisions of the UCC or other applicable Law and any consents that have otherwise been obtained, but excluding the proceeds and receivables thereof, the assignment of which is expressly deemed effective under applicable Law notwithstanding such prohibition, provided that the limitation on pledges and security interests in this clause (iii) shall (a) not apply to the extent any such limitation is contained in any agreement that relates to Credit Agreement Refinancing Indebtedness and (b) only apply to the extent that such limitation is otherwise permitted under Section 7.09, (iv) any lease, license, permit, property or agreement to the extent that a grant of a security interest therein is prohibited by applicable Law (including restrictions in respect of margin stock and financial assistance, fraudulent conveyance, preference, thin capitalization or other similar laws or regulations), or any governmental licenses or state or local franchises, charters and authorizations (other than to the extent such prohibition is rendered ineffective under the UCC or other applicable Law notwithstanding such prohibition), or requires governmental or third party consents required pursuant to applicable Law that have not been obtained, (v) to the extent not permitted (after the Borrower’s use of commercially reasonable efforts to provide such Collateral) by the terms of such Person’s organizational or joint venture documents (except to the extent such prohibition is rendered ineffective after giving effect to applicable anti-assignment provisions of the UCC, other than the proceeds and receivables thereof the assignment of which is expressly deemed effective under the UCC notwithstanding such prohibition or restriction), Equity Interests and Margin Stock in any Person other than wholly-owned Restricted Subsidiaries of the Borrower, (vi) any property or assets to the extent that the creation or perfection of pledges of, or security interests in, such property or assets results in material adverse Tax consequences to the Borrower, as reasonably determined by the Borrower and the Administrative Agent, (vii) any property subject to a Lien permitted by Section 7.01(u), (w) or (aa) (to the extent relating to a Lien originally permitted pursuant to Section 7.01(u) or (w)) to the extent that the granting of a security interest in such property would be prohibited under the terms of the Indebtedness secured thereby after giving effect to the applicable anti-assignment provisions of the UCC, other than the proceeds and receivables thereof the assignment of which is expressly deemed effective under the UCC notwithstanding such prohibition or restriction, (viii) any intent-to-use trademark application prior to the filing of a “Statement of Use” or “Amendment to Allege Use” with respect thereto, to the extent, if any, that, and solely during the period, if any, in which the grant of a security interest therein would impair the validity or enforceability of such intent-to-use trademark application under applicable federal law, (ix) particular assets if and for so long as the Administrative Agent reasonably determines in consultation with the Borrower that the costs of creating or perfecting such pledges or security interests in such assets or obtaining title insurance, surveys, abstracts or appraisals in respect of such assets required by the Administrative Agent are excessive in relation to the benefits to be obtained by the Lenders therefrom, (x) assets owned by Excluded Subsidiaries, (xi) 35% of the voting stock of any first-tier wholly-owned CFC or CFC Holding Company, (xii) Equity Interests of Excluded Pledged Subsidiaries, (xiii) any asset or right under any contract, in each case to the extent that the Collateral Agent may not validly possess a security interest therein under applicable Law or the creation of a security interest in such property would require consent, approval, license or authority from a Person other than the Borrower or any of its Subsidiaries or Affiliates, including any Governmental Authority but excluding any other Person if such consent requirement is not permitted under Section 7.09, that has not otherwise been obtained, except, in each case, to the extent such requirement is rendered inapplicable under the UCC or other Law, including, to the extent applicable, any contract rights of any Restricted Subsidiary of the Borrower acquired or created after the Closing Date that is (i) an “investment adviser,” within the meaning of the Investment Advisers Act that is registered or required to be registered thereunder; and/or (ii) a “broker” or “dealer” within the meaning of the Exchange Act that is registered or required to be registered under the Exchange Act and (xiv) to the extent used exclusively to hold funds in trust for the benefit of third parties, (A) payroll, healthcare and other employee wage and benefit accounts, (B) Tax accounts, including, without limitation, sales Tax accounts, (C) escrow, defeasance and redemption accounts and (D) fiduciary or trust accounts and, in the case of clauses (A) through (D), the funds or other property held in or maintained in any such account; provided, however, that Excluded Assets shall not include any Proceeds, substitutions or replacements of any Excluded Assets referred to in clauses (i) through (xiv) (unless such Proceeds, substitutions or replacements would independently constitute Excluded Assets referred to in clauses (i) through (xiv)). For avoidance of doubt, any asset or right under any contract, in each case to the extent that the Collateral Agent may not validly possess a security interest therein under applicable Law or the creation of a security interest in such property would require consent, approval, license or authority from a Person other than the Borrower or any of its Subsidiaries or Affiliates, including any Governmental Authority, except, in each case, to the extent such requirement is rendered inapplicable under the UCC or other Laws, including, for the avoidance of doubt, any contract rights of the BD Subsidiary and any other Subsidiary of the Borrower that is registered as a broker-dealer under the Exchange Act. For the avoidance of doubt, neither the Redemption Account nor any Equity Interests of the BD Subsidiary or the Advisory Services Company shall constitute Excluded Assets.

“Excluded Pledged Subsidiary” means (a) any Subsidiary for which the pledge of its Equity Interests is prohibited by applicable Law or for which governmental (including regulatory) consent, approval, license or authorization would be required unless such consent, approval, license or authorization has been received and (b) any Unrestricted Subsidiary.

“Excluded Subsidiary” means (a) any Subsidiary of the Borrower that is not a Domestic Subsidiary, (b) any Subsidiary that is prohibited by applicable Law (including financial assistance, fraudulent conveyance, preference, capitalization or other similar laws and regulations) or contractual obligation existing at the time of acquisition thereof after the Closing Date (but only if the contractual prohibition is not created in contemplation of the Closing Date or such acquisition and, in any event, only for so long as such prohibition continues to exist), in each case, from guaranteeing the Obligations or if guaranteeing the Obligations would require governmental (including regulatory) consent, approval, license or authorization that has not otherwise been obtained, (c) any Unrestricted Subsidiaries, (d) any Foreign Subsidiary that is a CFC, (e) any direct or indirect Subsidiary substantially all the assets of which consist of the Equity Interests of one or more Foreign Subsidiaries that are CFCs (“CFC Holding Company”), (f) any Domestic Subsidiary of a Foreign Subsidiary that is a CFC, (g) the BD Subsidiary and any other Subsidiary of the Borrower that is registered as a broker-dealer under the Exchange Act and (h) any other Restricted Subsidiary to the extent that the burden or cost of obtaining a guarantee of the Obligations is excessive in comparison to the benefit to the Lenders afforded thereby, as reasonably determined by the Administrative Agent in consultation with the Borrower. For the avoidance of doubt, the Advisory Services Subsidiary shall not be an Excluded Subsidiary.

“Excluded Swap Obligation” means, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act (a “Swap Obligation”), if, and to the extent that, all or a portion of the Guarantee of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any Guarantee thereof) is or becomes illegal or unlawful under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the Guarantee of such Guarantor or the grant of such security interest would otherwise have become effective with respect to such related Swap Obligation but for such Guarantor’s failure to constitute an “eligible contract participant” at such time. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guarantee or security interest is or becomes illegal or unlawful under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof).

“Executive Order” means Executive Order 13224 signed on September 23, 2001.

“Existing Credit Facility” means the Credit Agreement, dated as of December 31, 2015, among TaxACT Holdings, Inc., TaxACT, Inc., H.D. Vest, Inc., the guarantors party thereto, the lenders party thereto and Bank of Montreal, as Administrative Agent.

“Existing Revolver Tranche” has the meaning set forth in Section 2.16(b).

“Existing Term Loan Tranche” has the meaning set forth in Section 2.16(a).

“Extended Revolving Credit Commitments” has the meaning set forth in Section 2.16(b).

“Extending Revolving Credit Lender” has the meaning set forth in Section 2.16(c).

“Extended Revolving Credit Loans” means one or more Classes of Revolving Credit Loans that result from an Extension Amendment.

“Extended Term Loans” has the meaning set forth in Section 2.16(a).

“Extending Term Lender” has the meaning set forth in Section 2.16(c).

“Extension” means the establishment of an Extension Series by amending a Loan pursuant to the terms of Section 2.16 and the applicable Extension Amendment.

“Extension Amendment” has the meaning set forth in Section 2.16(d).

“Extension Election” has the meaning set forth in Section 2.16(c).

“Extension Request” means any Term Loan Extension Request or a Revolver Extension Request, as the case may be.

“Extension Series” means any Term Loan Extension Series or a Revolver Extension Series, as the case may be.

“Facility” means the Revolving Credit Facility, a given Extension Series of Extended Revolving Credit Commitments, a given Refinancing Series of Refinancing Revolving Credit Loans, the Term Facility, a given Extension Series of Extended Term Loans, a given Class of Incremental Term Loans or a given Refinancing Series of Refinancing Term Loans, as the context may require.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.

“Federal Funds Effective Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions, as published by the Federal Reserve Bank on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate charged to the Administrative Agent on such day on such transactions as determined by the Administrative Agent.

“FINRA” shall mean the Financial Industry Regulatory Authority, including any successor agency thereto.

“FIRREA” means the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended.

“First Amendment” means the First Amendment, dated as of November 28, 2017, among the Borrower, the Guarantors party thereto, the Administrative Agent and the Lender party thereto.

“First Amendment Closing Date” means November 28, 2017.

“Flood Insurance Laws” means, collectively, (i) National Flood Insurance Reform Act of 1994 (which comprehensively revised the National Flood Insurance Act of 1968 and the Flood Disaster Protection Act of 1973) as now or hereafter in effect or any successor statute thereto, (ii) the Flood Insurance Reform Act of 2004 as now or hereafter in effect or any successor statue thereto and (iii) the Biggert-Waters Flood Insurance Reform Act of 2012 as now or hereafter in effect or any successor statute thereto and any and all official rulings and interpretation thereunder or thereof.

“Foreign Lender” means a Lender that is not a U.S. Person.

“Foreign Pension Plan” means a registered pension plan which is subject to applicable pension legislation other than ERISA or the Code, which a Loan Party or Restricted Subsidiary sponsors or maintains, or to which it makes or is obligated to make contributions.

“Foreign Plan” means each Foreign Pension Plan, deferred compensation or other retirement or superannuation plan, fund, program, agreement, commitment or arrangement (as amended, waived, supplemented, renewed or otherwise modified from time to time) whether oral or written, funded or unfunded, sponsored, established, maintained or contributed to, or required to be contributed to, or with respect to which any liability is borne, outside the United States of America, by any Loan Party or Restricted Subsidiary, other than any such plan, fund, program, agreement or arrangement sponsored by a Governmental Authority.

“Foreign Subsidiary” means any direct or indirect Subsidiary of the Borrower that is not a Domestic Subsidiary.

“Former Administrative Agent” has the meaning set forth in the definition of “Administrative Agent”.

“Former Collateral Agent” has the meaning set forth in the definition of “Collateral Agent”.

“Fronting Exposure” means, at any time there is a Defaulting Lender, such Defaulting Lender’s Pro Rata Share of the outstanding L/C Obligations other than L/C Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof.

“Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course.

“GAAP” means generally accepted accounting principles in the United States of America, as in effect from time to time; provided, however, that, subject to Section 1.03, if the Borrower notifies the Administrative Agent that it requests an amendment to any provision hereof to eliminate the effect of any change occurring after the Closing Date in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, administrative tribunal, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supranational body exercising such powers or functions, such as the European Union or the European Central Bank).

“Granting Lender” has the meaning set forth in Section 10.07(h).

“Guarantee” means, as to any Person, without duplication, any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness of the payment or performance of such Indebtedness, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term “Guarantee” as a verb has a corresponding meaning.

“Guaranteed Obligations” has the meaning set forth in Section 11.01.

“Guarantors” means each Required Guarantor, as defined in the definition of “Collateral and Guarantee Requirement”, and each other Restricted Subsidiary that shall have become a Guarantor after the Closing Date pursuant to Section 6.11. For the avoidance of doubt, the Borrower in its sole discretion may cause any Immaterial Subsidiary that is a Domestic Subsidiary and a Restricted Subsidiary to Guarantee the Obligations by causing such Restricted Subsidiary to execute a joinder to this Agreement in form and substance reasonably satisfactory to the Administrative Agent, and any such Restricted Subsidiary shall be a Guarantor and Loan Party hereunder for all purposes.

“Guaranty” means, collectively, the guaranty of the Obligations by the Guarantors pursuant to this Agreement.

“hazardous Materials” means all pollutants or contaminants, in any form, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas and toxic mold, and all materials, substances and wastes that otherwise are regulated pursuant to, or which could give rise to liability under, applicable Environmental Law.

“HDV holdings” means HDV Holdings, Inc., a Delaware corporation.

“honor Date” has the meaning set forth in Section 2.03(c)(i).

“IBA” has the meaning assigned to such term in Section 1.12.

“Immaterial Subsidiary” means any direct or indirect Subsidiary of the Borrower that is not a Material Domestic Subsidiary or Material Foreign Subsidiary.

“Incremental Amendment” has the meaning set forth in Section 2.14(f).

“Incremental Commitments” has the meaning set forth in Section 2.14(a).

“Incremental Facility Closing Date” has the meaning set forth in Section 2.14(d).

“Incremental Lenders” has the meaning set forth in Section 2.14(c).

“Incremental Loan” has the meaning set forth in Section 2.14(b).

“Incremental Request” has the meaning set forth in Section 2.14(a).

“Incremental Revolving Credit Lender” has the meaning set forth in Section 2.14(c).

“Incremental Revolving Loan” has the meaning set forth in Section 2.14(b).

“Incremental Term Commitments” has the meaning set forth in Section 2.14(a).

“Incremental Term Lender” has the meaning set forth in Section 2.14(c).

“Incremental Term Loan” has the meaning set forth in Section 2.14(b).

“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following:

(a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

(b) the maximum amount (after giving effect to any prior drawings or reductions which may have been reimbursed) of all outstanding letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds, performance bonds and similar instruments issued or created by or for the account of such Person;

(c) net obligations of such Person under all Swap Contracts to the extent required to be reflected on a balance sheet of such Person;

(d) all obligations of such Person to pay the deferred purchase price of property or services;

(e) indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements and mortgage, industrial revenue bond, industrial development bond and similar financings), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

(f) all Attributable Indebtedness;

(g) all obligations of such Person in respect of Disqualified Equity Interests if and to the extent that the foregoing would constitute indebtedness or a liability in accordance with GAAP; and

(h) to the extent not otherwise included above, all Guarantees of such Person in respect of Indebtedness described in clauses (a) through (g) in respect of any of the foregoing.

For all purposes hereof, the Indebtedness of any Person shall (A) include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner, except to the extent such Person’s liability for such Indebtedness is otherwise limited, (B) in the case of the Consolidated Parties, exclude all intercompany Indebtedness payable on demand or having a term not exceeding 364 days (inclusive of any rollover or extensions of terms) and made in the ordinary course of business (other than, with respect to Indebtedness of Consolidated Parties, intercompany Indebtedness owing by any Consolidated Party to any Unrestricted Subsidiary) and (C) exclude (i) trade accounts and accrued expenses payable in the ordinary course of business, (ii) any earn-out obligation, contingent post-closing purchase price adjustments or indemnification payments in connection with any Permitted Acquisition or permitted Investment, any acquisition consummated prior to the Closing Date or any permitted Disposition, unless such obligation is not paid after becoming due and payable, (iii) accruals for payroll and other liabilities accrued in the ordinary course of business and (iv) purchase price holdbacks in respect of a portion of the purchase price of an asset to satisfy warranty or other unperformed obligations of the respective seller. The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date. The amount of Indebtedness of any Person for purposes of clause (e) shall be equal to the lesser of (x) the aggregate unpaid amount thereof and (y) the fair market value of any assets of such Person securing such Indebtedness or to which such Indebtedness otherwise has recourse.

“Indemnified Taxes” means, with respect to any Agent or any Lender, (A) all Taxes imposed on or with respect to payments made by or on account of any obligation of any Loan Party under any Loan Document other than (i) any Taxes imposed on or measured by net income (however denominated), franchise (and similar) Taxes, and branch profits (or similar) Taxes, in each case (a) imposed by a jurisdiction as a result of such recipient being organized in or having its principal office or applicable lending office in such jurisdiction, or (b) that are Other Connection Taxes, (ii) any Taxes attributable to the failure of such Agent or Lender to deliver the documentation required to be delivered pursuant to Section 3.01(d), (iii) in the case of a Lender (other than an assignee pursuant to a request by the Borrower under Section 3.07(a)), any U.S. withholding Tax imposed on amounts payable to or for the account of such Lender hereunder pursuant to a Law in effect on the date on which the Lender becomes a party to this Agreement or acquires an applicable interest in the Loan, or designates a new Lending Office, except to the extent such Lender (or its assignor, if any) was entitled, immediately prior to the time of designation of a new Lending Office (or assignment), to receive additional amounts from the Borrower or any Subsidiary Guarantor pursuant to Section 3.01, and (iv) any U.S. federal withholding Taxes imposed under FATCA, and (B) to the extent not otherwise described in clause (A), Other Taxes.

“Indemnitees” has the meaning set forth in Section 10.05.

“Independent Financial Advisor” means an accounting, appraisal, investment banking firm or consultant of nationally recognized standing that is, in the good faith judgment of the Borrower, qualified to perform the task for which it has been engaged and that is independent of the Borrower and its Affiliates.

“Information” has the meaning set forth in Section 10.08.

“Initial Term Commitment” means, as to each Term Lender, its obligation to make an Initial Term Loan to the Borrower pursuant to Section 2.01(a) in an aggregate amount not to exceed the amount set forth opposite such Lender’s name on Schedule 1.01 under the caption “Initial Term Commitment” or in the Assignment and Assumption pursuant to which such Term Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement (including Section 2.14). The aggregate amount of the Initial Term Commitments on the First Amendment Closing Date is $350,000,000.

“Initial Term Loans” means (i) prior to the First Amendment Closing Date, the term loans made by the Term Lenders to the Borrower pursuant to Section 2.01(a) on the Closing Date, (ii) on and after the First Amendment Closing Date until immediately prior to the Amendment No. 2 Effective Date, the November 2017 Refinancing Term Loans made on the First Amendment Closing Date ~~and~~, (iii) on and after the Amendment No. 2 Effective Date until immediately prior to the Amendment No. 4 Effective Date, the Amendment No. 2 Additional Initial Term Loans together with the Initial Term Loans outstanding immediately prior to the Amendment No. 2 Effective Date~~. .~~ and (iv) on and after the Amendment No. 4 Effective Date, the Amendment No. 4 Additional Initial Term Loans together with the Initial Term Loans outstanding immediately prior to the Amendment No. 4 Effective Date (as amended by Amendment No. 4).

“Intellectual Property Security Agreement” has the meaning set forth in the Security Agreement.

“Intercompany Note” means a promissory note substantially in the form of Exhibit F.

“Interest Payment Date” means, (a) as to any Eurodollar Rate Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date of the Facility under which such Loan was made; provided that if any Interest Period for a Eurodollar Rate Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates and (b) as to any ABR Loan, the last Business Day of each March, June, September and December and the Maturity Date of the Facility under which such Loan was made; provided that the Amendment No.  ~~2~~4 Effective Date shall constitute an Interest Payment Date with respect to accrued and unpaid interest up to but excluding the Amendment No. ~~2~~4 Effective Date for the Initial Term Loans.

“Interest Period” means, as to each Eurodollar Rate Loan, the period commencing on the date such Eurodollar Rate Loan is disbursed or converted to or continued as a Eurodollar Rate Loan and ending on the date that is one, two, three or six months thereafter or, to the extent agreed in writing by each Lender of such Eurodollar Rate Loan, 12 months, as selected by the Borrower in its Committed Loan Notice; provided that:

(a) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

(b) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period;

(c) the initial Interest Period following the Closing Date shall be for one month; and

(d) no Interest Period shall extend beyond the applicable Maturity Date.

“Internally Generated Cash” means, with respect to any Person, funds of such Person and its Subsidiaries to the extent not (i) constituting (x) proceeds of the issuance of (or contributions in respect of) Equity Interests of such Person, (y) proceeds of the incurrence of Indebtedness by such Person or any of its Subsidiaries (other than under any revolving credit facility or line of credit) or (z) proceeds of Dispositions or Casualty Events or (ii) used for any purpose that would require the utilization of the Available Amount.

“Interpolated Rate” means, at any time, the rate per annum determined by the Administrative Agent (which determination shall be conclusive and binding absent manifest error) to be equal to the rate that results from interpolating on a linear basis between: (a) the rate as displayed on pages LIBOR01 or LIBOR02 of the Reuters screen that displays such rate (or, in the event such rate does not appear on a Reuters page or screen, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion; in each case the “Screen Rate”) for the longest period (for which that Screen Rate is available in Dollars) that is shorter than the Interest Period and (b) the Screen Rate for the shortest period (for which that Screen Rate is available for Dollars) that exceeds the Interest Period, in each case, as of approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period; provided that if the Interpolated Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition (including pursuant to a Division) of Equity Interests or debt or other securities of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of Indebtedness of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person or (c) the purchase or other acquisition (in one transaction or a series of transactions) of all or substantially all of the property and assets or business of another Person or assets constituting a business unit, line of business or division of such Person. For purposes of covenant compliance, the amount of any Investment at any time shall be the amount actually invested (measured at the time made), without adjustment for subsequent increases or decreases in the value of such Investment.

“Investment Adviser” means Persons who are engaged by HD Vest, Inc. or its Subsidiaries and who are: (a) investment advisers registered under the Investment Advisers Act or are supervised persons of, or persons associated with, an investment adviser (in each case as defined in the Investment Advisers Act); and/or (b) broker-dealers registered under the Exchange Act (or associated persons thereof, as defined in the Exchange Act).

“Investment Advisers Act” means the United States Investment Advisers Act of 1940, as amended, and the rules and regulations promulgated thereunder.

“IP Rights” has the meaning set forth in Section 5.15.

“IRS” means the U.S. Internal Revenue Service.

“ISP” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice, Inc. (or such later version thereof as may be in effect at the time of issuance).

“Issuer Documents” means with respect to any Letter of Credit, the Letter of Credit Application, and any other document, agreement and instrument entered into by the applicable L/C Issuer, the Borrower (or any Subsidiary) or in favor of such L/C Issuer and relating to such Letter of Credit.

“Junior Financing” has the meaning set forth in Section 7.13(a).

“Junior Financing Documentation” means any documentation governing any Junior Financing.

“Latest Maturity Date” means, at any date of determination, the latest Maturity Date applicable to any Loan or Commitment hereunder at such time, including the latest maturity date of any Extended Revolving Credit Commitments, Refinancing Revolving Credit Commitments, Extended Term Loans, Incremental Term Loans, Refinancing Term Loans, Replacement Term Loans and Refinancing Term Commitments, in each case as extended in accordance with this Agreement from time to time.

“Laws” means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, legally binding guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the legally binding interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, legally binding requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority.

“L/C Advance” means, with respect to each Revolving Credit Lender, such Lender’s funding of its participation in any L/C Borrowing in accordance with its Pro Rata Share or other applicable share provided for under this Agreement. All L/C Advances shall be denominated in Dollars.

“L/C Borrowing” means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the applicable Honor Date or refinanced as a Revolving Credit Borrowing. All L/C Borrowings shall be denominated in Dollars.

“L/C Credit Extension” means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the renewal or increase of the amount thereof.

“L/C Fronting Fee” has the meaning set forth in Section 2.03(i).

“L/C Issuer” means Credit Suisse AG, Cayman Islands Branch and KeyBank National Association (directly or through their respective Affiliates) and any other Lender that becomes an L/C Issuer in accordance with Section 2.03(k) or 10.07(j), in each case, in its capacity as an issuer of Letters of Credit hereunder, or any successor issuer of Letters of Credit hereunder. If there is more than one L/C Issuer at any given time, the term L/C Issuer shall refer to the relevant L/C Issuer(s).

“L/C Obligations” means, as at any date of determination, the aggregate amount available to be drawn under all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amounts, including all L/C Borrowings. For purposes of computing the amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.10. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.

“LCT Election” has the meaning set forth in Section 1.08.

“LCT Test Date” has the meaning set forth in Section 1.08.

“Lender” has the meaning set forth in the introductory paragraph to this Agreement and, as the context requires, includes the L/C Issuers and each Additional Lender and Additional Refinancing Lender that becomes a Lender in accordance with the terms hereof, and their respective successors and assigns as permitted hereunder, each of which is referred to herein as a “Lender.”

“Lending Office” means, as to any Lender, such office or offices as a Lender may from time to time notify the Borrower and the Administrative Agent.

“Letter of Credit” means any standby letter of credit issued hereunder.

“Letter of Credit Application” means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the relevant L/C Issuer.

“Letter of Credit Expiration Date” means the day that is five (5) Business Days prior to the scheduled Maturity Date then in effect for the applicable Revolving Credit Facility.

“Letter of Credit Sublimit” means an amount equal to the lesser of (a) $7,500,000 and (b) the aggregate amount of the Revolving Credit Commitments. The Letter of Credit Sublimit is part of, and not in addition to, the Revolving Credit Facility.

“Lien” means any mortgage, pledge, hypothecation, collateral assignment, security deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to Real Property, and any Capitalized Lease having substantially the same economic effect as any of the foregoing).

“Limited Condition Transaction” has the meaning set forth in Section 2.14(d)(i).

“Liquidity” means, as of any date of determination, the sum of (a) the aggregate amount of unrestricted cash and Cash Equivalents of the Borrower and its Restricted Subsidiaries and (b) the amount by which the aggregate Revolving Credit Commitments exceed the sum of (i) the Outstanding Amount of Revolving Credit Loans plus (ii) the Outstanding Amount of L/C Obligations.

“LLC” means any Person that is a limited liability company under the laws of its jurisdiction of formation.

“Loan” means an extension of credit under Article II by a Lender to the Borrower in the form of a Term Loan or a Revolving Credit Loan (including any Initial Term Loans (including any Amendment No. 2 Additional Initial Term Loans and Amendment No. 4 Additional Initial Term Loans), any Incremental Term Loans and any extensions of credit under any Revolving Commitment Increase (including under the Amendment No. 2 Additional Revolving Credit Commitment), any Extended Term Loans and any extensions of credit under any Extended Revolving Credit Commitment, any Refinancing Term Loans and any extensions of credit under any Refinancing Revolving Credit Commitment and any Replacement Term Loans).

“Loan Documents” means, collectively, (i) this Agreement (including the schedules hereto), (ii) the Notes, (iii) the Collateral Documents, (iv) any Refinancing Amendment, Incremental Amendment or Extension Amendment, (v) each Letter of Credit Application, (vi) any amendment or joinder to this Agreement (including, for the avoidance of doubt, the First Amendment and Amendment No. 2) and (vii) the Agency Transfer Agreement.

“Loan Parties” means, collectively, the Borrower and each Subsidiary Guarantor.

“London Banking Day” means any day on which dealings in Dollar deposits are conducted by and between banks in the London interbank eurodollar market.

“LTM EBITDA” means, as of any date of determination, Consolidated EBITDA calculated on a Pro Forma Basis on a trailing twelvemonth basis as of the last day of the most recent Test Period.

“Margin Stock” shall have the meaning assigned to such term in Regulation U of the Board of Governors of the United States Federal Reserve System, or any successor thereto.

“Master Agreement” shall have the meaning set forth in the definition of “Swap Contract.”

“Material Adverse Effect” means a material adverse effect on (i) the business, condition (financial or otherwise), operations, performance, properties or prospects, in each case, of the Consolidated Parties, taken as a whole, (ii) the rights and remedies (taken as a whole) of the Administrative Agent hereunder or under the other Loan Documents or (iii) the ability of the Borrower or any Subsidiary Guarantor to perform its payment obligations hereunder or under the other Loan Documents.

“Material Domestic Subsidiary” means, at any date of determination, each of the Borrower’s Domestic Subsidiaries that is a Restricted Subsidiary (i) whose total assets as of the last day of the most recently ended fiscal quarter of the Borrower for which financial statements have been delivered pursuant to Section 6.01(a) or (b) comprised in the aggregate more than 5.0% of Total Assets as of such date or (ii) whose gross revenues for such fiscal quarter comprised more than 5.0% of the consolidated gross revenues of the Consolidated Parties for such fiscal quarter.

“Material Foreign Subsidiary” means, at any date of determination, each of the Borrower’s Foreign Subsidiaries that is a Restricted Subsidiary (a) whose total assets as of the last day of the most recently ended fiscal year of the Borrower for which financial statements have been delivered pursuant to Section 6.01(a) comprised in the aggregate more than 5.0% of Total Assets as of such date or (b) whose gross revenues for such fiscal year comprised more than 5.0% of the consolidated gross revenues of the Consolidated Parties for such fiscal year. As of the Closing Date, the Borrower does not own, directly or indirectly, any Foreign Subsidiaries other than Simple Tax Software, Inc.

“Material Non-Public Information” means information that is (a) not publicly available, (b) material with respect to the Consolidated Parties or their respective securities for purposes of United States federal and state securities laws and (c) of a type that would not be publicly disclosed in connection with any issuance by any Consolidated Party of debt or equity securities issued pursuant to a public offering, a Rule 144A offering or other private placement where assisted by a placement agent.

“Material Real Property” means any fee-owned real property located in the United States that is acquired by any Loan Party after the Closing Date and that has a fair market value in excess of $2,500,000 at the time of acquisition, as reasonably estimated by the Borrower in good faith; provided that the value of all such fee-owned real property which is not Material Real Property shall not exceed $5,000,000 in the aggregate.

“Material Subsidiary” means any Material Domestic Subsidiary or any Material Foreign Subsidiary.

“Maturity Date” means (i) with respect to the Initial Term Loans, May 22, 2024; (ii) with respect to the Revolving Credit Facility, May 22, 2022; (iii) with respect to any tranche of Extended Term Loans or Extended Revolving Credit Commitments, the final maturity date as specified in the applicable Extension Amendment, (iv) with respect to any Incremental Term Loans, the final maturity date as specified in the applicable Incremental Amendment, (v) with respect to any Refinancing Term Loans or Refinancing Revolving Credit Commitments, the final maturity date as specified in the applicable Refinancing Amendment, and (vi) with respect to any Replacement Term Loans, the final maturity date as specified in the applicable agreement; provided that, in each case, if such day is not a Business Day, the Maturity Date shall be the Business Day immediately succeeding such day.

“Maximum Rate” has the meaning set forth in Section 10.10.

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.

“Mortgage Policies” has the meaning set forth in the definition of “Collateral and Guarantee Requirement.”

“Mortgaged Properties” has the meaning set forth in the definition of “Collateral and Guarantee Requirement.”

“Mortgages” means collectively, the deeds of trust, trust deeds, hypothecs and mortgages made by the Loan Parties in favor or for the benefit of the Collateral Agent on behalf of the Secured Parties creating and evidencing a Lien on a Mortgaged Property in form and substance reasonably satisfactory to the Administrative Agent, and any other mortgages executed and delivered pursuant to Sections 6.11 and 6.13, in each case, as the same may from time to time be amended, restated, supplemented or otherwise modified.

“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which a Loan Party, any Restricted Subsidiary or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding six plan years, has made or been obligated to make contributions.

“Net Proceeds” means:

(a) 100% of the cash proceeds actually received by any Consolidated Party (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise and including casualty insurance settlements and condemnation awards, but in each case only as and when received) from any Disposition or Casualty Event, net of (i) attorneys’ fees, accountants’ fees, investment banking fees, survey costs, title insurance premiums and related search and recording charges, transfer Taxes, deed or mortgage recording Taxes, other customary expenses and brokerage, consultant and other customary fees and expenses actually incurred in connection therewith, (ii) the principal amount of any Indebtedness that is secured by a Lien (other than a Lien subordinated to the Liens securing the Obligations) on the asset subject to such Disposition or Casualty Event and that is required to be repaid in connection with such Disposition or Casualty Event (other than Indebtedness under the Loan Documents), together with any applicable premium, penalty, interest and breakage costs, (iii) in the case of any Disposition or Casualty Event by a non-wholly-owned Restricted Subsidiary, the pro rata portion of the Net Proceeds thereof (calculated without regard to this clause (iii)) attributable to minority interests and not available for distribution to or for the account of any wholly-owned Consolidated Party as a result thereof, (iv) Taxes actually paid or payable as a result thereof, (v) the amount of any reasonable reserve established in accordance with GAAP against any adjustment to the sale price or any liabilities (other than any Taxes deducted pursuant to clause (i) above) (x) related to any of the applicable assets and (y) retained by any Consolidated Party including, without limitation, pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations (however, the amount of any subsequent reduction of such reserve (other than in connection with a payment in respect of any such liability) shall be deemed to be Net Proceeds of such Disposition or Casualty Event occurring on the date of such reduction) and (vi) any funded escrow established pursuant to the documents evidencing any such sale or disposition to secure any indemnification obligations or adjustments to the purchase price associated with any such sale or disposition (provided that to the extent that any amounts are released from such escrow to a Consolidated Party, such amounts net of any related expenses shall constitute Net Proceeds); provided that, subject to the restrictions set forth in Section 7.05(i), if any Consolidated Party uses any portion of such proceeds to acquire, maintain, develop, construct, improve, upgrade or repair assets useful in the business of the Consolidated Parties (other than ordinary course current assets) or to make one or more Permitted Acquisitions (or any subsequent investment made in a Person, division or line of business previously acquired), in each case within 12 months of such receipt, such portion of such proceeds shall not constitute Net Proceeds except to the extent not, within 12 months of such receipt, so used or contractually committed to be so used (it being understood that if any portion of such proceeds are not so used within such 12-month period but within such 12-month period are contractually committed to be used, then upon the termination of such contract or if such Net Proceeds are not so used within the later of such 12-month period and 180 days from the entry into such contractual commitment, such remaining portion shall constitute Net Proceeds as of the date of such termination or expiry without giving effect to this proviso); provided, further, that no proceeds realized in a single transaction or series of related transactions shall constitute Net Proceeds unless the aggregate amount of such net proceeds shall exceed $10,000,000 in any fiscal year (and thereafter only net cash proceeds in excess of such amount shall constitute Net Proceeds under this clause (a)), and

(b) 100% of the cash proceeds from the incurrence, issuance or sale by any Consolidated Party of any Indebtedness or equity, as applicable, net of all Taxes paid or reasonably estimated to be payable as a result thereof and fees (including investment banking fees and discounts), commissions, costs and other expenses, in each case incurred in connection with such incurrence, issuance or sale.

For purposes of calculating the amount of Net Proceeds, fees, commissions and other costs and expenses payable to any Consolidated Party shall be disregarded.

“Non-Consenting Lender” has the meaning set forth in Section 3.07(d).

“Non-Defaulting Lender” means, at any time, a Lender that is not a Defaulting Lender.

“Non-Extension Notice Date” has the meaning set forth in Section 2.03(b)(iii).

“Non-Guarantor Cap” means the greater of $~~10,000,000~~20,000,000 and 10.0% of LTM EBITDA on the date such Investment is made, reduced by Investments made in reliance thereon under Section 7.02(c)(iii) and, without duplication, Indebtedness incurred in reliance thereon under Section 7.03(d).

“Note” means a Term Note or a Revolving Credit Note, as the context may require.

“Notice of Intent to Cure” has the meaning set forth in Section 8.04.

“November 2017 Refinancing Term Loans” means the “Refinancing Term Loans” specified in the First Amendment.

“Obligations” means (x) all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party and its Restricted Subsidiaries arising under any Loan Document or otherwise with respect to any Loan or Letter of Credit, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest, fees and expenses that accrue after the commencement by or against any Loan Party or Restricted Subsidiary of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest, fees and expenses are allowed claims in such proceeding and (y) for purposes of the definition of “Collateral and Guarantee Requirement,” the Collateral Documents, the Guaranty and Section 8.03 only, obligations of any Loan Party arising under any Secured Hedge Agreement or any Treasury Services Agreement. Without limiting the generality of the foregoing, the Obligations of the Loan Parties under the Loan Documents (and of their Restricted Subsidiaries to the extent they have obligations under the Loan Documents) include (a) the obligation (including guarantee obligations) to pay principal, interest, Letter of Credit fees, reimbursement obligations, charges, expenses, fees, Attorney Costs, indemnities and other amounts payable by any Loan Party under any Loan Document and (b) the obligation of any Loan Party to reimburse any amount in respect of any of the foregoing that any Lender may elect to pay or advance on behalf of such Loan Party in accordance with the terms of the Loan Documents. Notwithstanding the foregoing, the obligations of the Borrower or any Restricted Subsidiary under any Secured Hedge Agreement or any Treasury Services Agreement shall be secured and guaranteed pursuant to the Collateral Documents and the Guaranty only to the extent that, and for so long as, the other Obligations are so secured and guaranteed. Notwithstanding the foregoing, Obligations of any Guarantor shall in no event include any Excluded Swap Obligations of such Guarantor.

“OFAC” has the meaning set forth in Section 5.17(b).

“OID” means original issue discount.

“Organization Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement or limited liability company agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Original Administrative Agent Fee Letter” means the Administrative Agent Fee Letter, dated April 3, 2017, among Credit Suisse Securities (USA) LLC and the Borrower.

“Other Applicable Indebtedness” has the meaning set forth in Section 2.05(b)(ii).

“Other Connection Taxes” means, with respect to any Lender or Agent, Taxes that are imposed as a result of any present or former connection between such Lender or Agent and the jurisdiction imposing such Tax (other than any connections arising solely from executing, delivering, being a party to, performing its obligations under, receiving payments under, receiving or perfecting a security interest under, engaging in any other transaction pursuant to, or enforcing, any Loan Document, or selling or assigning an interest in a Loan or Loan Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, property, excise, mortgage, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, recording, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment that is requested or required in writing by the Borrower).

“Outstanding Amount” means (a) with respect to the Term Loans and Revolving Credit Loans on any date, the outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of Term Loans and Revolving Credit Loans (including any refinancing of outstanding unpaid drawings under Letters of Credit or L/C Credit Extensions as a Revolving Credit Borrowing) as the case may be, occurring on such date; and (b) with respect to any L/C Obligations on any date, the outstanding amount thereof on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes thereto as of such date, including as a result of any reimbursements of outstanding unpaid drawings under any Letters of Credit (including any refinancing of outstanding unpaid drawings under Letters of Credit or L/C Credit Extensions as a Revolving Credit Borrowing) or any reductions in the maximum amount available for drawing under Letters of Credit taking effect on such date.

“Overnight Rate” means, for any day, the greater of the Federal Funds Rate and an overnight rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

“Participant” has the meaning set forth in Section 10.07(e).

“Participant Register” has the meaning set forth in Section 10.07(e).

“PBGC” means the Pension Benefit Guaranty Corporation.

“Pension Plan” means any “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by any Loan Party or any ERISA Affiliate or to which any Loan Party or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a plan described in Section 4064(a) of ERISA, has made contributions at any time during the immediately preceding five plan years.

“Perfection Certificate” means a certificate substantially in the form of Exhibit I hereto or any other form reasonably approved by the Administrative Agent, as the same shall be supplemented from time to time.

“Permitted Acquisition” has the meaning set forth in Section 7.02(i).

“Permitted Equal Priority Refinancing Debt” means any secured Indebtedness incurred by the Borrower in the form of one or more series of senior secured notes, bonds or debentures (and, if applicable, any Registered Equivalent Notes issued in exchange therefor); provided that (i) such Indebtedness is secured by Liens on all or a portion of the Collateral on a basis that is equal in priority with the Liens on the Collateral securing the Obligations (but without regard to the control of remedies), is not secured by any property or assets of the Borrower or any of its Subsidiaries other than the Collateral, (ii) such Indebtedness satisfies the applicable requirements set forth in the provisos to the definition of “Credit Agreement Refinancing Indebtedness,” (iii) such Indebtedness is not at any time guaranteed by any of the Borrower’s Subsidiaries other than the Loan Parties and (iv) the Borrower, the holders of such Indebtedness (or any trustee, agent or similar representative on their behalf) and the Administrative Agent and/or Collateral Agent shall be party to a Customary Intercreditor Agreement providing that the Liens on the Collateral securing such obligations shall rank equal in priority with the Liens on the Collateral securing the Obligations.

“Permitted Junior Priority Refinancing Debt” means secured Indebtedness incurred by the Borrower in the form of one or more series of junior lien secured notes, bonds or debentures or junior lien secured loans (and, if applicable, any Registered Equivalent Notes issued in exchange therefor); provided that (i) such Indebtedness is secured by a Lien on all or a portion of the Collateral on a junior priority basis to the Liens on Collateral securing the Obligations, is not secured by any property or assets of the Borrower or any of its Subsidiaries other than the Collateral and is secured pursuant to documentation no more favorable to the secured parties thereunder than the terms of the Collateral Documents, (ii) such Indebtedness satisfies the applicable requirements set forth in the provisos in the definition of “Credit Agreement Refinancing Indebtedness,” (iii) the holders of such Indebtedness (or any trustee, agent or similar representative on their behalf) and the Administrative Agent and/or the Collateral Agent shall be party to a Customary Intercreditor Agreement providing that the Liens on Collateral securing such obligations shall rank junior to the Liens on Collateral securing the Obligations, and (iv) such Indebtedness is not at any time guaranteed by any of the Borrower’s Subsidiaries other than the Loan Parties.

“Permitted Liens” has the meaning set forth in Section 7.01.

“Permitted Refinancing” means, with respect to any Person, any modification, refinancing, refunding, renewal, restructuring, replacement or extension of any Indebtedness of such Person; provided that (a) the principal amount (or accreted value, if applicable) thereof does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so modified, refinanced, restructured, refunded, renewed, replaced or extended except by an amount equal to unpaid accrued interest and premium thereon plus other amounts owing or paid related to such Indebtedness, and fees and expenses incurred, in connection with such modification, refinancing, refunding, renewal, restructuring, replacement or extension and by an amount equal to any existing commitments unutilized thereunder, (b) other than with respect to a Permitted Refinancing in respect of Indebtedness permitted pursuant to Section 7.03(e), such modification, refinancing, refunding, renewal, replacement or extension has a final maturity date equal to or later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being modified, refinanced, refunded, renewed, replaced or extended, (c) other than with respect to a Permitted Refinancing in respect of Indebtedness permitted pursuant to Section 7.03(e), at the time thereof, no Event of Default shall have occurred and be continuing, (d) if such Indebtedness being modified, refinanced, refunded, renewed, replaced or extended is subordinated in right of payment to the Obligations, such modification, refinancing, refunding, renewal, replacement or extension is subordinated in right of payment to the Obligations on terms at least as favorable (taken as a whole) to the Lenders as those contained in the documentation governing the Indebtedness being modified, refinanced, refunded, renewed, replaced or extended, and such modification, refinancing, refunding, renewal, replacement or extension is incurred by one or more Persons who is an obligor of the Indebtedness being modified, refinanced, refunded, renewed, replaced or extended as reasonably determined by the Administrative Agent, (e) such Indebtedness shall be repaid, repurchased, retired, defeased or satisfied and discharged, and all accrued interest, fees, premiums (if any) and penalties in connection therewith shall be paid, on the date such modification, refinancing, refunding, renewal, restructuring, replacement or extension is issued, incurred or obtained, (f) such modification, refinancing, refunding, renewal, restructuring, replacement or extension of Indebtedness is not at any time guaranteed by any Person other than the guarantors of such Indebtedness and (g) any such modification, refinancing, refunding, renewal, restructuring, replacement or extension of Indebtedness shall be pari passu or junior in right of payment and, if secured, secured on no more senior a basis than such Indebtedness being refinanced.

“Permitted Repricing Amendment” has the meaning set forth in Section 10.01.

“Permitted Unsecured Refinancing Debt” means unsecured Indebtedness incurred by the Borrower in the form of one or more series of senior unsecured notes, bonds or debentures or loans (and, if applicable, any Registered Equivalent Notes issued in exchange therefor); provided that (i) such Indebtedness satisfies the applicable requirements set forth in the provisos in the definition of “Credit Agreement Refinancing Indebtedness” and (ii) such Indebtedness is not at any time guaranteed by any of the Borrower’s Subsidiaries other than the Loan Parties.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any “employee benefit plan” (as such term is defined in Section 3(3) of ERISA) established or maintained by any Loan Party or any Restricted Subsidiary or, with respect to any such plan that is subject to Section 412 of the Code or Title IV of ERISA, any ERISA Affiliate.

“Platform” has the meaning set forth in Section 6.01(c).

“Plan Asset Regulations” means 29 CFR § 2510.3-101 et seq., as modified by Section 3(42) of ERISA, as amended from time to time.

“Pledged Debt” has the meaning set forth in the Security Agreement.

“Pledged Equity” has the meaning set forth in the Security Agreement.

“Proceeding” has the meaning set forth in Section 10.05.

“Proceeds” has the meaning set forth in the Security Agreement.

“Pro Forma Basis” and “Pro Forma Effect” mean, with respect to compliance with any test or covenant or calculation of any ratio hereunder, the determination or calculation of such test, covenant or ratio (including in connection with Specified Transactions) in accordance with Section 1.09.

“Pro Rata Share” means, with respect to each Lender, at any time, a fraction (expressed as a percentage, carried out to the ninth decimal place), the numerator of which is the amount of the Commitments and, if applicable and without duplication, Term Loans of such Lender under the applicable Facility or Facilities at such time and the denominator of which is the amount of the Aggregate Commitments under the applicable Facility or Facilities and, if applicable and without duplication, Term Loans under the applicable Facility or Facilities at such time; provided that, in the case of the Revolving Credit Facility, if such Commitments have been terminated, then the Pro Rata Share of each Lender shall be determined based on the Pro Rata Share of such Lender immediately prior to such termination and after giving effect to any subsequent assignments made pursuant to the terms hereof.

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Public Lender” has the meaning set forth in Section 6.01(c).

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

“QFC Credit Support” has the meaning assigned to it in Section. 10.22.

“Qualified ECP Guarantor” means, in respect of any Swap Obligations, each Loan Party that has total assets exceeding $10,000,000 at the time the relevant Guarantee or grant of the relevant security interest becomes effective with respect to such Swap Obligation or such other person as constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another person to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

“Qualified Equity Interests” means any Equity Interests that are not Disqualified Equity Interests.

“Quarterly Financial Statements” means the unaudited consolidated balance sheets and related statements of income and cash flows of the Borrower for the fiscal quarter ended March 31, 2017.

“Real Property” means, collectively, all right, title and interest (including any leasehold, mineral or other estate) in and to any and all parcels of or interests in real property owned or leased by any Person, whether by lease, license or other means, together with, in each case, all easements, hereditaments and appurtenances relating thereto, all improvements and appurtenant fixtures and equipment, all general intangibles and contract rights and other property and rights incidental to the ownership, lease or operation thereof.

“Redemption” means the redemption by the Borrower of the 2019 Notes.

“Redemption Account” has the meaning set forth in Section 5.11(a).

“Redemption Date” has the meaning set forth in Section 5.11(a).

“Redemption Notice” has the meaning set forth in Section 4.01(d).

“Redemption Proceeds” has the meaning set forth in Section 5.11(a).

“Refinanced Debt” has the meaning set forth in the definition of “Credit Agreement Refinancing Indebtedness.”

“Refinanced Term Loans” has the meaning set forth in Section 10.01.

“Refinancing” means the prepayment in full of all amounts borrowed under the Existing Credit Facility, the termination of all commitments thereunder and the release of all security interests and guarantees in connection therewith.

“Refinancing Amendment” means an amendment to this Agreement executed by each of (a) the Borrower, (b) the Administrative Agent, (c) each Additional Refinancing Lender and (d) each Lender that agrees to provide any portion of the Refinancing Term Loans, Refinancing Revolving Credit Commitments or Refinancing Revolving Credit Loans incurred pursuant thereto, in accordance with Section 2.15.

“Refinancing Revolving Credit Commitments” means one or more Classes of Revolving Credit Commitments hereunder that result from a Refinancing Amendment.

“Refinancing Revolving Credit Loans” means one or more Classes of Revolving Credit Loans that result from a Refinancing Amendment.

“Refinancing Series” means all Refinancing Term Loans or Refinancing Term Commitments that are established pursuant to the same Refinancing Amendment (or any subsequent Refinancing Amendment to the extent such Refinancing Amendment expressly provides that the Refinancing Term Loans or Refinancing Term Commitments, Refinancing Revolving Credit Loans or Refinancing Revolving Credit Commitments provided for therein are intended to be a part of any previously established Refinancing Series) and that provide for the same All-In Yield (other than, for this purpose, any original issue discount or upfront fees), if applicable and amortization schedule.

“Refinancing Term Commitments” means one or more term loan commitments hereunder that fund Refinancing Term Loans of the applicable Refinancing Series hereunder pursuant to a Refinancing Amendment.

“Refinancing Term Loans” means one or more Classes of Term Loans that result from a Refinancing Amendment.

“Register” has the meaning set forth in Section 10.07(d).

“Registered Equivalent Notes” means, with respect to any notes originally issued in an offering pursuant to Rule 144A under the Securities Act or other private placement transaction under the Securities Act, substantially identical notes (having the same guarantees) issued in a dollar-for-dollar exchange therefor pursuant to an exchange offer registered with the SEC.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees and advisors of such Person and of such Person’s Affiliates.

“Release” means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing into, or migration through, the Environment or any facility or property.

“Remaining Term Loan Proceeds” has the meaning set forth in Section 5.11(a).

“Replacement Term Loans” has the meaning set forth in Section 10.01.

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA or the regulations issued thereunder, other than events for which the otherwise applicable notice period has been waived by regulation or otherwise by the PBGC.

“Repricing Event” shall mean (i)(x) any substantially concurrent prepayment or repayment of Initial Term Loans in whole or in part with the proceeds of, or any conversion of any Initial Term Loans into, any new or replacement tranche of indebtedness incurred bearing interest at an All-In Yield less than the All-In Yield applicable to the Initial Term Loans, in either case in a transaction with the purpose of reducing the All-In Yield, or (y) any amendment to this Agreement that, directly or indirectly, reduces the “effective” interest rate applicable to the Initial Term Loans or (ii) any assignment permitted under Section 3.07 of all or any portion of the Initial Term Loans of any Lender in connection with any amendment under clause (i) of this definition.

“Request for Credit Extension” means (a) with respect to a Borrowing, continuation or conversion of Term Loans or Revolving Credit Loans, a Committed Loan Notice and (b) with respect to an L/C Credit Extension, a Letter of Credit Application.

“Required Lenders” means, as of any date of determination, Lenders having more than 50% of the sum of the (a) Total Outstandings (with the aggregate amount of each Lender’s risk participation and funded participation in L/C Obligations being deemed “held” by such Lender for purposes of this definition), (b) aggregate unused Term Commitments and (c) aggregate unused Revolving Credit Commitments and unused Refinancing Revolving Credit Commitments; provided that the unused Term Commitments, Revolving Credit Commitment and Refinancing Revolving Credit Commitment of, and the portion of the Total Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.

“Required Revolving Lenders” means, as of any date of determination, Revolving Credit Lenders having more than 50% of the sum of (a) the Outstanding Amount of all Revolving Credit Loans and L/C Obligations (with the aggregate amount of each Lender’s risk participation and funded participation in L/C Obligations being deemed “held” by such Lender for purposes of this definition) and (b) aggregate unused Revolving Credit Commitments and unused Refinancing Revolving Credit Commitments; provided that the Revolving Credit Commitment and Refinancing Revolving Credit Commitment of, and the portion of the Total Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Revolving Lenders.

“Responsible Officer” means the chief executive officer, president, vice president, chief financial officer, chief administrative officer, secretary or assistant secretary, treasurer or assistant treasurer, controller or other similar officer of a Loan Party, and with respect to Committed Loan Notices, any designee thereof and directors of treasury services. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

“Restricted” means, when referring to cash or Cash Equivalents of the Consolidated Parties, means that such cash or Cash Equivalents appear (or would be required to appear) as “restricted” on the consolidated balance sheet of the Borrower (unless such appearance is related to Liens for the benefit of the Secured Parties or Liens permitted under Section 7.01 which are not perfected under the UCC or do not benefit from a control agreement or other steps to perfect the Lien on such cash or Cash Equivalents). For the avoidance of doubt, the Redemption Proceeds shall not be considered to be Restricted.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interest of any Consolidated Party, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, defeasance, acquisition, cancellation or termination of any such Equity Interest, or on account of any return of capital to such Consolidated Party’s equity holders, partners or members (or the equivalent Persons thereof).

“Restricted Subsidiary” means any Subsidiary of the Borrower other than an Unrestricted Subsidiary.

“Retained Excess Cash Flow” means, for any Excess Cash Flow Period, an amount equal to Excess Cash Flow for such Excess Cash Flow Period minus the amount required to be prepaid (or offered to be prepaid) pursuant to Section 2.05(b)(i) prior to giving effect to any deductions made pursuant to clause (B) of such subsection.

“Returns” means, with respect to any Investment, any dividends, distributions, interest, fees, premium, return of capital, repayment of principal, income, profits (from a Disposition or otherwise) and other amounts received or realized in respect of such Investment.

“Revolver Extension Request” has the meaning set forth in Section 2.16(b).

“Revolver Extension Series” has the meaning set forth in Section 2.16(b).

“Revolver Usage” has the meaning set forth in Section 7.11.

“Revolving Commitment Increase” has the meaning set forth in Section 2.14(a).

“Revolving Credit Borrowing” means a borrowing consisting of simultaneous Revolving Credit Loans of the same Type and, in the case of Eurodollar Rate Loans, having the same Interest Period, made by each of the Revolving Credit Lenders.

“Revolving Credit Commitment” means, as to each Revolving Credit Lender, its obligation to (a) make Revolving Credit Loans to the Borrower and (b) purchase participations in L/C Obligations in respect of Letters of Credit in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 1.01 under the caption “Revolving Credit Commitment” or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement (including Sections 2.14 and 10.07(b)). The aggregate Revolving Credit Commitments of all Revolving Credit Lenders shall be $50,000,000 on the Closing Date, as such amount may be adjusted from time to time in accordance with the terms of this Agreement. The aggregate Revolving Credit Commitments of all Revolving Credit Lenders on the Amendment No. 2 Effective Date are $65,000,000, as such amount may be adjusted from time to time in accordance with the terms of this Agreement.

“Revolving Credit Exposure” means, as to each Revolving Credit Lender, the sum of the amount of the Outstanding Amount of such Revolving Credit Lender’s Revolving Credit Loans and its Pro Rata Share or other applicable share provided for under this Agreement of the amount of the L/C Obligations at such time.

“Revolving Credit Facility” means the Revolving Credit Commitments, including any Revolving Commitment Increase, each Extension Series of Extended Revolving Credit Commitments, each Refinancing Series of Refinancing Revolving Credit Commitments and the Credit Extensions made thereunder.

“Revolving Credit Lender” means, at any time, any Lender that has a Revolving Credit Commitment at such time or, if the Revolving Credit Commitments have terminated, Revolving Credit Exposure.

“Revolving Credit Loans” has the meaning set forth in Section 2.01(b).

“Revolving Credit Note” means a promissory note of the Borrower payable to any Revolving Credit Lender or its registered assigns, in substantially the form of Exhibit C-2 hereto, evidencing the aggregate Indebtedness of the Borrower to such Revolving Credit Lender resulting from the Revolving Credit Loans made by such Revolving Credit Lender to the Borrower.

“Rollover Equity” means Equity Interests issued by Project Baseball Sub, Inc. to certain existing management shareholders of HDV Holdings.

“S&P” means Standard & Poor’s Ratings Services, a division of Standard & Poor’s Financial Services LLC, a subsidiary of McGraw Hill Financial, Inc., and any successor to its credit ratings business.

“Same Day Funds” means disbursements and payments in immediately available funds.

“Sanctions Laws and Regulations” means (i) any sanctions or requirements imposed by, or based upon the obligations or authorities set forth in, the Executive Order, the USA PATRIOT Act of 2001 (the “Patriot Act”), the U.S. International Emergency Economic Powers Act (50 U.S.C. §§ 1701 et seq.), the U.S. Trading with the Enemy Act (50 U.S.C. App. §§ 1 et seq.), the U.S. Syria Accountability and Lebanese Sovereignty Act, the U.S. Comprehensive Iran Sanctions, Accountability, and Divestment Act of 2010, the Iran Sanctions Act, Section 1245 of the National Defense Authorization Act of 2012, or the Iran Threat Reduction and Syria Human Rights Act of 2012, all as amended, or any of the foreign assets control regulations (including but not limited to 31 C.F.R., Subtitle B, Chapter V, as amended) or any other law or executive order relating thereto administered by the U.S. Department of the Treasury Office of Foreign Assets Control (“OFAC”), and any similar law, regulation, or Executive Order enacted in the United States after the date of this Agreement, (ii) any sanctions or requirements imposed under similar laws or regulations enacted by the United Nations Security Council, the European Union, the United Kingdom or Australia and (iii) any similar Law of any jurisdiction other than the United States, in each case, applicable to the Borrower or any Consolidated Party.

“Screen Rate” has the meaning set forth in the definition of “Interpolated Rate.”

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Secured ~~hedge~~Hedge Agreement” means any Swap Contract permitted under Article VII that is entered into by and between the Borrower or any Restricted Subsidiary and any Bank, to the extent designated by the Borrower and such Bank as a “Secured Hedge Agreement” in writing to the Administrative Agent. The designation of any Secured Hedge Agreement shall not create in favor of such Bank any rights in connection with the management or release of Collateral or of the obligations of any Guarantor under the Loan Documents.

“Secured Obligations” means, collectively, the Obligations, the Guaranteed Obligations, the Cash Management Obligations and all obligations owing to the Secured Parties by any Consolidated Party under any Secured Hedge Agreement (but excluding in any event Excluded Swap Obligations).

“Secured Parties” means, collectively, the Administrative Agent, the Collateral Agent, each other Agent, each L/C Issuer, each other Lender, each Bank and each co-agent or sub-agent appointed by the Administrative Agent from time to time pursuant to Section 9.05.

“Securities Act” means the Securities Act of 1933, as amended.

“Security Agreement” means a security agreement, dated as of the Closing Date, substantially in the form of Exhibit E.

“Security Agreement Supplement” has the meaning set forth in the Security Agreement.

“Senior Representative” means, with respect to any series of Permitted Equal Priority Refinancing Debt or Permitted Junior Priority Refinancing Debt, the trustee, administrative agent, collateral agent, security agent or similar agent under the indenture or agreement pursuant to which such Indebtedness is issued, incurred or otherwise obtained, as the case may be, and each of their successors in such capacities.

“Solvent” means that (i) the sum of the debt (including contingent liabilities) of the Borrower and its Restricted Subsidiaries, taken as a whole, does not exceed the present fair saleable value (on a going concern basis) of the assets of the Borrower and its Restricted Subsidiaries, taken as a whole; (ii) the capital of the Borrower and its Restricted Subsidiaries, taken as a whole, is not unreasonably small in relation to the business of each the Borrower or its Restricted Subsidiaries, taken as a whole, contemplated as of the date hereof; and (iii) the Borrower and its Restricted Subsidiaries, taken as a whole, do not intend to incur, or believe that they will incur, debts (including current obligations and contingent liabilities) beyond their ability to pay such debts as they mature in the ordinary course of business. For the purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability (irrespective of whether such contingent liabilities meet the criteria for accrual under Statement of Financial Accounting Standard No. 5).

“SPC” has the meaning set forth in Section 10.07(h).

“Specified Transaction” means any Investment that results in a Person becoming a Restricted Subsidiary, any designation of a Subsidiary as a Restricted Subsidiary or an Unrestricted Subsidiary, any Permitted Acquisition or any Disposition that results in a Restricted Subsidiary ceasing to be a Subsidiary of the Borrower, any Investment constituting an acquisition of assets constituting a business unit, line of business or division of, or all or substantially all of the Equity Interests of, another Person or any Disposition of a business unit, line of business or division of the Borrower or a Restricted Subsidiary, in each case whether by merger, consolidation, amalgamation or otherwise, or any incurrence or repayment of Indebtedness (other than Indebtedness incurred or repaid under any revolving credit facility or line of credit), Restricted Payment, Revolving Commitment Increase, Incremental Revolving Loan or Incremental Term Loan that by the terms of this Agreement requires such test to be calculated on a “Pro Forma Basis” or after giving “Pro Forma Effect.”

“Statutory Reserves” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board of Governors of the Federal Reserve System of the United States and any other banking authority, domestic or foreign, to which the Administrative Agent or any Lender (including any branch, Affiliate or other fronting office making or holding a Loan) is subject for Eurocurrency Liabilities (as defined in Regulation D of the Board). Eurodollar Rate Loans shall be deemed to constitute Eurocurrency Liabilities (as defined in Regulation D of the Board) and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to the Administrative Agent or any Lender under such Regulation D. Statutory Reserves shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

“Subsequent Transaction” has the meaning set forth in Section 1.08.

“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which (i) a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency that has not yet happened) are at the time beneficially owned, (ii) more than half of the issued share capital is at the time beneficially owned or (iii) the management of which is otherwise controlled, directly or indirectly, through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Borrower.

“Subsidiary Guarantor” means any Guarantor that is not the Borrower.

“Supported QFC” has the meaning assigned to it in Section 10.22.

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Swap Obligation” has the meaning set forth in the definition of “Excluded Swap Obligation.”

“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).

“Target Person” has the meaning set forth in Section 7.02.

“Taxes” means all present or future taxes, duties, levies, imposts, deductions, assessments, fees or withholdings (including backup withholding), or other charges imposed by any Governmental Authority including interest, penalties and additions to tax applicable thereto.

“Term Borrowing” means a borrowing consisting of Term Loans of the same Type and, in the case of Eurodollar Rate Loans, having the same Interest Period, made by each of the Term Lenders pursuant to Section 2.01(a), or under any Incremental Amendment, Extension Amendment or Refinancing Amendment.

“Term Commitment” means, as to each Term Lender, its obligation to make a Term Loan to the Borrower hereunder, expressed as an amount representing the maximum principal amount of the Term Loan to be made by such Term Lender under this Agreement, as such commitment may be (a) reduced from time to time pursuant to Section 2.06 and (b) reduced or increased from time to time pursuant to (i) assignments by or to such Term Lender pursuant to an Assignment and Assumption, (ii) an Incremental Amendment, (iii) a Refinancing Amendment, (iv) an Extension Amendment or (v) the incurrence of Replacement Term Loans. The initial amount of each Term Lender’s Commitment is set forth on Schedule 1.01 under the caption “Initial Term Commitment” or, otherwise, in the Assignment and Assumption, Incremental Amendment, Extension Amendment or Refinancing Amendment pursuant to which such Lender shall have assumed its Commitment, as the case may be. The amount of each Amendment No. 2 Additional Initial Term Lender’s Amendment No. 2 Additional Initial Term Loan is set forth on Exhibit B to Amendment No. 2 under the caption “Amendment No. 2 Additional Initial Term Loans.” The amount of each Amendment No. 4 Additional Initial Term Lender’s Amendment No. 4 Additional Initial Term Loan is set forth on Exhibit B to Amendment No. 4 under the caption “Amendment No. 4 Additional Initial Term Commitment.”

“Term Facility” means (a) prior to the Closing Date, the Initial Term Commitments and (b) thereafter, each Class of Term Loans and/or Term Commitments.

“Term Lender” means, at any time, any Lender that has (a) an Initial Term Commitment, Incremental Term Commitment or Refinancing Term Commitment or (b) a Term Loan at such time.

“Term Loan” means any Initial Term Loan (including the Amendment No. 2 Additional Initial Term Loans and the Amendment No. 4 Additional Initial Term Loans), Extended Term Loan, Incremental Term Loan, Refinancing Term Loan or Replacement Term Loan, as the context may require.

“Term Loan Extension Request” has the meaning set forth in Section 2.16(a).

“Term Loan Extension Series” has the meaning set forth in Section 2.16(a).

“Term Loan Increase” has the meaning set forth in Section 2.14(a).

“Term Note” means a promissory note of the Borrower payable to any Term Lender or its registered assigns, in substantially the form of Exhibit C-1 hereto, evidencing the aggregate Indebtedness of the Borrower to such Term Lender resulting from the Term Loans made by such Term Lender.

“Test Period” means, for any date of determination under this Agreement, the four consecutive fiscal quarters of the Borrower most recently ended as of such date of determination for which financial statements have been delivered (or are required to be delivered) pursuant to Section 6.01(a) or (b), as applicable; it being understood and agreed that, prior to the first delivery (or required delivery) of financial statements pursuant to Section 6.01(a) or (b), “Test Period” means the period of four consecutive fiscal quarters ending on December 31, 2016.

“Threshold Amount” means $25,000,000.

“Total Assets” means the total assets of the Consolidated Parties on a consolidated basis in accordance with GAAP, as shown on the most recent balance sheet of the Borrower delivered pursuant to Section 6.01(a) or (b), or, prior to the first delivery (or required delivery) of financial statements under Section 6.01(a) or (b), on the balance sheet of the Borrower as of March 31, 2016.

“Total Outstandings” means the aggregate Outstanding Amount of all Loans and all L/C Obligations.

“Transaction Expenses” means any fees or expenses incurred or paid by the Borrower (excluding at all times Taxes) or any Consolidated Party in connection with the Transactions (including expenses in connection with hedging transactions), this Agreement and the other Loan Documents and the transactions contemplated hereby and thereby.

“Transactions” means (a) the execution and delivery of the Loan Documents to be entered into on the Closing Date and the funding of the Loans on the Closing Date, (b) the consummation of the Refinancing, (c) the consummation of the Redemption and (d) the payment of fees and expenses incurred in connection therewith.

“Treasury Services Agreement” means any agreement between any Consolidated Party and any Bank relating to treasury, depository, credit card, debit card and cash management services or automated clearinghouse transfer of funds or any similar services.

“Type” means, with respect to a Loan, its character as an ABR Loan or a Eurodollar Rate Loan.

“Unfunded Participations” shall mean, with respect to an L/C Issuer, the aggregate amount, if any, of participations in respect of any outstanding L/C Disbursement that shall not have been funded by the Revolving Credit Lenders in accordance with Section 2.03(c).

“Uniform Commercial Code” or “UCC” means (i) the Uniform Commercial Code as the same may from time to time be in effect in the State of New York or (ii) the Uniform Commercial Code (or similar code or statute) of another jurisdiction, to the extent it applies to any item or items of Collateral. References in this Agreement and the other Loan Documents to specific sections of the Uniform Commercial Code are based on the Uniform Commercial Code as in effect in the State of New York on the date hereof. In the event such Uniform Commercial Code is amended or another Uniform Commercial Code described in clause (ii) is applicable, such section reference shall be deemed to be references to the comparable section in such amended or other Uniform Commercial Code.

“United States” and “U.S.”mean the United States of America.

“UK Financial Institutions” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.

“United States Tax Compliance Certificate” has the meaning set forth in Section 3.01(d)(ii)(C).

“Unreimbursed Amount” has the meaning set forth in Section 2.03(c)(i).

“Unrestricted” means, when referring to cash or Cash Equivalents, that such cash or Cash Equivalents are not Restricted.

“Unrestricted Subsidiary” means any Subsidiary of the Borrower (other than the BD Subsidiary or the Advisory Services Subsidiary) designated by the Borrower as an Unrestricted Subsidiary pursuant to Section 6.14 subsequent to the Closing Date.

“USA Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56, as amended, reauthorized or otherwise modified from time to time.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing: (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by (ii) the then outstanding principal amount of such Indebtedness.

“wholly-owned” means, with respect to a Subsidiary of a Person, a Subsidiary of such Person all of the outstanding Equity Interests of which (other than (x) director’s qualifying shares and (y) shares issued to foreign nationals to the extent required by applicable Law) are owned by such Person and/or by one or more wholly-owned Subsidiaries of such Person.

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

Section 1.02. Other Interpretive Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

(a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

(b) The words “herein,” “hereto,” “hereof” and “hereunder” and words of similar import when used in any Loan Document shall refer to such Loan Document as a whole and not to any particular provision thereof.

(c) Article, Section, Exhibit and Schedule references are to the Loan Document in which such reference appears.

(d) The terms “include,” “includes” and “including” are by way of example and not limitation.

(e) The word “or” is not exclusive.

(f) The term “documents” includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form.

(g) In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”; the words “to” and “until” each mean “to but excluding”; and the word “through” means “to and including.”

(h) Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

(i) For purposes of determining compliance with any Section of Article VII at any time, in the event that any Lien, Investment, Indebtedness (whether at the time of incurrence or upon application of all or a portion of the proceeds thereof), Disposition, Restricted Payment, Affiliate transaction, Contractual Obligation or prepayment of Indebtedness meets the criteria of one or more than one of the categories of transactions permitted pursuant to any clause of such Sections, such transaction (or portion thereof) at any time shall be permitted under one or more of such clauses as determined by the Borrower in its sole discretion at such time.

(j) All references to “knowledge” of any Loan Party or a Restricted Subsidiary means the actual knowledge of a Responsible Officer.

(k) The words “asset” and “property” shall be construed as having the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

(l) All references to any Person shall be constructed to include such Person’s successors and assigns (subject to any restriction on assignment set forth herein) and, in the case of any Governmental Authority, any other Governmental Authority that shall have succeeded to any or all of the functions thereof.

Section 1.03. Accounting Terms. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP, except as otherwise specifically prescribed herein. Notwithstanding any other provision contained herein, (a) any lease that is treated as an operating lease for purposes of GAAP as of the date hereof shall not be treated as Indebtedness, Attributable Indebtedness or as a Capitalized Lease and shall continue to be treated as an operating lease (and any future lease, if it were in effect on the date hereof, that would be treated as an operating lease for purposes of GAAP as of the date hereof shall be treated as an operating lease), in each case for purposes of this Agreement, notwithstanding any actual or proposed change in GAAP after the date hereof and (b) all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to (i) Statement of Financial Accounting Standards 141R or ASC 805 (or any other financial accounting standard having a similar result or effect) or (ii) any election under Financial Accounting Standards Codification No. 825—Financial Instruments, or any successor thereto (including pursuant to the Accounting Standards Codification), to value any Indebtedness of any Consolidated Party at “fair value” as defined therein.

Section 1.04. Rounding. Any financial ratios required to be maintained by the Borrower pursuant to this Agreement (or required to be satisfied in order for a specific action to be permitted under this Agreement) shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding up if there is no nearest number).

Section 1.05. References to Agreements, Laws, Etc. Unless otherwise expressly provided herein, (a) references to Organization Documents, agreements (including the Loan Documents) and other contractual instruments shall be deemed to include all subsequent amendments, refinancings, restatements, renewals, restructurings, extensions, supplements and other modifications thereto, but only to the extent that such amendments, refinancings, restatements, renewals, restructurings, extensions, supplements and other modifications are not prohibited by the Loan Documents; and (b) references to any Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Law.

Section 1.06. Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

Section 1.07. Timing of Payment or Performance. Except as otherwise expressly provided herein, when the payment of any obligation or the performance of any covenant, duty or obligation is stated to be due or performance required on a day which is not a Business Day, the date of such payment (other than as described in the definition of “Interest Period”) or performance shall extend to the immediately succeeding Business Day.

Section 1.08. Limited Condition Transactions. Notwithstanding anything to the contrary herein, in connection with any action being taken solely in connection with a Limited Condition Transaction, for purposes of:

(a) determining compliance with any provision of this Agreement (other than the covenant in Section 7.11, the definition of “Applicable Margin” and the definition of “Applicable ECF Percentage”) which requires the calculation of any financial ratio or test, including the Consolidated First Lien Net Leverage Ratio, Consolidated Secured Net Leverage Ratio and Consolidated Total Net Leverage Ratio (and, for the avoidance of doubt, the financial ratios set forth in Sections 2.14(d) and 7.03(r)); or

(b) testing availability under baskets set forth in this Agreement;

in each case, at the option of the Borrower (the Borrower’s election to exercise such option in connection with any Limited Condition Transaction, an “LCT Election”), the date of determination of whether any such action is permitted hereunder shall be deemed to be the date the definitive agreements for such Limited Condition Transaction are entered into (the “LCT Test Date”), and if, after giving effect to the Limited Condition Transaction and the other transactions to be entered into in connection therewith (including any incurrence of Indebtedness and the use of proceeds thereof) on a Pro Forma Basis as if they had occurred at the beginning of the most recent Test Period ending prior to the LCT Test Date (for income statement purposes) or at the end of such most recent Test Period (for balance sheet purposes), the Borrower would have been permitted to take such action on the relevant LCT Test Date in compliance with such ratio, test or basket, such ratio, test or basket shall be deemed to have been complied with. For the avoidance of doubt, if the Borrower has made an LCT Election and any of the ratios, tests or baskets for which compliance was determined or tested as of the LCT Test Date are exceeded as a result of fluctuations in any such ratio, test or basket, including due to fluctuations in Consolidated EBITDA or Total Assets of the Consolidated Parties or the Person subject to such Limited Condition Transaction, at or prior to the consummation of the relevant transaction or action, such baskets, tests or ratios will not be deemed to have been exceeded as a result of such fluctuations. If the Borrower has made an LCT Election for any Limited Condition Transaction, then in connection with any calculation of any ratio, test or basket availability with respect to the incurrence of Indebtedness or Liens, the making of Restricted Payments, the making of any Investment, the prepayment, redemption, purchase, defeasance or other satisfaction of Indebtedness, or the designation of an Unrestricted Subsidiary (a “Subsequent Transaction”) following the relevant LCT Test Date and prior to the earlier of the date on which such Limited Condition Transaction is consummated or the date that the definitive agreement or irrevocable notice for such Limited Condition Transaction is terminated or expires without consummation of such Limited Condition Transaction, for purposes of determining whether such Subsequent Transaction is permitted under this Agreement, any such ratio, test or basket shall be required to be satisfied on a Pro Forma Basis (i) assuming such Limited Condition Transaction and other transactions in connection therewith (including any incurrence of Indebtedness and the use of proceeds thereof) have been consummated and (ii) assuming such Limited Condition Transaction and other transactions in connection therewith (including any incurrence of Indebtedness and the use of proceeds thereof) have not been consummated.

Section 1.09. Pro Forma Calculations.

(a) Notwithstanding anything to the contrary herein, financial ratios and tests, including the Consolidated Total Net Leverage Ratio, the Consolidated First Lien Net Leverage Ratio and the Consolidated Secured Net Leverage Ratio shall be calculated in the manner prescribed by this Section 1.09. Whenever a financial ratio or test is to be calculated on a pro forma basis, the reference to the “Test Period” for purposes of calculating such financial ratio or test shall be deemed to be a reference to, and shall be based on, the most recently ended Test Period.

(b) For purposes of calculating any financial ratio or test, Specified Transactions that have been made (i) during the applicable Test Period and (ii) subsequent to such Test Period and prior to or simultaneously with the event for which the calculation of any such ratio is made shall be calculated on a pro forma basis assuming that all such Specified Transactions (and any increase or decrease in Consolidated EBITDA and the component financial definitions used therein attributable to any Specified Transaction) had occurred on the first day of the applicable Test Period (or, in the case of the determination of Total Assets, the last day). If since the beginning of any applicable Test Period any Person that subsequently became a Restricted Subsidiary or was merged, amalgamated or consolidated with or into the Borrower or any of its Restricted Subsidiaries since the beginning of such Test Period shall have made any Specified Transaction that would have required adjustment pursuant to this Section 1.09, then such financial ratio or test (or the calculation of Total Assets) shall be calculated to give pro forma effect thereto in accordance with this Section 1.09.

(c) Whenever pro forma effect is to be given to a Specified Transaction, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Borrower and include, for the avoidance of doubt, the amount of “run-rate” cost savings and synergies projected by the Borrower in good faith to be realized as a result of specified actions taken, committed to be taken or expected to be taken (calculated on a pro forma basis as though such cost savings and synergies had been realized on the first day of such period and as if such cost savings and synergies were realized during the entirety of such period) and “run-rate” means the full recurring benefit for a period that is associated with any action taken, committed to be taken or expected to be taken (including any savings expected to result from the elimination of a public target’s compliance costs with public company requirements) net of the amount of actual benefits realized during such period from such actions, and any such adjustments shall be included in the initial pro forma calculations of such financial ratios or tests and during any subsequent Test Period in which the effects thereof are expected to be realized relating to such Specified Transaction; provided that (A) such amounts are factually supportable, reasonably identifiable, quantifiable, attributable to the transaction and based on assumptions believed by the Borrower in good faith to be reasonable at the time made and supported by an officer’s certificate delivered to the Administrative Agent, and calculated on a pro forma basis as though such cost savings and synergies had been realized on the first day of such period as if such cost savings and synergies were realized during the entirety of such period relating to such specified transaction, net of the amount of actual benefits realized during such period from such actions, (B) such actions are taken, committed to be taken or expected to be taken no later than 12 months after the date of such Specified Transaction, (C) no amounts shall be added pursuant to this Section 1.09(c) to the extent duplicative of any amounts that are otherwise added back in computing Consolidated EBITDA, whether through a pro forma adjustment or otherwise, with respect to such period and (D) the aggregate amount of cost savings and synergies added pursuant to this clause (c) shall not exceed (i)  ~~10.0~~15.0% of Consolidated EBITDA for such Test Period (giving pro forma effect to the relevant Specified Transaction (but not to any cost savings or synergies)) and (ii) when aggregated with the aggregate amount for all cash items added pursuant to clause (a)(iv)(B), (a)(vi), (a)(vii) or (a)(ix) of the definition of “Consolidated EBITDA,”~~15.0~~25.0% of Consolidated EBITDA for such Test Period (giving pro forma effect to the relevant Specified Transaction (but not to any cost savings or synergies)).

(d) Notwithstanding anything to the contrary herein, when calculating the Consolidated First Lien Net Leverage Ratio, the Consolidated Secured Net Leverage Ratio or the Consolidated Total Net Leverage Ratio, as applicable, on a Pro Forma Basis for purposes of Section 2.14(d)(iii)(B), 7.03(r)(i)(B) or 7.03(r)(ii)(B), any Indebtedness that is incurred substantially contemporaneously therewith under any other provision of Section 2.14 or Section 7.03 shall be disregarded.

Section 1.10. Letters of Credit. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the amount available to be drawn under such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any Issuer Document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.

Section 1.11. Certifications. All certifications to be made hereunder by an officer or representative of a Loan Party shall be made by such person in his or her capacity solely as an officer or a representative of such Loan Party, on such Loan Party’s behalf and not in such Person’s individual capacity.

Section 1.12. Interest Rates; LIBOR Notification. The interest rate on Eurodollar Rate Loans is determined by reference to the Eurodollar Rate, which is derived from the London interbank offered rate. The London interbank offered rate is intended to represent the rate at which contributing banks may obtain short-term borrowings from each other in the London interbank market. In July 2017, the U.K. Financial Conduct Authority announced that, after the end of 2021, it would no longer persuade or compel contributing banks to make rate submissions to the ICE Benchmark Administration (together with any successor to the ICE Benchmark Administrator, the “IBA”) for purposes of the IBA setting the London interbank offered rate. As a result, it is possible that commencing in 2022, the London interbank offered rate may no longer be available or may no longer be deemed an appropriate reference rate upon which to determine the interest rate on Eurodollar Rate Loans. The Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission or any other matter related to the London interbank offered rate or other rates in the definition of “Eurodollar Rate”.

ARTICLE II

THE COMMITMENTS AND CREDIT EXTENSIONS

Section 2.01. The Loans.

(a) Term Borrowings. Subject to the terms and conditions expressly set forth herein, each Term Lender severally agrees to make to the Borrower on the Closing Date (or, (i) in the case of the November 2017 Refinancing Term Loans, on the First Amendment Closing Date ~~or~~, (ii) in the case of the Amendment No. 2 Additional Initial Term Loans, on the Amendment No. 2 Effective Date or (iii) in the case of the Amendment No. 4 Additional Initial Term Loans, on the Amendment No. 4 Effective Date ) one or more Term Borrowings denominated in Dollars in an aggregate amount not to exceed at any time outstanding the amount of such Term Lender’s Term Commitment at such time. Amounts borrowed under this Section 2.01(a) and repaid or prepaid may not be re-borrowed. Term Loans may be ABR Loans or Eurodollar Rate Loans, as further provided herein.

(b) Revolving Credit Borrowings. Subject to the terms and conditions expressly set forth herein, after the Closing Date each Revolving Credit Lender severally agrees to make Revolving Credit Loans, denominated in Dollars, to the Borrower pursuant to Section 2.02 (each such loan, together with any loans made pursuant to an Extended Revolving Credit Commitment, Incremental Revolving Loans and Refinancing Revolving Credit Loans, a “Revolving Credit Loan”) from time to time, on any Business Day during the period from the Business Day immediately following the Closing Date until the Maturity Date with respect to such Revolving Credit Lender’s applicable Revolving Credit Commitment, in an aggregate principal amount not to exceed at any time outstanding the amount of such Lender’s Revolving Credit Commitment at such time; provided that after giving effect to any Revolving Credit Borrowing, the aggregate Outstanding Amount of the Revolving Credit Loans of any Lender, plus such Lender’s Pro Rata Share or other applicable share provided for under this Agreement of the Outstanding Amount of all L/C Obligations, shall not exceed such Lender’s Revolving Credit Commitment. Within the limits of each Lender’s Revolving Credit Commitment, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section 2.01(b), prepay under Section 2.05, and re-borrow under this Section 2.01(b) in each case without premium or penalty (subject to Section 3.05). Revolving Credit Loans may be ABR Loans or Eurodollar Rate Loans, as further provided herein. On the Amendment No. 2 Effective Date, the Amendment No. 2 Additional Lender shall purchase from each other Revolving Credit Lender a portion of each Borrowing of Revolving Credit Loans at par as shall be necessary to result in each Borrowing of Revolving Credit Loans being held by the Revolving Credit Lenders in accordance with their respective Pro Rata Shares of the Revolving Credit Commitments after giving effect to the effectiveness of the Amendment No. 2 Additional Revolving Credit Commitment.

Section 2.02. Borrowings, Conversions and Continuations of Loans.

(a) Each Term Borrowing, each Revolving Credit Borrowing, each conversion of Term Loans or Revolving Credit Loans from one Type to the other, and each continuation of Eurodollar Rate Loans shall be made upon the Borrower’s notice to the Administrative Agent, which may be given by telephone. Each such notice must be received by the Administrative Agent (1) not later than 1:00 p.m., three Business Days prior to the requested date of any Borrowing or continuation of Eurodollar Rate Loans or any conversion of ABR Loans to Eurodollar Rate Loans, and (2) not later than 1:00 p.m. on the requested date of any Borrowing of ABR Loans; provided that the notice referred to in clause (1) above may be delivered no later than one Business Day prior to the Closing Date in the case of the initial Credit Extensions to be made on the Closing Date. Each telephonic notice by the Borrower pursuant to this Section 2.02(a) must be confirmed promptly by delivery (including via email) to the Administrative Agent of a written irrevocable Committed Loan Notice (and will not be effective until so confirmed), appropriately completed and signed by a Responsible Officer of the Borrower. Except as otherwise provided in Section 2.14, each Borrowing of, conversion to or continuation of Eurodollar Rate Loans shall be in a minimum principal amount of $2,000,000, or a whole multiple of $1,000,000, in excess thereof. Except as provided herein, each Borrowing of or conversion to ABR Loans shall be in a minimum principal amount of $1,000,000 or a whole multiple of $500,000 in excess thereof. Each Committed Loan Notice (whether telephonic or written) shall specify (i) whether the Borrower is requesting a Term Borrowing, a Revolving Credit Borrowing, a conversion of Term Loans or Revolving Credit Loans from one Type to the other or a continuation of Eurodollar Rate Loans, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Loans to be borrowed, converted or continued, (iv) the Type of Loans to be borrowed or to which existing Term Loans or Revolving Credit Loans are to be converted; provided that (A) all Amendment No. 2 Additional Initial Term Loans shall initially take the form of a pro rata increase in each outstanding Borrowing of Initial Term Loans on the Amendment No. 2 Effective Date and (B) all Amendment No. 4 Additional Initial Term Loans shall initially take the form of a pro rata increase in each outstanding Borrowing of Initial Term Loans on the Amendment No. 4 Effective Date, (v) if applicable, the duration of the Interest Period with respect thereto and (vi) wire instructions of the account(s) to which funds are to be disbursed (it being understood, for the avoidance of doubt, that the amount to be disbursed to any particular account may be less than the minimum or multiple limitations set forth above so long as the aggregate amount to be disbursed to all such accounts pursuant to such Borrowing meets such minimums and multiples). Notwithstanding anything herein to the contrary, until the Administrative Agent shall have notified the Borrower that the primary syndication of the Initial Term Loans has been completed, the Borrower shall not be permitted to request a Term Borrowing of Eurodollar Rate Loans with an Interest Period in excess of one month. If the Borrower fails to specify a Type of Loan in a Committed Loan Notice or fail to give a timely notice requesting a conversion or continuation, then the applicable Term Loans or Revolving Credit Loans shall be made as, or converted to, ABR Loans. Any such automatic conversion to ABR Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurodollar Rate Loans. If the Borrower requests a Borrowing of, conversion to, or continuation of Eurodollar Rate Loans in any such Committed Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month.

(b) Following receipt of a Committed Loan Notice, the Administrative Agent shall promptly notify each Lender of the amount of its Pro Rata Share or other applicable share provided for under this Agreement of the applicable Class of Loans, and if no timely notice of a conversion or continuation is provided by the Borrower, the Administrative Agent shall notify each Lender of the details of any automatic conversion to ABR Loans or continuation described in Section 2.02(a). In the case of each Borrowing, each Appropriate Lender shall make the amount of its Loan available to the Administrative Agent in Same Day Funds at the Administrative Agent’s Office not later than 3:00 p.m., on the Business Day specified in the applicable Committed Loan Notice. The Administrative Agent shall make all funds so received available to the Borrower in like funds as received by the Administrative Agent by wire transfer of such funds in accordance with instructions provided by the Borrower to (and reasonably acceptable to) the Administrative Agent; provided that if, on the date the Committed Loan Notice with respect to such Borrowing is given by the Borrower, there are L/C Borrowings outstanding, then the proceeds of the Borrowing shall be applied, first, to the payment in full of any such L/C Borrowing and second, to the Borrower as provided above.

(c) Except as otherwise provided herein, a Eurodollar Rate Loan may be continued or converted only on the last day of an Interest Period for such Eurodollar Rate Loan unless the Borrower pays the amount due, if any, under Section 3.05 in connection therewith. During the occurrence and continuation of an Event of Default, the Administrative Agent or the Required Lenders may require that no Loans may be converted to or continued as Eurodollar Rate Loans.

(d) The Administrative Agent shall promptly notify the Borrower and the Lenders of the interest rate applicable to any Interest Period for Eurodollar Rate Loans upon determination of such interest rate. The determination of the Eurodollar Rate by the Administrative Agent shall be conclusive in the absence of manifest error.

(e) After giving effect to all Term Borrowings, all Revolving Credit Borrowings, all conversions of Term Loans or Revolving Credit Loans from one Type to the other, and all continuations of Term Loans or Revolving Credit Loans as the same Type, there shall not be more than eight Interest Periods in effect (or such greater amount as may be agreed by the Administrative Agent in its sole discretion).

(f) The failure of any Lender to make the Loan to be made by it as part of any Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Loan on the date of such Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Loan to be made by such other Lender on the date of any Borrowing.

(g) Unless the Administrative Agent shall have received notice from a Lender prior to the date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s Pro Rata Share or other applicable share provided for under this Agreement of such Borrowing, the Administrative Agent may assume that such Lender has made such Pro Rata Share or other applicable share provided for under this Agreement available to the Administrative Agent on the date of such Borrowing in accordance with Section 2.02(b) above, and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If the Administrative Agent shall have so made funds available, then, to the extent that such Lender shall not have made such portion available to the Administrative Agent, each of such Lender and the Borrower severally agree to repay to the Administrative Agent promptly after written demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent at (i) in the case of the Borrower, the interest rate applicable at the time to the Loans comprising such Borrowing and (ii) in the case of such Lender, the Overnight Rate plus any administrative, processing or similar fees customarily charged by the Administrative Agent in accordance with the foregoing. A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this Section 2.02(g) shall be conclusive in the absence of manifest error. If the Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by such the Borrower for such period. If such Lender pays its share of the applicable Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such Borrowing. Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.

Section 2.03. Letters of Credit.

(a) The Letter of Credit Commitment. (i) Subject to the terms and conditions expressly set forth herein, (A) each L/C Issuer agrees, in reliance upon the agreements of the other Revolving Credit Lenders set forth in this Section 2.03, (1) from time to time on any Business Day during the period from the Closing Date until the Letter of Credit Expiration Date, to issue Letters of Credit at sight denominated in Dollars for the account of the Borrower or any Restricted Subsidiary of the Borrower and to amend or renew Letters of Credit previously issued by it, in accordance with Section 2.03(b), and (2) to honor drafts under the Letters of Credit and (B) the Revolving Credit Lenders severally agree to participate in Letters of Credit issued pursuant to this Section 2.03; provided that no L/C Issuer shall be obligated to make any L/C Credit Extension with respect to any Letter of Credit, and no Lender shall be obligated to participate in any Letter of Credit if as of the date of such L/C Credit Extension, (x) the Revolving Credit Exposure of any Revolving Credit Lender would exceed such Lender’s Revolving Credit Commitment or (y) the Outstanding Amount of the L/C Obligations would exceed the Letter of Credit Sublimit. Within the foregoing limits, and subject to the terms and conditions hereof, the ability of the Borrower and the Restricted Subsidiaries to obtain Letters of Credit shall be fully revolving, and accordingly the Borrower and the Restricted Subsidiaries may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired, terminated or that have been drawn upon and reimbursed.

(ii) An L/C Issuer shall be under no obligation to issue any Letter of Credit if:

(A) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such L/C Issuer from issuing such Letter of Credit, or any Law applicable to such L/C Issuer or any directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such L/C Issuer shall prohibit, or direct that such L/C Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such L/C Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (for which such L/C Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon such L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date (for which such L/C Issuer is not otherwise compensated hereunder);

(B) subject to Section 2.03(b)(iii), the expiry date of such requested Letter of Credit would occur more than 12 months after the date of issuance or last renewal unless (1) each Appropriate Lender and the L/C Issuer has approved of such expiration date or (2) the L/C Issuer thereof has approved of such expiration date and the Outstanding Amount of L/C Obligations in respect of such requested Letter of Credit has been Cash Collateralized or backstopped in a manner reasonably satisfactory to such L/C Issuer;

(C) the expiry date of such requested Letter of Credit would occur after the Letter of Credit Expiration Date, unless such Letter of Credit has been Cash Collateralized or backstopped in a manner reasonably satisfactory to such L/C Issuer;

(D) the issuance of such Letter of Credit would violate any policies of such L/C Issuer applicable to letters of credit generally; it being understand and agreed that neither Credit Suisse AG, Cayman Islands Branch, nor any of its affiliates shall be required to issue documentary or “trade” Letters of Credit (as opposed to “standby” Letters of Credit); and

(E) any Revolving Credit Lender is at that time a Defaulting Lender, unless such L/C Issuer has entered into arrangements, including the delivery of Cash Collateral, satisfactory to such L/C Issuer (in its sole discretion) with the Borrower or such Lender to eliminate such L/C Issuer’s actual or potential Fronting Exposure (after giving effect to Section 2.17(a)(iv)) with respect to the Defaulting Lender arising from either the Letter of Credit then proposed to be issued or that Letter of Credit and all other L/C Obligations as to which such L/C Issuer has actual or potential Fronting Exposure as it may elect in its sole discretion.

(iii) An L/C Issuer shall be under no obligation to amend any Letter of Credit if (A) such L/C Issuer would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.

(iv) Each L/C Issuer shall act on behalf of the Revolving Credit Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and each L/C Issuer shall have all of the benefits and immunities (A) provided to the Administrative Agent in Article IX with respect to any acts taken or omissions suffered by such L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and Issuer Documents pertaining to such Letters of Credit as fully as if the term “Administrative Agent” as used in Article IX included such L/C Issuer with respect to such acts or omissions, and (B) as additionally provided herein with respect to such L/C Issuer.

(b) Procedures for Issuance and Amendment of Letters of Credit; Auto-Extension Letters of Credit. (i) Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the Borrower delivered to an L/C Issuer (with a copy to the Administrative Agent) in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer of the Borrower. Such Letter of Credit Application must be received by the relevant L/C Issuer and the Administrative Agent not later than 1:00 p.m., at least three Business Days prior to the proposed issuance date or date of amendment, as the case may be; or, in each case, such later date and time as the relevant L/C Issuer may agree in a particular instance in its sole discretion. In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail reasonably satisfactory to the relevant L/C Issuer: (a) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (b) the amount thereof; (c) the expiry date thereof; (d) the name and address of the beneficiary thereof; (e) the documents to be presented by such beneficiary in case of any drawing thereunder; (f) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; and (g) such other matters as the relevant L/C Issuer may reasonably request. In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail reasonably satisfactory to the relevant L/C Issuer: (1) the Letter of Credit to be amended; (2) the proposed date of amendment thereof (which shall be a Business Day); (3) the nature of the proposed amendment; and (4) such other matters as the relevant L/C Issuer may reasonably request.

(ii) Promptly after receipt of any Letter of Credit Application, the relevant L/C Issuer will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit Application from the Borrower and, if not, such L/C Issuer will provide the Administrative Agent with a copy thereof. Upon receipt by the relevant L/C Issuer of confirmation from the Administrative Agent that the requested issuance or amendment is permitted in accordance with the terms hereof, then, subject to the terms and conditions hereof, such L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of the Borrower (or its applicable Restricted Subsidiary) or enter into the applicable amendment, as the case may be. Immediately upon the issuance of each Letter of Credit, each Revolving Credit Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the relevant L/C Issuer a risk participation in such Letter of Credit in an amount equal to the product of such Lender’s Pro Rata Share or other applicable share provided for under this Agreement times the stated amount of such Letter of Credit.

(iii) If the Borrower so requests in any applicable Letter of Credit Application with respect to any standby Letter of Credit, the relevant L/C Issuer shall agree to issue a Letter of Credit that has automatic extension provisions (each, an “Auto-Extension Letter of Credit”); provided that any such Auto-Extension Letter of Credit must permit the relevant L/C Issuer to prevent any such extension at least once in each 12-month period (commencing with the date of issuance of such Letter of Credit and in no event extending beyond the Letter of Credit Expiration Date unless the L/C Issuer thereof has approved of such expiration date and such Letter of Credit has been Cash Collateralized or backstopped in a manner reasonably acceptable to the Administrative Agent and the applicable L/C Issuer) by giving prior notice to the beneficiary thereof not later than a day (the “Non-Extension Notice Date”) in each such 12-month period to be mutually agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by the relevant L/C Issuer, the Borrower shall not be required to make a specific request to the relevant L/C Issuer for any such extension. Once an Auto-Extension Letter of Credit has been issued, the Lenders shall be deemed to have authorized (but may not require) the relevant L/C Issuer to permit the extension of such Letter of Credit at any time to an expiry date not later than the Letter of Credit Expiration Date; provided that the relevant L/C Issuer shall not permit any such extension if (A) the relevant L/C Issuer has determined that it would have no obligation at such time to issue such Letter of Credit in its extended form under the terms hereof (by reason of the provisions of Section 2.03(a)(ii) or otherwise), or (B) it has received notice (which may be by telephone or in writing) on or before the day that is seven Business Days before the Non-Extension Notice Date from the Administrative Agent, any Revolving Credit Lender or the Borrower that one or more of the applicable conditions specified in Section 4.02 is not then satisfied or waived.

(iv) Promptly after issuance of any Letter of Credit or any amendment to a Letter of Credit, the relevant L/C Issuer will also deliver to the Borrower and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.

(c) Drawings and Reimbursements; Funding of Participations. (i) Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the relevant L/C Issuer shall notify promptly the Borrower and the Administrative Agent thereof. Not later than 1:00 p.m., on the first Business Day immediately following any payment by an L/C Issuer under a Letter of Credit, with written notice to the Borrower (each such date, an “Honor Date”), the Borrower shall be liable to reimburse such L/C Issuer through the Administrative Agent in an amount equal to the amount of such drawing in Dollars; provided that if such reimbursement is not made on the date of drawing, the Borrower shall pay interest to the relevant L/C Issuer on such amount at the rate applicable to ABR Loans (without duplication of interest payable on L/C Borrowings). The applicable L/C Issuer shall notify the Borrower in writing of the amount of the drawing promptly following the determination thereof. If the Borrower fails to so reimburse such L/C Issuer by such time, the Administrative Agent shall promptly notify each Appropriate Lender of the Honor Date, the amount of the unreimbursed drawing (the “Unreimbursed Amount”) and the amount of such Appropriate Lender’s Pro Rata Share or other applicable share provided for under this Agreement thereof. In such event, the Borrower shall be deemed to have requested a Revolving Credit Borrowing of ABR Loans to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.02 for the principal amount of ABR Loans but subject to the amount of the unutilized portion of the Revolving Credit Commitments of the Appropriate Lenders and the conditions set forth in Section 4.02 (other than the delivery of a Committed Loan Notice). Any notice given by an L/C Issuer or the Administrative Agent pursuant to this Section 2.03(c)(i) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

(ii) Each Appropriate Lender (including any Lender acting as an L/C Issuer) shall upon any notice pursuant to Section 2.03(c)(i) make funds available to the Administrative Agent for the account of the relevant L/C Issuer in Dollars at the Administrative Agent’s Office for payments in an amount equal to its Pro Rata Share or other applicable share provided for under this Agreement of the Unreimbursed Amount not later than 1:00 p.m. on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of Section 2.03(c)(iii), each Appropriate Lender that so makes funds available shall be deemed to have made an ABR Loan to the Borrower in such amount. The Administrative Agent shall remit the funds so received to the relevant L/C Issuer.

(iii) With respect to any Unreimbursed Amount that is not fully refinanced by a Revolving Credit Borrowing of ABR Loans because the conditions set forth in Section 4.02 cannot be satisfied or for any other reason, the Borrower shall be deemed to have incurred from the relevant L/C Issuer an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on written demand (together with interest) and shall bear interest at the Default Rate for Revolving Credit Loans (which begins to accrue upon funding by the applicable L/C Issuer). In such event, each Appropriate Lender’s payment to the Administrative Agent for the account of the relevant L/C Issuer pursuant to Section 2.03(c)(ii) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Lender in satisfaction of its participation obligation under this Section 2.03.

(iv) Until each Appropriate Lender funds its Revolving Credit Loan or L/C Advance pursuant to this Section 2.03(c) to reimburse the relevant L/C Issuer for any amount drawn under any Letter of Credit, interest in respect of such Lender’s Pro Rata Share or other applicable share provided for under this Agreement of such amount shall be solely for the account of the relevant L/C Issuer.

(v) Each Revolving Credit Lender’s obligation to make Revolving Credit Loans or L/C Advances to reimburse an L/C Issuer for amounts drawn under Letters of Credit, as contemplated by this Section 2.03(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the relevant L/C Issuer, the Borrower or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided that each Revolving Credit Lender’s obligation to make Revolving Credit Loans pursuant to this Section 2.03(c) is subject to the conditions set forth in Section 4.02 (other than delivery by the Borrower of a Committed Loan Notice). No such making of an L/C Advance shall relieve or otherwise impair the obligation of the Borrower to reimburse the relevant L/C Issuer for the amount of any payment made by such L/C Issuer under any Letter of Credit, together with interest as provided herein.

(vi) If any Revolving Credit Lender fails to make available to the Administrative Agent for the account of the relevant L/C Issuer any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.03(c) by the time specified in Section 2.03(c)(ii), such L/C Issuer shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to such L/C Issuer at a rate per annum equal to the applicable Overnight Rate from time to time in effect, plus any reasonable administrative, processing or similar fees customarily charged by such L/C Issuer in connection with the foregoing. A certificate of the relevant L/C Issuer submitted to any Revolving Credit Lender (through the Administrative Agent) with respect to any amounts owing under this Section 2.03(c)(vi) shall be conclusive absent manifest error.

(d) Repayment of Participations. (i) If, at any time after an L/C Issuer has made a payment under any Letter of Credit and has received from any Revolving Credit Lender such Lender’s L/C Advance in respect of such payment in accordance with Section 2.03(c), the Administrative Agent receives for the account of such L/C Issuer any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from the Borrower or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), the Administrative Agent will distribute to such Lender its Pro Rata Share or other applicable share provided for under this Agreement thereof (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s L/C Advance was outstanding) in the amount received by the Administrative Agent.

(ii) If any payment received by the Administrative Agent for the account of an L/C Issuer pursuant to Section 2.03(c)(i) is required to be returned under any of the circumstances described in Section 10.06 (including pursuant to any settlement entered into by such L/C Issuer in its discretion), each Appropriate Lender shall pay to the Administrative Agent for the account of such L/C Issuer its Pro Rata Share or other applicable share provided for under this Agreement thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the applicable Overnight Rate from time to time in effect, plus any reasonable administrative, processing or similar fees customarily charged by such L/C Issuer in connection with the foregoing.

(e) Obligations Absolute. The obligation of the Borrower to reimburse the relevant L/C Issuer for each drawing under each Letter of Credit issued by it and to repay each L/C Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:

(i) any lack of validity or enforceability of such Letter of Credit, this Agreement or any other agreement or instrument relating thereto;

(ii) the existence of any claim, counterclaim, setoff, defense or other right that any Loan Party may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the relevant L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

(iii) any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

(iv) any payment by the relevant L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by the relevant L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law;

(v) any exchange, release or non-perfection of any Collateral, or any release or amendment or waiver of or consent to departure from the Guaranty or any other guarantee, for all or any of the Obligations of any Loan Party in respect of such Letter of Credit; or

(vi) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Loan Party (other than payment in cash or performance in full);

provided that the foregoing in clauses (i) through (vi) shall not excuse any L/C Issuer from liability to the Borrower to the extent of any direct damages (as opposed to consequential or exemplary damages, claims in respect of which are waived by the Borrower to the extent permitted by applicable Law) suffered by the Borrower that are caused by such L/C Issuer’s (or its Related Parties’) gross negligence or willful misconduct as determined in a final and non-appealable judgment by a court of competent jurisdiction when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof.

(f) Role of L/C Issuers. Each Lender and the Borrower agree that, in paying any drawing under a Letter of Credit, the relevant L/C Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the L/C Issuers, any Agent-Related Person nor any of the respective correspondents, participants or assignees of any L/C Issuer shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Lenders or the Lenders holding a majority of the Revolving Credit Commitments, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct as determined in a final and non-appealable judgment by a court of competent jurisdiction; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Letter of Credit Application. The Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to either of their use of any Letter of Credit; provided that this assumption is not intended to, and shall not, preclude the Borrower pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of the L/C Issuers, any Agent-Related Person, nor any of the respective correspondents, participants or assignees of any L/C Issuer, shall be liable or responsible for any of the matters described in clauses (i) through (vi) of Section 2.03(e); provided that anything in such clauses to the contrary notwithstanding, the Borrower may have a claim against an L/C Issuer, and such L/C Issuer may be liable to the Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Borrower which the Borrower proves were caused by such L/C Issuer’s (or its Related Parties’) willful misconduct or gross negligence or such L/C Issuer’s (or its Related Parties’) willful misconduct or grossly negligent failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit, in each case as determined in a final and non-appealable judgment by a court of competent jurisdiction. In furtherance and not in limitation of the foregoing, each L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and no L/C Issuer shall be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

(g) Cash Collateral. (i) If, as of the Letter of Credit Expiration Date, any Letter of Credit may for any reason remain outstanding and partially or wholly undrawn, (ii) if any Event of Default occurs and is continuing and the Administrative Agent or the Lenders holding a majority of the Revolving Credit Commitments, as applicable, require the Borrower to Cash Collateralize the L/C Obligations pursuant to Section 8.02 or (iii) if an Event of Default set forth under Section 8.01(f) occurs and is continuing, the Borrower shall Cash Collateralize all L/C Obligations in an amount equal to 103% of the Outstanding Amount of such L/C Obligations determined as of such date, and shall do so not later than 2:00 p.m. on (x) in the case of the immediately preceding clauses (i) and (ii), the next Business Day following the Business Day that the Borrower receives written notice thereof, and (y) in the case of the immediately preceding clause (iii), the Business Day on which an Event of Default set forth under Section 8.01(f) occurs or, if such day is not a Business Day, the Business Day immediately succeeding such day. At any time that there shall exist a Defaulting Lender, promptly upon the written request of the Administrative Agent or the applicable L/C Issuer, the Borrower shall deliver to the Administrative Agent Cash Collateral in an amount sufficient to cover all Fronting Exposure (solely after giving effect to Section 2.17(a)(iv) and any Cash Collateral provided by the Defaulting Lender). For purposes hereof, “Cash Collateralize” means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the relevant L/C Issuer and the Appropriate Lenders, as collateral for the L/C Obligations, cash or deposit account balances (“Cash Collateral”) pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent and the relevant L/C Issuer (which documents are hereby consented to by the Appropriate Lenders). Derivatives of such term have corresponding meanings. The Borrower hereby grants to the Administrative Agent, for the benefit of the L/C Issuers and the Revolving Credit Lenders of the applicable Facility, a security interest in all such cash, deposit accounts and all balances therein and all proceeds of the foregoing. Cash Collateral shall be maintained in blocked accounts at the Administrative Agent and may be invested in readily available Cash Equivalents (for the benefit of the Borrower). If at any time the Administrative Agent determines that any funds held as Cash Collateral are expressly subject to any right or claim of any Person other than the Administrative Agent (on behalf of the Secured Parties) or nonconsensual liens permitted under Section 7.01 or that the total amount of such funds is less than the aggregate Outstanding Amount of all L/C Obligations, the Borrower will, promptly following written demand by the Administrative Agent, pay to the Administrative Agent, as additional funds to be deposited and held in the deposit accounts at the Administrative Agent as aforesaid, an amount equal to the excess of (a) such aggregate Outstanding Amount over (b) the total amount of funds, if any, then held as Cash Collateral that the Administrative Agent reasonably determines to be free and clear of any such right and claim. Upon the drawing of any Letter of Credit for which funds are on deposit as Cash Collateral, such funds shall be applied, to the extent permitted under applicable Law, to reimburse the relevant L/C Issuer. To the extent the amount of any Cash Collateral exceeds the then Outstanding Amount of such L/C Obligations and so long as no Event of Default has occurred and is continuing, the excess shall be refunded to the Borrower. To the extent any Event of Default giving rise to the requirement to Cash Collateralize any Letter of Credit pursuant to this Section 2.03(g) is cured or otherwise waived by the Required Lenders, then so long as no other Event of Default has occurred and is continuing, all Cash Collateral pledged to Cash Collateralize such Letter of Credit shall be promptly refunded to the applicable. If at any time the Administrative Agent reasonably determines that Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent as herein provided or Liens described above, or that the total amount of such Cash Collateral is less than the applicable Fronting Exposure and other obligations secured thereby, the Borrower or the relevant Defaulting Lender will, promptly following written demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency.

(h) Letter of Credit Fees. The Borrower shall pay to the Administrative Agent for the account of each Revolving Credit Lender for the applicable Revolving Credit Facility in accordance with its Pro Rata Share or other applicable share provided for under this Agreement a Letter of Credit fee for each Letter of Credit issued pursuant to this Agreement equal to the Applicable Margin times the daily maximum amount then available to be drawn under such Letter of Credit (whether or not such maximum amount is then in effect under such Letter of Credit if such maximum amount increases periodically pursuant to the terms of such Letter of Credit); provided that (x) if any portion of a Defaulting Lender’s Pro Rata Share of any Letter of Credit is Cash Collateralized by the Borrower or reallocated to the other Revolving Credit Lenders pursuant to Section 2.17(a)(iv), then the Borrower shall not be required to pay a Letter of Credit fee to such Defaulting Lender with respect to such portion of such Defaulting Lender’s Pro Rata Share so long as it is Cash Collateralized by the Borrower or reallocated to the other Revolving Credit Lenders, but such Letter of Credit fee shall instead be payable to such other Revolving Credit Lenders in accordance with their Pro Rata Share of such reallocated amount, and (y) if any portion of a Defaulting Lender’s Pro Rata Share is not Cash Collateralized or reallocated pursuant to Section 2.17(a)(iv), then the Letter of Credit fee with respect to such Defaulting Lender’s Pro Rata Share shall be payable to the applicable L/C Issuer until such Pro Rata Share is Cash Collateralized or reallocated or such Lender ceases to be a Defaulting Lender. Such Letter of Credit fees shall be computed on a quarterly basis in arrears. Such Letter of Credit fees shall be due and payable in Dollars on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the earlier to occur of the Letter of Credit Expiration Date and the Maturity Date then in effect for the applicable Revolving Credit Facility or the date on which the Revolving Credit Commitment of all Lenders shall be terminated as provided herein. If there is any change in the Applicable Margin during any quarter, the daily maximum amount of each Letter of Credit shall be computed and multiplied by the Applicable Margin separately for each period during such quarter that such Applicable Margin was in effect.

(i) Fronting Fee and Documentary and Processing Charges Payable to L/C Issuers. The Borrower shall pay directly to each L/C Issuer for its own account a fronting fee with respect to each Letter of Credit issued by it to any Consolidated Party equal to 0.125% per annum of the maximum amount available to be drawn under such Letter of Credit (whether or not such maximum amount is then in effect under such Letter of Credit if such maximum amount increases periodically pursuant to the terms of such Letter of Credit) or such lesser fee as may be agreed with such L/C Issuer (the “L/C Fronting Fee”). Such fronting fees shall be computed on a quarterly basis in arrears. Such fronting fees shall be due and payable in Dollars on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the earlier to occur of the Letter of Credit Expiration Date and the date on which the Revolving Credit Commitment of all Lenders shall be terminated as provided herein. In addition, the Borrower shall pay directly to each L/C Issuer for its own account with respect to each Letter of Credit issued to the Loan Parties the customary and reasonable issuance, presentation, amendment and other processing fees, and other standard costs and charges, of such L/C Issuer relating to letters of credit as from time to time in effect. Such customary fees and standard costs and charges are due and payable within 10 Business Days of demand and are nonrefundable.

(j) Conflict with Letter of Credit Application. Notwithstanding anything else to the contrary in this Agreement or any Letter of Credit Application, in the event of any conflict between the terms hereof and the terms of any Letter of Credit Application, the terms hereof shall control.

(k) Addition of an L/C Issuer. A Revolving Credit Lender reasonably acceptable to the Borrower may become an additional L/C Issuer hereunder pursuant to a written agreement among the Borrower, the Administrative Agent and such Revolving Credit Lender. The Administrative Agent shall notify the Revolving Credit Lenders of any such additional L/C Issuer.

(l) Reporting. Each L/C Issuer will report in writing to the Administrative Agent (i) on the first Business Day of each calendar month, the aggregate face amount of Letters of Credit issued by it and outstanding as of the last Business Day of the preceding calendar month (and on such other dates as the Administrative Agent may request), (ii) on or prior to each Business Day on which such L/C Issuer expects to issue, amend, renew or extend any Letter of Credit, the date of such issuance or amendment, and the aggregate face amount of Letters of Credit to be issued, amended, renewed or extended by it and outstanding after giving effect to such issuance, amendment, renewal or extension (and such L/C Issuer shall advise the Administrative Agent on such Business Day whether such issuance, amendment, renewal or extension occurred and whether the amount thereof changed), (iii) on each Business Day on which such L/C Issuer makes any L/C Disbursement, the date and amount of such L/C Disbursement and (iv) on any Business Day on which the Borrower fails to reimburse an L/C Disbursement required to be reimbursed to such L/C Issuer on such day, the date and amount of such failure.

(m) Provisions Related to Extended Revolving Credit Commitments. If the Letter of Credit Expiration Date in respect of any tranche of Revolving Credit Commitments occurs prior to the expiry date of any Letter of Credit, then (i) if one or more other tranches of Revolving Credit Commitments in respect of which the Letter of Credit Expiration Date shall not have so occurred are then in effect, such Letters of Credit shall, to the extent such Letters of Credit could have been issued under such other tranches, automatically be deemed to have been issued (including for purposes of the obligations of the Revolving Credit Lenders to purchase participations therein and to make Revolving Credit Loans and payments in respect thereof pursuant to Sections 2.03(c) and (d)) under (and ratably participated in by Lenders pursuant to) the Revolving Credit Commitments in respect of such non-terminating tranches up to an aggregate amount not to exceed the aggregate principal amount of the unutilized Revolving Credit Commitments thereunder at such time (it being understood that no partial face amount of any Letter of Credit may be so reallocated) and (ii) to the extent not reallocated pursuant to the immediately preceding clause (i), the Borrower shall Cash Collateralize any such Letter of Credit in accordance with Section 2.03(g). Commencing with the maturity date of any tranche of Revolving Credit Commitments, the sublimit for Letters of Credit shall be agreed solely with each L/C Issuer.

(n) Letters of Credit Issued for Subsidiaries. Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, a Restricted Subsidiary, the Borrower shall be obligated to reimburse the applicable L/C Issuer hereunder for any and all drawings under such Letter of Credit. The Borrower hereby acknowledges that the issuance of Letters of Credit for the account of Restricted Subsidiaries (whether or not a direct or indirect Subsidiary of the Borrower) inures to the benefit of the Borrower, and that the Borrower’s business derives substantial benefits from the businesses of such Restricted Subsidiaries.

Section 2.04. [Reserved].

Section 2.05. Prepayments.

(a) Optional. (i) The Borrower may, upon notice to the Administrative Agent, at any time or from time to time voluntarily prepay any Class or Classes of Term Loans and Revolving Credit Loans in whole or in part without premium or penalty (except as expressly set forth in this Section 2.05); provided that (1) such notice must be received by the Administrative Agent not later than 1:00 p.m. (A) three Business Days prior to any date of prepayment of Eurodollar Rate Loans and (B) on the Business Day prior to any prepayment of ABR Loans; (2) any prepayment of Eurodollar Rate Loans shall be in a minimum principal amount of $2,000,000, or a whole multiple of $1,000,000 in excess thereof; and (3) any prepayment of ABR Loans shall be in a minimum principal amount of $1,000,000 or a whole multiple of $500,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment and the Class(es) and Type(s) of Loans to be prepaid. The Administrative Agent will promptly notify each Appropriate Lender of its receipt of each such notice, and of the amount of such Lender’s Pro Rata Share or other applicable share provided for under this Agreement of such prepayment. If such notice is given by the Borrower, unless rescinded pursuant to clause (iii) below, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of a Loan (other than prepayments of ABR Revolving Credit Loans that are not made in connection with the termination or permanent reduction of the Revolving Credit Commitments) shall be accompanied by all accrued interest thereon, together with any additional amounts required pursuant to clause (ii) below and Section 3.05. In the case of each prepayment of the Loans pursuant to this Section 2.05(a), the Borrower may in its sole discretion select the Borrowing or Borrowings to be repaid, and such payment shall be paid to the Appropriate Lenders in accordance with their respective Pro Rata Shares or other applicable share provided for under this Agreement.

(ii) Notwithstanding anything to the contrary contained in this Agreement, in the event that, on or prior to the date that is six months after the ~~First~~ Amendment ~~Closing~~No. 4 Effective Date, any Loan Party (x) prepays, refinances, substitutes or replaces any Initial Term Loans in connection with a Repricing Event or (y) effects any amendment of this Agreement resulting in a Repricing Event, the Borrower shall pay to the Administrative Agent (A) in the case of clause (x), for the ratable account of each of the applicable Lenders a prepayment premium of 1.00% of the aggregate principal amount of the Initial Term Loans so prepaid, refinanced, substituted or replaced and (B) in the case of clause (y), for the ratable account of each of the Lenders (including any Lender that withholds its consent to such amendment and that is required to assign its Initial Term Loan pursuant to Section 3.07), a fee equal to 1.00% of the aggregate principal amount of the applicable Initial Term Loans of such Lender outstanding immediately prior to such amendment. Such amounts shall be due and payable on the date of effectiveness of such Repricing Event or amendment and shall be a condition precedent to the effectiveness of any such amendment.

(iii) Notwithstanding anything to the contrary contained in this Agreement, the Borrower may rescind any notice of prepayment under Section 2.05(a)(i) by notice to the Administrative Agent on the date of prepayment if such prepayment would have resulted from a refinancing of all or any portion of the applicable Class or occurrence of another event, which refinancing or event shall not be consummated or shall otherwise be delayed (subject to payment of amounts due under Section 3.05).

(iv) Voluntary prepayments of any Class of Term Loans permitted hereunder shall be applied first to ABR Loans to the full extent thereof before application to Eurodollar Rate Loans, in each case in a manner that minimizes the amount of any payments required to be made by the Borrower pursuant to Section 3.05.

(v) Voluntary prepayments of any Class of Term Loans permitted hereunder shall be applied to the remaining scheduled installments of principal thereof pursuant to Section 2.07(a) in a manner determined at the discretion of the Borrower and specified in the notice of prepayment (and absent such direction, in direct order of maturity).

(b) Mandatory. (i) Within five Business Days after financial statements have been delivered pursuant to Section 6.01(a) (commencing in respect of the fiscal year ending December 31, 2018) and the related Compliance Certificate has been delivered pursuant to Section 6.02(a), the Borrower shall cause to be prepaid an aggregate principal amount of Term Loans in an amount equal to (A) the Applicable ECF Percentage of Excess Cash Flow, if any, for the fiscal year covered by such financial statements minus, (B) at the option of the Borrower (without duplication of any amount deducted from Consolidated Net Income in calculating Excess Cash Flow for such period) (x) the sum of (1) all voluntary prepayments of Term Loans during such fiscal year or after year-end and prior to the date such Excess Cash Flow prepayment is due, and (2) all voluntary prepayments of Revolving Credit Loans, Extended Revolving Credit Loans, Refinancing Revolving Credit Loans and Incremental Revolving Loans during such fiscal year or after year-end and prior to the date such Excess Cash Flow prepayment is due, to the extent the Revolving Credit Commitments, Extended Revolving Credit Commitments, Refinancing Revolving Credit Commitments and/or Revolving Commitment Increase, as the case may be, are permanently reduced by the amount of such payments, in the case of each of the immediately preceding clauses (1) and (2), to the extent such prepayments are funded with Internally Generated Cash; provided that, to the extent any deduction is made pursuant to the foregoing clauses (1) and (2) after year-end and prior to the date such Excess Cash Flow prepayment is due, such prepayment shall not be deducted with respect to the Excess Cash Flow prepayment for the succeeding fiscal year, and (y) incremental reserves of the BD Subsidiary in an aggregate amount for any Excess Cash Flow Period equal to the lesser of (1) the amount that is necessary to meet the capital reserve requirements of the BD Subsidiary for such period and (2) $5,000,000.

(ii) If (1) any Consolidated Party Disposes of any property or assets pursuant to Section 7.05(i), (l) or (m), or (2) any Casualty Event occurs, in either case that results in the realization or receipt by a Consolidated Party of Net Proceeds, the Borrower shall cause to be prepaid on or prior to the date that is five Business Days after the date of the realization or receipt by the Borrower or any Restricted Subsidiary of such Net Proceeds (or such later time that the Borrower is entitled to reinvest Net Proceeds as provided in the definition of “Net Proceeds”), an aggregate principal amount of Term Loans in an amount equal to 100% of all such Net Proceeds; provided that if at the time that any such prepayment would be required, the Borrower is required to offer to repurchase or prepay Permitted Equal Priority Refinancing Debt or any Permitted Refinancing of any such Indebtedness (to the extent secured by Liens on the Collateral on a pari passu basis with the Obligations), in each case pursuant to the terms of the documentation governing such Indebtedness with the net proceeds of such Disposition or Casualty Event (such Permitted Equal Priority Refinancing Debt (or the Permitted Refinancing of any such Indebtedness) required to be offered to be so repurchased, “Other Applicable Indebtedness”), then the Borrower may apply such Net Proceeds on a pro rata basis (determined on the basis of the aggregate outstanding principal amount of the Term Loans and Other Applicable Indebtedness at such time; provided that the portion of such net proceeds allocated to the Other Applicable Indebtedness shall not exceed the amount of such net proceeds required to be allocated to the Other Applicable Indebtedness pursuant to the terms thereof, and the remaining amount, if any, of such net proceeds shall be allocated to the Term Loans in accordance with the terms hereof) to the prepayment of the Term Loans and to the repurchase or prepayment of Other Applicable Indebtedness, and the amount of prepayment of the Term Loans that would have otherwise been required pursuant to this Section 2.05(b)(ii) shall be reduced accordingly; provided, further, that to the extent the holders of Other Applicable Indebtedness decline to have such indebtedness repurchased or prepaid, the declined amount shall promptly (and in any event within five Business Days after the date of such rejection) be applied to prepay the Term Loans in accordance with the terms hereof.

(iii) If any Consolidated Party incurs or issues any Indebtedness after the Closing Date (A) not permitted to be incurred or issued pursuant to Section 7.03 or (B) that is intended to constitute Credit Agreement Refinancing Indebtedness in respect of any Class of Term Loans, the Borrower shall cause to be prepaid an aggregate principal amount of Term Loans (or, in the case of Indebtedness constituting Credit Agreement Refinancing Indebtedness, the applicable Class of Term Loans) in an amount equal to 100% of all Net Proceeds received therefrom on or prior to the date that is three Business Days after the receipt by such Consolidated Party of such Net Proceeds. For the avoidance of doubt, in connection with any prepayment under Section 2.05(b)(iii)(B) that constitutes a Repricing Event that is consummated in respect of all or any portion of the Initial Term Loans prior to the date that is six months after the ~~First~~ Amendment ~~Closing~~No. 4 Effective Date, the Borrower shall pay to the Term Lenders the fees specified in Section 2.05(a)(ii).

(iv) If for any reason the aggregate Outstanding Amount of Revolving Credit Loans and L/C Obligations at any time exceeds the aggregate Revolving Credit Commitments then in effect, the Borrower shall promptly prepay Revolving Credit Loans and/or Cash Collateralize the L/C Obligations in an aggregate amount equal to such excess; provided that the Borrower shall not be required to Cash Collateralize the L/C Obligations pursuant to this Section 2.05(b)(iv) unless, after the prepayment in full of the Revolving Credit Loans, such aggregate Outstanding Amount exceeds the aggregate Revolving Credit Commitments then in effect.

(v) Except as otherwise provided in any Refinancing Amendment, Extension Amendment or any Incremental Amendment or as otherwise provided herein, (A) each prepayment of Term Loans pursuant to this Section 2.05(b) shall be applied ratably to each Class of Term Loans then outstanding (provided that any prepayment of Term Loans with the Net Proceeds of Credit Agreement Refinancing Indebtedness shall be applied solely to each applicable Class of Refinanced Debt), (B) with respect to each Class of Term Loans, each prepayment pursuant to clause (ii) or (iii) of this Section 2.05(b) shall be applied to the scheduled installments of principal thereof following the date of such prepayment in direct order of maturity and (C) each such prepayment shall be paid to the Lenders in accordance with their respective Pro Rata Shares of such prepayment. For the avoidance of doubt, the Amendment No. 2 Additional Initial Term Loans and the Amendment No. 4 Additional Initial Term Loans will share ratably in all mandatory prepayments with the Initial Term Loans outstanding immediately prior to the Amendment No. ~~2~~4 Effective Date.

(vi) The Borrower shall notify the Administrative Agent in writing of any mandatory prepayment of Term Loans required to be made by the Borrower pursuant to clause (i), (ii), or (iii) of this Section 2.05(b) not later than 1:00 p.m. at least three Business Days prior to the date of such prepayment. Each such notice shall specify the date of such prepayment and provide a reasonably detailed calculation of the aggregate amount of such prepayment to be made by the Borrower. The Administrative Agent will promptly notify each Appropriate Lender of the contents of the Borrower’s prepayment notice and of such Appropriate Lender’s Pro Rata Share of the prepayment. Each Term Lender may reject all of its Pro Rata Share of any mandatory prepayment (such declined amounts, the “Declined Proceeds”) of Term Loans required to be made pursuant to clause (i), (ii), or (iii)(A) of this Section 2.05(b) by providing written notice (each, a “Rejection Notice”) to the Administrative Agent no later than 5:00 p.m. one Business Day after the date of such Lender’s receipt of notice from the Administrative Agent regarding such prepayment; provided, however, in no event may the proceeds of any Credit Agreement Refinancing Indebtedness be rejected. If a Term Lender fails to deliver a Rejection Notice to the Administrative Agent within the time frame specified above such failure will be deemed an acceptance of the total amount of such mandatory prepayment of Term Loans. Any Declined Proceeds shall be retained by the Borrower.

(vii) In connection with any mandatory prepayments by the Borrower of the Term Loans pursuant to this Section 2.05(b), such prepayments shall be applied on a pro rata basis to the then outstanding Term Loans being prepaid irrespective of whether such outstanding Term Loans are ABR Loans or Eurodollar Rate Loans; provided that if no Lenders exercise the right to waive a given mandatory prepayment of the Term Loans pursuant to Section 2.05(b)(vi), then, with respect to such mandatory prepayment, the amount of such mandatory prepayment shall be applied first to Term Loans that are ABR Loans to the full extent thereof before application to Term Loans that are Eurodollar Rate Loans in a manner that minimizes the amount of any payments required to be made by the Borrower pursuant to Section 3.05.

(c) Interest, Funding Losses, Etc. All prepayments under this Section 2.05 shall be accompanied by all accrued interest thereon (other than prepayments of ABR Revolving Credit Loans that are not made in connection with the termination or permanent reduction of the Revolving Credit Commitments), together with, in the case of any such prepayment of a Eurodollar Rate Loan on a date prior to the last day of an Interest Period therefor, any amounts owing in respect of such Eurodollar Rate Loan pursuant to Section 3.05.

Notwithstanding any of the other provisions of this Section 2.05, so long as no Event of Default shall have occurred and be continuing, if any prepayment of Eurodollar Rate Loans is required to be made under this Section 2.05 prior to the last day of the Interest Period therefor, in lieu of making any payment pursuant to this Section 2.05 in respect of any such Eurodollar Rate Loan prior to the last day of the Interest Period therefor, the Borrower may, in its sole discretion, deposit an amount sufficient to make any such prepayment otherwise required to be made thereunder together with accrued interest to the last day of such Interest Period into a Cash Collateral Account until the last day of such Interest Period, at which time the Administrative Agent shall be authorized (without any further action by or notice to or from the Borrower or any other Loan Party) to apply such amount to the prepayment of such Loans in accordance with this Section 2.05. Upon the occurrence and during the continuance of any Event of Default, the Administrative Agent shall also be authorized (without any further action by or notice to or from the Borrower or any other Loan Party) to apply such amount to the prepayment of the outstanding Loans in accordance with the relevant provisions of this Section 2.05. Such deposit shall be deemed to be a prepayment of such Loans by the Borrower for all purposes under this Agreement.

Section 2.06. Termination or Reduction of Commitments.

(a) Optional. The Borrower may, upon written notice to the Administrative Agent, terminate the unused Commitments of any Class, or from time to time permanently reduce the unused Commitments of any Class, in each case without premium or penalty; provided that (i) any such notice shall be received by the Administrative Agent three Business Days prior to the date of termination or reduction, (ii) any such partial reduction shall be in an aggregate amount of $5,000,000, or any whole multiple of $1,000,000 in excess thereof or, if less, the entire amount thereof and (iii) if, after giving effect to any reduction of the Revolving Credit Commitments, the Letter of Credit Sublimit exceeds the amount of the Revolving Credit Commitments, such sublimit shall be automatically reduced by the amount of such excess. Except as provided above, the amount of any such Commitment reduction shall not be applied to the Letter of Credit Sublimit unless otherwise specified by the Borrower. Notwithstanding the foregoing, the Borrower may rescind or postpone any notice of termination of any Commitments if such termination would have resulted from a refinancing of all or any portion of the applicable Class or occurrence of other event, which refinancing or other event shall not be consummated or otherwise shall be delayed.

(b) Mandatory. The Initial Term Commitments of each Term Lender shall be automatically and permanently reduced to $0 upon the funding of the Initial Term Loans to be made by such Term Lender on the Closing Date (or, in the case of the November 2017 Refinancing Term Loans, on the First Amendment Closing Date). The Amendment No. ~~2~~4 Additional Initial Term Commitment of the Amendment No. ~~2~~4 Additional Lender shall be automatically and permanently reduced to $0 upon the funding of the Amendment No.  ~~2~~4 Additional Initial Term Loan to be made by the Amendment No. ~~2~~4 Additional Lender on the Amendment No. ~~2~~4 Effective Date. The Revolving Credit Commitments of each Revolving Credit Lender shall automatically and permanently terminate on the Maturity Date.

(c) Application of Commitment Reductions; Payment of Fees. The Administrative Agent will promptly notify the Appropriate Lenders of any termination or reduction of unused portion of the Letter of Credit Sublimit or the unused Commitments of any Class under this Section 2.06. The amount of any such reduction of the Revolving Credit Commitments shall not be applied to the Letter of Credit Sublimit unless otherwise specified by the Borrower. Upon any reduction of unused Commitments of any Class, the Commitment of each Lender of such Class shall be reduced by such Lender’s Pro Rata Share of the amount by which such Commitments are reduced. All commitment fees accrued until the effective date of any termination of the Aggregate Commitments of any Class shall be paid to the Appropriate Lenders on the effective date of such termination.

Section 2.07. Repayment of Loans.

(a) Term Loans. Commencing ~~December 31st, 2019,~~September 30, 2020, the Borrower shall repay to the Administrative Agent for the ratable account of the Appropriate Lenders on the last Business Day of each March, June, September and December, an amount equal to $~~312,500~~453,062.25 (which payments shall be reduced as a result of the application of prepayments made in accordance with the order of priority set forth in Section 2.05), with the remaining principal amount of the Initial Term Loans then outstanding due and payable in full on the Maturity Date.

(b) Revolving Credit Loans. The Borrower shall repay to the Administrative Agent for the ratable account of the Appropriate Lenders on the Maturity Date for the applicable Revolving Credit Facility the aggregate principal amount of all Revolving Credit Loans under such Facility outstanding on such date.

Section 2.08. Interest.

(a) Subject to the provisions of Section 2.08(b), (i) each Eurodollar Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Eurodollar Rate for such Interest Period plus the Applicable Margin and (ii) each ABR Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the ABR plus the Applicable Margin.

(b) After the occurrence and during the continuance of an Event of Default under Section 8.01(a) or 8.01(f) (or, with respect to the existence of any other Event of Default, at the election of the Required Lenders), the Borrower shall pay interest on past due amounts owing by it hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws; provided that no interest at the Default Rate shall accrue or be payable to a Defaulting Lender so long as such Lender shall be a Defaulting Lender. Accrued and unpaid interest on such amounts (including interest on past due interest) shall be due and payable upon written demand.

(c) Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

Section 2.09. Fees. In addition to certain fees described in Sections 2.03(h) and (i):

(a) Commitment Fee. The Borrower agrees to pay to the Administrative Agent for the account of each Revolving Credit Lender under each Revolving Credit Facility in accordance with its Pro Rata Share or other applicable share provided for under this Agreement, a commitment fee equal to the Applicable Margin with respect to commitment fees for such Facility times the actual daily amount by which the aggregate Revolving Credit Commitments for such Facility exceeds the sum of (A) the Outstanding Amount of Revolving Credit Loans for such Facility plus (B) the Outstanding Amount of L/C Obligations for such Facility; provided that any commitment fee accrued with respect to any of the Commitments of a Defaulting Lender during the period prior to the time such Lender became a Defaulting Lender and unpaid at such time shall not be payable by the Borrower so long as such Lender shall be a Defaulting Lender except to the extent that such commitment fee shall otherwise have been due and payable by the Borrower prior to such time; provided, further, that no commitment fee shall accrue on any of the Commitments of a Defaulting Lender so long as such Lender shall be a Defaulting Lender. The commitment fee on each Revolving Credit Facility shall accrue at all times from the Closing Date until the Maturity Date for such Revolving Credit Facility, including at any time during which one or more of the conditions in Article IV is not met, and shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing with the first such date to occur during the first full fiscal quarter after the Closing Date, and on the Maturity Date for such Revolving Credit Facility. The commitment fee shall be calculated quarterly in arrears, and if there is any change in the Applicable Margin during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Margin separately for each period during such quarter that such Applicable Margin was in effect.

(b) Other Fees. The Borrower shall pay to the Agents such fees as shall have been separately agreed upon in writing (including pursuant to the Engagement Letters and the Administrative Agent Fee Letters) in the amounts and at the times so specified. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever (except as expressly agreed between the Borrower and the applicable Agent).

Section 2.10. Computation of Interest and Fees. All computations of interest for ABR Loans (including ABR Loans determined by reference to the Eurodollar Rate) shall be made on the basis of a year of 365 days, or 366 days, as applicable, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed. Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid; provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.12(a), bear interest for one day. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

Section 2.11. Evidence of Indebtedness.

(a) The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and evidenced by one or more entries in the Register maintained by the Administrative Agent, acting solely for purposes of Treasury Regulation Section 5f.103-1(c), as a non-fiduciary agent for the Borrower, in each case in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender shall be prima facie evidence absent manifest error of the amount of the Credit Extensions made by the Lenders to the Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the request of any Lender made through the Administrative Agent, the Borrower shall execute and deliver to such Lender (through the Administrative Agent) a Note payable to such Lender, which shall evidence such Lender’s Loans in addition to such accounts or records. Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto.

(b) In addition to the accounts and records referred to in Section 2.11(a), each Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records and, in the case of the Administrative Agent, entries in the Register, evidencing the purchases and sales by such Lender of participations in Letters of Credit. In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.

(c) Entries made in good faith by the Administrative Agent in the Register pursuant to Sections 2.11(a) and (b), and by each Lender in its account or accounts pursuant to Section 2.11(a) and (b), shall be prima facie evidence of the amount of principal and interest due and payable or to become due and payable from the Borrower to, in the case of the Register, each Lender and, in the case of such account or accounts, such Lender, under this Agreement and the other Loan Documents, absent manifest error; provided that the failure of the Administrative Agent or such Lender to maintain such accounts or any error therein shall not in any manner affect the obligations of the Borrower to repay the Loans in accordance with their terms.

Section 2.12. Payments Generally.

(a) All payments to be made by the Borrower shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein. All payments by the Borrower hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the applicable Administrative Agent’s Office in Dollars and in Same Day Funds not later than 1:00 p.m. on the date specified herein. The Administrative Agent will promptly distribute to each Appropriate Lender its Pro Rata Share (or other applicable share provided for under this Agreement) of such payment in like funds as received by wire transfer to such Lender’s applicable Lending Office. All payments received by the Administrative Agent after the time specified above shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue.

(b) Except as otherwise provided herein, if any payment to be made by the Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be; provided that, if such extension would cause payment of interest on or principal of Eurodollar Rate Loans to be made in the next succeeding calendar month, such payment shall be made on the immediately preceding Business Day.

(c) Unless the Borrower or any Lender has notified the Administrative Agent, prior to the date any payment is required to be made by it to the Administrative Agent hereunder, that the Borrower or such Lender, as the case may be, will not make such payment, the Administrative Agent may assume that the Borrower or such Lender, as the case may be, has timely made such payment and may (but shall not be so required to), in reliance thereon, make available a corresponding amount to the Person entitled thereto. If and to the extent that such payment was not in fact made to the Administrative Agent in Same Day Funds, then:

(i) if the Borrower has failed to make such payment, each Lender shall forthwith on demand repay to the Administrative Agent the portion of such assumed payment that was made available to such Lender in Same Day Funds, together with interest thereon in respect of each day from and including the date such amount was made available by the Administrative Agent to such Lender to the date such amount is repaid to the Administrative Agent in Same Day Funds at the applicable Overnight Rate from time to time in effect; and

(ii) if any Lender failed to make such payment, such Lender shall forthwith on demand pay to the Administrative Agent the amount thereof in Same Day Funds, together with interest thereon for the period from the date such amount was made available by the Administrative Agent to the Borrower to the date such amount is recovered by the Administrative Agent (the “Compensation Period”) at a rate per annum equal to the applicable Overnight Rate from time to time in effect. When such Lender makes payment to the Administrative Agent (together with all accrued interest thereon), then such payment amount (excluding the amount of any interest which may have accrued and been paid in respect of such late payment) shall constitute such Lender’s Loan included in the applicable Borrowing. If such Lender does not pay such amount forthwith upon the Administrative Agent’s demand therefor, the Administrative Agent may make a demand therefor upon the Borrower, and the Borrower shall pay such amount to the Administrative Agent, together with interest thereon for the Compensation Period at a rate per annum equal to the rate of interest applicable to the applicable Borrowing. Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its Commitment or to prejudice any rights which the Administrative Agent or the Borrower may have against any Lender as a result of any default by such Lender hereunder.

A written notice (including documentation reasonably supporting such request) of the Administrative Agent to any Lender or the Borrower with respect to any amount owing under this Section 2.12(c) shall be conclusive, absent manifest error.

(d) If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to the Borrower by the Administrative Agent because the conditions to the applicable Credit Extension set forth in Article IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.

(e) The obligations of the Lenders hereunder to make Loans and to fund participations in Letters of Credit are several and not joint. The failure of any Lender to make any Loan or to fund any such participation on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan or purchase its participation.

(f) Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

(g) Whenever any payment received by the Administrative Agent under this Agreement or any of the other Loan Documents is insufficient to pay in full all amounts due and payable to the Administrative Agent and the Lenders under or in respect of this Agreement and the other Loan Documents on any date, such payment shall be distributed by the Administrative Agent and applied by the Administrative Agent and the Lenders in the order of priority set forth in Section 8.03. If the Administrative Agent receives funds for application to the Obligations of the Loan Parties under or in respect of the Loan Documents under circumstances for which the Loan Documents do not specify the manner in which such funds are to be applied, the Administrative Agent may (to the fullest extent permitted by mandatory provisions of applicable Law), but shall not be obligated to, elect to distribute such funds to each of the Lenders in accordance with such Lender’s Pro Rata Share of the sum of (a) the Outstanding Amount of all Loans outstanding at such time and (b) the Outstanding Amount of all L/C Obligations outstanding at such time, in repayment or prepayment of such of the outstanding Loans or other Obligations then owing to such Lender.

(h) Amounts to be applied to the prepayment of Loans in connection with any mandatory prepayments by the Borrower of the Term Loans pursuant to Section 2.05(b) shall be applied, as applicable, on a pro rata basis to the then outstanding Term Loans being prepaid irrespective of whether such outstanding Term Loans are ABR Loans or Eurodollar Rate Loans; provided that if no Lenders exercise the right to waive a given mandatory prepayment of the Term Loans pursuant to Section 2.05(b)(vi), then, with respect to such mandatory prepayment, the amount of such mandatory prepayment shall be applied first to reduce outstanding ABR Loans. Any amounts remaining after each such application shall be applied to prepay Eurodollar Rate Loans in a manner that minimizes the amount of any payments required to be made by the Borrower pursuant to Section 3.05.

Section 2.13. Sharing of Payments. If, other than as provided elsewhere herein, any Lender shall obtain payment (whether voluntary, involuntary, through the exercise of any right of setoff, or otherwise) in respect of any principal or interest on account of the Loans or the participations in L/C Obligations held by it, in excess of its ratable share (or other share contemplated hereunder) thereof, such Lender shall immediately (a) notify the Administrative Agent of such fact, and (b) purchase from the other Lenders such participations in the Loans made by them and/or such sub-participations in the participations in L/C Obligations held by them, as the case may be, as shall be necessary to cause such purchasing Lender to share the excess payment in respect of any principal or interest on such Loans or such participations, as the case may be, pro rata with each of them; provided that if all or any portion of such excess payment is thereafter recovered from the purchasing Lender under any of the circumstances described in Section 10.06 (including pursuant to any settlement entered into by the purchasing Lender in its discretion), such purchase shall to that extent be rescinded and each other Lender shall repay to the purchasing Lender the purchase price paid therefor, together with an amount equal to such paying Lender’s ratable share (according to the proportion of (i) the amount of such paying Lender’s required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered, without further interest thereon. For the avoidance of doubt, the provisions of this paragraph shall not be construed to apply to (A) any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement as in effect from time to time (including the application of funds arising from the existence of a Defaulting Lender) or (B) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant permitted hereunder. The Borrower agrees that any Lender so purchasing a participation from another Lender may, to the fullest extent permitted by applicable Law, exercise all its rights of payment (including the right of setoff, but subject to Section 10.09) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation. The Administrative Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this Section 2.13 and will in each case notify the Lenders following any such purchases or repayments. Each Lender that purchases a participation pursuant to this Section 2.13 shall from and after such purchase have the right to give all notices, requests, demands, directions and other communications under this Agreement with respect to the portion of the Obligations purchased to the same extent as though the purchasing Lender were the original owner of the Obligations purchased.

Notwithstanding anything to the contrary contained in this Section 2.13 or elsewhere in this Agreement, the Borrower may extend the final maturity of Term Loans and/or Revolving Credit Commitments in connection with an Extension that is permitted under Section 2.16 without being obligated to effect such extensions on a pro rata basis among the Lenders (it being understood that no such extension (i) shall constitute a payment or prepayment of any Term Loans or Revolving Credit Loans, as applicable, for purposes of this Section 2.13 or (ii) shall reduce the amount of any scheduled amortization payment due under Section 2.07(a), except that the amount of any scheduled amortization payment due to a Lender of Extended Term Loans may be reduced to the extent provided pursuant to the express terms of the respective Extension Amendment) without giving rise to any violation of this Section 2.13 or any other provision of this Agreement. Furthermore, the Borrower may take all actions contemplated by Section 2.16 in connection with any Extension (including modifying pricing, amortization and repayments or prepayments), and in each case such actions shall be permitted, and the differing payments contemplated therein shall be permitted, without giving rise to any violation of this Section 2.13 or any other provision of this Agreement.

Section 2.14. Incremental Credit Extensions.

(a) Incremental Commitments. The Borrower may at any time or from time to time after the Closing Date, by notice to the Administrative Agent (an “Incremental Request”), request (i) one or more new commitments which shall be in the same Facility as any outstanding Term Loans (a “Term Loan Increase”) or a new Class of term loans (collectively with any Term Loan Increase, the “Incremental Term Commitments”) under this Agreement and/or (ii) (A) one or more increases in the amount of the Revolving Credit Commitments (a “Revolving Commitment Increase”) and/or (B) the establishment of one or more new Revolving Credit Commitments (any such new commitment, a “New Revolving Credit Commitment” and, together with Revolving Commitment Increases, the “Incremental Revolving Loan Commitments” and, collectively with any Incremental Term Commitments, the “Incremental Commitments”), whereupon the Administrative Agent shall promptly deliver a copy to each of the Lenders.

(b) Incremental Loans. Any Incremental Term Loans (other than Term Loan Increases) effected through the establishment of one or more new Term Loans made on an Incremental Facility Closing Date shall be designated a separate Class of Incremental Term Loans for all purposes of this Agreement. On any Incremental Facility Closing Date on which any Incremental Term Commitments of any Class are effected (including through any Term Loan Increase), subject to the satisfaction (or waiver) of the terms and conditions in this Section 2.14, (i) each Incremental Term Lender of such Class shall make a Loan to the Borrower (an “Incremental Term Loan”) in an amount equal to its Incremental Term Commitment of such Class and (ii) each Incremental Term Lender of such Class shall become a Lender hereunder with respect to the Incremental Term Commitment of such Class and the Incremental Term Loans of such Class made pursuant thereto. On any Incremental Facility Closing Date on which any Incremental Revolving Loan Commitment is effected, subject to the satisfaction of the terms and conditions in this Section 2.14, (i) each Incremental Revolving Credit Lender shall make its Commitment available to the Borrower (when borrowed, an “Incremental Revolving Loan” and, collectively with any Incremental Term Loan, an “Incremental Loan”) in an amount equal to its Revolving Commitment Increase or New Revolving Credit Commitment, as applicable, and (ii) each Incremental Revolving Credit Lender shall become a Lender hereunder with respect to the Revolving Commitment Increase or the New Revolving Credit Commitment, as applicable, and the Incremental Revolving Loans made pursuant thereto. Notwithstanding the foregoing, Incremental Term Loans may have identical terms to any of the Term Loans and be treated as the same Class as any of such Term Loans.

(c) Incremental Request. Each Incremental Request from the Borrower pursuant to this Section 2.14 shall set forth the requested amount and proposed terms of the relevant Incremental Term Loans or Incremental Revolving Loan Commitments. Incremental Term Loans may be made, and Incremental Revolving Loan Commitments may be provided, by any existing Lender (but no existing Lender will have an obligation to make any Incremental Commitment, nor will the Borrower have any obligation to approach any existing Lenders to request any Incremental Commitment) or by any other Person that is not (w) a Disqualified Lender, (x) a Defaulting Lender, (y) a natural Person or (z) the Borrower or any of its Subsidiaries (any such Person being called an “Additional Lender”) (each such existing Lender or Additional Lender providing such, an “Incremental Revolving Credit Lender” or “Incremental Term Lender,” as applicable, and, collectively, the “Incremental Lenders”); provided that the Administrative Agent and each L/C Issuer shall have consented (not to be unreasonably withheld, conditioned or delayed) to such Lender’s or Additional Lender’s making such Incremental Term Loans or providing such Incremental Revolving Loan Commitments to the extent such consent, if any, would be required under Section 10.07(b) for an assignment of Loans or Revolving Credit Commitments, as applicable, to such Lender or Additional Lender.

(d) Effectiveness of Incremental Amendment. The effectiveness of any Incremental Amendment, and the Incremental Commitments thereunder, shall be subject to the satisfaction on the date of such Incremental Amendment (the “Incremental Facility Closing Date”) of each of the following conditions:

(i) no Default or Event of Default shall exist after giving effect to such Incremental Commitments, and the representations and warranties in Article V of this Agreement shall be true and correct in all material respects (or, in the case of any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language, in all respects) on and as of the date of the incurrence of such Incremental Commitments (although any representations or warranties which expressly relate to a given date or period shall be required only to be true and correct in all material respects (or in all respects, as applicable) as of the respective date or for the respective period, as the case may be); provided that in the case of Incremental Commitments incurred to finance a Permitted Acquisition or Investment permitted under Section 7.02(o), (s) or (t) that, in any such case, is not conditioned on the availability of financing (each, a “Limited Condition Transaction”), (x) such requirement shall be subject to customary “SunGard” conditionality (including waiver or non-requirement of (1) the representations and warranties hereunder (other than customary “specified” representations and warranties) and (2) the absence of a Default or Event of Default (other than with respect to a Default or Event of Default under Section 8.01(a) or (f)) and (y) the Consolidated First Lien Net Leverage Ratio set forth in clause (iii)(B) below may, at the Borrower’s election, be tested at the time such Limited Condition Transaction is committed and will not be tested upon consummation thereof, in each case if otherwise agreed by the Incremental Lenders providing such Incremental Commitments;

(ii) each Incremental Term Commitment shall be in an aggregate principal amount that is not less than $10,000,000 and shall be in an increment of $1,000,000 and each Incremental Revolving Loan Commitment shall be in an aggregate principal amount that is not less than $5,000,000 and shall be in an increment of $1,000,000;

(iii) the aggregate amount of the Incremental Term Loans and Incremental Revolving Loan Commitments following the Amendment No. 4 Effective Date shall not exceed (A) an amount equal to $60,000,000 (net of Indebtedness incurred pursuant to Section 7.03(r)(i)(A) or (ii)(A)); provided that no more than $25,000,000 may be borrowed in reliance on this clause (A) (and Section 7.03(r)(i)(A) or (ii)(A)) until the first date following the delivery pursuant to Section 6.01(b) of financial statements for the fiscal quarter ending June 30, 2020 on which the Consolidated First Lien Net Leverage Ratio is less than or equal to 4.00 to 1.00 plus (B) up to an additional amount of Incremental Term Loans and/or Incremental Revolving Loan Commitments so long as on and as of the date of the incurrence of such Incremental Term Loans or Incremental Commitments, the Consolidated First Lien Net Leverage Ratio (determined on a Pro Forma Basis, including the pro forma effect of any Specified Transaction to be financed (in whole or in part) with the proceeds of the Incremental Loan, and assuming all previously established and simultaneously established Incremental Revolving Loan Commitments or revolving loan commitments incurred under Section 7.03(r)(i) are fully drawn and excluding the cash proceeds of (x) any borrowing under any such Incremental Revolving Loan Commitments, (y) any Incremental Term Loans and (z) any other Indebtedness that is incurred substantially concurrently therewith) is no more than ~~3.30~~4.00 to 1.00; and

(iv) [reserved];

(v) for purposes of the calculations in clause (iii) above, (A) with respect to any Incremental Commitments, assuming a borrowing of the maximum amount of Loans available thereunder, (B) to the extent the proceeds thereof are used to repay Indebtedness, pro forma effect shall be given to such repayment of Indebtedness and (C) Indebtedness incurred under clause (iii)(A) above shall be available at all times and not subject to any ratio test, whether incurred simultaneously with amounts under clause (iii)(B) or otherwise.

(e) Required Terms. The terms, provisions and documentation of the Incremental Term Loans and Incremental Term Commitments or the Incremental Revolving Loans and Incremental Revolving Loan Commitments, as the case may be, of any Class, except as otherwise set forth herein, shall be as agreed between the Borrower and the applicable Incremental Lenders; provided that, to the extent the terms of such Incremental Commitments are not consistent with the Facilities (except to the extent permitted by this Section 2.14), the terms of such Incremental Commitments shall be reasonably satisfactory to the Administrative Agent. In any event:

(i) the Incremental Term Loans and, as applicable, the New Revolving Credit Commitments:

(A) shall rank pari passu in right of payment and of security with the Revolving Credit Loans and the Term Loans;

(B) in the case of Incremental Term Loans, shall not mature earlier than the Latest Maturity Date of the Initial Term Loans outstanding at the time of incurrence of such Incremental Term Loans;

(C) in the case of New Revolving Credit Commitments, shall not mature earlier than the Latest Maturity Date of the Revolving Credit Commitments outstanding at the time of incurrence of such New Revolving Credit Commitments and shall not have amortization or scheduled mandatory commitment reductions (other than at maturity);

(D) in the case of Incremental Term Loans, shall have a Weighted Average Life to Maturity not shorter than the remaining Weighted Average Life to Maturity of then-existing Initial Term Loans;

(E) in the case of Incremental Term Loans, subject to clause (B) and (D) above, shall have amortization determined by the Borrower and the applicable Incremental Term Lenders;

(F) subject to clause (iii) below, shall have an Applicable Margin determined by the Borrower and the applicable Incremental Term Lenders or Incremental Revolving Credit Lenders, as applicable;

(G) (x) in the case of Incremental Term Loans, shall be incurred in Dollars, and (y) in the case of New Revolving Credit Commitments, shall be denominated in Dollars; and

(H) may participate on a pro rata basis or less than pro rata basis (but not on a greater than pro rata basis) in any mandatory prepayments of Initial Term Loans hereunder, as specified in the applicable Incremental Amendment;

(I) all other material terms of any Incremental Term Loans shall be substantially identical to, or (taken as a whole) no more favorable (as reasonably determined by the Borrower) to the Lenders providing such Incremental Term Loans than, those applicable to the then-existing Term Loans (except for covenants or other provisions applicable only to periods after the Latest Maturity Date of the then-existing Term Loans);

(ii) all material terms (other than with respect to margin, pricing, maturity or fees) of any Revolving Commitment Increase and Incremental Revolving Loans under such Revolving Commitment Increase shall be identical to the Revolving Credit Commitments and Revolving Credit Loans or otherwise reasonably acceptable to the Administrative Agent; it being understood and agreed that covenants or other provisions applicable only to the periods after the Latest Maturity Date of any then-existing Revolving Credit Commitments and Revolving Credit Loans shall be acceptable, subject, solely as to administrative matters to the consent of the Administrative Agent (such consent not to be unreasonably withheld, conditioned or delayed);

(iii) with respect to any Incremental Term Loan or New Revolving Credit Commitments, the All-In Yield applicable to such Incremental Term Loans or New Revolving Credit Commitments, as applicable, of each Class shall be determined by the Borrower and the applicable Incremental Term Lenders or Incremental Revolving Credit Lenders, and shall be set forth in each applicable Incremental Amendment; provided, however, that if the All-In Yield in respect of any such Incremental Term Loans incurred on or prior to the date that is 12 months after the ~~Closing~~Amendment No. 4 Effective Date exceeds the All-In Yield in respect of any then-existing Term Loans by more than 0.50%, the Applicable Margin of such then-existing Term Loans shall be adjusted such that the All-In Yield of such then-existing Term Loans equals the All-In Yield of such Indebtedness minus 0.50%; provided that any amendments to the Applicable Margin in respect of any then-existing Term Loans that become effective subsequent to the ~~Closing~~Amendment No. 4 Effective Date but prior to the time of such Indebtedness is incurred or borrowed shall also be included in such calculations, effective upon the making of loans under such Indebtedness; provided, further, that if such Indebtedness includes a Eurodollar Rate floor greater than 1.00% per annum or an ABR floor greater than 2.00% per annum, such differential between the Eurodollar Rate floor or the ABR floor, as the case may be, shall be equated to the applicable All-In Yield for purposes of determining whether an increase to the interest rate margin under the Term Loans shall be required, but only to the extent an increase in the Eurodollar Rate floor or ABR floor in the Term Loans, as the case may be, would cause an increase in the interest rate then in effect thereunder, and in such case, the Eurodollar Rate floor or ABR floor (but not the interest rate margin), applicable to the Term Loans shall be increased to the extent of such differential between the Eurodollar Rate floors or ABR floors, as the case may be;

(iv) [reserved]; and

(v) to the extent any Incremental Term Loans are made in the form of a Term Loan Increase or are Incremental Term Loans with the same terms as the Term Loans made on the Closing Date, (i) the scheduled amortization payments under Section 2.07(a) required to be made after the making of such Incremental Term Loans shall be ratably increased by the aggregate principal amount of such Incremental Term Loans and shall be further increased for all Lenders on a pro rata basis to the extent necessary to avoid any reduction in the amortization payments to which the Term Lenders were entitled before such recalculation and (ii) in the event that, prior to the incurrence of any Incremental Term Loans made in the form of a Term Loan Increase or Incremental Term Loans with the same terms as the Term Loans made on the Closing Date, the Term Loans made on the Closing Date, pursuant to any other Term Loan Increase or any other Incremental Term Loans made on the same terms as the Term Loans made on the Closing Date have scheduled amortization payments under Section 2.07(a) that are less than 0.25% of the aggregate principal amount of such Term Loans when initially incurred, then the scheduled amortization payments on the Incremental Facility Closing Date of such Incremental Term Loans shall be increased to be equal quarterly installments of principal equal to 0.25% of the aggregate principal amount of such Term Loans originally incurred.

(f) Incremental Amendment. Commitments in respect of Incremental Term Loans and Incremental Revolving Loan Commitments shall become Commitments (or in the case of an Incremental Revolving Loan Commitment to be provided by an existing Revolving Credit Lender, an increase in such Lender’s applicable Revolving Credit Commitment), under this Agreement pursuant to an amendment (an “Incremental Amendment”) to this Agreement and, as appropriate, the other Loan Documents, executed by the Borrower, each Incremental Lender providing such Commitments and the Administrative Agent. The Incremental Amendment may, without the consent of any other Loan Party, Agent or Lender, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrower, to effect the provisions of this Section 2.14, including amendments to Section 2.05(a)(ii) that are not adverse to the interests of the Lenders. The Borrower will use the proceeds of the Incremental Term Loans and Incremental Revolving Loan Commitments for working capital and other general corporate purposes, including the financing of Permitted Acquisitions and other Investments permitted hereby and any other use not prohibited by the Loan Documents, in each case as determined by the Borrower and the Lenders providing such Incremental Term Loans and Incremental Revolving Loan Commitments. No Lender shall be obligated to provide any Incremental Term Loans or Incremental Revolving Loan Commitments, unless it so agrees.

(g) Reallocation of Revolving Credit Exposure. Upon any Incremental Facility Closing Date on which Revolving Commitment Increases are effected through an increase in the Revolving Credit Commitments pursuant to this Section 2.14, (a) if the increase relates to the Revolving Credit Facility, each of the Revolving Credit Lenders shall assign to each of the Incremental Revolving Credit Lenders, and each of the Incremental Revolving Credit Lenders shall purchase from each of the Revolving Credit Lenders, at the principal amount thereof, such interests in the Incremental Revolving Loans outstanding on such Incremental Facility Closing Date as shall be necessary in order that, after giving effect to all such assignments and purchases, such Revolving Credit Loans will be held by existing Revolving Credit Lenders and Incremental Revolving Credit Lenders ratably in accordance with their Revolving Credit Commitments after giving effect to the addition of such Revolving Commitment Increases to the Revolving Credit Commitments, (b) each Revolving Commitment Increase shall be deemed for all purposes a Revolving Credit Commitment and each Loan made thereunder shall be deemed, for all purposes, a Revolving Credit Loan and (c) each Incremental Revolving Credit Lender shall become a Lender with respect to the Revolving Commitment Increases and all matters relating thereto. The Administrative Agent and the Lenders hereby agree that the minimum borrowing, pro rata borrowing and pro rata payment requirements contained elsewhere in this Agreement shall not apply to the transactions effected pursuant to the immediately preceding sentence.

(h) This Section 2.14 shall supersede any provisions in Section 2.13 or 10.01 to the contrary.

Section 2.15. Refinancing Amendments.

(a) On one or more occasions after the Closing Date, the Borrower may obtain, from any Lender or any Additional Refinancing Lender, Credit Agreement Refinancing Indebtedness in respect of all or any portion of the Term Loans and the Revolving Credit Loans (or unused Revolving Credit Commitments) then outstanding under this Agreement (which for purposes of this Section 2.15(a) will be deemed to include any then outstanding Refinancing Term Loans or Incremental Term Loans), in the form of Refinancing Term Loans, Refinancing Term Commitments, Refinancing Revolving Credit Commitments or Refinancing Revolving Credit Loans incurred under this Agreement pursuant to a Refinancing Amendment; provided that notwithstanding anything to the contrary in this Section 2.15 or otherwise, (1) the borrowing and repayment (except for (A) payments of interest and fees at different rates on Refinancing Revolving Credit Commitments (and related outstandings), (B) repayments required upon the maturity date of the Refinancing Revolving Credit Commitments and (C) repayment made in connection with a permanent repayment and termination of commitments (subject to clause (3) below)) of Loans with respect to Refinancing Revolving Credit Commitments after the date of obtaining any Refinancing Revolving Credit Commitments shall be made on a pro rata basis with all other Revolving Credit Commitments, (2) subject to the provisions of Section 2.03(m) to the extent dealing with Letters of Credit that mature or expire after a maturity date when there exist Extended Revolving Credit Commitments with a longer maturity date, all Letters of Credit shall be participated on a pro rata basis by all Lenders with Commitments in accordance with their percentage of the Revolving Credit Commitments (and except as provided in Section 2.03(m), without giving effect to changes thereto on an earlier maturity date with respect to Letters of Credit theretofore incurred or issued), (3) the permanent repayment of Revolving Credit Loans with respect to, and termination of, Refinancing Revolving Credit Commitments after the date of obtaining any Refinancing Revolving Credit Commitments shall be made on a pro rata basis with all other Revolving Credit Commitments, except that the Borrower shall be permitted to permanently repay and terminate commitments of any such Class on a better than a pro rata basis as compared to any other Class with a later maturity date than such Class and (4) assignments and participations of Refinancing Revolving Credit Commitments and Refinancing Revolving Credit Loans shall be governed by the same assignment and participation provisions applicable to Revolving Credit Commitments and Revolving Credit Loans.

(b) Each issuance of Credit Agreement Refinancing Indebtedness under Section 2.15(a) shall be in an aggregate principal amount that is (i) (x) not less than $5,000,000 and (y) an integral multiple of $1,000,000 in excess thereof, or (ii) equal to the entire aggregate principal amount then outstanding of the Class of Loans being refinanced with such Credit Agreement Refinancing Indebtedness (plus accrued interest, fees, expenses and premium).

(c) Each of the parties hereto hereby agrees that this Agreement and the other Loan Documents may be amended pursuant to a Refinancing Amendment, without the consent of any other Lenders, to the extent (but only to the extent) necessary to (i) reflect the existence and terms of the Credit Agreement Refinancing Indebtedness incurred pursuant thereto and (ii) make such other changes to this Agreement and the other Loan Documents consistent with the provisions and intent of the third paragraph of Section 10.01 (without the consent of the Required Lenders called for therein) and (iii) effect such other amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrower, to effect the provisions of this Section 2.15, and the Required Lenders hereby expressly authorize the Administrative Agent to enter into any such Refinancing Amendment.

(d) This Section 2.15 shall supersede any provisions in Section 2.13 or 10.01 to the contrary.

Section 2.16. Extension of Term Loans; Extension of Revolving Credit Loans.

(a) Extension of Term Loans. The Borrower may at any time and from time to time request that all or a portion of the Term Loans of a given Class (each, an “Existing Term Loan Tranche”) be amended to extend the scheduled maturity date(s) with respect to all or a portion of any principal amount of such Term Loans (any such Term Loans which have been so amended, “Extended Term Loans”) and to provide for other terms consistent with this Section 2.16. In order to establish any Extended Term Loans, the Borrower shall provide a notice to the Administrative Agent (who shall provide a copy of such notice to each of the Lenders under the applicable Existing Term Loan Tranche) (each, a “Term Loan Extension Request”) setting forth the proposed terms of the Extended Term Loans to be established, which shall (x) be identical as offered to each Lender under such Existing Term Loan Tranche (including as to the proposed interest rates and fees payable) and offered pro rata to each Lender under such Existing Term Loan Tranche and (y) be substantially identical to, or (taken as a whole) no more favorable to the Extending Term Lenders than those applicable to the Existing Term Loan Tranche subject to such Term Loan Extension Request (except for covenants or other provisions applicable only to periods after the Latest Maturity Date that is in effect on the effective date of the Extension Amendment (immediately prior to the establishment of such Extended Term Loans), including: (i) all or any of the scheduled amortization payments of principal of the Extended Term Loans may be delayed to later dates than the scheduled amortization payments of principal of the Term Loans of such Existing Term Loan Tranche, to the extent provided in the applicable Extension Amendment; provided, however, that at no time shall there be Classes of Term Loans hereunder (including Refinancing Term Loans and Extended Term Loans) that have more than five different Maturity Dates; (ii) the All-In Yield with respect to the Extended Term Loans (whether in the form of interest rate margin, upfront fees, OID or otherwise) may be different from the All-In Yield for the Term Loans of such Existing Term Loan Tranche, in each case, to the extent provided in the applicable Extension Amendment; (iii) the Extension Amendment may provide for other covenants and terms that apply solely to any period after the Latest Maturity Date that is in effect on the effective date of the Extension Amendment (immediately prior to the establishment of such Extended Term Loans); and (iv) Extended Term Loans may have call protection as may be agreed by the Borrower and the Lenders thereof; provided, however, that (A) no Default or Event of Default shall have occurred and be continuing at the time a Term Loan Extension Request is delivered to Lenders, (B) in no event shall the final maturity date of any Extended Term Loans of a given Term Loan Extension Series at the time of establishment thereof be earlier than the then Latest Maturity Date of the applicable Existing Term Loan Tranche, (C) the Weighted Average Life to Maturity of any Extended Term Loans of a given Term Loan Extension Series at the time of establishment thereof shall be no shorter than the remaining Weighted Average Life to Maturity of the applicable Existing Term Loan Tranche, (D) all documentation in respect of such Extension Amendment shall be consistent with the foregoing and (E) any Extended Term Loans may participate on a pro rata basis or less than a pro rata basis (but not greater than a pro rata basis) in any mandatory prepayments hereunder, in each case as specified in the respective Term Loan Extension Request. Any Extended Term Loans amended pursuant to any Term Loan Extension Request shall be designated a series (each, a “Term Loan Extension Series”) of Extended Term Loans for all purposes of this Agreement; provided that any Extended Term Loans amended from an Existing Term Loan Tranche may, to the extent provided in the applicable Extension Amendment, be designated as an increase in any previously established Term Loan Extension Series with respect to such Existing Term Loan Tranche (in which case scheduled amortization with respect thereto shall be proportionally increased). Each Term Loan Extension Series of Extended Term Loans incurred under this Section 2.16 shall be in an aggregate principal amount that is not less than $50,000,000.

(b) Extension of Revolving Credit Commitments. The Borrower may at any time and from time to time request that all or a portion of the Revolving Credit Commitments of a given Class (each, an “Existing Revolver Tranche”) be amended to extend the Maturity Date with respect to all or a portion of any principal amount of such Revolving Credit Commitments (any such Revolving Credit Commitments which have been so amended, “Extended Revolving Credit Commitments”) and to provide for other terms consistent with this Section 2.16. In order to establish any Extended Revolving Credit Commitments, the Borrower shall provide a notice to the Administrative Agent (who shall provide a copy of such notice to each of the Lenders under the applicable Existing Revolver Tranche) (each, a “Revolver Extension Request”) setting forth the proposed terms of the Extended Revolving Credit Commitments to be established, which shall (x) be identical as offered to each Lender under such Existing Revolver Tranche (including as to the proposed interest rates and fees payable) and offered pro rata to each Lender under such Existing Revolver Tranche and (y) the Extended Revolving Credit Commitment extended pursuant to a Revolver Extension Request, and the related outstandings, shall be a Revolving Credit Commitment

(or related outstandings, as the case may be) with such other terms substantially identical to, or taken as a whole, no more favorable to the Extending Revolving Credit Lender than the original Revolving Credit Commitments (and related outstandings); provided that (i) the Maturity Date of the Extended Revolving Credit Commitments may be delayed to a later date than the Maturity Date of the Revolving Credit Commitments of such Existing Revolver Tranche, to the extent provided in the applicable Extension Amendment; provided, however, that at no time shall there be Classes of Revolving Credit Commitments hereunder (including Extended Revolving Credit Commitments) that have more than five different Maturity Dates; (ii) the All-In Yield with respect to extensions of credit under the Extended Revolving Credit Commitments (whether in the form of interest rate margin, upfront fees, OID or otherwise) may be different from the All-In Yield, pricing or prepayment terms, for extensions of credit under the Revolving Credit Commitments of such Existing Revolver Tranche, in each case, to the extent provided in the applicable Extension Amendment; (iii) the Extension Amendment may provide for other covenants (as determined by the Borrower and Lenders extending) and terms that apply solely to any period after the Latest Maturity Date that is in effect on the effective date of the Extension Amendment (immediately prior to the establishment of such Extended Revolving Credit Commitments); and (iv) all borrowings under the applicable Revolving Credit Commitments (i.e., the Existing Revolver Tranche and the Extended Revolving Credit Commitments of the applicable Revolver Extension Series) and repayments thereunder shall be made on a pro rata basis (except for (I) payments of interest and fees at different rates on Extended Revolving Credit Commitments (and related outstandings), (II) repayments required upon the Maturity Date of the non-extending Revolving Credit Commitments and (III) repayments made in connection with a permanent repayment and termination of non-extended Revolving Credit Commitments); provided, further, that (A) no Default or Event of Default shall have occurred and be continuing at the time a Revolver Extension Request is delivered to Lenders, (B) in no event shall the final maturity date of any Extended Revolving Credit Commitments of a given Revolver Extension Series at the time of establishment thereof be earlier than the then Latest Maturity Date of any other Revolving Credit Commitments hereunder and (C) all documentation in respect of such Extension Amendment shall be consistent with the foregoing. Any Extended Revolving Credit Commitments amended pursuant to any Revolver Extension Request shall be designated a series (each, a “Revolver Extension Series”) of Extended Revolving Credit Commitments for all purposes of this Agreement; provided that any Extended Revolving Credit Commitments amended from an Existing Revolver Tranche may, to the extent provided in the applicable Extension Amendment, be designated as an increase in any previously established Revolver Extension Series with respect to such Existing Revolver Tranche. Each Revolver Extension Series of Extended Revolving Credit Commitments incurred under this Section 2.16 shall be in an aggregate principal amount that is not less than $10,000,000.

(c) Extension Request. The Borrower shall provide the applicable Extension Request at least five Business Days prior to the date on which Lenders under the Existing Term Loan Tranche or Existing Revolver Tranche, as applicable, are requested to respond (or such shorter period as agreed by the Administrative Agent), and shall agree to such procedures, if any, as may be established by, or acceptable to, the Administrative Agent and the Borrower, in each case acting reasonably to accomplish the purposes of this Section 2.16. Subject to Section 3.07, no Lender shall have any obligation to agree to have any of its Term Loans of any Existing Term Loan Tranche amended into Extended Term Loans or any of its Revolving Credit Commitments amended into Extended Revolving Credit Commitments, as applicable, pursuant to any Extension Request. Any Lender holding a Loan under an Existing Term Loan Tranche (each, an “Extending Term Lender”) wishing to have all or a portion of its Term Loans under the Existing Term Loan Tranche subject to such Extension Request amended into Extended Term Loans and any Revolving Credit Lender (each, an “Extending Revolving Credit Lender”) wishing to have all or a portion of its Revolving Credit Commitments under the Existing Revolver Tranche subject to such Extension Request amended into Extended Revolving Credit Commitments, as applicable, shall notify the Administrative Agent (each, an “Extension Election”) on or prior to the date specified in such Extension Request of the amount of its Term Loans under the Existing Term Loan Tranche or Revolving Credit Commitments under the Existing Revolver Tranche, as applicable, which it has elected to request be amended into Extended Term Loans or Extended Revolving Credit Commitments, as applicable (subject to any minimum denomination requirements imposed by the Administrative Agent). In the event that the aggregate principal amount of Term Loans under the Existing Term Loan Tranche or Revolving Credit Commitments under the Existing Revolver Tranche, as applicable, in respect of which applicable Term Lenders or Revolving Credit Lenders, as the case may be, shall have accepted the relevant Extension Request exceeds the amount of Extended Term Loans or Extended Revolving Credit Commitments, as applicable, requested to be extended pursuant to the Extension Request, Term Loans or Revolving Credit Commitments, as applicable, subject to Extension Elections shall be amended to Extended Term Loans or Revolving Credit Commitments, as applicable, on a pro rata basis (subject to rounding by the Administrative Agent, which shall be conclusive) based on the aggregate principal amount of Term Loans or Revolving Credit Commitments, as applicable, included in each such Extension Election.

(d) Extension Amendment. Extended Term Loans and Extended Revolving Credit Commitments shall be established pursuant to an amendment (each, an “Extension Amendment”) to this Agreement among the Borrower, the Administrative Agent and each Extending Term Lender or Extending Revolving Credit Lender, as applicable, providing an Extended Term Loan or Extended Revolving Credit Commitment, as applicable, thereunder, which shall be consistent with the provisions set forth in Section 2.16(a) or 2.16(b) above, respectively (but which shall not require the consent of any other Lender). The effectiveness of any Extension Amendment shall be subject to the satisfaction (or waiver) on the date thereof of each of the conditions set forth in Section 4.02 (other than delivery of a Committed Loan Notice) and, to the extent reasonably requested by the Administrative Agent, receipt by the Administrative Agent of (i) legal opinions, board resolutions and officers’ certificates consistent with those delivered on the Closing Date other than changes to such legal opinions resulting from a change in law, change in fact or change to counsel’s form of opinion reasonably satisfactory to the Administrative Agent and (ii) reaffirmation agreements and/or such amendments to the Collateral Documents as may be reasonably requested by the Administrative Agent in order to ensure that the Extended Term Loans or Extended Revolving Credit Commitments, as applicable, are provided with the benefit of the applicable Loan Documents. The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Extension Amendment. Each of the parties hereto hereby agrees that this Agreement and the other Loan Documents may be amended pursuant to an Extension Amendment, without the consent of any other Lenders, to the extent (but only to the extent) necessary to (i) reflect the existence and terms of the Extended Term Loans or Extended Revolving Credit Commitments, as applicable, incurred pursuant thereto, (ii) modify the scheduled repayments set forth in Section 2.07 with respect to any Existing Term Loan Tranche subject to an Extension Election to reflect a reduction in the principal amount of the Term Loans thereunder in an amount equal to the aggregate principal amount of the Extended Term Loans amended pursuant to the applicable Extension (with such amount to be applied ratably to reduce scheduled repayments of such Term Loans required pursuant to Section 2.07), (iii) modify the prepayments set forth in Section 2.05 to reflect the existence of the Extended Term Loans and the application of prepayments with respect thereto, (iv) make such other changes to this Agreement and the other Loan Documents consistent with the provisions and intent of the third paragraph of Section 10.01 (without the consent of the Required Lenders called for therein) and (v) effect such other amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrower, to effect the provisions of this Section 2.16, and the Required Lenders hereby expressly authorize the Administrative Agent to enter into any such Extension Amendment.

(e) No conversion of Loans pursuant to any Extension in accordance with this Section 2.16 shall constitute a voluntary or mandatory payment or prepayment for purposes of this Agreement. This Section 2.16 shall supersede any provisions in Section 2.13 or 10.01 to the contrary.

Section 2.17. Defaulting Lenders.

(a) Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable Law:

(i) Waivers and Amendments. That Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in Section 10.01.

(ii) Reallocation of Payments. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of that Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VIII or otherwise), shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by that Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by that Defaulting Lender to the L/C Issuers hereunder; third, if so determined by the Administrative Agent or requested by the L/C Issuers, to be held as Cash Collateral for future funding obligations of that Defaulting Lender of any participation in any Letter of Credit; fourth, as the Borrower may request (so long as no Default or Event of Default has occurred and is continuing), to the funding of any Loan in respect of which that Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as reasonably determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrower, to be held in a non-interest bearing deposit account and released in order to satisfy obligations of that Defaulting Lender to fund Loans under this Agreement; sixth, to the payment of any amounts owing to the Lenders or the L/C Issuers as a result of any judgment of a court of competent jurisdiction obtained by any Lender or any L/C Issuer against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default has occurred and is continuing, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to that Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or L/C Borrowings in respect of which that Defaulting Lender has not fully funded its appropriate share and (y) such Loans or L/C Borrowings were made at a time when the conditions set forth in Section 4.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and L/C Borrowings owed to, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or L/C Borrowings owed to, that Defaulting Lender. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.17(a)(ii) shall be deemed paid to and redirected by that Defaulting Lender, and each Lender irrevocably consents hereto.

(iii) Certain Fees. That Defaulting Lender (x) shall not be entitled to receive any commitment fee pursuant to Section 2.09(a) for any period during which that Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender) and (y) shall be limited in its right to receive Letter of Credit fees as provided in Section 2.03(h).

(iv) Reallocation of Pro Rata Share to Reduce Fronting Exposure. During any period in which there is a Defaulting Lender, for purposes of computing the amount of the obligation of each Non-Defaulting Lender to acquire, refinance or fund participations in Letters of Credit pursuant to Section 2.03, the “Pro Rata Share” of each Non-Defaulting Lender’s Revolving Credit Loans and L/C Obligations shall be computed without giving effect to the Commitment of that Defaulting Lender; provided that (i) each such reallocation shall be given effect only if, at the date the applicable Lender becomes a Defaulting Lender, no Default or Event of Default has occurred and is continuing; and (ii) the aggregate obligation of each Non-Defaulting Lender to acquire, refinance or fund participations in Letters of Credit shall not exceed the positive difference, if any, of (1) the Commitment of that Non-Defaulting Lender minus (2) the aggregate Outstanding Amount of the Loans of that Lender.

(b) Defaulting Lender Cure. If the Borrower, the Administrative Agent and the L/C Issuers agree in writing in their sole discretion that a Defaulting Lender should no longer be deemed to be a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Revolving Credit Loans and funded and unfunded participations in Letters of Credit to be held on a pro rata basis by the Lenders in accordance with their Pro Rata Share (without giving effect to Section 2.17(a)(iv)), whereupon that Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; provided, further, that except to the extent otherwise expressly agreed by the affected parties and subject to Section 10.21, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

ARTICLE III

TAXES, INCREASED COSTS PROTECTION AND ILLEGALITY

Section 3.01. Taxes.

(a) Except as provided in this Section 3.01, any and all payments made by or on account of any obligation of the Borrower (the term Borrower under Article III being deemed to include any Subsidiary for whose account a Letter of Credit is issued) or the Subsidiary Guarantors under any Loan Document shall be made free and clear of and without deduction or withholding for any Taxes. If the Borrower, any Subsidiary Guarantor, the Administrative Agent or other applicable withholding agent shall be required by any Laws to deduct or withhold any Tax from or in respect of any amount payable under any Loan Document to any Agent or any Lender (as determined in the good-faith discretion of the applicable withholding agent), (i) if the Tax in question is an Indemnified Tax, the amount payable by the Borrower or any Subsidiary Guarantor shall be increased as necessary so that after making all required deductions or withholdings (including deductions or withholdings applicable to additional amounts payable under this Section 3.01), each of such Agent and such Lender receives an amount equal to the amount it would have received had no such deduction or withholding been made, (ii) the Borrower, any Subsidiary Guarantor, the Administrative Agent or other applicable withholding agent shall make such deductions or withholdings, and (iii) the Borrower, any Subsidiary Guarantor, the Administrative Agent or other applicable withholding agent shall pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable Laws. Within 30 days after the date of such payment of Taxes pursuant to this Section 3.01 (or, if receipts or evidence are not available within 30 days, as soon as possible thereafter), if the Borrower or any Subsidiary Guarantor is the applicable withholding agent, it shall furnish to the Administrative Agent the original or a copy of a receipt evidencing payment thereof, a copy of the return reporting such payment, or other evidence reasonably acceptable to the Administrative Agent.

(b) In addition, the Borrower shall timely pay to the relevant Governmental Authority in accordance with applicable Law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(c) The Borrower and each Subsidiary Guarantor shall jointly and severally indemnify each Agent and each Lender, within 10 days after demand therefor, for (i) the full amount of Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 3.01) payable or paid by such Agent or such Lender or required to be deducted or withheld from a payment to such Agent or such Lender and (ii) any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the Governmental Authority. A certificate as to the amount of such payment or liability prepared in good faith and delivered to the Borrower by such Agent or Lender (or by an Agent on behalf of such Lender) accompanied by a written statement thereof setting forth in reasonable detail the basis and calculation of such amounts shall be conclusive absent manifest error.

(d) Each Lender shall, at the time or times prescribed by applicable Law and at the time or times as are reasonably requested by the Borrower or the Administrative Agent, provide the Borrower and the Administrative Agent with any documentation prescribed by Law or reasonably requested by the Borrower or the Administrative Agent certifying as to any entitlement of such Lender to an exemption from, or reduction in, withholding Tax with respect to any payments to be made to such Lender under the Loan Documents or as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding any other provision of this Section 3.01(d), a Lender shall not be required to deliver any form or certification pursuant to this Section 3.01(d) (other than the documentation set forth in Section 3.01(d)(i) through (iii) and (v)) (x) that such Lender is not legally entitled to deliver or (y) if in such Lender’s reasonable judgment the completion, execution or submission of such form or certification would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender. Without limiting the foregoing:

(i) Each Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or before the date on which it becomes a party to this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent) two executed originals of IRS Form W-9 certifying that such Lender is exempt from federal backup withholding Tax.

(ii) Each Foreign Lender shall deliver to the Borrower and the Administrative Agent on or before the date on which it becomes a party to this Agreement (and from time to time thereafter upon the request of the Borrower or the Administrative Agent) whichever of the following is applicable:

(A) in the case of a Foreign Lender entitled to the benefits of an income Tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, two executed originals of IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such Tax treaty and (y) with respect to any other applicable payments under any Loan Document, two executed originals of IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such Tax treaty,

(B) two executed originals of IRS Form W-8ECI (or any successor forms),

(C) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit G-1 to the effect that such Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “United States Tax Compliance Certificate”) and (y) two executed originals of IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable (or any successor forms), or

(D) to the extent a Foreign Lender is not the beneficial owner (for example, where the Lender is a partnership), two executed originals of IRS Form W-8IMY (or any successor forms) of the Lender, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, IRS Form W-8BEN-E, a United States Tax Compliance Certificate substantially in the form of Exhibit G-2 or Exhibit G-3, Form W-9, and/or other certification documents from each beneficial owner, as applicable (provided that if the Lender is a partnership and one or more direct or indirect partners of such Lender are claiming the portfolio interest exemption, such Lender may provide a United States Tax Compliance Certificate substantially in the form of Exhibit G-4 on behalf of each such direct and indirect partner).

(iii) If a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA, such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by Laws and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable Laws and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine whether such Lender has or has not complied with such Lender’s obligations under FATCA and, if necessary, to determine the amount to deduct and withhold from such payment. Solely for purposes of this Section 3.01(d), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(iv) Any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of any other form prescribed by applicable Law as a basis for claiming exemption from, or a reduction in, U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable Law to permit the Borrower or the Administrative Agent to determine withholding or deduction required to be made.

(v) Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

(vi) Each Lender hereby authorizes the Administrative Agent to deliver to the Loan Parties and to any successor Administrative Agent any documentation provided by such Lender to the Administrative Agent pursuant to this clause (d).

(e) If any Lender requests compensation under this Section 3.01, then such Lender will, if requested by the Borrower, use its commercially reasonable efforts to designate another Lending Office if such a change would reduce any such additional amounts (or any similar amount that may thereafter accrue) and would not, in the reasonable judgment of such Lender, result in any unreimbursed cost or expense, require any action that is inconsistent with legal or regulatory restrictions or be otherwise disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(f) If any party determines, in its sole discretion exercised in good faith, that it has received a refund in respect of any Taxes as to which it has been indemnified or additional amounts have been paid to it by a Loan Party pursuant to this Section 3.01, it shall promptly remit such refund to such Loan Party (but only to the extent of indemnity payments or additional amounts paid by the Loan Party under this Section 3.01 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including any Taxes imposed on the receipt of such refund) of the Lender or Agent, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund net of any Taxes payable by any Agent or Lender on such interest); provided that the Loan Parties, upon the request of the Lender or Agent, as the case may be, agree promptly to return such refund (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to such party in the event such party is required to repay such refund to the relevant Governmental Authority; provided, further, that in no event will the Lender or Agent be required to pay any amount to a Loan Party pursuant to this paragraph (f) the payment of which would place the Lender or Agent in a less favorable net after-Tax position than the Lender or Agent would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This Section 3.01(f) shall not be construed to require any Agent or any Lender to make available its Tax returns (or any other information relating to Taxes that it deems confidential) to the Borrower or any other person.

(g) Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 10.07(e) relating to the maintenance of a Participant Register and (iii) any Taxes excluded from the definition of “Indemnified Taxes” in clause (A)(i) through (A)(iv) of such definition attributable to such Lender, in each case, that are directly or indirectly payable or paid by the Administrative Agent as Taxes or otherwise in connection with any Loan Document, and all expenses, including legal expenses and other out-of-pocket expenses, arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (g).

(h) Each party’s obligations under this Section 3.01 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.

(i) For purposes of this Section 3.01, the term “Lender” includes any L/C Issuer, and the term “applicable Laws” includes FATCA.

Section 3.02. Illegality. If any Lender determines in good faith that any Law or guideline has made it unlawful or impermissible, or that any Governmental Authority has asserted that it is unlawful or impermissible under any such guideline, for any Lender or its applicable Lending Office to make, maintain or fund Eurodollar Rate Loans, or to determine or charge interest rates based upon the Eurodollar Rate, in each case after the Closing Date, then, on written notice thereof by such Lender to the Borrower through the Administrative Agent, any obligation of such Lender to make or continue Eurodollar Rate Loans or to convert ABR Loans to Eurodollar Rate Loans shall be suspended until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, the Borrower shall promptly following written demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all applicable Eurodollar Rate Loans of such Lender to ABR Loans, either on the last day of the Interest Period therefor, if such Lender may lawfully and in accordance with guidelines continue to maintain such Eurodollar Rate Loans to such day, or promptly, if such Lender may not lawfully or in accordance with guidelines continue to maintain such Eurodollar Rate Loans. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted and all amounts due, if any, in connection with such prepayment or conversion under Section 3.05. Each Lender agrees to designate a different Lending Office if such designation will avoid the need for such notice and will not, in the good faith judgment of such Lender, otherwise be materially disadvantageous to such Lender.

Section 3.03. Inability to Determine Rates. If the Administrative Agent determines, or is notified by the Required Lenders, after the Closing Date that for any reason adequate and reasonable means do not exist for determining the applicable Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan, or that the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, or that Dollar deposits are not being offered to banks in the London interbank eurodollar, or other applicable, market for the applicable amount and the Interest Period of such Eurodollar Rate Loan, the Administrative Agent will promptly so notify the Borrower in writing and each Lender. Thereafter, (x) the obligation of the Lenders to make or maintain Eurodollar Rate Loans shall be suspended and (y) in the event a determination described in the preceding sentence with respect to the Eurodollar Rate component of the ABR, the utilization of the Eurodollar Rate component in determining the ABR shall be suspended, in each case until the Administrative Agent (upon the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, the Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of such Eurodollar Rate Loans or, failing that, will be deemed to have converted such request, if applicable, into a request for a Borrowing of ABR Loans in the amount specified therein.

Section 3.04. Increased Cost and Reduced Return; Capital Adequacy; Eurodollar Rate Loan Reserves.

(a) If any Lender (which, for purposes of this Section 3.04, shall include the L/C Issuers) reasonably determines that as a result of the introduction of or any change in or in the interpretation of any Law or guideline, in each case after the Closing Date, or such Lender’s compliance therewith, there shall be any increase in the cost to such Lender of agreeing to make or making, funding or maintaining any Eurodollar Rate Loans or (as the case may be) issuing or participating in Letters of Credit, or a reduction in the amount received or receivable by such Lender in connection with any of the foregoing (excluding for purposes of this Section 3.04(a) any such increased costs or reduction in amount resulting from (i) (A) Indemnified Taxes indemnified pursuant to Section 3.01, (B) any Taxes excluded from the definition of “Indemnified Taxes” in clauses (A)(ii) through (iv) of such definition or, and (C) “Connection Income Taxes,” and (ii) reserve requirements contemplated by Section 3.04(c)) and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining the Eurodollar Rate Loan (or of maintaining its obligations to make any Loan), or to reduce the amount of any sum received or receivable by such Lender, then from time to time within 15 Business Days after written demand by such Lender setting forth in reasonable detail (which detail shall not be required to include any information to the extent disclosure thereof is prohibited by Law) such increased costs (with a copy of such demand to the Administrative Agent given in accordance with Section 3.06), the Borrower shall pay to such Lender such additional amounts as will compensate such Lender for such increased cost or reduction. Notwithstanding anything herein to the contrary, for all purposes under this Agreement, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a change in Law or guideline, regardless of the date enacted, adopted or issued; provided that increased costs because of a change in a Law or guideline resulting from the Dodd-Frank Wall Street Reform and Consumer Protection Act and Basel III may only be requested by a Lender imposing such increased costs on similarly situated borrowers under syndicated credit facilities comparable to those provided hereunder.

(b) If any Lender determines that the introduction of any Law or guideline regarding capital adequacy or liquidity requirements or any change therein or in the interpretation thereof, in each case after the Closing Date, or compliance by such Lender (or its Lending Office) therewith, has the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of such Lender’s obligations hereunder (taking into consideration its policies with respect to capital adequacy and liquidity and such Lender’s desired return on capital), then from time to time promptly following written demand of such Lender setting forth in reasonable detail (which detail shall not be required to include any information to the extent disclosure thereof is prohibited by Law) the charge and the calculation of such reduced rate of return (with a copy of such demand to the Administrative Agent given in accordance with Section 3.06), the Borrower shall pay to such Lender such additional amounts as will compensate such Lender for such reduction within 10 Business Days after receipt of such demand.

(c) The Borrower shall pay to each Lender, (i) as long as such Lender shall be required to maintain reserves, capital or liquidity with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits, additional interest on the unpaid principal amount of each applicable Eurocurrency Rate Loan of the Borrower equal to the actual costs of such reserves, capital or liquidity allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive in the absence of manifest error), and (ii) as long as such Lender shall be required to comply with any reserve ratio, capital or liquidity requirement or analogous requirement of any other central banking or financial regulatory authority imposed in respect of the maintenance of the Commitments or the funding of any Eurocurrency Rate Loans of the Borrower, such additional costs (expressed as a percentage per annum and rounded upwards, if necessary, to the nearest five decimal places) equal to the actual costs allocated to such Commitment or Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive absent manifest error) which in each case shall be due and payable on each date on which interest is payable on such Loan; provided the Borrower shall have received at least 10 Business Days’ prior notice (with a copy to the Administrative Agent) of such additional interest or cost from such Lender. If a Lender fails to give notice at least 10 Business Days prior to the relevant Interest Payment Date, such additional interest or cost shall be due and payable 10 Business Days from receipt of such notice.

(d) Failure or delay on the part of any Lender to demand compensation pursuant to this Section 3.04 shall not constitute a waiver of such Lender’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender pursuant to this Section 3.04 to the extent that such Lender or Agent fails to make a demand for such compensation more than nine months after becoming aware of its right to such compensation.

(e) If any Lender requests compensation under this Section 3.04, then such Lender will, if requested by the Borrower, use commercially reasonable efforts to designate another Lending Office for any Loan or Letter of Credit affected by such event; provided that such efforts are made on terms that, in the reasonable judgment of such Lender, cause such Lender and its Lending Office(s) to suffer no material economic, legal or regulatory disadvantage; provided, further, that nothing in this Section 3.04(d) shall affect or postpone any of the Obligations of the Borrower or the rights of such Lender pursuant to Section 3.04(a), (b), (c) or (d).

Section 3.05. Funding Losses. Promptly following written demand of any Lender (with a copy to the Administrative Agent) from time to time, the Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense actually incurred by it as a result of:

(a) any continuation, conversion, payment or prepayment of any Eurodollar Rate Loan of the Borrower on a day other than the last day of the Interest Period for such Loan; or

(b) any failure by the Borrower (for a reason other than the failure of such Lender to make a Loan) to pay, prepay, borrow, continue or convert any Eurodollar Rate Loan of the Borrower on the date or in the amount notified by the Borrower;

including any loss or expense (excluding loss of anticipated profits) arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained.

For purposes of calculating amounts payable by the Borrower to the Lenders under this Section 3.05, each Lender shall be deemed to have funded each Eurocurrency Rate Loan made by it at the Eurocurrency Rate for such Loan by a matching deposit or other borrowing in the offshore interbank market for the applicable currency for a comparable amount and for a comparable period, whether or not such Eurocurrency Rate Loan was in fact so funded.

Section 3.06. Matters Applicable to All Requests for Compensation.

(a) Any Agent or any Lender claiming compensation under this Article III shall deliver a certificate to the Borrower setting forth the additional amount or amounts to be paid to it hereunder which shall be conclusive in the absence of manifest error. In determining such amount, such Agent or such Lender may use any reasonable averaging and attribution methods.

(b) With respect to any Lender’s claim for compensation for any amounts under Section 3.02, 3.03 or 3.04, the Borrower shall not be required to compensate such Lender for the interest and penalties with respect to such amounts if such Lender notifies the Borrower of the event that gives rise to such claim more than 180 days after such event; provided that if the circumstance giving rise to such claim is retroactive, then such 180-day period referred to above shall be extended to include the period of retroactive effect thereof. If any Lender requests compensation by the Borrower under Section 3.04, the Borrower may, by notice to such Lender (with a copy to the Administrative Agent), suspend the obligation of such Lender to make or continue from one Interest Period to another applicable Eurodollar Rate Loan, or, if applicable, to convert ABR Loans into Eurodollar Rate Loans, until the event or condition giving rise to such request ceases to be in effect (in which case the provisions of Section 3.06(c) shall be applicable); provided that such suspension shall not affect the right of such Lender to receive the compensation so requested.

(c) If the obligation of any Lender to make or continue any Eurodollar Rate Loan, or to convert ABR Loans into Eurodollar Rate Loans shall be suspended pursuant to Section 3.06(b) hereof, such Lender’s applicable Eurodollar Rate Loans shall be automatically converted into ABR Loans (or, if such conversion is not possible, repaid) on the last day(s) of the then current Interest Period(s) for such Eurodollar Rate Loans (or, in the case of an immediate conversion required by Section 3.02, on such earlier date as required by Law or guidelines) and, unless and until such Lender gives notice as provided below that the circumstances specified in Section 3.02, 3.03 or 3.04 hereof that gave rise to such conversion no longer exist:

(i) to the extent that such Lender’s Eurodollar Rate Loans have been so converted, all payments and prepayments of principal that would otherwise be applied to such Lender’s applicable Eurodollar Rate Loans shall be applied instead to its ABR Loans; and

(ii) all Loans that would otherwise be made or continued from one Interest Period to another by such Lender as Eurodollar Rate Loans shall be made or continued instead as ABR Loans (if possible), and all ABR Loans of such Lender that would otherwise be converted into Eurodollar Rate Loans shall remain as ABR Loans.

(d) If any Lender gives notice to the Borrower (with a copy to the Administrative Agent) that the circumstances specified in Section 3.02, 3.03 or 3.04 hereof that gave rise to the conversion of any of such Lender’s Eurodollar Rate Loans pursuant to this Section 3.06 no longer exist (which such Lender agrees to do promptly upon such circumstances ceasing to exist) at a time when Eurodollar Rate Loans made by other Lenders under the applicable Facility are outstanding, if applicable, such Lender’s ABR Loans shall be automatically converted, on the first day(s) of the next succeeding Interest Period(s) for such outstanding Eurodollar Rate Loans, to the extent necessary so that, after giving effect thereto, all Loans held by the Lenders holding Eurodollar Rate Loans under such Facility and by such Lender are held pro rata (as to principal amounts, interest rate basis, and Interest Periods) in accordance with their respective Commitments for the applicable Facility.

Section 3.07. Replacement of Lenders under Certain Circumstances.

(a) If at any time (i) the Borrower becomes obligated to pay additional amounts or indemnity payments described in Section 3.01 or 3.04 as a result of any condition described in such Sections or any Lender ceases to make any Eurodollar Rate Loans as a result of any condition described in Section 3.02 or 3.04 or requires the Borrower to pay additional amounts as a result thereof, (ii) any Lender becomes a Defaulting Lender, or (iii) any Lender becomes a Non-Consenting Lender, then the Borrower may, on five Business Days’ prior written notice to the Administrative Agent and such Lender, replace such Lender by causing such Lender to (and such Lender shall be obligated to) assign pursuant to Section 10.07(b) (so long as the assignment fee is paid in such instance) all of its rights and obligations under this Agreement (which shall only apply in respect of any applicable Facility (and not all Facilities hereunder) only in the case of clause (i) or, in the case of a Non-Consenting Lender with respect to a vote of directly and adversely affected Lenders or all Lenders of a Class (“Affected Class”), clause (iii)); provided that neither the Administrative Agent nor any Lender shall have any obligation to the Borrower to find a replacement Lender or other such Person; provided, further, that (A) in the case of any such assignment resulting from a claim for compensation under Section 3.04 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments and (B) in the case of any such assignment resulting from a Lender becoming a Non-Consenting Lender, the applicable Eligible Assignees shall have agreed to, and shall be sufficient (together with all other consenting Lenders) to cause the adoption of, the applicable departure, waiver or amendment of the Loan Documents.

(b) Any Lender being replaced pursuant to Section 3.07(a) above shall (i) execute and deliver an Assignment and Assumption with respect to such Lender’s applicable Commitment and outstanding Loans and participations in L/C Obligations in respect thereof, and (ii) deliver any Notes evidencing such Loans to the Borrower or the Administrative Agent. Pursuant to such Assignment and Assumption, (A) the assignee Lender shall acquire all or a portion, as the case may be, of the assigning Lender’s Commitment and outstanding Loans and participations in L/C Obligations, (B) all obligations of the Borrower owing to the assigning Lender relating to the Loans, Commitments and participations so assigned shall be paid in full by the assignee Lender to such assigning Lender concurrently with such Assignment and Assumption and (C) upon such payment and, if so requested by the assignee Lender, delivery to the assignee Lender of the appropriate Note or Notes executed by the Borrower, the assignee Lender shall become a Lender hereunder and the assigning Lender shall cease to constitute a Lender hereunder with respect to such assigned Loans, Commitments and participations, except with respect to indemnification provisions under this Agreement, which shall survive as to such assigning Lender. In connection with any such replacement, if any such Lender does not execute and deliver to the Administrative Agent a duly executed Assignment and Assumption reflecting such replacement within five Business Days of the date on which the assignee Lender executes and delivers such Assignment and Assumption to such Lender, then such Lender shall be deemed to have executed and delivered such Assignment and Assumption without any action on the part of the Lender.

(c) Notwithstanding anything to the contrary contained above, any Lender that acts as an L/C Issuer may not be replaced hereunder at any time that it has any Letter of Credit outstanding hereunder unless arrangements reasonably satisfactory to such L/C Issuer (including the furnishing of a back-up standby letter of credit in form and substance, and issued by an issuer, reasonably satisfactory to such L/C Issuer or Cash Collateral) have been made in respect of such outstanding Letters of Credit and the Lender that acts as the Administrative Agent may not be replaced hereunder except in accordance with the terms of Section 9.06.

(d) In the event that (i) the Borrower or the Administrative Agent has requested that the Lenders consent to a departure or waiver of any provisions of the Loan Documents or agree to any amendment thereto, (ii) the consent, waiver or amendment in question requires the agreement of each affected Lender or each Lender of a Class in accordance with the terms of Section 10.01 or an Affected Class or all Lenders holding Term Loans subject to a Permitted Repricing Amendment and (iii) the Required Lenders (and, in the case of a consent, waiver or amendment (1) involving all of an Affected Class, at least 50.1% of such Affected Class or (2) involving a Permitted Repricing Amendment, all other Lenders holding a tranche of Term Loans subject to such repricing that will continue as repriced or modified Term Loans) have agreed to such consent, waiver or amendment, then any Lender who does not agree to such consent, waiver or amendment shall be deemed a “Non-Consenting Lender.”

Section 3.08. Survival. All of the Borrower’s obligations under this Article III shall survive termination of the Aggregate Commitments and repayment of all other Obligations hereunder.

ARTICLE IV

CONDITIONS PRECEDENT TO CREDIT EXTENSIONS

Section 4.01. Conditions to Initial Credit Extension. The obligation of each Lender to make a Credit Extension hereunder on the Closing Date is subject solely to the satisfaction (or waiver in accordance with Section 10.01) of the following conditions:

(a) The Administrative Agent’s receipt of the following, each of which shall be original, .pdf or facsimile copies or delivered by other electronic method (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the signing Loan Party each in form and substance reasonably satisfactory to the Administrative Agent:

(i) a Committed Loan Notice, executed by the Administrative Agent and a Responsible Officer of the Borrower in accordance with the requirements hereof;

(ii) counterparts of this Agreement executed by each Loan Party;

(iii) a Note executed by the Borrower in favor of each Lender that has requested a Note at least two Business Days in advance of the Closing Date;

(iv) each Collateral Document and each other document set forth on Schedule 4.01(a) required to be executed on the Closing Date as indicated on such schedule, duly executed by each Loan Party thereto, together with:

(A) certificates, if any, representing the Pledged Equity referred to therein accompanied by undated stock or membership interest powers executed in blank and instruments, if any, evidencing the Pledged Debt indorsed in blank; and

(B) proper financing statements (Form UCC-1 or the equivalent) for filing under the UCC or other appropriate filing offices of each jurisdiction as may be necessary to perfect the security interests purported to be created by the foregoing Security Agreement;

(v) (A) a completed Perfection Certificate dated the Closing Date and signed by a Responsible Officer of the Borrower, together with all attachments contemplated thereby, and (B) the results of a search of the Uniform Commercial Code filings (or equivalent filings), judgments and Taxes made with respect to the Loan Parties in the states (or other jurisdictions) of formation of such Persons, in which the chief executive office of each such Person is located and in such other jurisdictions as may be reasonably required by the Administrative Agent, together with copies of the financing statements (or similar documents) disclosed by such search, and accompanied by evidence satisfactory to the Administrative Agent that the Liens indicated in any such financing statement (or similar document) would be permitted under Section 7.01 or have been or will be contemporaneously released or terminated;

(vi) such certificates of good standing from the applicable secretary of state of the state of organization of each Loan Party, copies of resolutions or other corporate or limited liability company or partnership action, incumbency certificates and/or other certificates of Responsible Officers of each Loan Party (including a certificate attaching the Organization Documents of each Loan Party) as the

Administrative Agent may reasonably require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Loan Party is a party or is to be a party on the Closing Date, and the use of commercially reasonable efforts to provide evidence of insurance required hereunder;

(vii) opinions from (A) Perkins Coie LLP, as counsel to the Loan Parties and (B) Shuttleworth & Ingersol, as Iowa counsel to the Loan Parties, (C) Locke Lord LLP, as Massachusetts counsel to the Loan Parties, and (D) Karell Dyre Haney PLLP, as Montana counsel to the Loan Parties, in each case, in form and substance reasonably satisfactory to the Administrative Agent;

(viii) a certificate dated the Closing Date and signed by a Responsible Officer of the Borrower, confirming satisfaction of the conditions set forth in clauses (f) and (g) below; and

(ix) a solvency certificate from the chief financial officer of the Borrower substantially in the form attached hereto as Exhibit D.

(b) All fees required to be paid on the Closing Date pursuant to the Original Administrative Agent Fee Letter and (b) all fees and expenses required to be paid on the Closing Date pursuant to the Engagement Letter to the extent invoiced at least one business day prior to the Closing Date (the “Invoice Date”), shall have been paid (which amounts may be offset against the proceeds of the Facilities on the Closing Date).

(c) The Refinancing shall have been or, substantially concurrently with the initial Borrowing hereunder shall be, consummated pursuant to customary pay-off documentation and all commitments under the Existing Credit Facility shall have been terminated, and all liens or security interests relating to the Existing Credit Facility shall have been terminated or released. On the Closing Date, after giving effect to the Refinancing, no Consolidated Party shall have (i) any third party indebtedness for borrowed money other than the Facilities and Indebtedness permitted pursuant to Section 7.03(b) or (ii) any Disqualified Equity Interests.

(d) An irrevocable notice of redemption for the 2019 Notes (the “Redemption Notice”) shall have been or, substantially concurrently with the initial Borrowing hereunder shall be, delivered to the holders of the 2019 Notes.

(e) Since December 31, 2016, there shall not have been a material adverse change or any development involving a prospective material adverse change in, or affecting, the business, condition (financial or otherwise), operations, performance, properties or prospects of the Borrower and its subsidiaries, taken as a whole.

(f) Each of the representations and warranties of the Borrower and the Subsidiary Guarantors set forth in this Agreement shall be true and correct in all material respects, in each case as of the Closing Date (except in the case of any such representation or warranty that expressly relates to a given date or period, in which case such representation and warranty shall be true and correct in all material respects as of the respective date or for the respective period, as the case may be); provided that any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct in all respects on the date of such Credit Extension or on such earlier date, as the case may be.

(g) On the Closing Date, before and after giving effect to the incurrence of the Initial Term Loans, no Default shall exist or would result.

(h) The Administrative Agent shall have received, at least three Business Days prior to the Closing Date, all documentation and other information about the Borrower and its Subsidiaries required under applicable “know your customer” and anti-money laundering rules and regulations, including the USA Patriot Act, that has been requested by the Administrative Agent in writing at least ten Business Days prior to the Closing Date.

Without limiting the generality of the provisions of Section 9.03(b), for purposes of determining compliance with the conditions specified in this Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

Section 4.02. Conditions to All Credit Extensions after the Closing Date. The obligation of each Lender to honor any Request for Credit Extension after the Closing Date (other than a Committed Loan Notice requesting only a conversion of Loans to the other Type, or a continuation of Eurodollar Rate Loans) is subject to satisfaction or waiver of the following conditions precedent:

(i) The representations and warranties of each Loan Party set forth in Article V and in each other Loan Document shall be true and correct in all material respects on and as of the date of such Credit Extension with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date; provided that any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct in all respects on the date of such Credit Extension or on such earlier date, as the case may be.

(ii) No Default or Event of Default shall exist or would result from such proposed Credit Extension or from the application of the proceeds therefrom.

(iii) The Administrative Agent and, if applicable, the relevant L/C Issuer, shall have received a Request for Credit Extension in accordance with the requirements hereof.

(iv) If, after giving effect to such Request for Credit Extension, the Revolver Usage would exceed (a) during the Amendment No. 3 Relief Period, $0 or (b) following the Amendment No. 3 Relief Period, 30% of the aggregate principal amount of the Revolving Credit Commitments, then, for each of clauses (a) and (b) above, the Borrower shall be in compliance on a Pro Forma Basis with the covenant set forth in Section 7.11; provided that from the Amendment No. 3 Effective Date until August 14, 2020, such compliance requirement shall only require that a Responsible Officer of the Borrower certify that the Borrower expects to be in compliance with Section 7.11 as of June 30, 2020.Each Request for Credit Extension after the Closing Date (other than a Committed Loan Notice requesting only a conversion of Loans to the other Type, or a continuation of Eurodollar Rate Loans) submitted by the Borrower shall be deemed to be a representation and warranty that the conditions specified in Sections 4.02(i), (ii) and (iv) have been satisfied on and as of the date of the applicable Credit Extension.

Notwithstanding anything in this Section 4.02 to the contrary, to the extent that the proceeds of Incremental Term Loans are to be used to finance a Limited Condition Transaction permitted hereunder, the only conditions precedent to the funding of such Incremental Term Loans shall be the conditions precedent set forth in the related Incremental Amendment.

ARTICLE V

REPRESENTATIONS AND WARRANTIES

The Borrower and each of the Subsidiary Guarantors party hereto represent and warrant to the Agents and the Lenders at the time of each Credit Extension (except as otherwise expressly provided herein) that:

Section 5.01. Existence, Qualification and Power; Compliance with Laws. Each Loan Party and each Restricted Subsidiary (a) is a Person duly organized or formed, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization to the extent such concept exists in such jurisdiction, (b) has all requisite organizational power and authority to (i) own or lease its assets and carry on its business as currently conducted and (ii) in the case of the Loan Parties, execute, deliver and perform its obligations under each of the

Loan Documents to which it is a party, (c) is duly qualified and in good standing (where relevant) under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, (d) is in compliance with all Laws, orders, writs and injunctions and (e) has all requisite governmental licenses, authorizations, consents and approvals to operate its business as currently conducted; except in each case, referred to in clause (a) (other than with respect to the Borrower), (b)(i) (other than with respect to the Borrower), (c), (d) or (e), to the extent that failure to do so would not reasonably be expected to have a Material Adverse Effect.

Section 5.02. Authorization; No Contravention. The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is a party, and the consummation of the Transactions, (a) are within such Loan Party’s corporate or other powers, (b) have been duly authorized by all necessary corporate or other organizational action, and (c) do not (i) contravene the terms of any of such Person’s Organization Documents, (ii) conflict with or result in any breach or contravention of, or the creation of any Lien under (other than as permitted by Section 7.01), or require any payment to be made under (x) any Contractual Obligation to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries or (y) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (iii) violate any Law; except with respect to any conflict, breach or contravention or payment (but not creation of Liens) referred to in clauses (ii) and (iii), to the extent that such violation, conflict, breach, contravention or payment would not reasonably be expected to have a Material Adverse Effect.

Section 5.03. Governmental Authorization. No approval, consent, exemption, authorization, or other action by or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document or for the consummation of the Transactions, the grant by any Loan Party of the Liens granted by it pursuant to the Collateral Documents, the perfection or maintenance of the Liens created under the Collateral Documents (including the priority thereof) or the exercise by the Administrative Agent or any Lender of its rights under the Loan Documents or the remedies in respect of the Collateral pursuant to the Collateral Documents, except for (i) approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any such Governmental Authority or other Person, in each case, necessary to perfect the Liens on the Collateral granted by the Loan Parties in favor of the Secured Parties (or release existing Liens) under applicable U.S. law, (ii) the approvals, consents, exemptions, authorizations, actions, notices and filings which have been duly obtained, taken, given or made and are in full force and effect (except to the extent not required to obtained, taken, given or made or in full force and effect pursuant to the Collateral and Guarantee Requirement) and (iii) those approvals, consents, exemptions, authorizations or other actions, notices or filings, the failure of which to obtain or make would not reasonably be expected to have a Material Adverse Effect.

Section 5.04. Binding Effect. This Agreement and each other Loan Document has been duly executed and delivered by each Loan Party that is a party thereto. This Agreement and each other Loan Document constitutes, a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party that is a party hereto or thereto in accordance with its terms, except as such enforceability may be limited by (i) Debtor Relief Laws and by general principles of equity, (ii) the need for filings and registrations necessary to create or perfect the Liens on the Collateral granted by the Loan Parties in favor of the Secured Parties and (iii) the effect of foreign Laws, rules and regulations as they relate to pledges of Equity Interests in or Indebtedness owed by Foreign Subsidiaries (clauses (i), (ii) and (iii), the “Enforcement Qualifications”).

Section 5.05. Financial Statements; No Material Adverse Effect; No Default.

(a) The Annual Financial Statements and the Quarterly Financial Statements and any financial statements delivered pursuant to Section 6.01(a) and (b) fairly present in all material respects the financial condition of the Consolidated Parties as of the dates thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the periods covered thereby, (A) except as otherwise expressly noted therein and (B) subject, in the case of the Quarterly Financial Statements and any financial statements delivered pursuant to Section 6.01(b), to changes resulting from normal year-end adjustments and the absence of footnotes.

(b) [Reserved].

(c) Since December 31, 2016, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.

(d) As of the Closing Date, after giving effect to the Refinancing, none of the Borrower or its Subsidiaries has any Indebtedness or other obligations or liabilities, direct or contingent (other than (i) obligations arising under the Loan Documents, (ii) liabilities incurred in the ordinary course of business that, either individually or in the aggregate, have not had nor could reasonably be expected to have a Material Adverse Effect and (iii) the 2019 Notes).

(e) No Default or Event of Default has occurred or is continuing. None of the Borrower or any Restricted Subsidiary is in default under any provision of any agreement or instrument to which it is a party, and no condition exists which, with the giving of notice or the lapse of time or both, would constitute such a default, other than in each case as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 5.06. Litigation. Except as set forth on Schedule 5.06, there are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of the Borrower, threatened in writing, at law, in equity, in arbitration or before any Governmental Authority, by or against any Consolidated Party or against its properties or revenues that, either individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

Section 5.07. Ownership of Property; Liens. Each Consolidated Party has good record title to, or valid leasehold interests in, or easements or other limited property interests in, all Real Property necessary in the ordinary conduct of its business, free and clear of all Liens except (a) as set forth on Schedule 5.07, (b) minor defects in title that do not materially interfere with its ability to conduct its business or to utilize such assets for their intended purposes, (c) Liens permitted by Section 7.01 and (d) where the failure to have such title would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 5.08. Environmental Matters. Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect:

(i) each Loan Party and its respective properties and operations are, and for the past five years have been, in compliance with all Environmental Laws, which includes obtaining and maintaining all applicable Environmental Permits required under such Environmental Laws to carry on the business of the Loan Parties;

(ii) the Loan Parties have not received any written notice (i) that alleges any of them is in violation of or potentially liable under any Environmental Laws, (ii) that the Loan Parties or any of the Loan Parties’ Real Property is the subject of any claim, investigation, lien, demand, or judicial, administrative or arbitral proceeding under any Environmental Law or (iii) to revoke or modify any Environmental Permit held by any of the Loan Parties, in each case with respect to clause (i), (ii) and (iii) above, that is not fully and finally resolved;

(iii) there has been no Release of or exposure to Hazardous Materials on, at, under or from (i) any Real Property or facilities owned, operated or leased by any of the Loan Parties, (ii) any Real Property formerly owned, operated or leased by any Loan Party or (iii) any other location arising out of the conduct or current or prior operations of the Loan Parties that could, in any such case with respect to clause (i), (ii) or (iii) above, reasonably be expected to require investigation, remedial activity or corrective action or cleanup or would reasonably be expected to result in the Loan Parties incurring Environmental Liability; and

(iv) none of the Loan Parties is subject to any Environmental Liability and, to the knowledge of the Borrower, there are no facts, circumstances or conditions arising out of or relating to the operations of the Loan Parties or Real Property or facilities owned, operated or leased by any of the Loan Parties or Real Property or facilities formerly owned, operated or leased by the Loan Parties, that would reasonably be expected to result in the Loan Parties incurring Environmental Liability.

Section 5.09. Taxes. Each of the Loan Parties and their Subsidiaries have filed when due (taking into account timely and valid extensions) all federal Tax returns and all other material Tax returns required under applicable Law to be filed with any Governmental Authority, and have paid all Taxes shown as due and payable on such Tax returns or otherwise due and payable, except those which are being contested in good faith and for which adequate reserves have been established in accordance with the GAAP, where such contest operates to suspend enforcement of any Lien securing the obligation to pay such Tax. No Tax deficiency or assessment has been threatened in writing or, to the knowledge of the Loan Parties, made by any Governmental Authority against the Loan Parties.

Section 5.10. ERISA Compliance.

(a) As of the Closing Date, no Loan Party nor any ERISA Affiliate maintains of contributes to, or has any obligation under, any Plan other than those identified on Schedule 5.10.

(b) Except as would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, each Plan is in compliance with the applicable provisions of ERISA, the Code and other Federal or state Laws.

(c) (i) No ERISA Event has occurred or is reasonably expected to occur; (ii) neither any Loan Party, Restricted Subsidiary nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due under Section 4007 of ERISA); (iii) neither any Loan Party, Restricted Subsidiary nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 of ERISA with respect to a Multiemployer Plan; (iv) neither any Loan Party, Restricted Subsidiary nor any ERISA Affiliate has engaged in a transaction that would-be subject to Sections 4069 or 4212(c) of ERISA and (v) the present value of all accumulated benefit obligations under all Pension Plans (based on assumptions used for purposes of statement of Financial Accounting Standards No. 87) did not, as of the most recent valuation date, exceed the fair market value of the assets of such Pension Plans, in the aggregate; except, with respect to each of the foregoing clauses of this Section 5.10(c), as would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

(d) With respect to each Foreign Plan, none of the following events or conditions exists and is continuing that, either individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect: (i) substantial non-compliance with its terms and with the requirements of any and all applicable laws, statutes, rules, regulations and orders; (ii) failure to be maintained, where required, in good standing with applicable regulatory authorities; (iii) any obligation of a Loan Party or its Restricted Subsidiaries in connection with the termination or partial termination of, or withdrawal from, any Foreign Plan; (iv) any Lien on the property of a Loan Party or its Restricted Subsidiaries in favor of a Governmental Authority as a result of any action or inaction regarding a Foreign Plan; (v) for each Foreign Plan that is a funded or insured plan, failure to be funded or insured on an ongoing basis to the extent required by applicable non-U.S. law (using actuarial methods and assumptions which are consistent with the valuations last filed with the applicable Governmental Authorities); (vi) any facts that, to the best knowledge of the Loan Party or any of its Restricted Subsidiaries, exist that would reasonably be expected to give rise to a dispute and any pending or threatened disputes that, to the best knowledge of the Loan Party or any of its Restricted Subsidiaries, would reasonably be expected to result in a material liability to the Loan Party or any of its Restricted Subsidiaries concerning the assets of any Foreign Plan (other than individual claims for the payment of benefits); and (vii) failure to make all contributions in a timely manner to the extent required by applicable non-U.S. law (each of the events described in clauses (i) through (vii) hereof are hereinafter referred to as a “Foreign Plan Event”).

Section 5.11. Use of Proceeds.

(a) The proceeds of the Initial Term Loans made on the Closing Date will be used on the Closing Date as follows:

(i) first, a portion of the proceeds of the Initial Term Loans in an amount necessary to effect the Refinancing will be used to effect the Refinancing,

(ii) second, a portion of the proceeds of the Initial Term Loans in an amount necessary to effect the Redemption, assuming no conversion of the 2019 Notes after the Closing Date (the “Redemption Proceeds”), shall be deposited into a bank account subject to a Control Agreement pending completion of the Redemption (the “Redemption Account”), and

(iii) third, the remaining proceeds of the Initial Term Loans will be used to pay costs and expenses relating to the Transactions.

The Redemption Proceeds will be used on the redemption date set forth in the Redemption Notice (the “Redemption Date”) to effect the Redemption. To the extent that all or any portion of the Redemption Proceeds are not used to effect the Redemption as a result of conversions of 2019 Notes into common stock of the Borrower (such unused Redemption Proceeds, the “Remaining Term Loan Proceeds”), such Remaining Term Loan Proceeds may be used by the Borrower during the period following the Redemption Date to and including December 31, 2017, to repurchase common stock of the Borrower pursuant to Section 7.06(c); provided that, from the Closing Date until the Redemption Date, any Remaining Term Loan Proceeds shall remain deposited in the Redemption Account. Following the Redemption Date, any Remaining Term Loan Proceeds may be transferred to any other deposit account of the Borrower or its Restricted Subsidiaries, subject to compliance with the Collateral and Guarantee Requirement. Any Remaining Term Loan Proceeds not used to repurchase common stock pursuant to Section 7.06(c) may be used following the Redemption Date for general corporate purposes of the Borrower and its Restricted Subsidiaries (including for capital expenditures, acquisitions, working capital and/or purchase price adjustments, the payment of transaction fees and expenses, other investments and other purposes not prohibited by the Loan Documents).

(b) The proceeds of Revolving Credit Loans will be used for working capital, capital expenditures and for other general corporate purposes of the Borrower and its restricted Subsidiaries (including for capital expenditures, acquisitions, working capital and/or purchase price adjustments, the payment of transaction fees and expenses, other investments and other purposes not prohibited by the Loan Documents).

(c) The proceeds of the November 2017 Refinancing Term Loans incurred on the First Amendment Closing Date shall be used to refinance in full all Existing Term Loans, on the terms and subject to the conditions set forth in the First Amendment.

(d) The proceeds of the Amendment No. 2 Additional Initial Term Loan incurred on the Amendment No. 2 Effective Date shall be used (along with other funds available to the Borrower) to finance the Amendment No. 2 Transactions, on the terms and subject to the conditions set forth in Amendment No. 2.

(e) The proceeds of the Amendment No. 4 Additional Initial Term Loan incurred on the Amendment No. 4 Effective Date shall be used (along with other funds available to the Borrower) to finance the Amendment No. 4 Transactions and for general corporate purposes, on the terms and subject to the conditions set forth in Amendment No. 4.

Section 5.12. Margin Regulations; Investment Company Act.

(a) The Borrower is not engaged and will not engage, principally or as one of its important activities, in the business of purchasing or carrying Margin Stock except as permitted by Regulation T with respect to proprietary accounts of the BD Subsidiary for the benefit of bona fide third parties, or extending credit for the purpose of purchasing or carrying Margin Stock, and no proceeds of any Borrowings or drawings under any Letter of Credit will be used for any purpose that violates Regulation T, U or X of the Board of Governors of the United States Federal Reserve System.

(b) No Consolidated Party is or is required to be registered as an “investment company” under the Investment Company Act of 1940.

Section 5.13. Disclosure. No report, financial statement, certificate or other written information furnished by or on behalf of any Loan Party (other than projected financial information, pro forma financial information, budgets, estimates and information of a general economic or industry nature) to any Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or any other Loan Document (as modified or supplemented by other information so furnished) when taken as a whole contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein (when taken as a whole), in the light of the circumstances under which they were made, not materially misleading. With respect to projected financial information, the Borrower represents that such information was prepared in good faith based upon assumptions believed to be reasonable at the time such information was furnished, it being understood that such projected financial information is not to be viewed as facts or as a guarantee of performance or achievement of any particular results and that actual results may vary from such forecasts and that such variations may be material and that no assurance can be given that the projected results will be realized.

Section 5.14. Labor Matters. As of the Closing Date, except as, in the aggregate, would not reasonably be expected to have a Material Adverse Effect: (a) there are no strikes or other labor disputes against any Consolidated Party pending or, to the knowledge of the Borrower, threatened; (b) hours worked by and payment made to employees of any Consolidated Party have not been in violation of the Fair Labor Standards Act or any other applicable Laws dealing with such matters; and (c) all payments due from any Consolidated Party on account of employee health and welfare insurance have been paid or accrued as a liability on the books of the relevant party.

Section 5.15. Intellectual Property; Licenses, Etc. The Consolidated Parties own, without restriction, free and clear of all Liens other than Liens permitted by Section 7.01, license or possess the right to use all of the trademarks, service marks, trade names, domain names, copyrights, patents, patent rights, licenses, technology, software, know-how, database rights, design rights and other intellectual property rights (collectively, “IP Rights”) that are reasonably necessary for the operation of their respective businesses as currently conducted, except to the extent the absence of such IP Rights or the existence of such Liens permitted by Section 7.01, in each case, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. To the knowledge of the Borrower, no IP Rights, advertising, product, process, method, substance, part or other material used by any Loan Party or any of the Restricted Subsidiaries in the operation of their respective businesses as currently conducted infringes upon any rights held by any Person except for such infringements, individually or in the aggregate, which would not reasonably be expected to have a Material Adverse Effect. No claim or litigation regarding any IP Rights, is pending or, to the knowledge of the Borrower, threatened against any Loan Party or any of the Restricted Subsidiaries, which, either individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

Section 5.16. Solvency. On the Amendment No. ~~2~~4 Effective Date, after giving effect to the Amendment No. ~~2~~4 Transactions and the incurrence of the Amendment No. ~~2~~4 Additional Initial Term Loans ~~and the Amendment No. 2 Additional Revolving Credit Commitments~~, the Borrower and its Restricted Subsidiaries, taken as a whole, are Solvent.

Section 5.17. USA Patriot Act; OFAC; FCPA.

(a) To the extent applicable, each of the Borrower and its Subsidiaries is in compliance, in all material respects, with (i) the Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto and (ii) the USA Patriot Act.

(b) None of the Borrower or any of its Subsidiaries nor, to the knowledge of the Borrower, any director or officer of any of the foregoing, (i) is a Designated Person or (ii) is the subject or target of any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”) or any other relevant U.S. or foreign Governmental Authority which administers applicable economic or financial sanctions; and the Borrower will not use the proceeds of the Loans or otherwise make available such proceeds to any Person, for the purpose of financing the activities of any Person who is the subject or target of any U.S. sanctions administered by OFAC or such other relevant Governmental Authority, to the extent prohibited by U.S. sanctions administered by OFAC or such other relevant Governmental Authority.

(c) No part of the proceeds of the Loans will be used, directly or, to the knowledge of the Borrower, indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.

Section 5.18. Security Documents. Except as otherwise contemplated hereby or under any other Loan Documents, the provisions of the Collateral Documents, together with such filings and other actions required to be taken hereby or by the applicable Collateral Documents (including the delivery to Administrative Agent of any Pledged Debt and any Pledged Equity required to be delivered pursuant to the applicable Collateral Documents), are effective to create in favor of the Collateral Agent for the benefit of the Secured Parties, a legal, valid, enforceable and first-priority perfected Lien on all right, title and interest of the respective Loan Parties in the Collateral described therein subject to the Enforcement Qualifications (other than clause (ii) of the definition thereof) and Liens permitted by Section 7.01.

Notwithstanding anything herein (including this Section 5.18) or in any other Loan Document to the contrary, neither the Borrower nor any other Loan Party makes any representation or warranty as to (A) the pledge or creation of any security interest, or the effects of perfection or non-perfection, the priority or the enforceability of any pledge of or security interest to the extent such pledge, security interest, perfection or priority is not required pursuant to the Collateral and Guarantee Requirement or (B) on the Closing Date and until required pursuant to Section 6.13 or 4.01(a)(iv), the pledge or creation of any security interest, or the effects of perfection or non-perfection, the priority or enforceability of any pledge or security interest to the extent not required on the Closing Date pursuant to Section 4.01(a)(iv).

Section 5.19. Senior Indebtedness. The Obligations constitute “Senior Indebtedness” (or any comparable term) under and as defined in the documentation governing any Indebtedness that is subordinated in right of payment to the Obligations.

Section 5.20. Regulated Entities.

(a) None of any Loan Party, any Person controlling any Loan Party, or any Subsidiary of any Loan Party, is subject to regulation under the Federal Power Act, the Interstate Commerce Act, any state public utilities code, or any other federal or state statute, rule or regulation limiting its ability to incur Indebtedness, pledge its assets or perform its obligations under the Loan Documents.

(b) The BD Subsidiary and any other Domestic Subsidiary that is engaged in providing broker-dealer services and is not otherwise exempt or excluded from a registration requirement is a member in good standing of FINRA and is duly registered (i) as a broker-dealer with the SEC, (ii) in each state where the conduct of its broker-dealer business requires such registration and (iii) with each other applicable governing body where the conduct of its broker-dealer business requires such registration. No Loan Party is subject to regulation under any Law (other than Regulation X of the Federal Reserve Board) that prohibits its borrowing of the Loans under the provisions hereof.

(c) The BD Subsidiary and any other Domestic Subsidiary that is engaged in providing broker-dealer services is a broker and dealer subject to the provisions of Regulation T of the Federal Reserve Board and does not extend or maintain credit to or for its customers within the meaning Regulation T of the Federal Reserve Board.

(d) The Advisory Services Subsidiary and any other Domestic Subsidiary that is engaged in providing investment advisory services and is not otherwise exempt or excluded from a registration requirement is duly registered (i) under the Investment Advisers Act as an investment adviser and is thus not required to be registered as an investment adviser in the various states and (ii) with each other applicable governing body where the conduct of its investment advisory business request such registration.

Section 5.21. Subsidiaries; Equity Interests. As of the Closing Date (after giving effect to the Transactions), no Loan Party has any Subsidiaries other than those specifically disclosed in Schedule 5.21, and all of the outstanding Equity Interests owned by the Loan Parties (or a Subsidiary of any Loan Party) in such Subsidiaries have been validly issued and are fully paid and all Equity Interests owned by a Loan Party in such Subsidiaries (other than Immaterial Subsidiaries) are owned free and clear of all Liens except (i) those created under the Collateral Documents and (ii) any Lien that is permitted under Section 7.01. As of the Closing Date, Sections 1(a), 2(a) and 4 of the Perfection Certificate (a) set forth the name and jurisdiction of each Domestic Subsidiary that is a Loan Party and (b) set forth the ownership interest of the Borrower and any Subsidiary Guarantor in each wholly owned Subsidiary (other than Immaterial Subsidiaries), including the percentage of such ownership.

ARTICLE VI

AFFIRMATIVE COVENANTS

So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation (other than contingent obligations not yet due and owing and obligations under Treasury Services Agreements or Secured Hedge Agreements) hereunder which is accrued and payable shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding (unless the Outstanding Amount of the L/C Obligations related thereto has been Cash Collateralized or a backstop letter of credit reasonably satisfactory to the applicable L/C Issuer is in place), then after the Closing Date, the Borrower shall and shall cause its Restricted Subsidiaries to:

Section 6.01. Financial Statements.

(a) Deliver to the Administrative Agent for prompt further distribution to each Lender, within 90 days after the end of each fiscal year, (i) audited financial statements including balance sheets, statements of income and cash flows of the Borrower and its Subsidiaries, on a consolidated basis (reflecting the adjustments necessary to eliminate the accounts of Unrestricted Subsidiaries (if any) (which may be in footnote form only) from such financial statements), and setting forth in comparative form the corresponding figures as of the end of and for the preceding fiscal year and prepared in accordance with GAAP (together with, in all cases, customary management discussion and analysis), accompanied by a report and opinion of an independent registered public accounting firm of nationally recognized standing, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” explanatory language (other than solely as a result of the debt maturity of any Obligations within the next 90 days) or any qualification or exception as to the scope of such audit, (ii) the number of Investment Advisers engaged by the Borrower or its Subsidiaries as of the end of such fiscal year and (iii) the AUM as of the end of such fiscal year; and

(b) Deliver to the Administrative Agent for prompt further distribution to each Lender, within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower, unaudited financial statements (to include balance sheets, statements of income, and cash flows) of the Borrower and its Subsidiaries, on a consolidated basis (reflecting the adjustments necessary to eliminate the accounts of Unrestricted Subsidiaries (if any) (which may be in footnote form only) from such financial statements), and setting forth, starting with the fiscal quarter ending June 30, 2017, in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year (together with, in all cases, customary management discussion and analysis), all in reasonable detail and prepared in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes , certified by a Responsible Officer of the Borrower as fairly presenting in all material respects the financial condition, results of operations and cash flows of the Consolidated Parties in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes, (iii) the number of Investment Advisers engaged by the Borrower or its Subsidiaries as of the end of such fiscal quarter and (iv) the AUM as of the end of such fiscal quarter.

Documents required to be delivered pursuant to Sections 6.01 and 6.02(a) through (d) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower posts such documents, or provides a link thereto on the website on the Internet at the website address listed on Schedule 10.02; or (ii) on which such documents are posted on the Borrower’s behalf on IntraLinks or another relevant website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that the Borrower shall notify (which may be by facsimile or electronic mail) the Administrative Agent of the posting of any such documents and, upon request by the Administrative Agent, provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. Notwithstanding anything contained herein, in every instance the Borrower shall be required to provide paper copies of the Compliance Certificates required by Section 6.02(a) to the Administrative Agent (which may be electronic copies delivered via electronic mail). Each Lender shall be solely responsible for timely accessing posted documents or requesting delivery of paper copies of such documents from the Administrative Agent and maintaining its copies of such documents.

(c) The Borrower hereby acknowledges that (a) the Administrative Agent and/or the Arrangers will make available to the Lenders and the L/C Issuers materials and/or information provided by or on behalf of the Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks or another similar electronic system (the “Platform”) and (b) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive Material Non-Public Information and who may be engaged in investment and other market-related activities with respect to such Persons’ securities. The Borrower hereby agrees that so long as the Borrower or its Subsidiaries is the issuer of any outstanding debt or equity securities that are registered or issued pursuant to a private offering it will (and at any time it may) identify that portion of the Borrower Materials that may be distributed to the Public Lenders and that (w) all such Borrower Materials shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” the Borrower shall be deemed to have authorized the Administrative Agent, the Arrangers, the L/C Issuers and the Lenders to treat such Borrower Materials as not containing any Material Non-Public Information (although it may be sensitive and proprietary) (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 10.08); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information”; and (z) the Administrative Agent and the Arrangers shall treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information.” Notwithstanding the foregoing, the Borrower shall be under no obligation to mark any Borrower Materials “PUBLIC”; provided, however, that the following Borrower Materials shall be deemed to be marked “PUBLIC” unless the Borrower notifies the Administrative Agent promptly that any such document contains Material Non-Public Information: (1) the Loan Documents, (2) any notification of changes in the terms of the Facilities and (3) all information delivered pursuant to Sections 6.01(a), 6.01(b), 6.02(a) and 6.02(d)(i). Notwithstanding anything herein to the contrary, unless the Borrower otherwise notifies the Administrative Agent, the list of Disqualified Lenders does not constitute Material Non-Public Information and shall be posted promptly to all Lenders.

Section 6.02. Certificates; Other Information. Deliver to the Administrative Agent for prompt further distribution to each Lender:

(a) no later than five days after the delivery of the financial statements referred to in Sections 6.01(a) and (b), a duly completed Compliance Certificate signed by a Responsible Officer of the Borrower;

(b) promptly after the same are publicly available, copies of all annual, regular, periodic and special reports and registration statements that the Borrower files with the SEC or with any Governmental Authority that may be substituted therefor (other than amendments to any registration statement to the extent that such registration statement, in the form it became effective, is delivered), exhibits to any registration statement and, if applicable, any registration statement on Form S-8) and in any case not otherwise required to be delivered to the Administrative Agent pursuant to any other clause of this Section 6.02;

(c) upon written request of the Administrative Agent, copies of (i) each Schedule B (Actuarial Information) to the annual report (form 5500 Series) filed by any Loan Party, Restricted Subsidiaries or ERISA Affiliate with respect to any Pension Plan, (ii) all notices received by any Loan Party, Restricted Subsidiary or ERISA Affiliate from a Multiemployer Plan sponsor or ERISA Affiliate concerning an ERISA Event, and (iii) copies of such other documents or government reports or filings relating to any Pension Plan as the Administrative Agent may reasonably request;

(d) together with the delivery of each Compliance Certificate pursuant to Section 6.02(a), (i) a description of each event, condition or circumstance during the last fiscal quarter or fiscal year covered by such Compliance Certificate requiring a mandatory prepayment under Section 2.05(b)(ii) or (b)(iii) and (ii) a list of each Subsidiary of the Borrower that identifies each Subsidiary as a Restricted Subsidiary or an Unrestricted Subsidiary as of the date of delivery of such Compliance Certificate (to the extent that there have been any changes in the identity or status as a Restricted Subsidiary or Unrestricted Subsidiary of any such Subsidiaries since the Closing Date or the most recent list provided);

(e) promptly after the furnishing thereof, copies of any material written notices received by any Loan Party (other than in the ordinary course of business) or material statements or material reports furnished to any holder of debt securities (other than in connection with any board observer rights) of any Loan Party or of any of its Restricted Subsidiaries pursuant to the terms of any documentation for Indebtedness of the type permitted to be incurred under Section 7.03(r), in each case, in a principal amount in excess of the Threshold Amount and not otherwise required to be furnished to the Lenders pursuant to any other clause of Section 6.01, 6.02 or 6.03;

(f) promptly after the furnishing thereof, copies of all “Focus- Part II” materials provided to, or any other material filing with, the SEC, in each case, pursuant to Rule 17a-5 under Section 17 of the Exchange Act; and

(g) promptly, (x) such additional information regarding the business, legal, financial or corporate affairs of the Loan Parties or any of their respective Restricted Subsidiaries, or compliance with the terms of the Loan Documents, as the Administrative Agent or any Lender through the Administrative Agent may from time to time reasonably request and (y) information and documentation reasonably requested by the Administrative Agent or any Lender for purposes of compliance with applicable “know your customer” and anti-money laundering rules and regulations, including, for the avoidance of doubt, the PATRIOT Act.

In no event shall the requirements set forth in Section 6.02(e) require any Consolidated Party to provide any such information that (i) constitutes non-financial trade secrets or non-financial proprietary information, (ii) in respect of which disclosure to the Administrative Agent or any Lender (or their respective representatives or contractors) is prohibited by Law or (iii) is subject to attorney-client or similar privilege or constitutes attorney work-product.

Section 6.03. Notices. Promptly after a Responsible Officer of the Borrower has obtained knowledge thereof, notify the Administrative Agent:

(a) of the occurrence of any Default or Event of Default;

(b) of the occurrence of a Foreign Plan Event that would reasonably be expected to result in a Material Adverse Effect or an ERISA Event that would reasonably be expected to result in a Material Adverse Effect;

(c) of the filing or commencement of, or any threat or notice of intention of any person to file or commence, any action, suit, litigation or proceeding, whether at law or in equity, by or before any Governmental Authority against any Consolidated Party that would reasonably be expected to result in a Material Adverse Effect;

(d) the making of any notification to the SEC required pursuant to Rule 17a-11 under Section 17 of the Exchange Act; and

(e) of the occurrence of any other matter or development that has had or would reasonably be expected to have a Material Adverse Effect.

Each notice pursuant to this Section 6.03 shall be accompanied by a written statement of a Responsible Officer of the Borrower delivered to the Administrative Agent for prompt further distribution to each Lender (x) that such notice is being delivered pursuant to Section 6.03(a), (b), (c) or (d) (as applicable) and (y) setting forth details of the occurrence referred to therein and stating what action the Borrower has taken and proposes to take with respect thereto.

Section 6.04. Payment of Taxes. Pay, discharge or otherwise satisfy as the same shall become due and payable in the normal conduct of its business, all of its obligations and liabilities in respect of Taxes and similar claims imposed upon it or upon its income or profits or in respect of its property, except, in each case, to the extent any such Tax is being contested in good faith by appropriate proceedings, with respect to which appropriate reserves have been established in accordance with GAAP and such contest operates to suspend the enforcement of any Lien securing such obligation.

Section 6.05. Preservation of Existence, Etc.

(a) Preserve, renew and maintain in full force and effect its legal existence under the Laws of the jurisdiction of its organization; and

(b) take all reasonable action to maintain all rights, privileges (including its good standing where applicable in the relevant jurisdiction), permits, licenses and franchises necessary or desirable in the normal conduct of its business and maintain and operate such business in substantially the manner in which it is presently conducted and operated, except, in the case of Section 6.05(a) (other than with respect to the Borrower) or this Section 6.05(b), to the extent (i) that failure to do so would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or (ii) pursuant to any merger, consolidation, liquidation, dissolution or Disposition permitted by Article VII.

Section 6.06. Maintenance of Properties; Intellectual Property. Except if the failure to do so would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, maintain, preserve and protect (a) all of its material properties and equipment necessary in the operation of its business in good working order, repair and condition, ordinary wear and tear excepted and fire, casualty or condemnation excepted and (b) all of its IP Rights that are reasonably necessary for the operation of its business as currently conducted.

Section 6.07. Maintenance of Insurance. Maintain with insurance companies that the Borrower believes (in the good faith judgment of its management) are financially sound and reputable at the time the relevant coverage is placed or renewed, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts (after giving effect to any self-insurance customary for similarly situated Persons engaged in the same or similar businesses as the Borrower and its Restricted Subsidiaries) as are customarily carried under similar circumstances by such other Persons. Not later than 90 days after the Closing Date (or the date any such insurance is obtained, in the case of insurance obtained after the Closing Date), each such policy of insurance (other than business interruption insurance, director and officer insurance and worker’s compensation insurance) shall as appropriate (i) name the Administrative Agent as additional insured thereunder or (ii) in the case of each casualty insurance policy, contain a loss payable clause or endorsement that names the Administrative Agent, on behalf of the Lenders, as loss payee thereunder. If the improvements on any Mortgaged Property are at any time located in an area identified by the Federal Emergency Management Agency (or any successor agency) as a special flood hazard area with respect to which flood insurance has been made available under the National Flood Insurance Act of 1968 (as now or hereafter in effect or successor act thereto), then, to the extent required by applicable Flood Insurance Laws, the Borrower shall, or shall cause each Loan Party to, (i) maintain, or cause to be maintained, with a financially sound and reputable insurer, flood insurance on terms reasonably satisfactory to the Agents and otherwise sufficient to comply with all applicable rules and regulations promulgated pursuant to the Flood Insurance Laws and (ii) upon the reasonable request of the Administrative Agent, deliver to the Administrative Agent evidence of such compliance in form and substance reasonably acceptable to the Administrative Agent.

Section 6.08. Compliance with Laws. (a) Comply with the requirements of all Laws (other than Laws referred to in clause (b) hereof), orders, writs, injunctions and decrees applicable to it or to its business or property, except if the failure to comply therewith would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and (b) comply with Anti-Money Laundering Laws, Anti-Corruption Laws or Sanctions Laws or Regulations. None of the Borrower or any of its Subsidiaries nor, to the knowledge of the Borrower, any director or officer of any of the foregoing, (i) is a Designated Person or (ii) is the subject or target of any U.S. sanctions administered by OFAC.

Section 6.09. Books and Records. Maintain proper books of record and account, in which entries that are full, true and correct in all material respects and are in conformity with GAAP and which reflect all material financial transactions and matters involving the assets and business of each Consolidated Party (it being understood and agreed that certain Foreign Subsidiaries maintain individual books and records in conformity with general accepted accounting principles in their respective countries of organization and that such maintenance shall not constitute a breach of the representations, warranties or covenants hereunder).

Section 6.10. Inspection Rights. Permit representatives and independent contractors of the Administrative Agent and each Lender to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers and independent public accountants (subject to such accountants’ customary policies and procedures), all at the reasonable expense of the Borrower and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Borrower; provided that only the Administrative Agent on behalf of the Lenders may exercise rights of the Administrative Agent and the Lenders under this Section 6.10 and the Administrative Agent shall not exercise such rights more often than one time during any calendar year and such time shall be at the Borrower’s expense; provided, further, that during the continuation of an Event of Default, the Administrative Agent (or any of its respective representatives or independent contractors), on behalf of the Lenders, may do any of the foregoing at the expense of the Borrower at any time during normal business hours and upon reasonable advance notice. The Administrative Agent shall give the Borrower the opportunity to participate in any discussions with the Borrower’s independent public accountants. Notwithstanding anything to the contrary in this Section 6.10, no Consolidated Party will be required to disclose, permit the inspection, examination or making copies or abstracts of, or discussion of, any document, information or other matter that (a) constitutes non-financial trade secrets or non-financial proprietary information, (b) in respect of which access or inspection by, or disclosure to, the Administrative Agent or any Lender (or their respective representatives or contractors) is prohibited by Law or any binding agreement or (c) is subject to attorney-client or similar privilege or constitutes attorney work product.

Section 6.11. Additional Collateral; Additional Guarantors. At the Borrower’s expense, subject to the terms, conditions and provisions of the Collateral and Guarantee Requirement and any applicable limitation in any Collateral Document, take all action necessary or reasonably requested by the Administrative Agent to ensure that the Collateral and Guarantee Requirement continues to be satisfied, including:

(a) Upon the formation or acquisition of any new direct or indirect Material Domestic Subsidiary (including of a Division Successor pursuant to a Division) (in each case, other than (x) an Excluded Subsidiary or (y) a Material Domestic Subsidiary in which the Borrower owns, directly or indirectly, less than 75% of the aggregate voting power represented by the issued and outstanding Equity Interests of such Material Domestic Subsidiary (any such subsidiary, a “Majority Owned Excluded Subsidiary”)) by any Loan Party or the designation in accordance with Section 6.14 of any existing direct or indirect Material Domestic Subsidiary as a Restricted Subsidiary (in each case, other than an Excluded Subsidiary) or any Subsidiary becoming a Material Domestic Subsidiary (in each case, other than an Excluded Subsidiary or a Majority Owned Excluded Subsidiary); provided that no Majority Owned Excluded Subsidiary shall guarantee any third party Indebtedness for borrowed money unless such Majority Owned Excluded Subsidiary becomes a Guarantor hereunder:

(i) within 60 days after such formation, acquisition (including, without limitation, as a result of a Division) or designation, or such longer period as the Administrative Agent may agree in writing in its discretion:

(A) cause each such Material Domestic Subsidiary that is required to become a Guarantor pursuant to the Collateral and Guarantee Requirement to duly execute and deliver to the Administrative Agent, other than with respect to any Excluded Assets, joinders to this Agreement as Guarantors, Security Agreement Supplements, Intellectual Property Security Agreements and other security agreements and documents as reasonably requested by and in form and substance reasonably satisfactory to the Administrative Agent (consistent with the Security Agreement, Intellectual Property Security Agreements and other security agreements in effect on the Closing Date), in each case granting Liens required by the Collateral and Guarantee Requirement;

(B) cause each such Material Domestic Subsidiary that is required to become a Guarantor pursuant to the Collateral and Guarantee Requirement (and the parent of each such Domestic Subsidiary that is a Guarantor) to deliver to the Administrative Agent any and all certificates representing Equity Interests (to the extent certificated) that are required to be pledged pursuant to the Collateral and Guarantee Requirement, accompanied by undated stock powers or other appropriate instruments of transfer executed in blank;

(C) take and cause such Material Domestic Subsidiary that is required to become a Guarantor pursuant to the Collateral and Guarantee Requirement and each direct or indirect parent of such Material Domestic Subsidiary to take whatever action (including the recording of Mortgages, the filing of UCC financing statements and delivery of stock and membership interest certificates) as may be necessary in the reasonable opinion of the Administrative Agent to vest in the Administrative Agent (or in any representative of the Administrative Agent designated by it) valid and perfected Liens to the extent required by the Collateral and Guarantee Requirement, and to otherwise comply with the requirements of the Collateral and Guarantee Requirement;

(ii) if reasonably requested by the Administrative Agent, deliver to the Administrative Agent a signed copy of an opinion, addressed to the Administrative Agent and the Lenders, of counsel for the Loan Parties reasonably acceptable to the Administrative Agent as to such matters set forth in this Section 6.11(a) as the Administrative Agent may reasonably request;

(iii) within 60 days after the request therefor by the Administrative Agent (or such longer period as the Administrative Agent may agree in writing in its discretion), deliver to the Administrative Agent with respect to each Material Real Property, (A) copies of title reports, abstracts or environmental assessment reports, each in form and substance reasonably satisfactory to the Administrative Agent, and (B) a completed Life-of-Loan Federal Emergency Management Agency Standard Flood Hazard Determination and related notice consistent with the Collateral and Guarantee Requirement and, if necessary, evidence of flood insurance in compliance with the last sentence of Section 6.07; provided, however, that there shall be no obligation to deliver to the Administrative Agent any environmental assessment report whose disclosure to the Administrative Agent would require the consent of a Person other than the Borrower or one of its Subsidiaries if such consent cannot be reasonably obtained through commercially reasonable and diligent effort; and

(iv) if reasonably requested by the Administrative Agent, within 75 days after such request (or such longer period as the Administrative Agent may agree in writing in its discretion), deliver to the Administrative Agent other items necessary from time to time to satisfy the Collateral and Guarantee Requirement with respect to perfection and existence of security interests with respect to property of any Guarantor acquired (including, without limitation, as a result of a Division) after the Closing Date and subject to the Collateral and Guarantee Requirement, but not specifically covered by the preceding clause (i), (ii) or (iii) or Section 6.11(b) below.

(b) Following the acquisition by any Loan Party of Material Real Property (or such longer period as the Administrative Agent may agree in writing in its discretion) that is required to be provided as Collateral pursuant to the Collateral and Guarantee Requirement, which property would not be automatically subject to another Lien pursuant to pre-existing Collateral Documents, (a) not later than 60 days after such acquisition, cause the Borrower to deliver to the Agents a completed Life-of-Loan Federal Emergency Management Agency Standard Flood Hazard Determination and related notice consistent with the Collateral and Guarantee Requirement with respect to such Material Real Property and, if necessary, evidence of flood insurance in compliance with the last sentence of Section 6.07, and (b) not later than 90 days after such acquisition, cause such property to be subject to a Lien and Mortgage in favor of the Collateral Agent for the benefit of the Secured Parties and take, or cause the relevant Loan Party to take, such actions as shall be necessary or reasonably requested by the Administrative Agent to grant and perfect or record such Lien, in each case to the extent required by, and subject to the limitations and exceptions of, the Collateral and Guarantee Requirement and to otherwise comply with the requirements of the Collateral and Guarantee Requirement.

Section 6.12. Compliance with Environmental Laws. Except, in each case, to the extent that the failure to do so would not reasonably be expected to result in, individually or in the aggregate, a Material Adverse Effect, (i) comply, and take all reasonable actions to cause all lessees and other Persons operating or occupying its Real Property to comply, with all applicable Environmental Laws and Environmental Permits; (ii) obtain and renew all Environmental Permits necessary for its operations and Real Property; and (iii) in each case to the extent the Consolidated Parties are required by Environmental Laws or a Governmental Authority, conduct any assessment, investigation, remedial or other corrective action necessary to address Hazardous Materials at any Real Property in accordance with applicable Environmental Laws.

Section 6.13. Further Assurances; Post-Closing Obligations.

(a) Promptly upon reasonable written request by the Administrative Agent (i) correct any material defect or error that may be discovered in the execution, acknowledgment, filing or recordation of any Collateral Document or other document or instrument relating to any Collateral, and (ii) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, certificates, assurances and other instruments as the Administrative Agent may reasonably request from time to time in order to carry out more effectively the purposes of the Collateral Documents, to the extent required pursuant to the Collateral and Guarantee Requirement and subject in all respects to the limitations therein. If the Administrative Agent reasonably determines that it is required by applicable Law to have appraisals prepared in respect of the Real Property of any Loan Party subject to a mortgage constituting Collateral, the Borrower shall promptly provide to the Administrative Agent appraisals that satisfy the applicable requirements of the Real Estate Appraisal Reform Amendments of FIRREA.

(b) Execute and deliver the documents and complete the tasks set forth on Schedule 6.13(b), in each case within the time limits specified therein (or such longer period of time reasonably acceptable to the Administrative Agent).

Section 6.14. Designation of Subsidiaries. The Borrower may at any time after the Closing Date designate any Restricted Subsidiary of the Borrower (other than the BD Subsidiary or the Advisory Services Subsidiary) as an Unrestricted Subsidiary or any Unrestricted Subsidiary as a Restricted Subsidiary; provided that (i) immediately before and after such designation (A) the Consolidated Total Net Leverage Ratio (determined on a Pro Forma Basis) is no more than 4.50 to 1.00 and (B) no Default or Event of Default shall have occurred and be continuing, both immediately prior to and immediately following such designation, (ii) no Subsidiary may be designated as an Unrestricted Subsidiary if, after such designation, it would be a “Restricted Subsidiary” for the purpose of any Indebtedness for borrowed money with an outstanding principal amount in excess of the Threshold Amount or any Junior Financing, (iii) no Restricted Subsidiary may be designated as an Unrestricted Subsidiary if it was previously designated as an Unrestricted Subsidiary and (iv) no Unrestricted Subsidiary may be designated as a Restricted Subsidiary if, after such designation, it would not be in compliance with the covenants set forth in Sections 7.01, 7.02 and 7.03. The designation of any Subsidiary as an Unrestricted Subsidiary after the Closing Date shall constitute an Investment by the Borrower therein at the date of designation in an amount equal to the fair market value of the Borrower’s Investment therein. The designation of any Unrestricted Subsidiary as a Restricted Subsidiary shall constitute (i) the incurrence at the time of designation of any Investment, Indebtedness and Liens of such Subsidiary existing at such time and (ii) a Return on any Investment by the Borrower in such Unrestricted Subsidiary pursuant to the preceding sentence in an amount equal to the fair market value at the date of such designation of the Borrower’s Investment in such Subsidiary.

Section 6.15. Maintenance of Ratings. Use commercially reasonable efforts to maintain (i) a public corporate credit rating (but not any specific rating) from S&P and a public corporate family rating (but not any specific rating) from Moody’s, in each case in respect of the Borrower, and (ii) a public rating (but not any specific rating) in respect of the Initial Term Loans and the Revolving Credit Facility from each of S&P and Moody’s.

Section 6.16. Use of Proceeds.

(a) Use the proceeds of the Initial Term Loans made on the Closing Date on the Closing Date as follows:

(i) first, a portion of the proceeds of the Initial Term Loans in an amount necessary to effect the Refinancing will be used to effect the Refinancing,

(ii) second, the Redemption Proceeds will be deposited into the Redemption Account pending completion of the Redemption, and

(iii) third, the remaining proceeds of the Initial Term Loans will be used to pay costs and expenses relating to the Transactions.

The Redemption Proceeds will be used on the Redemption Date to effect the Redemption. Any Remaining Term Loan Proceeds may be used by the Borrower during the period following the Redemption Date to and including December 31, 2017, to repurchase common stock of the Borrower pursuant to Section 7.06(c); provided, however, that from the Closing Date until the Redemption Date, any Remaining Term Loan Proceeds shall remain deposited in the Redemption Account. Following the Redemption Date, any Remaining Term Loan Proceeds may be transferred to any other deposit account of the Borrower or its Restricted Subsidiaries, subject to compliance with the Collateral and Guarantee Requirement. Any Remaining Term Loan Proceeds not used to repurchase common stock pursuant to Section 7.06(c) may be used following the Redemption Date for general corporate purposes of the Borrower and its Restricted Subsidiaries (including for capital expenditures, acquisitions, working capital and/or purchase price adjustments, the payment of transaction fees and expenses, other investments and other purposes not prohibited by the Loan Documents).

(b) Use the proceeds of Revolving Credit Loans only for working capital, capital expenditures and other general corporate purposes of the Borrower and its Restricted Subsidiaries (including for capital expenditures, acquisitions, working capital and/or purchase price adjustments, the payment of transaction fees and expenses, other investments and other purposes not prohibited by the Loan Documents); provided that no Revolving Credit Loans shall be made under the Revolving Credit Facility on the Closing Date.

(c) The Borrower will not use the proceeds of the Loans or otherwise make available such proceeds to any Person (i) for the purpose of financing the activities of any Person who is the subject or target of any U.S. sanctions administered by OFAC or such other relevant Governmental Authority, to the extent prohibited by U.S. sanctions administered by OFAC or such other relevant Governmental Authority, or otherwise in violation of any Sanctions Laws or Regulations, or (ii) to, directly or, to the knowledge of the Borrower, indirectly, make any payments to any governmental officer or employee, political party, official of a political party, candidate for political office or anyone else acting in an official capacity in order to obtain, retain or direct business, or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.

(d) The Borrower shall use the proceeds of the November 2017 Refinancing Term Loans incurred on the First Amendment Closing Date to refinance in full all Existing Term Loans, on the terms and subject to the conditions set forth in the First Amendment.

(e) The Borrower shall use the proceeds of the Amendment No.  ~~2~~4 Additional Initial Term Loans incurred on the Amendment No. ~~2~~4 Effective Date to finance the Amendment No. ~~2~~4 Transactions and for general corporate purposes, on the terms and subject to the conditions set forth in Amendment No. ~~2.~~4.

Section 6.17. Lender Calls. With respect to each fiscal year for which financial statements have been delivered pursuant to Section 6.01(a) (or if requested by the Administrative Agent, with respect to any fiscal quarter for which financial statements have been delivered pursuant to Section 6.01(b)), upon reasonable prior notice given to the Administrative Agent, the Borrower shall hold a telephonic meeting with all Lenders who choose to participate in such meeting, during which the financial results of the Consolidated Parties shall be reviewed for, and as of the last day of, such fiscal period.

Section 6.18. Employee Benefits. Do, and cause each ERISA Affiliate to do each of the following: (a) maintain each Plan in compliance with the applicable provisions of ERISA, the Code and other United States federal or state law; (b) cause each Plan that is qualified under Section 401(a) of the Code to maintain such qualification; and (c) make all required contributions to any Plan subject to Section 412 of the Code.

ARTICLE VII

NEGATIVE COVENANTS

So long as any Lender shall have any Commitment hereunder, any Loan or other Obligations hereunder (other than contingent obligations as to which no claim has been asserted and obligations under Treasury Services Agreements or Secured Hedge Agreements) or any Letter of Credit remaining outstanding (unless the Outstanding Amount of the L/C Obligations related thereto has been Cash Collateralized, back-stopped by a letter of credit reasonably satisfactory to the applicable L/C Issuer or deemed reissued under another agreement reasonably acceptable to the applicable L/C Issuer), then from and after the Closing Date, the Borrower shall not and shall not permit any of its Restricted Subsidiaries to, directly or indirectly:

Section 7.01. Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than the following (collectively, “Permitted Liens”):

(a) Liens (i) created pursuant to any Loan Document and (ii) on the Collateral securing Cash Management Obligations incurred pursuant to Section 7.03(l) and other Secured Obligations;

(b) Liens existing on the Closing Date and listed on Schedule 7.01(b);

(c) Liens for Taxes, assessments or governmental charges that are not yet overdue or that are being contested in good faith and by appropriate actions, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;

(d) statutory or common law Liens of landlords, sub-landlords, carriers, warehousemen, mechanics, materialmen, repairmen, construction contractors or other like Liens, so long as, in each case, such Liens secure amounts not overdue for a period of more than 30 days or, if more than 30 days overdue, are unfiled and no other action has been taken to enforce such Liens or that are being contested in good faith and by appropriate actions, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;

(e) (i) pledges or deposits in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security legislation and (ii) pledges and deposits in the ordinary course of business securing liability for reimbursement or indemnification obligations of (including obligations in respect of letters of credit or bank guarantees for the benefit of) insurance carriers providing property, casualty or liability insurance to any Consolidated Party;

(f) pledges or deposits to secure the performance of bids, trade contracts, utilities, governmental contracts and leases (other than Indebtedness for borrowed money), statutory obligations, surety, stay, customs and appeal bonds, performance bonds and other obligations of a like nature (including those to secure health, safety and environmental obligations) incurred in the ordinary course of business;

(g) easements, rights-of-way, building codes, restrictions (including zoning restrictions), encroachments, licenses, protrusions and other similar encumbrances and minor title defects, in each case affecting Real Property and that do not in the aggregate materially interfere with the ordinary conduct of the business of the Consolidated Parties, taken as a whole, and any exceptions on the Mortgage Policies issued in connection with the Mortgaged Properties;

(h) Liens (i) securing judgments for the payment of money not constituting an Event of Default under Section 8.01(g), (ii) arising out of judgments or awards against any Consolidated Party with respect to which an appeal or other proceeding for review is then being pursued and for which adequate reserves have been made with respect thereto on the books of the applicable Person in accordance with GAAP and (iii) notices of lis pendens and associated rights related to litigation being contested in good faith by appropriate proceedings for which adequate reserves have been made with respect thereto on the books of the applicable Person in accordance with GAAP;

(i) leases, licenses, subleases or sublicenses (including the provision of software or the licensing of other intellectual property rights) and terminations thereof, in each case granted to others in the ordinary course of business and which (i) do not interfere in any material respect with the business of the Consolidated Parties, taken as a whole, (ii) do not secure any Indebtedness and (iii) are permitted by Section 7.05(g);

(j) Liens (i) in favor of customs and revenue authorities arising as a matter of Law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business or (ii) Liens on specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances or letters of credit issued or created for the account of such person to facilitate the purchase, shipment or storage of such inventory or other goods in the ordinary course of business;

(k) Liens (i) of a collection bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection, (ii) encumbering initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business, (iii) in favor of a banking or other financial institution arising as a matter of Law or under customary general terms and conditions encumbering deposits or other funds maintained with a financial institution (including the right of set-off) and that are within the general parameters customary in the banking industry or arising pursuant to such banking institutions general terms and conditions, and (iv) that are contractual rights of setoff or rights of pledge relating to (A) purchase orders and other agreements entered into with customers of Borrower or any of its Restricted Subsidiaries in the ordinary course of business or (B) pooled deposit or sweep accounts of Borrower or any of its Restricted Subsidiaries to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Borrower or any of its Restricted Subsidiaries;

(l) Liens (i) on cash advances in favor of the seller of any property to be acquired in an Investment permitted pursuant to Section 7.02, to be applied against the purchase price for such Investment, or (ii) consisting of an agreement to Dispose of any property in a Disposition permitted under Section 7.05, in each case, solely to the extent such Investment or Disposition, as the case may be, would have been permitted on the date of the creation of such Lien;

(m) Liens in favor of the Borrower or any Subsidiary Guarantor;

(n) any interest or title of a lessor, sub-lessor, licensor or sub-licensor under leases, subleases, licenses or sublicenses entered into by the Borrower or any Restricted Subsidiary in the ordinary course of business;

(o) Liens arising out of conditional sale, title retention, consignment or similar arrangements for sale of goods entered into by the Borrower or any Restricted Subsidiary in the ordinary course of business permitted by this Agreement;

(p) Liens deemed to exist in connection with Investments in repurchase agreements under Section 7.02(a);

(q) [reserved];

(r) Liens that are contractual rights of set-off or rights of pledge relating to purchase orders and other agreements entered into with customers of the Borrower or any of its Restricted Subsidiaries in the ordinary course of business;

(s) Liens solely on any cash earnest money deposits made by the Borrower or any of its Restricted Subsidiaries in connection with any letter of intent or purchase agreement permitted hereunder;

(t) ground leases in respect of Real Property on which facilities owned or leased by the Borrower or any of its Restricted Subsidiaries are located;

(u) Liens to secure Indebtedness permitted under Section 7.03(e); provided that (i) such Liens are incurred within 270 days of the acquisition, construction, repair, lease or improvement of the property subject to such Liens, (ii) such Liens do not at any time encumber property (except for replacements, additions and accessions to such property) other than the property financed by such Indebtedness and the proceeds and products thereof and customary security deposits and (iii) with respect to Capitalized Leases, such Liens do not at any time extend to or cover any assets (except for replacements, additions and accessions to such assets) other than the assets subject to such Capitalized Leases and the proceeds and products thereof and customary security deposits; provided that individual financings of equipment provided by one lender may be cross collateralized to other financings of equipment provided by such lender;

(v) Liens on property of any Restricted Subsidiary that is not a Loan Party securing Indebtedness permitted under Section 7.03 of Restricted Subsidiaries that are not Loan Parties;

(w) Liens existing on property at the time of its acquisition or existing on the property of any Person at the time such Person becomes a Restricted Subsidiary (other than by designation as a Restricted Subsidiary pursuant to Section 6.14), in each case after the Closing Date (other than Liens on the Equity Interests of any Person that becomes a Restricted Subsidiary to the extent such Equity Interests are owned by the Borrower or any Subsidiary Guarantor); provided that (i) such Lien was not created in contemplation of such acquisition or such Person becoming a Restricted Subsidiary, (ii) such Lien does not extend to or cover any other assets or property (other than the proceeds, products and accessions thereof and other than after-acquired property subjected to a Lien securing Indebtedness and other obligations incurred prior to such time and which Indebtedness and other obligations are permitted hereunder that require, pursuant to their terms at such time, a pledge of after-acquired property, it being understood that such requirement shall not be permitted to apply to any property to which such requirement would not have applied but for such acquisition), and (iii) the Indebtedness secured thereby is permitted under Section 7.03(g)(i);

(x) (i) zoning, building, entitlement and other land use regulations by Governmental Authorities with which the normal operation of the business complies, and (ii) any zoning or similar law or right reserved to or vested in any Governmental Authority to control or regulate the use of any real property that does not materially interfere with the ordinary conduct of the business of the Borrower and its Restricted Subsidiaries, taken as a whole;

(y) Liens arising from precautionary Uniform Commercial Code financing statement or similar filings securing obligations permitted to be incurred on a secured basis under Section 7.03 and elsewhere under this Section 7.01;

(z) Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto;

(aa) the modification, replacement, renewal or extension of any Lien permitted by Section 7.01(b), (u) or (w); provided that (i) the Lien does not extend to any additional property, other than (A) after-acquired property that is affixed or incorporated into the property covered by such Lien and (B) proceeds and products thereof, and (ii) the renewal, extension, restructuring or refinancing of the obligations secured or benefited by such Liens is permitted by Section 7.03 (to the extent constituting Indebtedness);

(bb) Liens with respect to property or assets of the Borrower or any of its Restricted Subsidiaries securing obligations in an aggregate principal amount outstanding at any time not to exceed the greater of $10,000,000 and 10.0% of LTM EBITDA, in each case determined as of the date of incurrence;

(cc) Liens on the Collateral securing obligations in respect of Permitted Equal Priority Refinancing Debt or Permitted Junior Priority Refinancing Debt and Indebtedness permitted pursuant to Section 7.03(r), or securing any Permitted Refinancing in respect of any of the foregoing;

(dd) deposits of cash with the owner or lessor of premises leased and operated by the Borrower or any of its Restricted Subsidiaries to secure the performance of the Borrower’s or such Restricted Subsidiary’s obligations under the terms of the lease for such premises; and

(ee) Liens arising by operation of law in the United States under Article 2 of the UCC in favor of a reclaiming seller of goods or buyer of goods.

Section 7.02. Investments. Make or hold any Investments, except:

(a) Investments by the Borrower or any of its Restricted Subsidiaries in assets that were cash or Cash Equivalents when such Investment was made;

(b) loans or advances to current or former officers, directors, Investment Advisers and employees of any Loan Party or any of its Subsidiaries (i) for reasonable and customary business-related travel, entertainment, relocation and analogous ordinary business purposes and (ii) for any other purposes not described in the foregoing clause (i) not to exceed $~~20,000,000~~30,000,000 in the aggregate at any time outstanding;

(c) Investments (i) by the Borrower or any Restricted Subsidiary in any Loan Party, (ii) by any Restricted Subsidiary that is not a Loan Party in any other Restricted Subsidiary that is not a Loan Party and (iii) by any Loan Party in any Restricted Subsidiary that is not a Loan Party; provided that (A) no such Investments made pursuant to this clause (iii) in the form of intercompany loans shall be evidenced by a promissory note unless (x) such promissory note is pledged to the Administrative Agent in accordance with the terms of the Security Agreement and (y) all such Indebtedness of any Loan Party owed to any Subsidiary that is not a Loan Party shall be unsecured and subordinated to the Obligations pursuant to the terms of the Intercompany Note and (B) the aggregate amount of Investments made pursuant to this clause (iii) shall not exceed at any time outstanding the Non-Guarantor Cap (plus the amount of any return in respect thereof, including dividends, interest, distributions, returns of principal, profits on sale, repayments, income and similar amounts), in each case determined at the time such Investment is made;

(d) Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors and other credits to suppliers in the ordinary course of business;

(e) Investments consisting of transactions permitted under Section 7.01, 7.03 (other than 7.03(c) and (d)), 7.04 (other than 7.04(c)(ii) or (e)), 7.05 (other than 7.05(e)), 7.06 (other than 7.06(d)) or 7.13;

(f) Investments (i) existing or contemplated on the Closing Date and set forth on Schedule 7.02(f) and any modification, replacement, renewal, reinvestment or extension thereof that does not increase the value thereof and (ii) existing on the Closing Date by the Borrower or any Restricted Subsidiary in the Borrower or any other Restricted Subsidiary and any modification, renewal or extension thereof that does not increase the value thereof;

(g) Investments in Swap Contracts permitted under Section 7.03(f);

(h) promissory notes, securities and other non-cash consideration received in connection with Dispositions permitted by Section 7.05;

(i) any acquisition by the Borrower or any Restricted Subsidiary (any such acquisition under this Section 7.02(i), a “Permitted Acquisition”) of all or substantially all the assets of a Person or any Equity Interests in a Person which is in a line of business similar, ancillary, complementary or related to, or a reasonable extension, development or expansion of, the business conducted by the Borrower and its Restricted Subsidiaries and that becomes a Restricted Subsidiary or division or line of business of a Person (or any subsequent Investment made in a Person, division or line of business previously acquired in a Permitted Acquisition), in a single transaction or series of related transactions, if immediately after giving effect thereto: (i) on the date on which the definitive agreement governing the relevant transaction is executed, (1) immediately before and immediately after giving Pro Forma Effect to any such purchase or other acquisition (including any Indebtedness to be incurred in connection therewith), no Event of Default shall have occurred and be continuing and (2) immediately after giving effect to such purchase or other acquisition, the Consolidated Total Net Leverage Ratio (determined on a Pro Forma Basis) is no more than ~~4.50~~5.00 to 1.00; (ii) no Event of Default exists at the time of the consummation of such acquisition (limited, in connection with a Limited Condition Transaction, to Defaults or Events of Default pursuant to Sections 8.01(a) and (f) and any other Default or Event of Default that is a condition to the effectiveness of the Limited Condition Transaction); (iii) any acquired or newly formed Restricted Subsidiary shall not be liable for any Indebtedness except for Indebtedness otherwise permitted by Section 7.03; (iv) to the extent required by the Collateral and Guarantee Requirement, (A) the property, assets and businesses acquired pursuant to such purchase or other acquisition shall constitute Collateral and (B) any such newly created or acquired Restricted Subsidiary (other than an Excluded Subsidiary) shall become a Guarantor, in each case in accordance with Section 6.11; and (v) the aggregate amount of Investments by Loan Parties pursuant to this Section 7.02(i) in assets (other than Equity Interests) that are not (or do not become at the time of such acquisition) directly owned by a Loan Party or in Equity Interests of Persons that do not become Loan Parties shall not exceed the greater of $10,000,000 and 10.0% of LTM EBITDA, in each case determined as of the date such Investments are made (plus the amount of any return in respect thereof, including dividends, interest, distributions, returns of principal, profits on sale, repayments, income and similar amounts);

(j) [reserved];

(k) Investments in the ordinary course of business consisting of UCC Article 3 endorsements for collection or deposit and UCC Article 4 customary trade arrangements with customers consistent with past practices;

(l) Investments (including debt obligations and Equity Interests) received in connection with the bankruptcy or reorganization of suppliers and customers or in settlement of delinquent obligations of, or other disputes with, customers and suppliers arising in the ordinary course of business or upon the foreclosure with respect to any secured Investment or other transfer of title with respect to any secured Investment;

(m) [reserved];

(n) advances of payroll payments to employees in the ordinary course of business;

(o) Investments to the extent that payment for such Investments is made solely with Qualified Equity Interests of the Borrower;

(p) Investments of a Restricted Subsidiary acquired after the Closing Date or of a Person merged, amalgamated or consolidated into the Borrower or merged, amalgamated or consolidated with a Restricted Subsidiary in accordance with Section 7.04 after the Closing Date to the extent that such Investments were not made in contemplation of or in connection with such acquisition, merger, amalgamation or consolidation and were in existence on the date of such acquisition, merger, amalgamation or consolidation;

(q) Investments in a Person that is or will become a Restricted Subsidiary made by a Restricted Subsidiary that is not a Loan Party to the extent such Investments are financed with the proceeds received by such Restricted Subsidiary from an Investment in such Restricted Subsidiary by a Loan Party permitted under this Section 7.02;

(r) Investments in deposit accounts, securities accounts and commodities accounts maintained by the Borrower or any of its Restricted Subsidiaries;

(s) additional Investments, so long as (x) no Default or Event of Default exists or would result from the making of such Investment and (y) the Consolidated First Lien Net Leverage Ratio (determined on a Pro Forma Basis) is no more than 2.75 to 1.00; and

(t) additional Investments, so long as no Default or Event of Default exists or would result from the making of such Investment, in an aggregate amount at any time outstanding, not to exceed (x) the greater of $10,000,000 and 10.0% of LTM EBITDA, in each case determined as of the date such Investments are made, plus, (y) so long as the Consolidated Total Net Leverage Ratio (determined on a Pro Forma Basis) is no more than 4.50 to 1.00, the Available Amount, determined as of the date any such Investment is made.

To the extent an Investment is permitted to be made by a Loan Party directly in any Restricted Subsidiary or any other Person that is not a Loan Party (each such person, a “Target Person”) under any provision of this Section 7.02, such Investment may be made by advance, contribution or distribution by a Loan Party to a Restricted Subsidiary that is not a Loan Party, and further advanced or contributed to a Restricted Subsidiary for purposes of making the relevant Investment in the Target Person without constituting an Investment for purposes of Section 7.02 (it being understood that such Investment must satisfy the requirements of, and shall count towards any thresholds in, a provision of this Section 7.02 as if made by the applicable Loan Party directly to the Target Person).

Section 7.03. Indebtedness. Create, incur, assume or suffer to exist any Indebtedness, except:

(a) Indebtedness of any Loan Party under the Loan Documents;

(b) Indebtedness outstanding on the Closing Date and listed on Schedule 7.03(b), including the 2019 Notes until (and only until) the Redemption Date; provided that all such Indebtedness of any Loan Party owed to any Restricted Subsidiary that is not a Loan Party shall be unsecured and subordinated to the Obligations pursuant to the Intercompany Note;

(c) Guarantees by the Borrower or any Restricted Subsidiary in respect of Indebtedness of the Borrower or any Restricted Subsidiary otherwise permitted hereunder; provided that (A) no Guarantee by any Restricted Subsidiary of any Indebtedness constituting Junior Financing shall be permitted unless such guaranteeing party shall have also provided a Guarantee of the Obligations on the terms set forth herein, (B) if the Indebtedness being Guaranteed is subordinated to the Obligations, such Guarantee shall be subordinated to the Guarantee of the Obligations on terms at least as favorable to the Lenders as those contained in the subordination of such Indebtedness and (C) any Guarantee by a Loan Party of Indebtedness of a Restricted Subsidiary that is not a Loan Party shall only be permitted to the extent constituting an Investment permitted by Section 7.02(c)(iii);

(d) Indebtedness of the Borrower or any Restricted Subsidiary owing to any Loan Party or any other Restricted Subsidiary (or issued or transferred to any direct or indirect parent of a Loan Party which is substantially contemporaneously transferred to a Loan Party or any Restricted Subsidiary of a Loan Party) but only, in the case of Indebtedness of a non-Loan Party owing to a Loan Party, to the extent constituting an Investment permitted by Section 7.02(c)(iii); provided that (x) no such Indebtedness owed to a Loan Party shall be evidenced by a promissory note unless such promissory note is pledged to the Administrative Agent in accordance with the terms of the Security Agreement and (y) the aggregate amount of such Indebtedness of any non-Loan Party owed to a Loan Party at any time outstanding shall not exceed the Non-Guarantor Cap;

(e) Attributable Indebtedness and other Indebtedness (including Capitalized Leases) financing an acquisition, construction, repair, replacement, lease or improvement of a fixed or capital asset incurred by the Borrower or any Restricted Subsidiary prior to or within 270 days after the acquisition, construction, repair, replacement, lease or improvement of the applicable asset in an aggregate amount not to exceed the greater of $25,000,000 and 25.0% of LTM EBITDA, in each case determined as of the date of incurrence, at any time outstanding;

(f) Indebtedness in respect of Swap Contracts designed to hedge against the Borrower’s or any Restricted Subsidiary’s exposure to interest rates, foreign exchange rates or commodities pricing risks incurred in the ordinary course of business and not for speculative purposes and Guarantees thereof, provided that any such Guarantees by Loan Parties of such Indebtedness of Restricted Subsidiaries that are not Loan Parties shall only be permitted to the extent constituting an Investment permitted by Section 7.02(c)(iii);

(g) Indebtedness of the Borrower or any Restricted Subsidiary (i) assumed in connection with any Permitted Acquisition (provided that such Indebtedness is not incurred in contemplation of such Permitted Acquisition or any Permitted Refinancing thereof) in an aggregate amount not to exceed the greater of $25,000,000 and 25.0% of LTM EBITDA, in each case determined as of the date of incurrence, at any time outstanding, or (ii) incurred to finance any Permitted Acquisition and that complies with the Applicable Requirements; so long as after giving Pro Forma Effect to such Permitted Acquisition and the assumption or incurrence of such Indebtedness, as applicable, (A) the Consolidated Total Net Leverage Ratio is no more than ~~4.50~~5.00 to 1.00; provided that in the case of clause (ii), (A) such Indebtedness does not mature prior to the date that is the Latest Maturity Date, or have a Weighted Average Life to Maturity less than the Weighted Average Life to Maturity of any Term Loan outstanding at the time such Indebtedness is incurred or issued and does not require any scheduled amortization or other scheduled payments of principal prior to the Latest Maturity Date and (B) no Event of Default shall exist or result therefrom (limited, in connection with Indebtedness incurred to finance a Limited Condition Transaction, to Defaults or Events of Default under Sections 8.01(a) and (f) and any other Default or Event of Default that is a condition to the effectiveness of the Limited Condition Transaction); provided, further, that (x) the only obligors with respect to any Indebtedness incurred pursuant to clause (i) of this paragraph or any Permitted Refinancing of Indebtedness in respect thereof shall be those Persons who were obligors of such Indebtedness immediately prior to such Permitted Acquisition and (y) any such Indebtedness incurred by Restricted Subsidiaries that are not Loan Parties, when aggregated with the principal amount of all other Indebtedness incurred pursuant to this Section 7.03(g) or Section 7.03(r) and then outstanding for all such Persons taken together, shall not exceed the greater of $10,000,000 and 10.0% of LTM EBITDA, in each case determined as of the date of incurrence;

(h) Indebtedness representing deferred compensation to current or former officers, managers, consultants, directors, Investment Advisers and employees (including their respective estates, spouses or former spouses) of any Consolidated Party incurred in the ordinary course of business;

(i) Indebtedness consisting of promissory notes issued by the Borrower or any of its Restricted Subsidiaries to current or former officers, managers, consultants, directors, Investment Advisers and employees, their respective estates, spouses or former spouses to finance the purchase or redemption of Rollover Equity permitted by Section 7.06;

(j) Indebtedness incurred by the Borrower or any of its Restricted Subsidiaries in a Permitted Acquisition, any other Investment permitted hereunder, merger or any Disposition permitted hereunder, in each case, constituting indemnification obligations or obligations in respect of purchase price (including earnouts) or other similar adjustments;

(k) Indebtedness consisting of obligations of the Borrower or any of its Restricted Subsidiaries under deferred compensation or other similar arrangements incurred by such Person in connection with Permitted Acquisitions or any other Investment permitted hereunder;

(l) Cash Management Obligations and other Indebtedness in respect of netting services, automatic clearinghouse arrangements, overdraft protections, employee credit card programs and other cash management and similar arrangements in the ordinary course of business and any Guarantees thereof or the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business, so long as such Indebtedness is extinguished within 15 Business Days of its incurrence;

(m) Indebtedness consisting of (i) the financing of insurance premiums or (ii) take-or-pay obligations contained in supply arrangements, in each case, in the ordinary course of business;

(n) Indebtedness incurred by the Borrower or any of its Restricted Subsidiaries in respect of letters of credit, bank guarantees, bankers’ acceptances, warehouse receipts or similar instruments issued or created in the ordinary course of business, including in respect of workers compensation claims, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance or other Indebtedness with respect to reimbursement-type obligations regarding workers compensation claims;

(o) obligations in respect of performance, bid, appeal and surety bonds and performance and completion guarantees and similar obligations provided by the Borrower or any Restricted Subsidiaries or obligations in respect of letters of credit, bank guarantees or similar instruments related thereto, in each case in the ordinary course of business or consistent with past practice;

(p) Credit Agreement Refinancing Indebtedness;

(q) Indebtedness incurred by a Foreign Subsidiary or other Restricted Subsidiary that is not a Loan Party, which, when aggregated with the principal amount of all other Indebtedness incurred pursuant to this Section 7.03(q) and then outstanding for all such Persons taken together, does not exceed the greater of $10,000,000 and 10.0% of LTM EBITDA, in each case determined as of the date of incurrence;

(r) Indebtedness of the Borrower or any of its Restricted Subsidiaries that complies with the Applicable Requirements, so long as no Default or Event of Default (limited, in connection with Indebtedness incurred to finance a Limited Condition Transaction, to Defaults or Events of Default under Section 8.01(a) and (f) and any other Default or Event of Default that is a condition to the effectiveness of the Limited Condition Transaction) is continuing or would result from the incurrence of such Indebtedness; provided that any such Indebtedness incurred by Restricted Subsidiaries that are not Loan Parties, when aggregated with the principal amount of all other Indebtedness incurred pursuant to this Section 7.03(r) and Section 7.03(g) and then outstanding for all such Persons taken together, shall not exceed the greater of $10,000,000 and 10.0% of LTM EBITDA, in each case determined as of the date of incurrence; provided, further, that:

(i) if such Indebtedness is secured on a pari passu basis in right of security to the Obligations, the aggregate principal amount of such Indebtedness shall not exceed the sum of (A) an amount equal to $60,000,000 (net of Indebtedness incurred pursuant to Section 2.14(d)(iii)(A) and Section 7.03(r)(ii)(A)) ~~plus~~; provided that no more than $25,000,000 may be borrowed in reliance on this clause (A) (and Section 2.14(d)(iii)(A) and Section 7.03(r)(ii)(A)) until the first date following the delivery pursuant to Section 6.01(b) of financial statements for the fiscal quarter ending June 30, 2020 on which the Consolidated First Lien Net Leverage Ratio is less than or equal to 4.00 to 1.00 plus; (B) up to an additional amount so long as on and as of the date of such incurrence the Consolidated First Lien Net Leverage Ratio (determined on a Pro Forma Basis and assuming all previously established and simultaneously established revolving credit facilities under Section 2.14 or this Sections 7.03(r)(i) are fully drawn and excluding the cash proceeds of any borrowing under any such Indebtedness) is no more than ~~3.30~~4.00 to 1.00 at the time of incurrence;

(ii) if such Indebtedness is secured on a junior basis in right of security to the Obligations or is unsecured, the aggregate principal amount of such Indebtedness shall not exceed the sum of (A) an amount equal to $60,000,000 (net of Indebtedness incurred pursuant to Section 2.14(d)(iii)(A) and Section 7.03(r)(i)(A)); provided that no more than $25,000,000 may be borrowed in reliance on this clause (A) (and Section 2.14(d)(iii)(A) and Section 7.03(r)(i)(A)) until the first date following the delivery pursuant to Section 6.01(b) of financial statements for the fiscal quarter ending June 30, 2020 on which the Consolidated First Lien Net Leverage Ratio is less than or equal to 4.00 to 1.00 plus (B) up to an additional amount so long as on and as of the date of such incurrence (i) if being utilized to incur Indebtedness secured on a junior basis in right of security to the Obligations, the Consolidated Secured Net Leverage Ratio (determined on a Pro Forma Basis and assuming all previously established and simultaneously established revolving credit facilities under Section 2.14, Section 7.03(r)(i) or this Section 7.03(r)(ii) are fully drawn and excluding the cash proceeds of any borrowing) is no more than ~~3.30~~4.00 to 1.00 at the time of incurrence or (ii) if being utilized to incur unsecured Indebtedness, the Consolidated Total Net Leverage Ratio (determined on a Pro Forma Basis and assuming all previously established and simultaneously established revolving credit facilities under Section 2.14, Section 7.03(r)(i) or this Section 7.03(r)(ii) are fully drawn and excluding the cash proceeds of any borrowing) is no more than ~~4.50~~5.00 to 1.00 at the time of incurrence; and

for purposes of the calculations in this Section 7.03(r), (A) with respect to any Revolving Credit Commitments, a borrowing of the maximum amount of Loans available thereunder shall be assumed, (B) to the extent the proceeds of any Indebtedness incurred under this Section 7.03(r) are used to repay Indebtedness, Pro Forma Effect shall be given to such repayment of Indebtedness and (C) Indebtedness incurred under clause (i)(A) or (ii)(A) above shall be available at all times and not subject to any ratio test, whether incurred simultaneously with amounts under clause (i)(B) or (ii)(B) or otherwise;

(s) any Permitted Refinancings of Indebtedness incurred pursuant to Section 7.03(b) (other than in respect of the 2019 Notes), (e), (g), (r), (s), and (u);

(t) all premiums (if any), interest (including post-petition interest), fees, expenses, charges and additional or contingent interest on obligations described in Sections 7.03(a) through 7.03(s); and

(u) additional unsecured Indebtedness incurred by the Borrower or any of its Restricted Subsidiaries in an amount not to exceed the greater of $10,000,000 and 10.0% of LTM EBITDA, in each case determined as of the date of incurrence, at any time outstanding.

Section 7.04. Fundamental Changes. Merge, dissolve, liquidate, consolidate with or into another Person, consummate a Division as the Dividing Person, or otherwise Dispose of (whether in one transaction or in a series of related transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except that:

(a) any Restricted Subsidiary of the Borrower may merge, amalgamate or consolidate with (A) the Borrower (including a merger the purpose of which is to reorganize the Borrower into a new jurisdiction); provided that the Borrower shall be the continuing or surviving Person or (B) one or more other Restricted Subsidiaries of the Borrower; provided that when any Person that is a Loan Party is merging with a Restricted Subsidiary, a Loan Party shall be the continuing or surviving Person;

(b) (i) any Restricted Subsidiary of the Borrower that is not a Loan Party may merge, amalgamate or consolidate with or into any other Restricted Subsidiary of the Borrower that is not a Loan Party, (ii) any Restricted Subsidiary of the Borrower may liquidate or dissolve and (iii) any Restricted Subsidiary of the Borrower may change its legal form if, with respect to clauses (ii) and (iii), the Borrower determines in good faith that such action is in the best interest of the Consolidated Parties and if not materially disadvantageous to the Lenders (it being understood that in the case of any change in legal form, a Restricted Subsidiary that is a Guarantor will remain a Guarantor unless such Guarantor is otherwise permitted to cease being a Guarantor hereunder);

(c) any Restricted Subsidiary of the Borrower may Dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise) to the Borrower or to another such Restricted Subsidiary; provided that if the transferor in such a transaction is a Guarantor, then (i) the transferee must be a Subsidiary Guarantor or the Borrower or (ii) to the extent constituting an Investment or incurrence of Indebtedness, such Investment must be a permitted Investment in, and such Indebtedness must be permitted Indebtedness of, a Restricted Subsidiary that is not a Loan Party in accordance with Sections 7.02 (other than 7.02(e) or 7.02(h)) and 7.03, respectively;

(d) so long as no Default has occurred and is continuing or would result therefrom, the Borrower may merge, amalgamate or consolidate with any other Person; provided that the Borrower shall be the continuing or surviving corporation (for the avoidance of doubt, the Borrower shall not be permitted to consummate a Division);

(e) so long as (in the case of a merger involving a Loan Party) no Default has occurred and is continuing or would result therefrom (limited, in connection with a merger involving a Limited Condition Transaction, to Defaults or Events of Default pursuant to Sections 8.01(a) and (f) and any other Default or Event of Default that is a condition to the effectiveness of the Limited Condition Transaction), any Restricted Subsidiary of the Borrower may merge or consolidate with any other Person in order to effect an Investment permitted pursuant to Section 7.02; provided that the continuing or surviving Person shall be (x) a Restricted Subsidiary of the Borrower and (y) a Domestic Subsidiary, which together with each of their Restricted Subsidiaries, shall have complied with the requirements of Section 6.11 and Section 6.13 to the extent required pursuant to the Collateral and Guarantee Requirement;

(f) so long as no Default has occurred and is continuing or would result therefrom, a merger, dissolution, liquidation, consolidation or Disposition, the purpose of which is to effect a Disposition permitted pursuant to Section 7.05 (other than Section 7.05(e)); and

(g) any Restricted Subsidiary that is an LLC may consummate a Division as the Dividing Person if (A) immediately upon the consummation of the Division, the assets of the applicable Dividing Person are held by one or more Restricted Subsidiaries at such time and (B) if the Subsidiary of the Borrower consummating such Division as a Dividing Person is a Subsidiary Guarantor, then the Division Successor of such Division shall cause the Collateral and Guarantee Requirement to be satisfied with respect to such Division Successor (or to the extent such Division Successor is already a Subsidiary Guarantor it shall continue to be Subsidiary Guarantor after giving effect to such Division); provided that, notwithstanding anything to the contrary in this Agreement, any Subsidiary of the Borrower which is a Division Successor resulting from a Division of assets of a Material Subsidiary may not be deemed to be an Immaterial Subsidiary at the time of or in connection with the applicable Division.

Section 7.05. Dispositions. Make any Disposition, except:

(a) Dispositions of obsolete, worn out, used or surplus property, whether now owned or hereafter acquired, in the ordinary course of business and Dispositions of property no longer used or useful in the conduct of the business of the Borrower or any of its Restricted Subsidiaries;

(b) Dispositions of inventory, goods held for sale in the ordinary course of business and immaterial assets (other than the lapse or abandonment of IP Rights, which is governed by clause (o) of this Section 7.05) and termination of leases and licenses in the ordinary course of business;

(c) Dispositions of property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of such Disposition are promptly applied to the purchase price of similar replacement property;

(d) Dispositions of property to the Borrower or any Restricted Subsidiary; provided that if the transferor of such property is a Loan Party, (i) the transferee thereof must be a Loan Party or (ii) such transaction must be permitted under Section 7.02 (other than 7.02(e) or (h));

(e) to the extent constituting Dispositions, transactions permitted by (i) Section 7.01 (other than (7.01(i)), (ii) Section 7.02 (other than 7.02(e) or (h)), (iii) Section 7.04 (other than 7.04(f)) and (iv) Section 7.06 (other than 7.06(d));

(f) Dispositions of cash and Cash Equivalents;

(g) (i) leases, subleases, licenses or sublicenses (including the provision of software under an open source license or the licensing of other intellectual property rights) and terminations thereof, in each case in the ordinary course of business and that do not materially interfere with the business of the Consolidated Parties (taken as a whole) and (ii) Dispositions of IP Rights, and inbound and outbound licenses to IP Rights, in each case in the ordinary course of business and that do not interfere in any material respect with the business of the Consolidated Parties (taken as a whole);

(h) transfers of property subject to Casualty Events;

(i) other Dispositions of property; provided that (i) at the time of such Disposition, no Default or Event of Default shall have occurred and be continuing or would result from such Disposition, (ii) with respect to any Disposition pursuant to this Section 7.05(i) for a purchase price in excess of $5,000,000 individually (or $10,000,000 in the aggregate when taken together with any other Dispositions that were excluded during the term of this Agreement), the Borrower or any of its Restricted Subsidiaries shall receive not less than 75% of such consideration in the form of cash or Cash Equivalents (in each case, free and clear of all Liens at the time received, other than Permitted Liens); provided, however, that for the purposes of this clause (ii), the following shall be deemed to be cash: (A) any securities received by the Borrower or the applicable Restricted Subsidiary from such transferee that are converted by the Borrower or such Restricted Subsidiary into cash or Cash Equivalents (to the extent of the cash or Cash Equivalents received) within 180 days following the closing of the applicable Disposition, and (B) aggregate non-cash consideration received by the Borrower or the applicable Restricted Subsidiary having an aggregate fair market value (determined as of the closing of the applicable Disposition for which such non-cash consideration is received) not to exceed the greater of $10,000,000 and 10.0% of LTM EBITDA at the time received; and (iii) such Disposition is for fair market value as reasonably determined by the Borrower in good faith;

(j) Dispositions or discounts without recourse of accounts receivable in connection with the compromise or collection thereof in the ordinary course of business;

(k) any swap of assets in exchange for services or other assets in the ordinary course of business of comparable or greater value or usefulness to the business of the Consolidated Parties as a whole, as determined in good faith by the management of the Borrower;

(l) ~~(i)~~ any sale of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary; ~~125~~

(m) ~~(l)~~ Dispositions of Investments in joint ventures to the extent required by, or made pursuant to customary buy/sell arrangements between, the joint venture parties set forth in joint venture arrangements and similar binding arrangements;

(n) ~~(m)~~ the unwinding or settling of any Swap Contract in the ordinary course of business; and

(o) ~~(n)~~ the lapse or abandonment in the ordinary course of business of any registrations or applications for registration of any immaterial IP Rights;

provided that any Disposition of any property pursuant to this Section 7.05 (except pursuant to Section 7.05(a), (d), (e), (g), (h), (j), (m), (n) or (o) and except for Dispositions from a Loan Party to any other Loan Party) shall be for no less than the fair market value of such property at the time of such Disposition. To the extent any Collateral is Disposed of as permitted by this Section 7.05 to any Person other than a Loan Party, such Collateral shall be sold free and clear of the Liens created by the Loan Documents, and the Administrative Agent shall be authorized to take any actions deemed appropriate in order to effect the foregoing.

Section 7.06. Restricted Payments. Declare or make, directly or indirectly, any Restricted Payment, except:

(a) each Restricted Subsidiary may make Restricted Payments to Borrower and other Restricted Subsidiaries of the Borrower (and, in the case of a Restricted Payment by a non-wholly-owned Restricted Subsidiary, to the Borrower and any other Restricted Subsidiary and to each other owner of Equity Interests of such Restricted Subsidiary based on their relative ownership interests of the relevant class of Equity Interests);

(b) the Borrower and each Restricted Subsidiary may declare and make dividend payments or other Restricted Payments payable solely in the form of Equity Interests (other than Disqualified Equity Interests not otherwise permitted by Section 7.03) of such Person;

(c) during the period following the Redemption Date to and including December 31, 2017, the Borrower may repurchase its common stock for cash in aggregate amount not to exceed the amount of the Remaining Term Loan Proceeds, so long as no Default or Event of Default exists or would result from such repurchase;

(d) to the extent constituting Restricted Payments, the Borrower and its Restricted Subsidiaries may enter into and consummate transactions permitted by any provision of Section 7.02 (other than 7.02(e)), 7.04, 7.05 (other than 7.05(e)(iv) and 7.05(g)) or 7.08 (other than the redemption, repurchase or other acquisition of any Rollover Equity);

(e) so long as no Default or Event of Default shall have occurred and be continuing or would otherwise result therefrom, the Borrower and each of its Restricted Subsidiaries may (i) pay for the repurchase, retirement or other acquisition or retirement for value of Equity Interests of the Borrower held by any future, present or former employee, officer, director, manager or consultant (or any spouses, former spouses, successors, executors, administrators, heirs, legatees or distributees of any of the foregoing) of such Consolidated Party or (ii) make Restricted Payments in the form of distributions to allow the Borrower and each of its Restricted Subsidiaries to pay principal or interest on promissory notes that were issued to any future, present or former employee, officer, director, manager or consultant (or any spouses, former spouses, successors, executors, administrators, heirs, legatees or distributees of any of the foregoing) of such Consolidated Party in lieu of cash payments for the repurchase, retirement or other acquisition or retirement for value of such Equity Interests of the Borrower held by such Persons; provided that the aggregate amount of Restricted Payments made pursuant to this Section 7.06(e) shall not exceed (i) $5,000,000 in the aggregate in any consecutive twelve-month period and (ii) $20,000,000 in the aggregate during the term of this Agreement;

(f) additional Restricted Payments, so long as (i) no Default or Event of Default shall have occurred and be continuing or would otherwise result therefrom, and (ii) the Consolidated First Lien Net Leverage Ratio (after giving Pro Forma Effect to such Restricted Payment) would not exceed 2.50 to 1.00;

(g) so long as no Default or Event of Default shall have occurred and be continuing or would otherwise result therefrom, other Restricted Payments made by the Borrower in an aggregate amount not to exceed (i) the greater of $10,000,000 and 10.0% of LTM EBITDA, in each case determined at the time of such Restricted Payment, plus, (ii) so long as the Consolidated Total Net Leverage Ratio (determined on a Pro Forma Basis) is no more than 3.25 to 1.00, the Available Amount; provided that the aggregate amount of Restricted Payments pursuant to this clause (g) in any fiscal year shall not exceed $35,000,000; and

(h) to redeem, repurchase or otherwise acquire Rollover Equity, provided that the aggregate amount of Restricted Payments pursuant to this clause (h) shall not exceed $20,000,000.

Section 7.07. Change in Nature of Business. Engage in any material line of business substantially different from those lines of business conducted by the Borrower and the Restricted Subsidiaries on the Closing Date or any business reasonably related, complementary, corollary, synergistic or ancillary thereto (including related, complementary, synergistic or ancillary technologies) or reasonable extensions thereof.

Section 7.08. Transactions with Affiliates. Enter into any transaction of any kind with any Affiliate of the Borrower, whether or not in the ordinary course of business, other than:

(a) transactions among the Borrower and the Restricted Subsidiaries or any entity that becomes a Restricted Subsidiary as a result of such transaction;

(b) on terms substantially as favorable to the Borrower or its Restricted Subsidiary as would be obtainable by the Borrower or such Restricted Subsidiary at the time in a comparable arm’s-length transaction with a Person other than an Affiliate;

(c) Restricted Payments permitted under Section 7.06;

(d) employment and severance arrangements between the Borrower and its Restricted Subsidiaries and their respective officers and employees in the ordinary course of business and transactions pursuant to stock option plans and employee benefit plans and arrangements in the ordinary course of business;

(e) the payment of customary fees and reasonable out-of-pocket costs to, and indemnities provided on behalf of, directors, officers, employees and consultants of the Consolidated Parties; and

(f) transactions pursuant to agreements, instruments or arrangements in existence on the Closing Date and set forth on Schedule 7.08 or any amendment thereto to the extent such an amendment is not adverse to the Lenders in any material respect.

Section 7.09. Burdensome Agreements. Enter into or permit to exist any Contractual Obligation (other than this Agreement or any other Loan Document) that limits the ability of:

(a) any Restricted Subsidiary of the Borrower that is not a Subsidiary Guarantor to make Restricted Payments to the Borrower or any Subsidiary Guarantor; or

(b) any Loan Party to create, incur, assume or suffer to exist Liens on property of such Person for the benefit of the Lenders with respect to the Facilities and the Obligations;

provided that the foregoing Section 7.09(a) and (b) shall not apply to Contractual Obligations that:

(i) (x) exist on the Closing Date and (to the extent not otherwise permitted by this Section 7.09) are listed on Schedule 7.09 or (y) to the extent Contractual Obligations permitted by clause (x) are set forth in an agreement evidencing Indebtedness, are set forth in any agreement evidencing any permitted modification, replacement, renewal, extension or refinancing of such Indebtedness so long as such modification, replacement, renewal, extension or refinancing does not expand the scope of such limitations;

(ii) are binding on a Restricted Subsidiary at the time such Restricted Subsidiary first becomes a Restricted Subsidiary of the Borrower, so long as such Contractual Obligations were not entered into in contemplation of such Person becoming a Restricted Subsidiary of the Borrower and do not extend to any Restricted Subsidiaries other than such Restricted Subsidiary and its subsidiaries; provided, further, that this clause (ii) shall not apply to Contractual Obligations that are binding on a Person that becomes a Restricted Subsidiary pursuant to Section 6.14;

(iii) are customary provisions in joint venture agreements and other similar agreements applicable to joint ventures permitted under Section 7.02 and applicable solely to such joint venture and its equity entered into in the ordinary course of business;

(iv) are negative pledges and restrictions on Liens permitted under Section 7.01 in favor of any holder of Indebtedness permitted under Section 7.03 but solely to the extent any negative pledge relates to the property financed by such Indebtedness and the proceeds, accessions and products thereof;

(v) are customary restrictions on leases, subleases, licenses or asset sale agreements otherwise permitted hereby so long as such restrictions relate to the property interest, rights or the assets subject thereto;

(vi) are customary provisions restricting subletting, transfer or assignment of any lease governing a leasehold interest of the Borrower or any Restricted Subsidiary;

(vii) are customary provisions restricting assignment or transfer of any agreement entered into in the ordinary course of business;

(viii) arise in connection with cash or other deposits permitted under Section 7.01 and 7.02 and limited to such cash or deposit;

(ix) solely with respect to Section 7.09(a), comprise restrictions imposed by any agreement governing Indebtedness entered into on or after the Closing Date and permitted under Section 7.03 that are, taken as a whole, no more restrictive with respect to the Borrower or any Restricted Subsidiary than customary market terms for Indebtedness of such type (and, in any event, are no more restrictive than the restrictions contained in this Agreement), so such restrictions will not affect any Consolidated Party’s obligation or ability to make any payments required hereunder;

(x) are restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

(xi) are restrictions regarding licensing or sublicensing by the Restricted Parties of the Borrower of intellectual property in the ordinary course of business; or

(xii) are restrictions on cash earnest money deposits in favor of sellers in connection with acquisitions not prohibited hereunder.

Section 7.10. [Reserved].

Section 7.11. Consolidated Total Net Leverage Ratio. Solely with respect to the Revolving Facility and solely if the aggregate principal amount of Revolving Loans and Letters of Credit (excluding Letters of Credit that have been Cash Collateralized) outstanding (the “Revolver Usage”) exceeds (a) on the last day of any calendar quarter during the Amendment No. 3 Relief Period, $0 or (b) on the last day of any calendar quarter following the termination of the Amendment No. 3 Relief Period, 30% of the aggregate principal amount of the Revolving Credit Commitments, for each of clauses (a) and (b) above, permit the Consolidated Total Net Leverage Ratio to exceed the applicable ratio set forth below opposite the applicable period set forth under the table below subject to the proviso immediately following such table:

Period	Consolidated Total Net Leverage Ratio
April 1, 2020 through June 30, 2020	5.75 to 1.00
July 1, 2020 through December 31, 2020	3.75 to 1.00
January 1, 2021 through September 30, 2021	3.25 to 1.00
October 1, 2021 through Latest Maturity Date	3.00 to 1.00

; provided, that the following clauses (i) and (ii) shall apply solely prior to December 31, 2020: (i) during the Amendment No. 3 Relief Period, solely for purposes of calculating the Consolidated Total Net Leverage Ratio for purposes of this Section 7.11, (A) the ~~10~~15% and ~~15~~25 % limitations referred to in clause (a)(vi) of the definition of “Consolidated EBITDA” shall not apply to such clause and the corresponding references to clause (a)(vi) under the aggregate caps set forth under clauses (a)(iv), (a)(vii), and (a)(ix) of the definition of “Consolidated EBITDA” (and the corresponding provisions set forth in Section 1.09) shall not apply and (B) the ~~15~~25% limitation referred to in clause (a)(vii) of the definition of “Consolidated EBITDA” shall not apply to such clause and the corresponding references to clause (a)(vii) under the aggregate caps set forth under clauses (a)(iv), (a)(vi), and (a)(ix) of the definition of “Consolidated EBITDA” (and the corresponding provisions set forth in Section 1.09) shall not apply and (ii) during the Amendment No. 3 Relief Period (x) the Borrower or any of its Restricted Subsidiaries shall not declare or make, directly or indirectly, any Restricted Payments in reliance on any of clauses (f) through (h) of Section 7.06 or (y) on the last day of any calendar quarter that Revolver Usage exceeds $0 permit Liquidity on such date to be less than $115,000,000.

Section 7.12. Fiscal Year. Make any change in its fiscal year; provided, however, that the Borrower may, upon written notice to the Administrative Agent, change its fiscal year on no more than one occasion to any other fiscal year reasonably acceptable to the Administrative Agent, in which case, the Borrower and the Administrative Agent will, and are hereby authorized by the Lenders to, make any adjustments to this Agreement that are necessary to reflect such change in fiscal year.

Section 7.13. Prepayments, Etc. of Subordinated Indebtedness.

(a) Prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner (it being understood that payments of regularly scheduled principal, interest and mandatory prepayments and AHYDO payments and, in connection with the amendment of any Junior Financing, the payment of fees (other than in connection with any amendment that reduces or forgives the commitments, outstanding principal amount or effective yield of such Junior Financing) shall, subject to the subordination terms applicable thereto, be permitted) any Indebtedness for borrowed money of a Loan Party that is (x) subordinated in right of payment to the Obligations expressly by its terms or (y) secured on a junior lien basis to the Liens securing the Obligations (other than, in each case, Indebtedness among the Borrower and its Restricted Subsidiaries) (collectively, “Junior Financing”), except (i) the refinancing thereof with any Indebtedness (to the extent such Indebtedness constitutes a Permitted Refinancing, (ii) the conversion or exchange of any Junior Financing to Qualified Equity Interests of the Borrower and (iii) repayments, redemptions, purchases, defeasances and other payments in respect of Junior Financings prior to their scheduled maturity in an aggregate amount not to exceed the sum of (1) the greater of $10,000,000 and 10.0% of LTM EBITDA, in each case determined as of the date of such repayment, redemption, purchase, defeasance, or other payment, and (2) the Available Amount at such time; provided that, in each case, (x) no Default or Event of Default exists or would result from the making of such repayment, redemption, purchase, defeasance or other payment and (y) after giving effect thereto, the Consolidated Total Net Leverage Ratio is less than or equal to 3.25 to 1.0.

(b) Amend, modify or change in any manner materially adverse to the interests of the Lenders any term or condition of any Junior Financing Documentation (except to the extent permitted pursuant to any subordination agreement or Customary Intercreditor Agreement applicable thereto) without the consent of the Administrative Agent, acting at the direction of the Required Lenders.

Notwithstanding anything to the contrary in any Loan Document, the Borrower may make regularly scheduled payments of interest and fees on any Junior Financing, and may make any payments required by the terms of such Indebtedness in order to avoid the application of Section 163(e)(5) of the Code to such Indebtedness.

ARTICLE VIII

EVENTS OF DEFAULT AND REMEDIES

Section 8.01. Events of Default. Any of the following from and after the Closing Date shall constitute an event of default (an “Event of Default”):

(a) Non-Payment. Any Loan Party fails to pay (i) when and as required to be paid herein, any amount of principal of any Loan or (ii) within five Business Days after the same becomes due, any interest on any Loan or any fees or other amounts payable hereunder or with respect to any other Loan Document; or

(b) Specific Covenants. Any Loan Party fails to perform or observe any term, covenant or agreement applicable to it contained in (i) any of Section 6.03(a), 6.05(a) (the Borrower), Section 6.13(b), Section 6.16 or Article VII (other than Section 7.11), (ii) Section 7.11; provided that (x) the covenant in Section 7.11 is subject to cure pursuant to Section 8.04 and (y) failure to comply with Section 7.11 shall not constitute an Event of Default with respect to any Term Loans unless and until the Required Revolving Lenders have terminated Commitments and/or accelerated the Revolving Loans as a result thereof, or (iii) Section 6.01 and such failure continues for five Business Days; or

(c) Other Defaults. Any Loan Party fails to perform or observe any other covenant or agreement (not specified in Section 8.01(a), (b) or (d)) contained in any Loan Document on its part to be performed or observed and such failure continues for 30 days after receipt by the Borrower of written notice thereof from the Administrative Agent; or

(d) Representations and Warranties. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of any Loan Party herein, in any other Loan Document, or in any document required to be delivered in connection herewith or therewith shall be incorrect in any material respect (or, in the case of any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language, shall be incorrect in any respect) when made or deemed made; or

(e) Cross-Default. Any Loan Party or any Restricted Subsidiary (A) fails to make any payment beyond the applicable grace period, if any, whether by scheduled maturity, required prepayment, acceleration, demand or otherwise, in respect of any Indebtedness (other than Indebtedness hereunder) having an aggregate outstanding principal amount of not less than the Threshold Amount, or (B) fails to observe or perform any other agreement or condition relating to any such Indebtedness, or any other event occurs (other than, with respect to Indebtedness consisting of Swap Contracts, termination events or equivalent events pursuant to the terms of such Swap Contracts and not as a result of any default thereunder by any Loan Party), the effect of which default or other event is to cause, or to permit the holder or holders or beneficiaries or beneficiaries of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause (after delivery of any notice if required and after giving effect to any waiver, amendment, cure or grace period) such Indebtedness to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity; provided that this clause (B) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness, if such sale or transfer is permitted hereunder; or

(f) Insolvency Proceedings, Etc. Other than with respect to any dissolutions otherwise permitted hereunder, any Loan Party or any Material Subsidiary institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes a general assignment for the benefit of creditors or becomes unable, admits in writing its inability or fails generally to pay its debts as they become due; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator, administrator, administrative receiver or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator, administrator, administrative receiver or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for 60 calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for 60 consecutive calendar days, or an order for relief is entered in any such proceeding; or

(g) Judgments. There is entered against any Loan Party or any Restricted Subsidiary a final judgment or order for the payment of money in an aggregate amount exceeding the Threshold Amount (to the extent not covered by independent third-party insurance as to which the insurer has been notified of such judgment or order and has not denied coverage; and such judgment or order shall not have been satisfied, vacated, discharged or stayed or bonded pending an appeal for a period of 60 consecutive days; or

(h) Invalidity of Loan Documents. Any material provision of the Loan Documents, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder (including as a result of a transaction permitted under Section 7.04 or 7.05) or as a result of acts or omissions by the Administrative Agent or any Lender or the satisfaction in full of all the Obligations (other than contingent obligations not yet due and owing and Cash Collateralized or backstopped Letters of Credit), ceases to be in full force and effect; or any Loan Party contests in writing the validity or enforceability of any provision of any Loan Document or the validity or priority of a Lien as required by the Collateral Documents on a material portion of the Collateral; or any Loan Party denies in writing that it has any or further liability or obligation under any Loan Document (other than as a result of repayment in full of the Obligations (other than in accordance with its terms) and termination of the Aggregate Commitments), or purports in writing to revoke or rescind any Loan Document (other than in accordance with its terms); or

(i) Change of Control. There occurs any Change of Control; or

(j) Collateral Documents. Any Collateral Document after delivery thereof pursuant to Section 4.01, 6.11 or 6.13 shall for any reason (other than pursuant to the terms thereof including as a result of a transaction not prohibited under this Agreement) cease to create a valid and perfected Lien, with the priority required by the Collateral Documents on and security interest in any material portion of the Collateral purported to be covered thereby, subject to Liens permitted under Section 7.01, (A) except to the extent that any such perfection or priority is not required pursuant to the Collateral and Guarantee Requirement or results from the failure of the Administrative Agent to maintain possession of certificates actually delivered to it representing securities pledged under the Collateral Documents or to file Uniform Commercial Code continuation statements or take other required actions and (B) except as to Collateral consisting of Real Property to the extent that such losses are covered by a lender’s title insurance policy and such insurer has been notified of such losses and has not denied coverage; or

(k) Guarantees. Any Guarantee of any Guarantor contained in Article XI shall cease, for any reason, to be in full force and effect in any material respect, other than as provided for in Section 11.09, as applicable, or as any Loan Party or any Affiliate of any such Loan Party shall so assert; or

(l) ERISA. (i) An ERISA Event or Foreign Plan Event occurs which has resulted or would reasonably be expected to result in liability of a Loan Party, a Restricted Subsidiary or an ERISA Affiliate in an aggregate amount which would reasonably be expected to have a Material Adverse Effect, or (ii) a Loan Party, any Restricted Subsidiary or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount which would reasonably be expected to have a Material Adverse Effect.

(m) Junior Financing Documentation. (i) Any of the Obligations of the Loan Parties under the Loan Documents for any reason shall cease to be (A) “Senior Debt,” “Senior Indebtedness,” “Guarantor Senior Debt” or “Senior Secured Financing” (or any comparable term) under, and as defined in, any Junior Financing Documentation and (B) “First Lien Obligations” (or any comparable term) under, and as defined in, the Customary Intercreditor Agreement under, and as defined in, any Junior Financing Documentation or (ii) the subordination provisions set forth in any Junior Financing Documentation, or the subordination agreement with respect thereto, shall, in whole or in part, cease to be effective or cease to be legally valid, binding and enforceable against the holders of any Junior Financing, if applicable.

Section 8.02. Remedies Upon Event of Default. If any Event of Default occurs and is continuing, the Administrative Agent, at the request of the Required Lenders (or, in the case of an Event of Default under Section 8.01(b) in respect of a failure to comply with Section 7.11 that has not become an Event of Default with respect to any Term Loans, the Required Revolving Lenders (but such actions taken by the Administrative Agent shall not apply to Term Loans)), shall take any or all of the following actions:

(a) declare the commitment of each Lender to make Loans and any obligation of the L/C Issuers to make L/C Credit Extensions to be terminated, whereupon such commitments and obligation shall be terminated;

(b) declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower (to the extent permitted by applicable law);

(c) require that the Borrower Cash Collateralize the L/C Obligations (in an amount equal to 103% of the then Outstanding Amount thereof); and

(d) exercise (or direct the Collateral Agent to exercise) on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents or applicable Law;

provided that upon the occurrence of any event described in Section 8.01(f) (but without giving effect to any grace periods contemplated therein (other than the grace period for any non-consensual insolvency)) with respect to the Borrower under the U.S. Bankruptcy Code or any Debtor Relief Laws, the obligation of each Lender to make Loans and any obligation of the L/C Issuers to make L/C Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable and the obligation of the Borrower to Cash Collateralize the L/C Obligations as aforesaid shall automatically become effective, in each case without further act of the Administrative Agent or any Lender.

Section 8.03. Application of Funds. After the exercise of remedies provided for in Section 8.02 (or after the Loans have automatically become immediately due and payable and the L/C Obligations have automatically been required to be Cash Collateralized as set forth in the proviso to Section 8.02), any amounts received on account of the Obligations shall be applied by the Administrative Agent in the following order (to the fullest extent permitted by mandatory provisions of applicable Law):

First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (other than principal and interest, but including Attorney Costs payable under Section 10.04 and amounts payable under Article III) payable to the Administrative Agent or Collateral Agent in their capacities as such hereunder;

Second, to the payment in full of Unfunded Participations (the amounts so applied to be distributed among the LC Issuers pro rata in accordance with the amounts of Unfunded Participations owed to them on the date of any such distribution);

Third, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Lenders hereunder (including Attorney Costs payable under Section 10.04 and amounts payable under Article III), ratably among them in proportion to the amounts described in this clause Third payable to them;

Fourth, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Loans and L/C Borrowings, and any fees, premiums and scheduled periodic payments due under Treasury Services Agreements or Secured Hedge Agreements, ratably among the Secured Parties in proportion to the respective amounts described in this clause Fourth payable to them;

Fifth, to payment of that portion of the Obligations constituting unpaid principal of the Loans and L/C Borrowings (including to Cash Collateralize that portion of L/C Obligations comprised of the aggregate undrawn amount of Letters of Credit), and any breakage, termination or other payments under Treasury Services Agreements or Secured Hedge Agreements, ratably among the Secured Parties in proportion to the respective amounts described in this clause Fifth held by them;

Sixth, to the payment of all other Obligations of the Loan Parties that are due and payable to the Administrative Agent and the other Secured Parties on such date, ratably based upon the respective aggregate amounts of all such Obligations owing to the Administrative Agent and the other Secured Parties on such date; and

Last, the balance, if any, after all of the Obligations then earned, due and payable have been paid in full, to the Borrower or as otherwise required by Law.

Subject to Section 2.03(c), amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Fifth above shall be applied to satisfy drawings under such Letters of Credit as they occur. If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above and, if no Obligations remain outstanding, to the Borrower as applicable or as otherwise required by any Customary Intercreditor Agreement. Notwithstanding the foregoing, no amounts received from any Guarantor shall be applied to any Excluded Swap Obligation of such Guarantor.

Section 8.04. Borrower’s Right to Cure. Notwithstanding anything to the contrary contained in Section 8.01 or Section 8.02:

(a) For the purpose of determining whether an Event of Default under Section 7.11 has occurred, the Borrower may on one or more occasions designate any portion of the net cash proceeds from a sale or issuance of Qualified Equity Interests of the Borrower or any cash contribution to the common capital of the Borrower (the “Cure Amount”) as an increase to Consolidated EBITDA for the applicable fiscal quarter; provided that (A) such amounts to be designated (i) are actually received by the Borrower after the end of such fiscal quarter and on or prior to the fifteenth Business Day after the date on which financial statements are required to be delivered with respect to such applicable fiscal quarter (the “Cure Expiration Date”) and (ii) do not exceed the aggregate amount necessary to cure any Event of Default under Section 7.11 as of such date and (B) the Borrower shall have provided notice (the “Notice of Intent to Cure”) to the Administrative Agent that such amounts are designated as a Cure Amount (it being understood that to the extent such notice is provided in advance of delivery of a Compliance Certificate for the applicable period, the amount of such net cash proceeds that is designated as the Cure Amount may be lower than specified in such notice to the extent that the amount necessary to cure any Event of Default under Section 7.11 is less than the full amount of such originally designated amount). The Cure Amount shall be added to Consolidated EBITDA for the applicable fiscal quarter and included in any Test Period that includes such fiscal quarter.

(b) The parties hereby acknowledge that this Section 8.04 may not be relied on for purposes of calculating any financial ratios other than for determining actual compliance with Section 7.11 and shall not result in any adjustment to any amounts (including the amount of clause (c) or (d) of the Available Amount, Indebtedness (other than as set forth in Section 8.04(d)(ii)), Total Assets, Consolidated First Lien Net Debt, Consolidated Secured Net Debt or Consolidated Total Net Debt or any other calculation of net leverage or Indebtedness hereunder (whether directly by prepayment of debt or indirectly by way of netting) and shall not be included for purposes of determining pricing, mandatory prepayments or the availability or amount permitted pursuant to any covenant under Article VII) with respect to the quarter with respect to which such Cure Amount was made (or the period after such quarter but before delivery of the Notice of Intent to Cure) other than the amount of the Consolidated EBITDA referred to in Section 8.04(a) above.

(c) In furtherance of Section 8.04(a) above, (i) upon actual receipt and designation of the Cure Amount by either Borrower, the covenant under Section 7.11 shall be deemed retroactively cured with the same effect as though there had been no failure to comply with the covenant under such Section 7.11 and any Event of Default or potential Event of Default under Section 7.11 shall be deemed not to have occurred for purposes of the Loan Documents, (ii) no Lender or L/C Issuer shall be required to make any extension of credit hereunder during the fifteen (15) Business Day period referred to above unless the Borrower has actually received the proceeds of the Cure Amount, (iii) the Borrower shall not be permitted to make any Restricted Payments during the fifteen (15) Business Day period referred to above unless the Borrower has actually received the proceeds of the Cure Amount and no Cure Amount shall be made with the proceeds of any Restricted Payments made pursuant to Section 7.06(f) and (g) and (iv) neither the Administrative Agent nor any Lender may exercise any rights or remedies under Section 8.02 (or under any other Loan Document) on the basis of any actual or purported Event of Default under Section 7.11 following receipt of a Notice of Intent to Cure until and unless the Cure Expiration Date has occurred without the Cure Amount having been received.

(d) (i) In each period of four consecutive fiscal quarters, there shall be at least two fiscal quarters in which no cure right set forth in this Section 8.04 is exercised and (ii) there shall be no pro forma reduction in Indebtedness with the Cure Amount for determining compliance with Section 7.11 for the fiscal quarter with respect to which such Cure Amount was made.

(e) There can be no more than four fiscal quarters in which the cure rights set forth in this Section 8.04 are exercised during the term of the Facilities.

ARTICLE IX

ADMINISTRATIVE AGENT AND OTHER AGENTS

Section 9.01. Appointment and Authority.

(a) Each of the Lenders and the L/C Issuers hereby irrevocably appoints each Agent to act on its behalf as its Agent hereunder and under the other Loan Documents and authorizes each Agent to take such actions on its behalf and to exercise such powers as are delegated to such Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental or related thereto. The provisions of this Article IX (other than Sections 9.01, 9.06 and 9.09 through and including 9.12) are solely for the benefit of the Administrative Agent, the Lenders and the L/C Issuers, and no Loan Party has rights as a third party beneficiary of any of such provisions. Without limiting the generality of the foregoing, the use of the term “agent” in this Agreement with reference to the Administrative Agent or the Collateral Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom and is intended to create or reflect only an administrative relationship between independent contracting parties.

(b) The Administrative Agent shall also act as the “collateral agent” under the Loan Documents, and each of the Lenders (including in its capacities as a potential Bank) and the L/C Issuers hereby irrevocably appoints and authorizes the Administrative Agent to act as the agent of such Lender and L/C Issuer for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Secured Obligations, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Administrative Agent, as “collateral agent,” and any co-agents, sub-agents and attorneys-in-fact appointed by the Administrative Agent pursuant to Section 9.05 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents, or for exercising any rights and remedies thereunder at the direction of the Administrative Agent, shall be entitled to the benefits of all provisions of this Article IX and Article X (including the second paragraph of Section 10.05), as though such co-agents, sub-agents and attorneys-in-fact were the “collateral agent” under the Loan Documents as if set forth in full herein with respect thereto. Without limiting the generality of the foregoing, the Lenders hereby expressly authorize the

Administrative Agent to (i) execute any and all documents (including releases and Customary Intercreditor Agreements) with respect to the Collateral and the Guaranty (including any amendment, supplement, modification or joinder with respect thereto) and the rights of the Secured Parties with respect thereto, as contemplated by and in accordance with the provisions of this Agreement and the Collateral Documents and acknowledge and agree that any such action by any Agent shall bind the Lenders and (ii) negotiate, enforce or settle any claim, action or proceeding affecting the Lenders in their capacity as such, at the direction of the Required Lenders, which negotiation, enforcement or settlement will be binding upon each Lender.

Section 9.02. Rights as a Lender. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

Section 9.03. Exculpatory Provisions. The Agents shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents. The Collateral Agent shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Collateral Agent’s Lien thereon, or any certificate prepared by any Loan Party in connection therewith, nor shall the Administrative Agent be responsible or liable to the Lenders for any failure to monitor or maintain any portion of the Collateral. Without limiting the generality of the foregoing, the Administrative Agent:

(a) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default or Event of Default has occurred and is continuing;

(b) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may (i) expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law or (ii) be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law;

(c) shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity;

(d) shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 10.01 and 8.02) or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final and nonappealable judgment. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice describing such Default is given to the Administrative Agent by the Borrower, a Lender or L/C Issuer; and

(e) shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the Collateral Documents, (v) the value or the sufficiency of any Collateral, or (vi) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

Section 9.04. Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it in good faith to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it in good faith to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance, extension, renewal or increase of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or L/C Issuer, the Administrative Agent may presume that such condition is satisfactory to such Lender or L/C Issuer unless the Administrative Agent shall have received notice to the contrary from such Lender or L/C Issuer prior to the making of such Loan or the issuance, extension or increase of such Letter of Credit. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

Section 9.05. Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article IX shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and non-appealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents. Each party to this Agreement acknowledges and agrees that the Administrative Agent may from time to time use one or more outside service providers for the tracking of all UCC financing statements (and/or other Collateral-related filings and registrations from time to time) required to be filed or recorded pursuant to the Loan Documents and the notification to the Administrative Agent, of, among other things, the upcoming lapse or expiration thereof, and that each of such service providers will be deemed to be acting at the request and on behalf of the Borrower and the other Loan Parties. No Agent shall be liable for any action taken or not taken by any such service provider.

Section 9.06. Resignation of Administrative Agent. The Administrative Agent may at any time give notice of its resignation to the Lenders, the L/C Issuers and the Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, with the consent of the Borrower at all times other than upon the occurrence and during the continuation of an Event of Default under Section 8.01(a) or 8.01(f) (which consent of the Borrower shall not be unreasonably withheld, conditioned or delayed), to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may on behalf of the Lenders and the L/C Issuers, appoint a successor Administrative Agent meeting the qualifications set forth above (including consent of the Borrower ); provided that if the Administrative Agent shall notify the Borrower and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (a) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders or the L/C Issuers under any of the Loan Documents, the retiring Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (b) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and the L/C Issuers directly, until such time as the Required Lenders appoint a successor Administrative Agent as provided for above in this Section 9.06. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent, and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section 9.06). The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring Administrative Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article IX and Sections 10.04 and 10.05 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent. For the avoidance of doubt, the Former Administrative Agent shall have all the rights, privileges and immunities provided to the “Administrative Agent” in the Loan Documents in connection with its acting as the Administrative Agent under this Agreement prior to giving effect to Amendment No. 2.

Section 9.07. Non-Reliance on Administrative Agent and Other Lenders. Each Lender and L/C Issuer acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender and L/C Issuer also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

Section 9.08. No Other Duties, Etc. Anything herein to the contrary notwithstanding, none of the Administrative Agent, Collateral Agent or Arrangers listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, a Lender or L/C Issuer hereunder.

Section 9.09. Administrative Agent May File Proofs of Claim. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Secured Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the L/C Issuers and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the L/C Issuers and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the L/C Issuers and the Administrative Agent under Sections 2.03(h), 2.03(i), 2.09, 10.04 and 10.05) allowed in such judicial proceeding; and

(b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and L/C Issuer to make such payments to the Administrative Agent and, if the Administrative Agent shall consent to the making of such payments directly to the Lenders and the L/C Issuers, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.09, 10.04 and 10.05.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or L/C Issuer any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or L/C Issuer to authorize the Administrative Agent to vote in respect of the claim of any Lender or L/C Issuer or in any such proceeding.

Section 9.10. Collateral and Guaranty Matters. Each Lender hereby agrees, and each holder of any Note by the acceptance thereof will be deemed to agree, that, except as otherwise set forth herein, any action taken by the Required Lenders in accordance with the provisions of this Agreement or the Collateral Documents, and the exercise by the Required Lenders of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all of the Lenders. The Administrative Agent and the Collateral Agent are each hereby authorized on behalf of all of the Lenders, without the necessity of any notice to or further consent from any Lender, from time to time prior to the occurrence and continuance of an Event of Default, to take any action with respect to any Collateral or Collateral Documents which may be necessary to create, perfect and maintain perfected security interests in and liens upon the Collateral granted pursuant to the Collateral Documents. Each of the Lenders irrevocably authorizes each of the Administrative Agent and the Collateral Agent, at its option, and in its sole discretion:

(a) to enter into and sign for and on behalf of the Lenders as Secured Parties the Collateral Documents for the benefit of the Lenders and the other Secured Parties;

(b) to release any Lien on any property granted to or held by such Agent under any Loan Document (i) upon termination of the Aggregate Commitments and payment in full of all Obligations (other than contingent obligations and Letters of Credit which have been Cash Collateralized or otherwise backstopped) and the expiration or termination of all Letters of Credit (other than Letters of Credit which have been Cash Collateralized or as to which other arrangements reasonably satisfactory to the Administrative Agent, the Collateral Agent and the L/C Issuers shall have been made), (ii) at the time the property subject to such Lien is Disposed or to be Disposed as part of or in connection with any Disposition permitted hereunder or under any other Loan Document, (iii) subject to Section 10.01, if the release of such Lien is approved, authorized or ratified in writing by the Required Lenders or (iv) if the property subject to such Lien is owned by a Guarantor, upon release of such Guarantor from its obligations under its Guaranty pursuant to Section 9.10(d);

(c) to subordinate any Lien on any property granted to or held by such Agent under any Loan Document to another Lien (i) permitted to exist on such property and (ii) to be senior to the Liens of the Secured Parties under this Agreement; and

(d) to release any Guarantor from its obligations under the Guaranty if such Person ceases to be a Restricted Subsidiary or becomes an Excluded Subsidiary as a result of a transaction or designation permitted hereunder; provided that no such release shall occur if such Guarantor continues to be a guarantor in respect of any Credit Agreement Refinancing Indebtedness, any Junior Financing or any other Indebtedness having an aggregate principal amount in excess of the Threshold Amount.

Upon request by the Administrative Agent or the Collateral Agent at any time, the Required Lenders will confirm in writing such Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under the Guaranty pursuant to this Section 9.10. In each case as specified in this Section 9.10, such Agent will (and each Lender irrevocably authorizes each such Agent to), at the Borrower’s expense, execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted under the Collateral Documents or to subordinate its interest in such item, or to evidence the release of such Guarantor from its obligations under the Guaranty, in each case in accordance with the terms of the Loan Documents and this Section 9.10.

Anything contained in any of the Loan Documents to the contrary notwithstanding, the Borrower, the Administrative Agent, the Collateral Agent and each Secured Party hereby agree that (i) no Secured Party shall have any right individually to realize upon any of the Collateral or to enforce the Guarantee, it being understood and agreed that all powers, rights and remedies hereunder and under any of the Loan Documents may be exercised solely by the Administrative Agent or the Collateral Agent, as applicable, for the benefit of the Secured Parties in accordance with the terms hereof and thereof and all powers, rights and remedies under the Collateral Documents

(other than any Guarantee in favor of the Administrative Agent, which may be exercised solely by the Administrative Agent) may be exercised solely by the Collateral Agent for the benefit of the Secured Parties in accordance with the terms thereof, (ii) in the event of a foreclosure or similar enforcement action by the Collateral Agent on any of the Collateral pursuant to a public or private sale or other disposition (including, without limitation, pursuant to Section 363(k), Section 1129(b)(2)(a)(ii) or otherwise of the U.S. Bankruptcy Code), the Collateral Agent or any Lender (except, in each case, with respect to a “credit bid” pursuant to Section 363(k), Section 1129(b)(2)(a)(ii) or otherwise of the U.S. Bankruptcy Code) may, in its own capacity and not as an agent for the other Lenders or Secured Parties, be the purchaser or licensor of any or all of such Collateral at any such sale or other disposition and (iii) the Collateral Agent, as agent for and representative of the Secured Parties (but not any Lender or Lenders in its or their respective individual capacities) shall be entitled, upon instructions from the Required Lenders, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such sale or disposition, to use and apply any of the Obligations as a credit on account of the purchase price for any Collateral payable by the Collateral Agent at such sale or other disposition.

Section 9.11. Secured Treasury Services Agreements and Secured Hedge Agreements. Except as otherwise expressly set forth herein or in any Guaranty or any Collateral Document, no Bank that obtains the benefits of Section 8.03, any Guaranty or any Collateral by virtue of the provisions hereof or of any Guaranty or any Collateral Document shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral) other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Loan Documents. Notwithstanding any other provision of this Article IX to the contrary, the Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Obligations arising under Treasury Services Agreements and Secured Hedge Agreements unless the Administrative Agent has received written notice of such Secured Obligations, together with such supporting documentation as the Administrative Agent may reasonably request, from the applicable Bank.

The Banks hereby authorize the Administrative Agent to enter into any Customary Intercreditor Agreement, any other intercreditor agreement permitted under this Agreement, and any amendment, modification, supplement or joinder with respect thereto, and any such Customary Intercreditor Agreement or other intercreditor agreement is binding upon the Banks.

Section 9.12. Certain ERISA Matters. (a) Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, and each Amendment No. 2 Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that at least one of the following is and will be true:

(i) such Lender is not using “plan assets” (within the meaning of the Plan Asset Regulations) of one or more Benefit Plans in connection with the Loans, the Letters of Credit or the Commitments,

(ii) the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement,

(iii) (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, or

(iv) such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b) In addition, unless sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or such Lender has not provided another representation, warranty and covenant as provided in sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, and each Amendment No. 2 Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that none of the Administrative Agent, or any Amendment No. 2 Arranger or any of their respective Affiliates is a fiduciary with respect to the Collateral or the assets of such Lender (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related to hereto or thereto).

(c) The Administrative Agent, and each Amendment No. 2 Arranger hereby informs the Lenders that each such Person is not undertaking to provide investment advice or to give advice in a fiduciary capacity, in connection with the transactions contemplated hereby, and that such Person has a financial interest in the transactions contemplated hereby in that such Person or an Affiliate thereof (i) may receive interest or other payments with respect to the Loans, the Letters of Credit, the Commitments, this Agreement and any other Loan Documents (ii) may recognize a gain if it extended the Loans, the Letters of Credit or the Commitments for an amount less than the amount being paid for an interest in the Loans, the Letters of Credit or the Commitments by such Lender or (iii) may receive fees or other payments in connection with the transactions contemplated hereby, the Loan Documents or otherwise, including structuring fees, commitment fees, arrangement fees, facility fees, upfront fees, underwriting fees, ticking fees, agency fees, administrative agent or collateral agent fees, utilization fees, minimum usage fees, letter of credit fees, fronting fees, deal-away or alternate transaction fees, amendment fees, processing fees, term out premiums, banker’s acceptance fees, breakage or other early termination fees or fees similar to the foregoing.

ARTICLE X

MISCELLANEOUS

Section 10.01. Amendments, Etc. Except as otherwise set forth in this Agreement, no amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by any Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders (or by the Administrative Agent with the consent of the Required Lenders) and the Borrower or the applicable Loan Party, as the case may be, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided that no such amendment, waiver or consent shall:

(a) extend or increase the Commitment or any Loan of any Lender without the written consent of each Lender holding such Commitment or Loan (it being understood that a waiver of any condition precedent set forth in Section 4.01 or 4.02, or the waiver of any Default, Event of Default, mandatory prepayment or mandatory reduction of any Commitments or Loans shall not constitute such an extension or increase);

(b) postpone any date scheduled for any payment of principal (including final maturity), interest or fees under Section 2.07, 2.08 or 2.09, respectively, without the written consent of each Lender directly and adversely affected thereby (it being understood that the waiver of (or amendment to the terms of) any mandatory prepayment of the Loans or any obligation of the Borrower to pay interest at the Default Rate, any Default or Event of Default, mandatory prepayment or mandatory reduction of any Commitments shall not constitute such a postponement of any date scheduled for the payment of principal or interest and it further being understood that any change to the definition of “Consolidated First Lien Net Leverage Ratio” or the component definitions thereof shall not constitute a postponement of such scheduled payment);

(c) reduce or forgive the principal of, or the rate of interest specified herein on, any Loan or L/C Borrowing, or (subject to clause (iv) of the proviso to this Section 10.01 that appears immediately following clause (j) below) any prepayment penalty or premium, fees, reimbursement obligations or other amounts payable hereunder or under any other Loan Document (or extend the timing of payments of such prepayment penalty or premium, fees or other amounts) without the written consent of each Lender directly and adversely affected thereby (it being understood that (i) the waiver of (or amendment to the terms of) any obligation of the Borrower to pay interest at the Default Rate, any mandatory prepayment of the Loans or mandatory reduction of any Commitments or any Default or Event of Default shall not constitute such a reduction or forgiveness and (ii) any change to the definition of “Consolidated First Lien Net Leverage Ratio” or the component definitions thereof shall not constitute a reduction or forgiveness in any rate of interest);

(d) change any provision of Section 2.12(a), 2.13, 8.03, or 10.07(a)(z) or the definition of “Pro Rata Share” in any manner that would alter the pro rata sharing of payments or other amounts required thereby, without the written consent of each Lender directly and adversely affected thereby; provided that modifications to Section 2.12(a), 2.13 or 8.03 or the definition of “Pro Rata Share” in connection with (x) any Incremental Amendment or (y) any Extension Amendment, in each case, shall only require approval (to the extent any such approval is otherwise required) of the Required Lenders;

(e) change any provision of (i) this Section 10.01 or (ii) the definition “Required Lenders” or any other provision specifying the number of Lenders or portion of the Loans or Commitments required to take any action under the Loan Documents to reduce the percentage set forth therein, without the written consent of each Lender directly and adversely affected thereby (it being understood that, with the consent of the Required Lenders (if such consent is otherwise required) or the Administrative Agent (if the consent of the Required Lenders is not otherwise required), additional extensions of credit pursuant to this Agreement may be included in the determination of the Required Lenders on substantially the same basis as the Term Commitments or Revolving Credit Commitments, as applicable);

(f) permit assignment of rights and obligations of the Borrower, without the written consent of each Lender;

(g) other than in connection with a transaction permitted under Section 7.04 or 7.05, release all or substantially all of the Collateral in any transaction or series of related transactions, or, other than in connection with Liens permitted under Section 7.01 to have a priority superior to that of the Liens granted hereunder or under any other Loan Document, subordinate the Collateral Agent’s Liens on such Collateral, in each case, without the written consent of each Lender; including, for the avoidance of doubt, any amendment to Section 7.01 that has such effect;

(h) other than in connection with a transaction permitted under Section 7.04 or 7.05, release all or substantially all of the value of the guarantees provided by the Guarantors, without the written consent of each Lender;

(i) affect the rights or duties of Lenders holding Loans or Commitments of a particular Class (but not the Lenders holding Loans or Commitments of any other Class), without the written consent of the requisite percentage in interest of the affected Class of Lenders that would be required to consent thereto if such Class of Lenders was the only Class; or

(j) consent to the subordination of any of the Secured Obligations of the Loan Parties under the Loan Documents to any other Indebtedness, without the written consent of each Lender including for avoidance of doubt any amendment to Section 7.01 that has the effect of subordinating any Secured Obligations to such other Indebtedness;

provided, further, that (i) no amendment, waiver or consent shall, unless in writing and signed by each L/C Issuer in addition to the Lenders required above, adversely affect the rights or duties of an L/C Issuer under this Agreement or any Letter of Credit Application relating to any Letter of Credit issued or to be issued by it; (ii) [reserved]; (iii) no amendment, waiver or consent shall, unless in writing and signed by the applicable Agent in addition to the Lenders required above, adversely affect the rights or duties of, or any fees or other amounts payable to, such Agent under this Agreement or any other Loan Document; (iv) Section 10.07(h) may not be amended, waived or otherwise modified without the consent of each Granting Lender all or any part of whose Loans are being funded by an SPC at the time of such amendment, waiver or other modification; (v) [reserved]; and (vi)(x) no Lender consent is required to effect an Incremental Amendment, Refinancing Amendment or Extension Amendment (except as expressly provided in Section 2.14, 2.15 or 2.16, as applicable) or to effect any amendment expressly contemplated by Section 7.12 and (y) in connection with an amendment in which any Class of Term Loans is refinanced with a replacement Class of term loans bearing (or is modified in such a manner such that the resulting term loans bear) a lower All-In Yield and other customary amendments related thereto (a “Permitted Repricing Amendment”), only the consent of the Lenders holding Term Loans subject to such permitted repricing transaction that will continue as a Lender in respect of the repriced tranche of Term Loans or modified Term Loans shall be required for such Permitted Repricing Amendment. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Commitment of any Defaulting Lender may not be increased or extended without the consent of such Lender, (y) the date scheduled for any payment of principal (including final maturity) of the loans of any Defaulting Lender may not be postponed without the consent of such Lender, and (z) any waiver, amendment or modification requiring the consent of all Lenders or each directly and adversely affected Lender that by its terms materially and adversely affects any Defaulting Lender to a greater extent than other affected Lenders shall require the consent of such Defaulting Lender.

Notwithstanding the foregoing, no Lender consent is required for the Administrative Agent to enter into or to effect any amendment, modification or supplement to any Customary Intercreditor Agreement or other intercreditor agreement or arrangement permitted under this Agreement or in any document pertaining to any Indebtedness permitted hereby that is permitted to be secured by the Collateral, including any Incremental Commitment, any Permitted Equal Priority Refinancing Debt or any Permitted Junior Priority Refinancing Debt, for the purpose of adding the holders of such Indebtedness (or their Senior Representative) as a party thereto and otherwise causing such Indebtedness to be subject thereto, in each case as contemplated by the terms of such Customary Intercreditor Agreement or other intercreditor agreement or arrangement (it being understood that any such amendment or supplement may make such other changes to the applicable intercreditor agreement as, in the good faith determination of the Administrative Agent, are required to effectuate the foregoing; provided that such other changes are not adverse, in any material respect (taken as a whole), to the interests of the Lenders); provided, further, that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent hereunder or under any other Loan Document without the prior written consent of the Administrative Agent.

Notwithstanding the foregoing, this Agreement may be amended (or amended and restated) with the written consent of the Required Lenders, the Administrative Agent and the Borrower (a) to add one or more additional credit facilities to this Agreement and to permit the extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Loan Documents with the Term Loans, Revolving Credit Loans and L/C Obligations and the accrued interest and fees in respect thereof and (b) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders.

In addition, notwithstanding the foregoing, this Agreement may be amended with the written consent of the Administrative Agent, the Borrower and the Lenders providing the Replacement Term Loans (as defined below) to permit the refinancing of all or a portion of the outstanding Term Loans of any Class (“Refinanced Term Loans”) with one or more tranches of replacement term loans (“Replacement Term Loans”) hereunder; provided that (a) the aggregate principal amount of such Replacement Term Loans shall not exceed the aggregate principal amount of such Refinanced Term Loans (plus accrued interest, fees, expenses and premium), (b) the Weighted Average Life to Maturity of Replacement Term Loans shall not be shorter than the Weighted Average Life to Maturity of such Refinanced Term Loans, at the time of such refinancing, (c) such Replacement Term Loans must satisfy the requirements of Credit Agreement Refinancing Indebtedness and (d) all other terms applicable to such Replacement Term Loans shall be as agreed between the Borrower and the Lenders providing such Replacement Term Loans.

Notwithstanding anything to the contrary contained in this Section 10.01, guarantees, collateral security documents and related documents executed by the Loan Parties or the Subsidiaries in connection with this Agreement may be in a form reasonably determined by the Administrative Agent and may be, together with this Agreement, amended and waived with the consent of the Administrative Agent at the request of the Borrower without the need to obtain the consent of any other Lender if such amendment or waiver is delivered in order (i) to comply with local Law or advice of local counsel or (ii) to cause such guarantee, collateral security document or other document to be consistent with this Agreement and the other Loan Documents.

Notwithstanding anything to the contrary contained in this Agreement, any Lender may assign all or a portion of its Term Loans in connection with a primary syndication of such Term Loans relating to any refinancing, extension, loan modification or similar transaction permitted by the terms of this Agreement, pursuant to cashless settlement mechanisms approved by the Borrower, the Administrative Agent, the assignor Lender and the assignee of such Lender.

Notwithstanding the foregoing, only the consent of the Borrower and the Required Revolving Lenders shall be necessary to (i) amend, modify or waive any condition precedent set forth in Section 4.02 with respect to the making of Revolving Credit Loans or the issuance of Letters of Credit, (ii) amend, modify or waive the provisions of Section 7.11 or Section 8.04 (or any definition solely as it relates to such Section) or to waive any Event of Default arising from a failure to comply with Section 7.11 or (iii) except for any amendment, waiver or modification that would require the consent of each Revolving Credit Lender adversely affected thereby pursuant to the proviso to Section 10.01, amend, modify or waive any provision of this Agreement that solely affects the Revolving Credit Lenders in respect of any Revolving Credit Facility, including the final scheduled maturity, interest, fees, prepayment penalties and voting.

Notwithstanding anything to the contrary contained in Section 10.01, if at any time after the Closing Date, the Administrative Agent and the Borrower shall have jointly identified an obvious error or any error or omission of a technical nature, in each case, in any provision of the Loan Documents, then the Administrative Agent and the Borrower shall be permitted to amend such provision and such amendment shall become effective without any further action or consent of any other party to any Loan Document so long as the same is not objected to in writing by the Required Lenders within five Business Days following receipt of notice thereof.

Notwithstanding anything to the contrary contained in Section 10.01, no Loan Party will, directly or indirectly, pay any remuneration or other thing of value, whether by way of additional interest, fee or otherwise, to any Lender (in its capacity as a Lender hereunder) as consideration for agreement by such Lender with any consent, amendment, waiver or other modification of any Loan Documents, unless such remuneration or other thing of value is offered to all Lenders and is paid to all such Lenders that so vote or agree in the time frame set forth in the solicitation documents relating to such modification.

Section 10.02. Notices and Other Communications.

(a) Notices; Effectiveness; Electronic Communications.

(i) Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in Section 10.02(a)(ii)), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(A) if to the Borrower, the Administrative Agent or the L/C Issuers, to the address, facsimile number, electronic mail address or telephone number specified for such Person on Schedule 10.02; and

(B) if to any other Lender, to the address, facsimile number, electronic mail address or telephone number specified in its Administrative Questionnaire.

Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices and other communications delivered through electronic communications to the extent provided in Section 10.02(a)(ii) shall be effective as provided in such Section 10.02(a)(ii).

(ii) Electronic Communications. Notices and other communications to the Lenders and the L/C Issuers hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices to any Lender or L/C Issuer pursuant to Article II if such Lender or L/C Issuer, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or the Borrower may, in their discretion, agree to accept notices and other communications to them hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement); provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

(b) The Platform. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to the Loan Parties, any Lender, any L/C Issuer or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Borrower’s, any Restricted Subsidiary’s or the Administrative Agent’s transmission of the Borrower Materials through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and non-appealable judgment to have resulted from the gross negligence or willful misconduct of such Agent Party; provided, however, that in no event shall any Person have any liability to any other Person hereunder for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages); provided, further, that nothing in this sentence shall limit any Loan Party’s indemnification obligations set forth herein.

(c) Change of Address, Etc. Each of the Borrower, the Administrative Agent and the L/C Issuers may change its address, e-mail address, facsimile or telephone number for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, e-mail address facsimile or telephone number for notices and other communications hereunder by notice to the Borrower, the Administrative Agent and the L/C Issuers. In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, facsimile number and e-mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender. Furthermore, each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable Law, including United States Federal and state securities Laws, to make reference to the Borrower Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain Material Non-Public Information.

(d) Reliance by Administrative Agent, L/C Issuer and Lenders. The Administrative Agent, the L/C Issuers and the Lenders shall be entitled to rely and act upon any notices (including telephonic Committed Loan Notices) purportedly given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrower shall indemnify the Administrative Agent, each L/C Issuer, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrower in accordance with Section 10.05 hereof. All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

Section 10.03. No Waiver; Cumulative Remedies. No failure by any Lender, any L/C Issuer or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided, and provided under each other Loan Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by Law.

Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Loan Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Section 8.02 for the benefit of all the Lenders and the L/C Issuers; provided, however, that the foregoing shall not prohibit (a) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (b) any L/C Issuer from exercising the rights and remedies that inure to its benefit (solely in its capacity as L/C Issuer, as the case may be) hereunder and under the other Loan Documents, (c) any Lender from exercising setoff rights in accordance with Section 10.09 (subject to the terms of Section 2.13) or (d) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Loan Party under any Debtor Relief Law; provided, further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (i) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Section 8.02 and (ii) in addition to the matters set forth in clause (b), (c) and (d) of the preceding proviso and subject to Section 2.13, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.

Section 10.04. Attorney Costs and Expenses. The Borrower agrees, (a) if the Closing Date occurs, to pay or reimburse the Administrative Agent and the Arrangers for all reasonable and documented out-of-pocket costs and expenses incurred in connection with the preparation, negotiation, syndication, execution, delivery and administration of this Agreement and the other Loan Documents, and any amendment, waiver, consent or other modification of the provisions hereof and thereof (whether or not the transactions contemplated thereby are consummated), and the consummation and administration of the transactions contemplated hereby and thereby, including all Attorney Costs, which shall be limited to a single firm of New York counsel to the Administrative Agent and Collateral Agent and, if reasonably necessary, one local counsel in each relevant jurisdiction (which may include a single special counsel acting in multiple jurisdictions) material to the interests of the Lenders taken as a whole and (b) from and after the Closing Date, to pay or reimburse the Administrative Agent, the L/C Issuers and the Lenders for all reasonable and documented out-of-pocket costs and expenses incurred in connection with the enforcement or protection of any rights or remedies under this Agreement or the other Loan Documents (including all such costs and expenses incurred during any legal proceeding, including any proceeding under any Debtor Relief Law, and including all respective Attorney Costs, which shall be limited to Attorney Costs of one counsel to the Administrative Agent and the Lenders taken as a whole and, if reasonably necessary, one local counsel in each relevant jurisdiction material to the interests of the Lenders taken as a whole and, solely in the case of an actual or perceived conflict of interest, one additional counsel in each relevant jurisdiction to each group of similarly situated affected parties). The agreements in this Section 10.04 shall survive the termination of the Aggregate Commitments and repayment of all other Obligations. All amounts due under this shall be paid within 30 days following receipt by the Borrower of an invoice relating thereto setting forth such expenses in reasonable detail. If any Loan Party fails to pay when due any costs, expenses or other amounts payable by it hereunder or under any Loan Document, such amount may be paid on behalf of such Loan Party by the Administrative Agent in its discretion following five Business Days’ prior written notice to the Borrower. For the avoidance of doubt, this Section 10.04 shall not apply to Taxes, except any Taxes that represent costs and expenses arising from any non-Tax claim.

Section 10.05. Indemnification by the Borrower. The Borrower shall indemnify and hold harmless each Agent, Agent-Related Person, Lender and Arranger and their respective controlled Affiliates and controlling Persons, and their respective officers, directors, employees, partners, agents, advisors and other representatives of each of the foregoing and their respective successors (collectively the “Indemnitees”) from and against any and all actual liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses and disbursements (including Attorney Costs but limited in the case of legal fees and expenses to the reasonable and documented or invoiced out-of-pocket fees, disbursements and other charges of one counsel to all Indemnitees taken as a whole and, if necessary, one local counsel for all Indemnitees taken as a whole in each relevant jurisdiction that is material to the interests of the Lenders, and, solely in the case of an actual or perceived conflict of interest, where the Indemnitee affected by such conflict informs the Borrower of such conflict and thereafter retains its own counsel, one additional counsel in each relevant jurisdiction to each group of similarly situated affected Indemnitees) and any other counsel obtained with the Borrower’s consent (such consent not to be unreasonably withheld or delayed), joint or several, of any kind or nature whatsoever which may at any time be imposed on, incurred by or asserted against any such Indemnitee in any way relating to or arising out of or in connection with (a) the execution, delivery, enforcement, performance or administration of any Loan Document or any other agreement, letter or instrument delivered in connection with the transactions contemplated thereby or the consummation of the transactions contemplated thereby, (b) any Commitment, Loan or Letter of Credit or the use or proposed use of the proceeds therefrom including any refusal by an L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit, or (c) any actual or alleged presence or Release of Hazardous Materials at, on, under or from any property or facility currently owned, leased or operated by the Loan Parties or any Subsidiary, or any Environmental Liability relating to any Loan Party or Subsidiary, or (d) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory (including any investigation of, preparation for, or defense of any pending claim, investigation, litigation or proceeding) (a “Proceeding”) and regardless of whether any Indemnitee is a party thereto or whether or not such Proceeding is brought by the Borrower or any other person and, in each case, whether or not caused by or arising, in whole or in part, out of the negligence of the Indemnitee; provided that such indemnity shall not, as to any Indemnitee, be available (i) to the extent that such liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses or disbursements resulted from (x) the gross negligence, bad faith or willful misconduct of such Indemnitee or of any of its controlled Affiliates or their respective directors, officers, employees, partners, advisors or other representatives, as determined by a final non-appealable judgment of a court of competent jurisdiction, (y) a material breach of any obligations under this Agreement or any other Loan Document by such Indemnitee or any of its controlled Affiliates, as determined by a final non-appealable judgment of a court of competent jurisdiction or (z) any dispute solely among Indemnitees other than any claims against an Indemnitee in its capacity or in fulfilling its role as an administrative agent or arranger or any similar role under any Facility and other than any claims arising out of any act or omission of the Borrower or any of their Affiliates or (ii) with respect to any settlement entered into by an Indemnitee without the Borrower’s written consent (such consent not to be unreasonably withheld or delayed). No Indemnitee shall be liable for any damages arising from the use by others of any information or other materials obtained through IntraLinks or other similar information transmission systems in connection with this Agreement, in each case, except to the extent any such damages are found in a final non-appealable judgment of a court of competent jurisdiction to have resulted from the gross negligence, bad faith or willful misconduct of, or a material breach of any obligations under this Agreement or any other Loan Document by, such Indemnitee or any of its controlled Affiliates, nor shall any Indemnitee, Loan Party or any Subsidiary have any liability for any special, punitive, indirect or consequential damages relating to this Agreement or any other Loan Document or arising out of its activities in connection herewith or therewith (whether before or after the Closing Date); it being agreed that this sentence shall not limit the indemnification obligations of the Borrower or any Subsidiary (including, in the case of any Loan Party, in respect of any such damages incurred or paid by an Indemnitee to a third party and for any out-of-pocket expenses). In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 10.05 applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by any Loan Party, any Subsidiary of any Loan Party, its directors, equity holders or creditors or an Indemnitee or any other Person, whether or not any Indemnitee is otherwise a party thereto and whether or not any of the transactions contemplated hereunder or under any of the other Loan Documents are consummated. By accepting the benefits hereof, each Indemnitee agrees to refund and return any and all amounts paid by the Borrower to such Indemnitee to the extent items in clauses (x) through (z) above occur. All amounts due under this Section 10.05 shall be paid within 10 days after written demand therefor (together with backup documentation supporting such reimbursement request). The agreements in this Section 10.05 shall survive the resignation of the Administrative Agent, the replacement of any Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other Obligations. For the avoidance of doubt, this Section 10.05 shall not apply to Taxes, except any Taxes that represent liabilities, obligations, losses, damages, penalties, claims, demands, actions, prepayments, suits, costs, expenses and disbursements arising from any non-Tax claims.

To the extent that the Borrower for any reason fails to indefeasibly pay any amount required under this Section 10.05 or Section 10.04 to be paid by it to the Administrative Agent or Collateral Agent (or any sub-agent thereof), the L/C Issuers or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent or Collateral Agent (or any such sub-agent), the L/C Issuers or such Related Party, as the case may be, such Lender’s Pro Rata Share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent) or the L/C Issuers in their capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent) or any L/C Issuer in connection with such capacity. The obligations of the Lenders under this paragraph are subject to the provisions of Section 2.12(e).

Section 10.06. Payments Set Aside. To the extent that any payment by or on behalf of the Borrower is made to the Administrative Agent, any L/C Issuer or any Lender, or the Administrative Agent, any L/C Issuer or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent, any L/C Issuer or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender and L/C Issuer severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect. The obligations of the Lenders and the L/C Issuers under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.

Section 10.07. Successors and Assigns.

(a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder or any of the other Loan Documents without the prior written consent of the Administrative Agent and each Lender (except as permitted by Section 7.04), and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Assignee pursuant to an assignment made in accordance with the provisions of Section 10.07(b) (such an assignee, an “Eligible Assignee”), (ii) by way of participation in accordance with the provisions of Section 10.07(e), (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 10.07(g) or (iv) to an SPC in accordance with the provisions of Section 10.07(h), and any other attempted assignment or transfer by any party hereto shall be null and void; provided, however, that notwithstanding the foregoing, no Lender may assign or transfer by participation any of its rights or obligations hereunder to (w) a Disqualified Lender, (x) any Person that is a Defaulting Lender, (y) a natural Person or (z) the Borrower or any of its Subsidiaries. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in Section 10.07(e) and, to the extent expressly contemplated hereby, the Indemnitees) any legal or equitable right, remedy or claim under or by reason of this Agreement. Notwithstanding anything to the contrary herein, the Administrative Agent shall not be responsible or have any liability for, or have any duty to ascertain, inquire into, monitor or enforce, compliance with the provisions hereof relating to Disqualified Lenders. Without limiting the generality of the foregoing, the Administrative Agent shall not (x) be obligated to ascertain, monitor or inquire as to whether any Lender or Participant or prospective Lender or Participant is a Disqualified Lender or (y) have any liability with respect to or arising out of any assignment or participation of Loans, or disclosure of confidential information, to any Disqualified Lender.

(b) (i) Subject to the conditions set forth in Section 10.07(a) above and Section 10.07(b)(ii) below, any Lender may at any time assign to one or more assignees (each, an “Assignee”) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans (including for purposes of this Section 10.07(b), participations in L/C Obligations) at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld, conditioned or delayed) of:

(A) the Borrower; provided that no consent of the Borrower shall be required for (i) an assignment of all or a portion of the Term Loans to a Lender or to an Affiliate of a Lender or an Approved Fund thereof, (ii) an assignment of all or a portion of any Revolving Credit Commitments or Revolving Credit Exposure to a Revolving Credit Lender, an Affiliate of a Revolving Credit Lender or any Approved Fund thereof, (iii) an assignment after the occurrence and during the continuance of an Event of Default under Section 8.01(a) or Section 8.01(f) or (iv) an assignment in connection with the primary syndication of the Facilities previously identified to and consented to (such consent not to be unreasonably withheld, conditioned or delayed) by the Borrower; provided, further, that the Borrower shall be deemed to have consented to any such assignment unless it shall have objected thereto by written notice to the Administrative Agent within 10 Business Days after having received notice thereof;

(B) the Administrative Agent; provided that no consent of the Administrative Agent shall be required for an assignment (i) of all or any portion of a Term Loan to a Lender, an Affiliate of a Lender or an Approved Fund, (ii) of all or any portion of any Revolving Credit Commitments or Revolving Credit Exposure to a Revolving Credit Lender, an Affiliate of a Revolving Credit Lender or any Approved Fund thereof, or (iii) from an Agent to its Affiliates; and

(C) each L/C Issuer at the time of such assignment; provided that no consent of the L/C Issuers shall be required for any assignment not related to Revolving Credit Commitments or Revolving Credit Exposure.

Notwithstanding the foregoing or anything to the contrary set forth herein, to the extent any Lender is required to assign any portion of its Commitments, Loans and other rights, duties and obligations hereunder in order to comply with applicable Laws, such assignment may be made by such Lender without the consent of the Borrower, the Administrative Agent, any L/C Issuer or any other party hereto so long as such Lender complies with the requirements of Section 10.07(b)(ii).

(ii) Assignments shall be subject to the following additional conditions:

(A) except in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans of any Class, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 (in the case of each Revolving Credit Loan) and $1,000,000 (in the case of a Term Loan) unless each of the Borrower and the Administrative Agent otherwise consents; provided that such amounts shall be aggregated in respect of each Lender and its Affiliates or Approved Funds, if any;

(B) the parties to each assignment shall (1) execute and deliver to the Administrative Agent an Assignment and Assumption via an electronic settlement system acceptable to the Administrative Agent or (2) if previously agreed with the Administrative Agent, manually execute and deliver to the Administrative Agent an Assignment and Assumption, together, in each case, with a processing and recordation fee of $3,500 (which fee may be waived or reduced in the sole discretion of the Administrative Agent);

(C) the Assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire; and

(D) the Assignee shall execute and deliver to the Administrative Agent and the Borrower the documentation described in Section 3.01(d) applicable to it.

This Section 10.07(b) shall not prohibit any Lender from assigning all or a portion of its rights and obligations among separate Facilities on a non-pro rata basis among such Facilities.

In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or sub-participations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent or any Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit in accordance with its Pro Rata Share. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

(c) Subject to acceptance and recording thereof by the Administrative Agent pursuant to Section 10.07(d), from and after the effective date specified in each Assignment and Assumption, (1) the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and (2) the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05, 10.04 and 10.05 with respect to facts and circumstances occurring prior to the effective date of such assignment). Upon request, and the surrender by the assigning Lender of its Note, the Borrower (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 10.07(c) shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 10.07(e).

(d) The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Borrower, shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of (and related interest amounts on) the Loans, L/C Obligations (specifying the Unreimbursed Amounts), L/C Borrowings and the amounts due under Section 2.03 owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). Upon its receipt of, and consent to, a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, an Administrative Questionnaire completed in respect of the assignee (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in Section 10.07(b)(ii)(B) above, if applicable, and the written consent of the Administrative Agent and, if required, the Borrower and each L/C Issuer to such assignment and any applicable Tax forms, the Administrative Agent shall (i) accept such Assignment and Assumption and (ii) promptly record the information contained therein in the Register. No assignment shall be effective unless it has been recorded in the Register as provided in this Section 10.07(d). The entries in the Register shall be conclusive, absent manifest error, and the Borrower, the Agents and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, any Agent and any Lender, at any reasonable time and from time to time upon reasonable prior notice. This Section 10.07(d) and Section 2.11 shall be construed so that all Loans are at all times maintained in “registered form” within the meaning of Section 163(f), 871(h)(2) and 881(c)(2) of the Code and any related Treasury Regulations (or any other relevant or successor provisions of the Code or of such Treasury Regulations).

(e) Any Lender may at any time, sell participations to any Person (other than a natural person, a Disqualified Lender, a Defaulting Lender, any Consolidated Party or any Affiliate of any Consolidated Party) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender’s participations in L/C Obligations) owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Agents and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and the other Loan Documents and to approve any amendment, modification or waiver of any provision of this Agreement or the other Loan Documents; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in clauses (a) through (j) of the first proviso to Section 10.01 that requires the affirmative vote of such Lender. Subject to Section 10.07(f) and a Participant’s compliance with the requirements and the limitations of Section 3.01(d) (it being understood that any forms, information or other documentation required under such Sections shall be delivered to the participating Lender), the Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 (subject to the requirements and limitations of such Sections) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 10.07(c). To the extent permitted by applicable Law, each Participant also shall be entitled to the benefits of Section 10.09 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.13 as though it were a Lender. Each Lender that sells a participation or that is a Granting Lender, as the case may be, shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and SPC and the principal amounts of (and related interest amounts on) each Participant’s and SPC’s interest in the Loans or other obligations under this Agreement (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form within the meaning of Section 5f.103-1(c) of the U.S. Treasury Regulations or any other relevant or successor provisions of the Code or of such Treasury Regulations). The Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation or portion of the Loan (if funded by an SPC), as applicable, for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(f) A Participant shall not be entitled to receive any greater payment under Section 3.01, 3.04 or 3.05 than the participating Lender would have been entitled to receive with respect to the participation sold to such Participant, unless such entitlement to a greater payment results from a change in any Law after the Participant acquired the applicable Participation.

(g) Any Lender may, without the consent of the Borrower or the Administrative Agent, at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or any central bank having jurisdiction over such Lender; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(h) Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Lender”) may grant to a special purpose funding vehicle identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrower (an “SPC”) the option to provide all or any part of any Loan that such Granting Lender would otherwise be obligated to make pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to fund any Loan, (ii) if an SPC elects not to exercise such option or otherwise fails to make all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof and such SPC and the applicable Loan or any applicable part thereof, shall be appropriately reflected in the Participant Register. Each party hereto hereby agrees that (i) an SPC shall be entitled to the benefit of Sections 3.01, 3.04 and 3.05 (subject to the requirements and the limitations of such Section), but neither the grant to any SPC nor the exercise by any SPC of such option shall increase the costs or expenses or otherwise increase or change the obligations of the Borrower under this Agreement except, in the case of Section 3.01, to the extent that the grant to the SPC was made with the prior written consent of the Borrower (not to be unreasonably withheld, conditioned or delayed; for the avoidance of doubt, the Borrower shall have reasonable basis for withholding consent if an exercise by SPC immediately after the grant would result in materially increased indemnification obligation to the Borrower at such time), (ii) no SPC shall be liable for any indemnity or similar payment obligation under this Agreement for which a Lender would be liable, and (iii) the Granting Lender shall for all purposes, including the approval of any amendment, waiver or other modification of any provision of any Loan Document, remain the lender of record hereunder. The making of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender. Notwithstanding anything to the contrary contained herein, any SPC may (i) with notice to, but without prior consent of the Borrower and the Administrative Agent and with the payment of a processing fee of $3,500, assign all or any portion of its right to receive payment with respect to any Loan to the Granting Lender and (ii) disclose on a confidential basis any non-public information relating to its funding of Loans to any rating agency, commercial paper dealer or provider of any surety or Guarantee or credit or liquidity enhancement to such SPC.

(i) Notwithstanding anything to the contrary contained herein, without the consent of the Borrower or the Administrative Agent, (1) any Lender may in accordance with applicable Law create a security interest in all or any portion of the Loans owing to it and the Note, if any, held by it and (2) any Lender that is a Fund may create a security interest in all or any portion of the Loans owing to it and the Note, if any, held by it to the trustee for holders of obligations owed, or securities issued, by such Fund as security for such obligations or securities; provided that unless and until such trustee actually becomes a Lender in compliance with the other provisions of this Section 10.07, (i) no such pledge shall release the pledging Lender from any of its obligations under the Loan Documents and (ii) such trustee shall not be entitled to exercise any of the rights of a Lender under the Loan Documents even though such trustee may have acquired ownership rights with respect to the pledged interest through foreclosure or otherwise.

(j) Notwithstanding anything to the contrary contained herein, any L/C Issuer may, upon 30 days’ notice to the Borrower and the Lenders, resign as an L/C Issuer; provided that on or prior to the expiration of such 30-day period with respect to such resignation, the relevant L/C Issuer shall have identified a successor L/C Issuer reasonably acceptable to the Borrower willing to accept its appointment as successor L/C Issuer. In the event of any such resignation of an L/C Issuer, the Borrower shall be entitled to appoint from among the Lenders willing to accept such appointment a successor L/C Issuer hereunder; provided that no failure by the Borrower to appoint any such successor shall affect the resignation of the relevant L/C Issuer, except as expressly provided above. If an L/C Issuer resigns as an L/C Issuer, it shall retain all the rights and obligations of an L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as an L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Lenders to make ABR Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(c)).

Section 10.08. Confidentiality. Each of the Agents and the Lenders agrees to maintain the confidentiality of the Information, except that Information may be disclosed (a) to its Affiliates and its and its Affiliates’ managers, administrators, directors, officers, employees, trustees, partners, investors, funding sources, investment advisers and agents, including accountants, legal counsel and other advisors on a “need to know basis” (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and agree to keep such Information confidential); (b) to the extent required or requested by any Governmental Authority or self-regulatory authority having or asserting jurisdiction over such Person (including any Governmental Authority regulating any Lender or its Affiliates); provided that the Administrative Agent or such Lender, as applicable, agrees that it will notify the Borrower as soon as practicable in the event of any such disclosure by such Person (other than at the request of a regulatory or self-regulatory authority) unless such notification is prohibited by law, rule or regulation; (c) to the extent required by applicable Laws or regulations or by any subpoena or similar legal process; provided that the Administrative Agent or such Lender, as applicable, agrees that it will notify the Borrower as soon as practicable in the event of any such disclosure by such Person (other than at the request of a regulatory or self-regulatory authority) unless such notification is prohibited by law, rule or regulation; (d) to any other party to this Agreement; (e) subject to an agreement containing provisions at least as restrictive as those of this Section 10.08 (or as may otherwise be reasonably acceptable to the Borrower), to (i) any direct or indirect contractual counterparty to a Swap Contract, or any Eligible Assignee of or Participant in, or

any prospective Eligible Assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective party (or its Related Parties) to any swap, derivative or other transaction under which payments are to be made by reference to the Borrower and its obligations, this Agreement or payments hereunder (other than any Person whom the Borrower has affirmatively denied to provide consent to assignment in accordance with Section 10.07(b)(i)(A)); (f) with the prior written consent of the Borrower; (g) to the extent such Information becomes publicly available other than as a result of a breach of this Section 10.08 or other obligation of confidentiality owed to the Borrower or its Affiliates or becomes available to the Administrative Agent, Collateral Agent, any Arranger, any Lender, any L/C Issuer or any of their respective Affiliates on a non-confidential basis from a source other than a Loan Party or their respective Related Parties (so long as such source is not known (after due inquiry) to the Administrative Agent, the Collateral Agent, such Arranger, such Lender, such L/C Issuer or any of their respective Affiliates to be bound by confidentiality obligations to any Loan Party or any of their respective Affiliates); (h) to any rating agency when required by it (it being understood that, prior to any such disclosure, such rating agency shall undertake to preserve the confidentiality of any Information relating to Loan Parties and their Subsidiaries received by it from such Lender) or to the CUSIP Service Bureau or any similar organization; (i) to the extent such information is independently developed by the Administrative Agent, Collateral Agent, any Arranger, any Lender, any L/C Issuer or any of their respective Affiliates; (j) subject to an agreement containing provisions at least as restrictive as those of this Section 10.08 (or as may otherwise be reasonably acceptable to the Borrower), to any pledgee referred to in Section 10.07(g); or (k) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of its rights hereunder or thereunder. In addition, the Agents and the Lenders may disclose the existence of this Agreement and publicly available information about this Agreement to market data collectors, similar service providers to the lending industry, and service providers to the Agents and the Lenders in connection with the administration, settlement and management of this Agreement, the other Loan Documents, the Commitments and the Credit Extensions. For the purposes of this Section 10.08, “Information” means all information received from the Loan Parties relating to any Loan Party, its Affiliates or its Affiliates’ directors, officers, employees, trustees, investment advisers or agents, other than any such information that is publicly available to any Agent, any L/C Issuer or any Lender prior to disclosure by any Loan Party other than as a result of a breach of this Section 10.08 or any other confidentiality obligation owed to any Loan Party or their Affiliates.

Section 10.09. Setoff. In addition to any rights and remedies of the Lenders provided by Law, upon the occurrence and during the continuance of any Event of Default, each Lender and its Affiliates (and the Administrative Agent, in respect of any unpaid fees, costs and expenses payable hereunder) is authorized at any time and from time to time, without prior notice to the Borrower, any such notice being waived by the Borrower (on its own behalf and on behalf of each Loan Party and each of its Subsidiaries) to the fullest extent permitted by applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) (other than escrow, payroll, petty cash, trust and Tax accounts) at any time held by, and other Indebtedness at any time owing by, such Lender and its Affiliates or the Administrative Agent to or for the credit or the account of the respective Loan Parties and their Subsidiaries against any and all Obligations owing to such Lender and its Affiliates or the Administrative Agent hereunder or under any other Loan Document, now or hereafter existing, irrespective of whether or not such Agent or such Lender or Affiliate shall have made demand under this Agreement or any other Loan Document and although such Obligations may be contingent or unmatured; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.17 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent, the L/C Issuers and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such set off and application made by such Lender; provided that the failure to give such notice shall not affect the validity of such setoff and application. The rights of the Administrative Agent and each Lender under this Section 10.09 are in addition to other rights and remedies (including other rights of setoff) that the Administrative Agent and such Lender may have at Law.

Section 10.10. Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”). If any Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower. In determining whether the interest contracted for, charged or received by an Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

Section 10.11. Counterparts. This Agreement and each other Loan Document may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery ~~by facsimile or other electronic transmission of an executed counterpart of a signature page to this Agreement and each other Loan Document shall be effective as delivery of an original executed counterpart of this Agreement and~~of an executed counterpart of a signature page of (x) this Agreement, (y) any other Loan Document and/or (z) any document, amendment, approval, consent, information, notice (including, for the avoidance of doubt, any notice delivered pursuant to Section 10.02), certificate, request, statement, disclosure or authorization related to this Agreement, any other Loan Document and/or the transactions contemplated hereby and/or thereby (each an “Ancillary Document”) that is an Electronic Signature transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page shall be effective as delivery of a manually executed counterpart of this Agreement, such other Loan Document~~. The Agents may also require that any such documents and signatures delivered by facsimile or other electronic transmission be confirmed by a manually signed original thereof; provided that the failure to request or deliver the same shall not limit the effectiveness of any document or signature delivered by facsimile or other electronic transmission~~ or such Ancillary Document, as applicable. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement, any other Loan Document and/or any Ancillary Document shall be deemed to include Electronic Signatures, deliveries or the keeping of records in any electronic form (including deliveries by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page), each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be; provided that nothing herein shall require the Administrative Agent to accept Electronic Signatures in any form or format without it prior written consent and pursuant to procedures approved by it; provided, further, without limiting the foregoing, (i) to the extent the Administrative Agent has agreed to accept any Electronic Signature, the Administrative Agent and each of the Lenders shall be entitled to rely on such Electronic Signature purportedly given by or on behalf of the Borrower or any other Loan Party without further verification thereof and without any obligation to review the appearance or form of any such Electronic signature and (ii) upon the request of the Administrative Agent or any Lender, any Electronic Signature shall be promptly followed by a manually executed counterpart. Without limiting the generality of the foregoing, the Borrower and each Loan Party hereby (i) agrees that, for all purposes, including without limitation, in connection with any workout, restructuring, enforcement of remedies, bankruptcy proceedings or litigation among the Administrative Agent, the Lenders, the Borrower and the Loan Parties, Electronic Signatures transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page and/or any electronic images of this Agreement, any other Loan Document and/or any Ancillary Document shall have the same legal effect, validity and enforceability as any paper original, (ii) the Administrative Agent and each of the Lenders may, at its option, create one or more copies of this Agreement, any other Loan Document and/or any Ancillary Document in the form of an imaged electronic record in any format, which shall be deemed created in the ordinary course of such Person’s business, and destroy the original paper document (and all such electronic records shall be considered an original for all purposes and shall have the same legal effect, validity and enforceability as a paper record), (iii) waives any argument, defense or right to contest the legal effect, validity or enforceability of this Agreement, any other Loan Document and/or any Ancillary Document based solely on the lack of paper original copies of this Agreement, such other Loan Document and/or such Ancillary Document, respectively, including with respect to any signature pages thereto and (iv) waives any claim against any Lender-Related Person for any Liabilities arising solely from the Administrative Agent’s and/or any Lender’s reliance on or use of Electronic Signatures and/or transmissions by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page, including any Liabilities arising as a result of the failure of the Borrower and/or any Loan Party to use any available security measures in connection with the execution, delivery or transmission of any Electronic Signature.

Section 10.12. Integration. This Agreement, together with the other Loan Documents, comprises the complete and integrated agreement of the parties on the subject matter hereof and thereof and supersedes all prior agreements, written or oral, on such subject matter. Subject to Section 10.20, in the event of any conflict between the provisions of this Agreement and those of any other Loan Document, the provisions of this Agreement shall control; provided that the inclusion of supplemental rights or remedies in favor of the Agents or the Lenders in any other Loan Document shall not be deemed a conflict with this Agreement. Each Loan Document was drafted with the joint participation of the respective parties thereto and shall be construed neither against nor in favor of any party, but rather in accordance with the fair meaning thereof.

Section 10.13. Survival of Representations and Warranties. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding.

Section 10.14. Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions; provided that the Lenders shall charge no fee in connection with any such amendment. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Without limiting the foregoing provisions of this Section 10.14, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws, as determined in good faith by the Administrative Agent or the L/C Issuers, as applicable, then such provisions shall be deemed to be in effect only to the extent not so limited.

Section 10.15. GOVERNING LAW.

(a) THIS AGREEMENT AND EACH OTHER LOAN DOCUMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(b) ANY LEGAL ACTION OR PROCEEDING ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, SHALL BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY (BOROUGH OF MANHATTAN) OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF SUCH STATE, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH LOAN PARTY, EACH AGENT AND EACH LENDER CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THOSE COURTS AND AGREES THAT IT WILL NOT COMMENCE OR SUPPORT ANY SUCH ACTION OR PROCEEDING IN ANOTHER JURISDICTION. EACH LOAN PARTY, EACH AGENT AND EACH LENDER IRREVOCABLY WAIVES (TO THE EXTENT PERMITTED BY APPLICABLE LAW) ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF ANY LOAN DOCUMENT OR OTHER DOCUMENT RELATED THERETO. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENTS IN THE MANNER PROVIDED FOR NOTICES (OTHER THAN FACSIMILE) IN NOTHING IN THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

Section 10.16. WAIVER OF RIGHT TO TRIAL BY JURY. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.16.

Section 10.17. Binding Effect. This Agreement shall become effective when it shall have been executed and delivered by the Loan Parties and each other party hereto and the Administrative Agent shall have been notified by each Lender and L/C Issuer that each such Lender and L/C Issuer has executed it and thereafter shall be binding upon and inure to the benefit of the Loan Parties, each Agent and each Lender and their respective successors and assigns, in each case in accordance with Section 10.07 (if applicable) and except that no Loan Party shall have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lenders except as permitted by Section 7.04.

Section 10.18. USA Patriot Act. Each Lender that is subject to the USA Patriot Act and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act, it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name, address and Tax identification number of such Loan Party and other information regarding such Loan Party that will allow such Lender or the Administrative Agent, as applicable, to identify such Loan Party in accordance with the USA Patriot Act. This notice is given in accordance with the requirements of the USA Patriot Act and is effective as to the Lenders and the Administrative Agent. Additionally, each Loan Party agrees to provide to the Administrative Agent or any Lender from time to time all additional documentation and other information about such Loan Party required under applicable “know your customer” and anti-money laundering rules and regulations, including the USA Patriot Act, that has been reasonably requested in writing by the Administrative Agent or such Lender.

Section 10.19. No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), each Loan Party acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (i) (A) the arranging and other services regarding this Agreement provided by the Administrative Agent and the Arrangers are arm’s-length commercial transactions between the Loan Parties and their respective Affiliates, on the one hand, and the Administrative Agent, the Arrangers and the Lenders, on the other hand, (B) each Loan Party has consulted its own legal, accounting, regulatory and Tax advisors to the extent it has deemed appropriate, and (C) each Loan Party is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) the Administrative Agent, the Arrangers and each Lender each is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties or except as otherwise provided herein, has not been, is not, and will not be acting as an advisor, agent or fiduciary for each Loan Party or any of their respective Affiliates, or any other Person and (B) neither the Administrative Agent, the Arrangers nor any Lender has any obligation to the Loan Parties or any of their respective Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Administrative Agent, the Arrangers, the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Loan Parties and their respective Affiliates, and neither the Administrative Agent nor the Arrangers nor any Lender has any obligation to disclose any of such interests to the Loan Parties or any of their respective Affiliates. To the fullest extent permitted by law, each Loan Party hereby waives and releases any claims that it may have against the Administrative Agent, the Arrangers and the Lenders with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

Section 10.20. Intercreditor Agreements. Each Lender hereunder (a) agrees that it will be bound by and will take no actions contrary to the provisions of any Customary Intercreditor Agreement and (b) authorizes and instructs the Administrative Agent to enter into any Customary Intercreditor Agreement as Administrative Agent and on behalf of such Lender. In the event of any conflict or inconsistency between the provisions of any Customary Intercreditor Agreement and this Agreement, the provisions of such Customary Intercreditor Agreement shall control.

Section 10.21. Acknowledgement and Consent to Bail-In of ~~EEA~~Affected Financial Institutions. Notwithstanding anything to the contrary in ~~this Agreement~~any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any ~~EEA~~Affected Financial Institution arising under ~~this Agreement, to the extent such liability is unsecured,~~any Loan Document may be subject to the ~~write-down and conversion powers of an EEA~~Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any ~~write-down or conversion powers~~Write-Down and Conversion Powers by an ~~EEA~~the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an ~~EEA~~Affected Financial Institution; and

(b) the effects of any Bail-~~in~~In Action on any such liability, including, if applicable:

(i) a reduction, in full or in part, of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such ~~EEA~~Affected Financial Institution, its parent ~~undertaking~~entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii) the variation of the terms of such liability in connection with the exercise of the ~~write-down and conversion powers of any EEA~~Write-Down and Conversion Powers of the applicable Resolution Authority.

Section 10.22. Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Swap Agreements or any other agreement or instrument that is a QFC (such support “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

ARTICLE XI

GUARANTEE

Section 11.01. The Guarantee. Each Guarantor hereby jointly and severally with the other Guarantors guarantees, as a primary obligor and not merely as a surety to each Secured Party and their respective permitted successors and assigns, the prompt payment in full when due (whether at stated maturity, by required prepayment, declaration, demand, by acceleration or otherwise) of the principal of and interest (including any interest, fees, costs or charges that would accrue but for the provisions of (i) the Title 11 of the United States Code after any bankruptcy or insolvency petition under Title 11 of the United States Code and (ii) any other Debtor Relief Laws) on the Loans made by the Lenders to, and the Notes held by each Lender of, the Borrower, and all other Secured Obligations from time to time owing to the Secured Parties by any Loan Party under any Loan Document or any Secured Hedge Agreement or any Treasury Services Agreement, in each case strictly in accordance with the terms thereof (such obligations, including any future increases in the amount thereof, being herein collectively called the “Guaranteed Obligations”); provided, however, that Guaranteed Obligations shall exclude all Excluded Swap Obligations. The Guarantors hereby jointly and severally agree that if the Borrower or other Guarantor(s) shall fail to pay in full when due (whether at stated maturity, by acceleration or otherwise) any of the Guaranteed Obligations, the Guarantors will promptly pay the same in cash, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal.

Section 11.02. Obligations Unconditional. The obligations of the Guarantors under Section 11.01 shall constitute a guaranty of payment when due and not of collection and to the fullest extent permitted by applicable Law, are absolute, irrevocable and unconditional, joint and several, irrespective of the value, genuineness, validity, regularity or enforceability of the Guaranteed Obligations of the Borrower under this Agreement, the Notes, if any, or any other agreement or instrument referred to herein or therein, or any substitution, release or exchange of any other guarantee of or security for any of the Guaranteed Obligations, and, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or Guarantor (except for payment in full), including any defense of setoff, counterclaim, recoupment or termination. Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not alter or impair the liability of the Guarantors hereunder which shall remain absolute, irrevocable and unconditional under any and all circumstances as described above:

(a) at any time or from time to time, without notice to the Guarantors, to the extent permitted by Law, the time for any performance of or compliance with any of the Guaranteed Obligations shall be extended, or such performance or compliance shall be amended or waived;

(b) any of the acts mentioned in any of the provisions of this Agreement or the Notes, if any, or any other agreement or instrument referred to herein or therein shall be done or omitted;

(c) the maturity of any of the Guaranteed Obligations shall be accelerated, extended or renewed or any of the Guaranteed Obligations shall be amended in any respect, or any right under the Loan Documents or any other agreement or instrument referred to herein or therein shall be amended or waived in any respect or any other guarantee of any of the Guaranteed Obligations or except as permitted pursuant to Section 11.09, any security therefor shall be released or exchanged in whole or in part or otherwise dealt with;

(d) any Lien or security interest granted to, or in favor of, an L/C Issuer or any Lender or Agent as security for any of the Guaranteed Obligations shall fail to be or remain perfected or the existence of any intervening Lien or security interest; or

(e) the release of any other Guarantor pursuant to Section 11.09.

The Guarantors hereby expressly waive (to the fullest extent permitted by Law) diligence, presentment, demand of payment, protest and, to the extent permitted by Law, all notices whatsoever, and any requirement that any Secured Party exhaust any right, power or remedy or proceed against the Borrower under this Agreement or the Notes, if any, or any other agreement or instrument referred to herein or therein, or against any other person under any other guarantee of, or security for, any of the Guaranteed Obligations. The Guarantors waive, to the extent permitted by Law, any and all notice of the creation, renewal, extension, waiver, termination or accrual of any of the Guaranteed Obligations and notice of or proof of reliance by any Secured Party upon this Guarantee or acceptance of this Guarantee, and the Guaranteed Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred in reliance upon this Guarantee, and all dealings between the Borrower and the Secured Parties shall likewise be conclusively presumed to have been had or consummated in reliance upon this Guarantee. This Guarantee shall be construed as a continuing, absolute, irrevocable and unconditional guarantee of payment without regard to any right of offset with respect to the Guaranteed Obligations at any time or from time to time held by Secured Parties, and the obligations and liabilities of the Guarantors hereunder shall not be conditioned or contingent upon the pursuit by the Secured Parties or any other person at any time of any right or remedy against the Borrower or against any other person which may be or become liable in respect of all or any part of the Guaranteed Obligations or against any collateral security or guarantee therefor or right of offset with respect thereto. This Guarantee shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon the Guarantors and the successors and assigns thereof, and shall inure to the benefit of the Lenders, and their respective successors and assigns, notwithstanding that from time to time during the term of this Agreement there may be no Guaranteed Obligations outstanding.

Section 11.03. Reinstatement. The obligations of the Guarantors under this Article XI shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of the Borrower or other Loan Party in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the Guaranteed Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise.

Section 11.04. Subrogation; Subordination. Each Guarantor hereby agrees that until the payment in full in cash and satisfaction in full of all Guaranteed Obligations (other than Cash Management Obligations, obligations pursuant to Secured Hedge Agreements and contingent obligations, in each case not yet due and owing, and Letters of Credit that have been Cash Collateralized or backstopped) and the expiration and termination of the Commitments of the Lenders under this Agreement it shall subordinate any claim and shall not exercise any right or remedy, direct or indirect, arising by reason of any performance by it of its guarantee in Section 11.01, whether by subrogation, contribution or otherwise, against the Borrower or a Subsidiary Guarantor of any of the Guaranteed Obligations or any security for any of the Guaranteed Obligations.

Section 11.05. Remedies. The Guarantors jointly and severally agree that, as between the Guarantors and the Lenders, the obligations of the Borrower under this Agreement and the Notes, if any, may be declared to be forthwith due and payable as provided in Section 8.02 (and shall be deemed to have become automatically due and payable in the circumstances provided in Section 8.02) for purposes of Section 11.01, notwithstanding any stay, injunction or other prohibition preventing such declaration (or such obligations from becoming automatically due and payable) as against the Borrower and that, in the event of such declaration (or such obligations being deemed to have become automatically due and payable), such obligations (whether or not due and payable by the Borrower) shall forthwith become due and payable by the Guarantors for purposes of Section 11.01.

Section 11.06. [Reserved].

Section 11.07. Continuing Guarantee. The guarantee in this Article XI is a continuing guarantee of payment, and shall apply to all Guaranteed Obligations whenever arising.

Section 11.08. General Limitation on Guarantee Obligations. In any action or proceeding involving any state corporate limited partnership or limited liability company law, or any applicable state, federal or foreign bankruptcy, insolvency, reorganization or other Law affecting the rights of creditors generally, if the obligations of any Guarantor under Section 11.01 would otherwise be held or determined to be void, voidable, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its liability under Section 11.01, then, notwithstanding any other provision to the contrary, the amount of such liability shall, without any further action by such Guarantor, any Loan Party or any other Person, be automatically limited and reduced to the highest amount (after giving effect to the liability under this Guaranty and the right of contribution established in Section 11.10, but before giving effect to any other guarantee) that is valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding.

Section 11.09. Release of Guarantors and Collateral. If, in compliance with the terms and provisions of the Loan Documents, (i) all or substantially all of the Equity Interests of any Guarantor are sold or otherwise transferred to a Person or Persons none of which is a Loan Party in a transaction permitted hereunder or (ii) any Guarantor ceases to be a Restricted Subsidiary as a result of a transaction permitted hereunder, such Guarantor shall be automatically released from its obligations under this Agreement (including under Section 10.05 hereof) and the other Loan Documents, including its obligations to pledge and grant any Collateral owned by it pursuant to any Collateral Document and the pledge of such Equity Interests to the Administrative Agent pursuant to the Collateral Documents shall be automatically released, and, so long as the Borrower shall have provided the Agents such certifications or documents as any Agent shall reasonably request, the Administrative Agent shall take such actions as are necessary to effect each release described in this Section 11.09 in accordance with the relevant provisions of the Collateral Documents.

When all Commitments hereunder have terminated, and all Loans or other Obligations hereunder which are accrued and payable have been paid or satisfied (other than contingent obligations as to which no claim has been asserted, Cash Management Obligations and obligations pursuant to Secured Hedge Agreements), and no Letter of Credit remains outstanding (except any Letter of Credit the Outstanding Amount of which the Obligations related thereto has been Cash Collateralized or for which a backstop letter of credit reasonably satisfactory to the applicable L/C Issuer has been put in place), this Agreement and the Guarantees made herein shall terminate with respect to all Obligations, except with respect to Obligations that expressly survive such repayment pursuant to the terms of this Agreement.

In addition: (i) upon termination of the Aggregate Commitments and payment in full of all Obligations (other than contingent obligations as to which no claim has been asserted, Cash Management Obligations and obligations pursuant to Secured Hedge Agreements) and the expiration or termination of all Letters of Credit (other than Letters of Credit which have been Cash Collateralized or as to which other arrangements reasonably satisfactory to the Administrative Agent and the L/C Issuers shall have been made), all Liens on all property granted to or held by the Collateral Agent under any Loan Document shall automatically be released, (ii) at the time the property subject to such Lien is Disposed as part of or in connection with any Disposition permitted hereunder, the Lien on such property granted to or held by the Collateral Agent under any Loan Document shall automatically be released, (iii) subject to Section 10.01, if the release of a Lien on any property granted to or held by the Collateral Agent under any Loan Document is approved, authorized or ratified in writing by the Required Lenders, such Lien on such property shall automatically be released upon the date so approved, authorized or ratified, or (iv) if the property subject to such Lien is owned by a Guarantor, upon release of such Guarantor from its obligations under its Guaranty pursuant to the first paragraph of this Section 11.09, all Liens on the property of such Guarantor granted to or held by the Collateral Agent under any Loan Document shall automatically be released.

Section 11.10. Right of Contribution. Each Guarantor hereby agrees that to the extent that a Guarantor shall have paid more than its Proportionate Share of any payment made hereunder, such Guarantor shall be entitled to seek and receive contribution from and against any other Guarantor hereunder which has not paid its Proportionate Share of such payment. With respect to any Guarantor, its “Proportionate Share” shall be an amount equal to the amount of any payment made by any Guarantor in respect of any Guaranteed Obligations in each case multiplied by a fraction, of which the numerator shall be the net worth of such Guarantor on the date hereof and the denominator shall be the aggregate net worth of all the Guarantors on the date hereof (or, in the case of any Guarantor becoming a party hereto pursuant to Section 6.11, the date of the supplement hereto executed and delivered by such Guarantor). Each Guarantor’s right of contribution shall be subject to the terms and conditions of Section 11.04. The provisions of this Section 11.10 shall in no respect limit the obligations and liabilities of any Guarantor to the Administrative Agent, the L/C Issuers and the Lenders, and each Guarantor shall remain liable to the Administrative Agent, the L/C Issuers and the Lenders for the full amount guaranteed by such Guarantor hereunder.

Section 11.11. Keepwell. Each Qualified ECP Guarantor hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Loan Party to honor all of its obligations under this Guaranty in respect of Swap Obligations

(provided, however, that each Qualified ECP Guarantor shall only be liable under this Section 11.11 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 11.11, or otherwise under this Guarantee, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of each Qualified ECP Guarantor under this Section 11.11 shall remain in full force and effect until all Commitments hereunder have terminated, and all Loans or other Obligations hereunder which are accrued and payable have been paid or satisfied (other than Cash Management Obligations and Obligations arising under any Secured Hedge Agreement), and no Letter of Credit remains outstanding (except any Letter of Credit the Outstanding Amount of which the Obligations related thereto has been Cash Collateralized or for which a backstop letter of credit reasonably satisfactory to the applicable L/C Issuer has been put in place). Each Qualified ECP Guarantor intends that this Section 11.11 constitute, and this Section 11.11 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Loan Party for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

BLUCORA, INC.

By:
Name:
Title:

TAXACT HOLDINGS, INC.

By:
Name:
Title:

TAXACT, INC.

By:
Name:
Title:

PROJECT BASEBALL SUB, INC.

By:
Name:
Title:

H.D. VEST, INC.

By:
Name:
Title:

HDV HOLDINGS, INC.

By:
Name:
Title:

[Signature Page to Credit Agreement]

H.D. VEST ADVISORY SERVICES, INC.

By:
Name:
Title:

H.D. VEST INSURANCE AGENCY, L.L.C.

By:
Name:
Title:

H.D. VEST INSURANCE AGENCY, LIMITED LIABILITY COMPANY

By:
Name:
Title:

H.D. VEST INSURANCE AGENCY, LLC

By:
Name:
Title:

[Signature Page to Credit Agreement]

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH,
as Administrative Agent, L/C Issuer and Lender

By:
Name:
Title:

By:
Name:
Title:

[Signature Page to Credit Agreement]

KEYBANK NATIONAL ASSOCIATION,
as L/C Issuer and Lender

By:
Name:
Title:

[Signature Page to Credit Agreement]

SUNTRUST ROBINSON HUMPHREY, INC.,
as Lender

By:
Name:
Title:

[Signature Page to Credit Agreement]

Schedule I: Subsidiary Guarantors

No.	Subsidiary Guarantors

1.	TaxACT Holdings, Inc., a Delaware corporation

2.	TaxACT Inc., a Delaware corporation

3.	Project Baseball Sub, Inc.

4.	H.D. Vest, Inc.

5.	HDV Holdings, Inc.

6.	H.D. Vest Advisory Services, Inc., a Texas corporation

7.	H.D. Vest Insurance Agency, LLC, a Texas limited liability company

8.	H.D. Vest Insurance Agency, L.L.C.., a Massachusetts limited liability company

9.	H.D. Vest Insurance Agency, Limited Liability Company., a Montana limited liability company